Exhibit 4.3

VIRGIN MEDIA – US DOLLAR ADDITIONAL FACILITY U ACCESSION DEED

To:    The Bank of Nova Scotia (as “Facility Agent”)
Deutsche Bank AG, London Branch (as “Security Trustee”)

From:	VMED O2 UK Financing I plc (the “Additional Facility U Lender”)
Date:    24 September 2020
Virgin Media Finance PLC—Senior Facilities Agreement dated 7 June 2013 as amended on 14 June 2013, and as amended and restated on 17 July 2015 and 30 July 2015, as further amended on 16 December 2016 and further amended and restated on 19 April 2017, 22 February 2018 and 9 December 2019 (the “Credit Agreement”)

1.	In this Additional Facility U Accession Deed:
“Borrower” means VMED O2 UK Holdco 4 Limited.
“Completion Date” has the meaning given to that term in the Contribution Agreement.
“Contribution Agreement” means the contribution agreement dated 7 May 2020 made between, amongst others, Telefónica, S.A. and Liberty Global PLC relating to the contribution of shares in Virgin Media Inc. and O2 Holdings Limited and the formation of a joint venture.
“Facility U” means the US$ term loan facility made available under this Additional Facility U Accession Deed.
“Facility U Advance” means a U.S. dollar-denominated advance made to the Borrower by the Additional Facility U Lender under Facility U.
“Facility U Commitment” means the amount in U.S. dollars set opposite the name of the Additional Facility U Lender under the heading “Facility U Commitment” in Schedule 1 to this Additional Facility U Accession Deed and any such Facility U Commitment transferred to it or assumed by it under the Credit Agreement, in each case, to the extent not cancelled, transferred, or reduced under this Agreement or the Credit Agreement.
“Facility U Fee Letter” means the fee letter agreement to be entered into by and among, among others, the Additional Facility U Lender and the Borrower relating to the payment, directly or indirectly, of certain fees to the Additional Facility U Lender by the Borrower.

“Indenture” means the indenture dated 24 September 2020 between, among others, the Additional Facility U Lender as issuer and BNY Mellon Corporate Trustee Services Limited as trustee and security trustee.
“Issue Date” means 24 September 2020.
“Issuer Tax Event” has the meaning given to that term in the Indenture.
“Liberty Global Reference Agreement” means any or all of:

(i)	the credit agreement dated 5 March 2015 between (among others) Ziggo Secured Finance B.V. as SPV borrower and The Bank of Nova Scotia as facility agent;

(ii)	the credit agreement dated 24 May 2019 between (among others) DLG Acquisitions Limited as parent and National Westminster Bank plc as facility agent;

(iii)	the credit agreement dated 16 January 2004 between, among others, UPC Broadband Holding B.V. and The Bank of Nova Scotia as facility agent;

(iv)	the credit agreement dated 1 August 2007 between, among others, Telenet NV as borrower and The Bank of Nova Scotia as facility agent;

(v)	the indenture dated 18 October 2017 in respect of the $550,000,000 5.500% senior notes due 2028 issued by UPC Holding B.V.;

(vi)
the indenture dated 13 December 2017 in respect of the $1,000,000,000 5.500% senior secured notes due 2028 and €600,000,000 3.500% senior secured notes due 2028 issued by Telenet Finance Luxembourg Notes S.à r.l.;

(vii)
the indenture dated 28 October 2019 in respect of $700,000,000 aggregate principal amount of 4.875% senior secured notes due 2030 and €502,500,000 aggregate principal amount of 2.875% senior secured notes due 2030 issued by Ziggo B.V.;

(viii)
the facilities agreement dated 4 November 2019 between (among others) VZ Financing I B.V. as borrower, VZ Vendor Financing B.V. as lender and The Bank of New York Mellon, London Branch acting as administrator, in respect of the advance of certain proceeds of the €500,000,000 original aggregate principal amount of 2.500% vendor financing notes due 2024 issued by VZ Vendor Financing B.V.;

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(ix)
the indenture dated 11 February 2020 in respect of $500,000,000 aggregate principal amount of 5.125% senior notes due 2030 and €900,000,000 aggregate principal amount of 3.375% senior notes due 2030 issued by Ziggo Bond Company B.V.;

(x)	the indenture dated 22 June 2020 in respect of €500,000,000 aggregate principal amount of 3.750% senior notes due 2030 issued by Virgin Media Finance plc;

(xi)
the facilities agreement dated 24 June 2020 in respect of the advance of certain proceeds of the $500,000,000 5.000% vendor financing notes due 2028 issued by Virgin Media Vendor Financing Notes IV Designated Activity Company; and

(xii)
the indenture dated 29 June 2020 in respect of £450,000,000 aggregate principal amount of 4.125% senior secured notes due 2030 and $650,000,000 aggregate principal amount of 4.500% senior secured notes due 2030 issued by Virgin Media Secured Finance plc,

(in each case as amended from time to time up to the date of this Additional Facility U Accession Deed).
“Long Stop Date” has the meaning given to that term in the Contribution Agreement.
“Merger” means the formation of a joint venture to hold the O2 Group and Virgin Media Inc. and certain of its Subsidiaries pursuant to the terms of the Contribution Agreement.
“Merger Termination Date” means the date on which the Company confirms in writing to the Facility Agent that the Contribution Agreement is terminated in accordance with its terms prior to the Completion Date, such written confirmation to be provided by the Company to the Facility Agent as soon as reasonably practicable following termination of the Contribution Agreement.
“Notes” has the meaning given to the term Dollar Notes in the Indenture.
“Notes Interest Payment Date” means a date on which interest is required to be paid under the Notes.
“O2 Group” means O2 Holdings Limited and its Subsidiaries.
“Postponed Long Stop Date” has the meaning given to that term in the Contribution Agreement.

2.	Unless otherwise defined in this Additional Facility U Accession Deed, terms defined in the Credit Agreement shall have the same meaning in this Additional Facility U

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Accession Deed and a reference to a Clause is a reference to a Clause of the Credit Agreement. The principles of construction set out in Clause 1.3 (Construction) of the Credit Agreement to and including Clause 1.15 (Baskets) of the Credit Agreement apply to this Additional Facility U Accession Deed as though they were set out in full in this Additional Facility U Accession Deed.

3.
We refer to Clause 2.6 (Additional Facilities) of the Credit Agreement and the definition of “Affiliate” in the Credit Agreement. This Additional Facility U Accession Deed is an Additional Facility Accession Deed for the purposes of the Credit Agreement. The Additional Facility U Lender is a Designated Notes Issuer for the purposes of the Credit Agreement.

4.
This Additional Facility U Accession Deed will take effect on the date on which the Facility Agent notifies the Company and the Additional Facility U Lender that it has received the documents and evidence set out in Schedule 2 to this Additional Facility U Accession Deed, in each case in form and substance satisfactory to it (acting reasonably), or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Facility Agent on behalf of the Additional Facility U Lender (the “Additional Facility Commencement Date”). The Facility Agent must give this notification to the Company and the Additional Facility U Lender promptly upon being so satisfied.

5.	The Additional Facility U Lender agrees:

(a)	to become party to and to be bound by the terms of the Credit Agreement as a Lender in accordance with Clause 2.6 (Additional Facilities) of the Credit Agreement;

(b)	to become party to the Group Intercreditor Agreement, the Security Trust Agreement and the HYD Intercreditor Agreement; and

(c)
to waive Clause 2.6(a)(vi) (Additional Facilities) of the Credit Agreement such that the Borrower shall not be required to be an Obligor as at (i) the date of this Additional Facility U Accession Deed or (ii) the Additional Facility Commencement Date, provided that the Borrower shall become an Obligor on a date no later than the date of the Utilisation Request in respect of Facility U.

6.
The Facility Agent will, for the purposes of any determination to be made under the Credit Agreement or this Additional Facility U Accession Deed (other than in respect of the Requested Amendments (as defined in paragraph 37 below) for which consent has been given in accordance with paragraph 35 below), apply the votes of the Additional Facility U Lender in accordance with a written direction to be provided by the Additional Facility U Lender. The Additional Facility U Lender agrees that it will give any such direction in accordance with the provisions of Section 9.01 of the Indenture. For the

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avoidance of doubt, the Facility Agent may rely on any such directions received and shall have no duty to enquire as to or monitor whether such direction complies with Section 9.01 of the Indenture.

7.
The Additional Facility U Lender will only be obliged to comply with Clause 4.2 (Lenders’ Participations) of the Credit Agreement in relation to any Utilisation of Facility U if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
the representations and warranties in Clause 21.2 (Status) to Clause 21.5 (Non-violation) (inclusive) of the Credit Agreement to be made by the Borrower are true, in respect of the Borrower only, in all material respects in each case by reference to the facts and circumstances then subsisting; and

(b)	it is not unlawful in any applicable jurisdiction for that Additional Facility U Lender to perform any of its obligations to fund or participate in that Utilisation.

8.	No Utilisation of Facility U may occur unless:

(a)	the Completion Date has occurred or will occur on the proposed Utilisation Date for that Utilisation; and

(b)
the Facility Agent has received evidence in form and substance satisfactory to it (acting reasonably) that the agreed fees payable by the Company or the Borrower (or both) in connection with the utilisation of Facility U have been or will be paid.

9.	During the Additional Facility Availability Period for Facility U, none of the Additional Facility U Lender, the Facility Agent and the other Relevant Finance Parties shall be entitled to:

(a)	subject to paragraph 10 below, cancel any of its Facility U Commitments;

(b)
rescind, terminate or cancel this Additional Facility U Accession Deed, the Credit Agreement or any of the other Relevant Finance Documents or Facility U or exercise any similar right or remedy or make or enforce any claim under the Relevant Finance Documents it may have to the extent to do so would prevent or limit the making of a Facility U Advance;

(c)	refuse to participate in the making of a Facility U Advance;

(d)	exercise any right of set off or counterclaim or similar right or remedy in respect of a Utilisation to the extent to do so would prevent or limit the making of a Facility U Advance;

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(e)
cancel, accelerate or cause repayment or prepayment of any amounts owing under this Additional Facility U Accession Deed, the Credit Agreement or any other Relevant Finance Document or exercise any enforcement rights under any Security Document to the extent to do so would prevent or limit the making of a Facility U Advance; or

(f)
take any other action or make or enforce any claim (in its capacity as a Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of a Facility U Advance, provided that immediately upon the expiry of the Additional Facility Availability Period for Facility U, all such rights, remedies and entitlements shall be available to the Additional Facility U Lender, the Facility Agent and the other Relevant Finance Parties notwithstanding that they may not have been used or been available for use during the Additional Facility Availability Period for Facility U.

10.
At any time prior to the earlier to occur of the Escrow Release Date and the Escrow Termination Date (each as defined in the Indenture), if all or any portion of the Notes are redeemed at the option of the Additional Facility U Lender then the Facility U Commitments will be automatically reduced and cancelled by an amount equal to the aggregate principal amount of such Notes which are so redeemed.

11.	Upon the occurrence of the Escrow Termination Date, the Facility U Commitments shall immediately be reduced to zero and cancelled.

12.
The Additional Facility Commitment in relation to the Additional Facility U Lender (for the purpose of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Facility U Commitment.

13.
The Additional Facility Availability Period for Facility U shall be the period from and including the later of the Additional Facility Commencement Date and the Escrow Release Date up to and including the earlier of:

(a)	the date falling 10 Business Days following the Long Stop Date (or, if the Long Stop Date is postponed in accordance with the terms of the Contribution Agreement, the Postponed Long Stop Date);

(b)	the date falling 45 Business Days following the Completion Date; and

(c)	the Merger Termination Date,
(or such other date agreed between the Additional Facility U Lender and the Company).
At the end of the Additional Facility Availability Period for Facility U, the Available Commitments in respect of Facility U shall automatically be cancelled and the Available

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Commitments in respect of Facility U for the Additional Facility U Lender shall automatically be reduced to zero.

13A.
Subject to the terms of this Additional Facility U Accession Deed, the Additional Facility U Lender makes available to the Borrower a term loan facility in an amount equal to the aggregate of the Facility U Commitments.

14.
Facility U may be drawn by one Advance. No more than one Utilisation Request may be made in respect of Facility U under the Credit Agreement and such Utilisation Request may only be in a principal amount of the Additional Facility Commitment of Facility U as set out in paragraph 12 above.

15.
The first Interest Period to apply to each Facility U Advance will be a period running from the Notes Interest Payment Date immediately preceding the first Utilisation Date in respect of that Facility U Advance up to (but excluding) the Notes Interest Payment Date immediately following the first Utilisation Date in respect of that Facility U Advance, and the Borrower agrees that each subsequent Interest Period under Facility U will be 6 months ending on each 15 January and 15 July. Notwithstanding Clause 14.4 (Payment of Interest for Term Facility Advances) of the Credit Agreement, interest for each Interest Period is payable on each Notes Interest Payment Date.

16.
The Facility U Advances will be used (a) to service certain payments to the Additional Facility U Lender under the Facility U Fee Letter and/or (b) for general corporate and/or working capital purposes, including without limitation, the payment of a distribution out of the Bank Group in connection with the Merger, the redemption, refinancing, repayment or prepayment of any existing indebtedness of the Bank Group and/or the O2 Group, and/or the payment of any fees and expenses in connection with Facility U and the transactions related thereto.

17.	The Final Maturity Date in respect of Facility U will be 31 January 2031. The Additional Facility Termination Date in respect of Facility U will be the Final Maturity Date.

18.	The outstanding Facility U Advances will be repaid in full on the Final Maturity Date.

19.	The Borrower in relation to Facility U is VMED O2 UK Holdco 4 Limited.

20.
The interest rate in relation to Facility U will be a fixed rate of 4.250 per cent. per annum. Such interest rate will be calculated in accordance with Clause 14.5 (Interest Rate for Term Facility Advances) of the Credit Agreement, being the sum of LIBOR and the applicable Margin, where in order to achieve the fixed rate referred to above, the applicable Margin will be:

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(a)
4.250 per cent. per annum calculated, notwithstanding anything to the contrary in Clause 35.1 (Day Count Convention) of the Credit Agreement, on the basis of a 360 day year comprising of twelve 30-day months; minus

(b)	LIBOR.
For the purposes of this calculation, the applicable Margin may be a negative number. Further, the interest rate for Facility U will never exceed 4.250 per cent. per annum (save to the extent that Clause 27.2 (Default Rate) of the Credit Agreement may apply).

21.
For the avoidance of doubt, each party to this Additional Facility U Accession Deed accepts and acknowledges that LIBOR has the meaning given to it under Clause 1.1 (Definitions) of the Credit Agreement.

22.
Upon the occurrence of a mandatory prepayment of Facility U following a Change of Control, as defined in Clause 12.1 (Change of Control) of the Credit Agreement, the Borrower agrees to pay to the Facility Agent (for the account of the Additional Facility U Lender) an amount equal to 1 per cent. of the principal amount of Facility U, plus accrued and unpaid interest to, but excluding, the due date of mandatory prepayment. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility U Lender) on the actual date of such mandatory prepayment.

23.
At any time prior to 31 January 2026, upon the occurrence of any voluntary prepayment of any of Facility U by the Borrower under Clause 11 (Voluntary Prepayment) of the Credit Agreement (other than a voluntary prepayment complying with paragraph 26, 27 or 28 below) in an amount not to exceed 10% of the original principal amount of Facility U (such original principal amount to include any upsizing of Facility U pursuant to paragraph 29 below) during each twelve-month period commencing on the Issue Date, the Borrower agrees to pay to the Facility Agent (for the account of the Additional Facility U Lender) an amount equal to 3.0% of the principal amount of Facility U being prepaid, plus accrued and unpaid interest then due on the amount of Facility U prepaid to, but excluding, the due date of prepayment. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility U Lender) on the actual date of such prepayment. Prior to 31 January 2026, to the extent that during any twelve-month period commencing on the Issue Date, the principal amount of Facility U prepaid in one or more voluntary prepayments is greater than an amount equal to 10% of the original principal amount of Facility U (such original principal amount to include any upsizing of Facility U pursuant to paragraph 29 below) (any such amount, the “Excess Early Redemption Proceeds”), the Borrower will apply the Excess Early Redemption Proceeds to a voluntary prepayment of Facility U as described in paragraph 24 below.

24.	At any time prior to 31 January 2026, upon the occurrence of any voluntary prepayment of any or all of Facility U by the Borrower under Clause 11 (Voluntary Prepayment) of

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the Credit Agreement with any Excess Early Redemption Proceeds (other than a voluntary prepayment complying with paragraph 26, 27 or 28 below), the Borrower agrees to pay to the Facility Agent (for the account of the Additional Facility U Lender) an amount equal to the Additional Amount (as defined below), plus accrued and unpaid interest on the amount of Facility U prepaid, in each case, to, but excluding the due date of prepayment. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility U Lender) on the actual date of such prepayment.
For the purposes of this paragraph 24:
“Additional Amount” means, with respect to Facility U, on any prepayment date applicable to the voluntary prepayment of any or all of Facility U, the excess of:

(a)
the present value at such prepayment date of (i) the amount that would be payable in accordance with paragraph 25 below in respect of the principal amount of Facility U being prepaid if such amount were prepaid on 31 January 2026 pursuant to Clause 11 (Voluntary Prepayment) of the Credit Agreement exclusive of any accrued but unpaid interest, plus (ii) the principal amount of Facility U being prepaid plus (iii) all required remaining scheduled interest payments due on the principal amount of Facility U being prepaid through 31 January 2026 (excluding accrued but unpaid interest to the prepayment date and assuming such interest payments are calculated at the rate of interest on Facility U in effect on such prepayment date), computed using a discount rate equal to the Treasury Rate plus 50 basis points; over

(b)	the principal amount of Facility U being prepaid.
“Treasury Rate” means, as of any prepayment date, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date of the relevant cancellation notice (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Additional Facility U Lender in good faith)) most nearly equal to the period from the prepayment date to 31 January 2026; provided, however, that if the period from the prepayment date to 31 January 2026 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by a linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the prepayment date to 31 January 2026 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

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25.
On or after 31 January 2026, upon the occurrence of a voluntary prepayment of any or all of Facility U by the Borrower under Clause 11 (Voluntary Prepayment) of the Credit Agreement (other than a voluntary prepayment complying with paragraphs 26, 27 or 28 below), the Borrower agrees to pay to the Facility Agent (for the account of the Additional Facility U Lender) an amount equal to the relevant percentages of the principal amount of Facility U being prepaid as set out in the table below, plus accrued and unpaid interest then due on the amount of Facility U prepaid to, but excluding, the due date of prepayment, if prepaid during the twelve-month period beginning on 31 January of the years indicated below.

Year	Prepayment Price expressed as a percentage of the principal amount of Facility U
2026	2.125%
2027	1.063%
2028	0.530%
2029 and thereafter	0.000%

Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility U Lender) on the actual date of such prepayment.

26.	Notwithstanding paragraphs 23, 24 and 25 above:

(a)
if the Additional Facility U Lender purchases any Notes in connection with any tender offer or other offer to purchase the Notes (a “Tender Offer”), the Borrower will prepay an aggregate principal amount of Facility U based on the aggregate principal amount of Notes tendered in such Tender Offer and at a prepayment price of par plus any premium paid or less any discount received by the Additional Facility U Lender in connection with the purchase of the Notes in such Tender Offer, plus any accrued and unpaid interest to, but excluding, the due date of such prepayment; and

(b)
if following any Tender Offer, the Additional Facility U Lender is entitled to, and elects to, redeem any remaining Notes at a price equal to the price paid to each other holder in such Tender Offer, then the Borrower will prepay the remaining principal amount of Facility U at a prepayment price of par plus any premium paid or less any discount received by the Additional Facility U Lender in connection with the purchase of the Notes in such Tender Offer, plus any accrued and unpaid interest to the date that any interest accrues under the Notes in connection with such redemption.

27.	At any time prior to 31 January 2026, upon the occurrence of any voluntary prepayment of Facility U by the Borrower pursuant to Clause 11 (Voluntary Prepayment) of the Credit

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Agreement with the Net Cash Proceeds of one or more Equity Offerings (the “Equity Offering Early Redemption Proceeds”) in an amount of up to 40% of the original principal amount of Facility U (such original principal amount to include any upsizing of Facility U pursuant to paragraph 29 below), the Borrower shall make a payment to the Facility Agent (for the account of the Additional Facility U Lender) in an amount (the “Equity Claw Prepayment Premium”) equal to 4.250% of the principal amount of Facility U prepaid, plus accrued and unpaid interest then due on the amount of Facility U prepaid to, but excluding, the due date of prepayment. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility U Lender) on the actual date of such prepayment provided that:

(a)
at least 50% of the original principal amount of Facility U (such original principal amount to include any upsizing of Facility U pursuant to paragraph 29 below) remains outstanding immediately after any such prepayment; and

(b)	such prepayment is made not more than 180 days after the consummation of any such Equity Offering.
For the purposes of this paragraph 27:
“Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Disqualified Stock” means, with respect to any person, any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)
is convertible or exchangeable for Financial Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary of the Company or a Permitted Affiliate Parent); or

(c)
is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (1) the Stated Maturity of the Notes or (2) the date on which there are no Notes outstanding, provided that:

(i)	only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the

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option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and

(ii)
any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or any Permitted Affiliate Parent to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide the Company or any Permitted Affiliate Parent may not purchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company or any Permitted Affiliate Parent with any provisions of the Credit Agreement.

“Equity Offering” means:

(a)	the distribution of Capital Stock of the Spin Parent in connection with any Spin-Off; or

(b)
a sale of (1) Capital Stock of the Company or any Permitted Affiliate Parent (other than Disqualified Stock), (2) Capital Stock the proceeds of which are contributed as equity share capital to the Company or any Permitted Affiliate Parent or as Subordinated Funding or (3) Subordinated Funding.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Funding and/or other capital contributions, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Parent” means (a) the Ultimate Parent, (b) any Subsidiary of the Ultimate Parent of which the Company or any Permitted Affiliate Parent is a Subsidiary on the Issue Date, (c) any other person of which the Company or any Permitted Affiliate Parent at any time is or becomes a Subsidiary after the Issue Date (including, for the avoidance of doubt, the Spin Parent and any Subsidiary of the Spin Parent following any Spin-Off) and (d) any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.
“Spin-Off” means a transaction by which all outstanding ordinary and/or equity shares of the Company or any Permitted Affiliate Parent, or a Parent of the Company or any Permitted Affiliate Parent directly or indirectly owned by the Ultimate Parent are

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distributed to (a) all of the Ultimate Parent’s shareholders, or (b) all of the shareholders comprising one or more groups of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of shares in a Parent holding the Company’s, any Permitted Affiliate Parent’s or such Parent’s shares.
“Spin Parent” means the person the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to a Spin-Off.
“Stated Maturity” means, with respect to any security, loan or other evidence of indebtedness, the date specified in such security, loan or other evidence of indebtedness as the fixed date on which the payment of principal of such security, loan or other evidence of indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

28.
Notwithstanding paragraphs 23, 24 and 25 above, upon the occurrence of an Issuer Tax Event under the Indenture and the election by the Additional Facility U Lender to redeem the Notes under the Indenture in connection therewith, the Borrower will prepay 100% of the then outstanding principal amount of Facility U, plus accrued and unpaid interest then due on the amount of Facility U prepaid to, but excluding, the due date of prepayment free of any additional premium or penalty. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility U Lender) on the actual date of prepayment.

29.
(a)    Provided that any upsizing of Facility U permitted under this paragraph 29 will not breach any term of the Credit Agreement, Facility U may be upsized by any amount, by the signing of one or more further Additional Facility U Accession Deeds, that specify (along with the other terms specified therein) VMED O2 UK Holdco 4 Limited as the sole Borrower and which specify Additional Facility U Commitments denominated in U.S. dollars, to be drawn in U.S. dollars, with the same Final Maturity Date and Margin as specified in this Additional Facility U Accession Deed.

(b)
For the purposes of this paragraph 29 (unless otherwise specified), references to Facility U Advances shall include Advances made under any such further and previous Additional Facility U Accession Deed.

(c)
Where any Facility U Advance has not already been consolidated with any other Facility U Advance, on the last day of any Interest Period for that unconsolidated Facility U Advance, that Facility U Advance will be consolidated with any other Facility U Advance which has an Interest Period ending on the same day as that unconsolidated Facility U Advance, and all such Facility U Advances will then be treated as one Advance under Facility U.

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30.
The Borrower agrees that it will not request or require the transfer of all of the rights and obligations of the Additional Facility U Lender (or cancel or reduce any of such Lender’s Commitments or repay or prepay any Facility U Advance) pursuant to Clause 10.4 (Right of Repayment and Cancellation in Relation to a Single Lender), Clause 10.5 (Right of Cancellation in Relation to a Defaulting Lender) or Clause 42.14 (Replacement of Lenders) of the Credit Agreement.

31.
The Additional Facility U Lender and the Facility Agent agree to waive the notice period in respect of drawdown requests under Clause 4.1(a) (Conditions to Utilisation) of the Credit Agreement in respect of this Facility U.

32.
The Additional Facility U Lender, the Borrower and the Facility Agent acknowledge and agree that (a) the Facility U Advances shall be made by the Additional Facility U Lender directly to the Borrower to an account notified by the Borrower to the Additional Facility U Lender, rather than through the Facility Agent, and (b) in respect of any other payments of principal, interest or other amounts due under Facility U, (i) the Borrower shall make payments payable by it to the Additional Facility U Lender directly to the Additional Facility U Lender (or to such account as the Additional Facility U Lender may specify), and (ii) the Additional Facility U Lender shall make payments payable by it to the Borrower directly to the Borrower (or to such account as the Borrower may specify). The Additional Facility U Lender agrees that it shall promptly notify the Facility Agent if the Borrower fails to make any payment under subclause (b)(i) of this paragraph 32 when due, and the Borrower agrees that it shall promptly notify the Facility Agent if the Additional Facility U Lender fails to make any payment under subclause (b)(ii) of this paragraph 32 when due.

33.
The Borrower hereby agrees that the Additional Facility U Lender may disclose confidential information supplied to it by or on behalf of any Obligor in connection with the Finance Documents to the extent such disclosure is required by the terms of the Notes.

34.
For the purposes of any assignment, transfer or novation of rights and/or obligations (in whole or in part) by the Additional Facility U Lender under Clause 36.4 (Assignments or Transfers by Lenders) of the Credit Agreement, each of the Borrower and the Company hereby irrevocably consent to any assignment, transfer or novation made by the Additional Facility U Lender (a) by way of security in favour of BNY Mellon Corporate Trustee Services Limited (as security trustee under the Indenture) and (ii) following an Event of Default under and as defined in the Indenture. The Additional Facility U Lender may only deliver to the Facility Agent a completed Transfer Deed or Transfer Agreement (as applicable) if at that time it confirms to the Facility Agent in writing that an assignment, transfer or novation of the interest in Facility U to be assigned, transferred or novated is not prohibited under the terms of any agreement that is binding on it or any of its assets.

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35.
Subject to paragraph 37 below and the provisions of the Indenture, for the purposes of any amendment or waiver, consent or other modification (including with respect to any existing Default or Event of Default) that may be sought by the Parent or the Company under the Credit Agreement or any other Relevant Finance Document on or after the date of this Additional Facility U Accession Deed, the Additional Facility U Lender hereby consents (in its capacity as a Lender from time to time under the Credit Agreement and, if it is a Hedge Counterparty, in its capacity as a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Lenders under a Revolving Facility or an Additional Facility that is a revolving facility or Hedge Counterparties consent (in their capacity as Lenders under a Revolving Facility or an Additional Facility that is a revolving facility or Hedge Counterparties, as applicable) to any and all of the following:

(a)
any and all of the items set out in Schedule 4 (Third amendments, waivers, consents and other modifications), Schedule 5 (Fourth amendments, waivers, consents and other modifications) and Schedule 6 (Fifth amendments, waivers, consents and other modifications) of this Additional Facility U Accession Deed (the “Approved Amendments”);

(b)
any consequential amendment, waiver, consent or other modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Relevant Finance Document to be made either to implement the Approved Amendments or to conform any Relevant Finance Document to the Approved Amendments; and/or

(c)
any other amendment, waiver, consent or modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Relevant Finance Document to be made to conform any Relevant Finance Document to any Liberty Global Reference Agreement (provided that any amendment, waiver, consent or modification to conform the Credit Agreement or any other Relevant Finance Document to the Liberty Global Reference Agreement referred to at paragraphs (v) to (xii) (inclusive) of that definition shall be limited to those that are mechanical in nature unless specifically referenced in the Approved Amendments and, in each case, any consequential amendments, waivers, consents or modifications), and this Additional Facility U Accession Deed shall constitute the irrevocable and unconditional written consent of the Additional Facility U Lender (in the capacity of a Lender, and if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty) and the agreement of the Additional Facility U Lender to procure, unless it is prohibited from doing so, that each of its Affiliates and Related Funds that is a Lender under a Revolving Facility or an Additional Facility that is a revolving facility or a Hedge Counterparty provides irrevocable and unconditional written consent in that capacity in respect of such

15

amendments, waivers, consents or other modifications to the Relevant Finance Documents for the purposes of Clause 42 (Amendments) of the Credit Agreement, Clause 21 (Remedies, Waivers & Amendments) of the Group Intercreditor Agreement or Clause 15 (Remedies, Waivers & Amendments) of the HYD Intercreditor Agreement (as applicable), and any clause in any other Relevant Finance Document relating to amendments of that Relevant Finance Document, without any further action required on the part of any party thereto.

36.
The Additional Facility U Lender hereby waives (in its capacity as a Lender from time to time under the Credit Agreement and, if it is a Hedge Counterparty, in its capacity as a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates and Related Funds that are Lenders under a Revolving Facility or an Additional Facility that is a revolving facility or Hedge Counterparties waives (in their capacity as Lenders under a Revolving Facility or an Additional Facility that is a revolving facility or Hedge Counterparties, as applicable) receipt of any fee in connection with the foregoing consents, notwithstanding that other consenting Lenders under the Credit Agreement (including the Additional Facility U Lender in relation to any upsizing of Facility U pursuant to paragraph 29) or Hedge Counterparties under the Group Intercreditor Agreement or HYD Intercreditor Agreement may be paid a fee in consideration of such Lenders’ or Hedge Counterparties’ consent to any or all of the foregoing amendments, waivers, consents or other modifications.

37.
Following receipt of an amendment request from the Company and/or the Facility Agent in connection with all or any of the proposed amendments set out in paragraph 35 above (the “Requested Amendments”), the Additional Facility U Lender shall confirm whether, having regard to the relevant provisions of the Indenture, it is required to consent to the Requested Amendments. If the Additional Facility U Lender is required to give such consent, it hereby acknowledges and agrees (in its capacity as a Lender from time to time under the Credit Agreement and, if it is a Hedge Counterparty, in its capacity as a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates and Related Funds that are Lenders under a Revolving Facility or an Additional Facility that is a revolving facility or Hedge Counterparties acknowledge and agree (in their capacity as Lenders under a Revolving Facility or Additional Facility that is a revolving facility or Hedge Counterparties, as applicable) that the Facility Agent and/or the Security Trustee may, but shall not be required to, send to it any further formal amendment request in connection with all, or any of the Requested Amendments and the Facility Agent and/or the Security Trustee (as applicable) shall be authorised to consent on behalf of it, as a Lender under one or more Facilities and as a Hedge Counterparty under the Group Intercreditor Agreement and the HYD Intercreditor Agreement, to any such Requested Amendments (and the Facility Agent and/or the Security Trustee shall be authorised to enter into any necessary documentation in connection with the same), and such consent shall be taken into account in calculating whether the Instructing Group, or the relevant requisite Lenders, or the Hedge

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Counterparties, have consented to the relevant amendment, waiver or other modification in accordance with Clause 42 (Amendments) of the Credit Agreement, Clause 21 (Remedies, Waivers & Amendments) of the Group Intercreditor Agreement or Clause 15 (Remedies, Waivers & Amendments) of the HYD Intercreditor Agreement (as applicable), and any clause relating to amendments in any other Relevant Finance Document.

38.
The Borrower, the Company, the Additional Facility U Lender and the Facility Agent (for itself and on behalf of the other Finance Parties) hereby agree and acknowledge that Facility U is made available in connection with a “Limited Condition Transaction” for the purposes of the Credit Agreement and that, as such:

(a)	the condition under Clause 3.2 (Further Conditions Precedent) of the Credit Agreement is hereby waived in its entirety by the Additional Facility U Lender;

(b)
pursuant to the Limited Condition Transaction exemption from Clause 4.1(j)(ii) (Conditions to Utilisation) of the Credit Agreement, the requirement contained in Clause 4.1(j)(ii) (Conditions to Utilisation) of the Credit Agreement that, in the case of any Utilisation, on the date of the Utilisation Request and the proposed Utilisation Date (x) the Repeating Representations made by the persons identified as making those representations are true in all material respects by reference to the circumstances then existing and (y) no Default is continuing or would result from the proposed Utilisation, shall not apply to any Utilisation of Facility U; and

(c)
for the avoidance of doubt, Clause 4.1(h) (Conditions to Utilisation) of the Credit Agreement shall not apply to, or operate so as to prevent or limit the making of, any Advance to be made in respect of Facility U.

39.

(a)
The Company confirms for itself and, in its capacity as Obligors’ Agent, on behalf of each other Guarantor that the obligations of each Guarantor under Clause 28 (Guarantee and Indemnity) of the Credit Agreement continue to apply for the benefit of the Relevant Finance Parties under the Relevant Finance Documents and, for the avoidance of doubt, extend to all Additional Facilities and the Facility U Commitment and further confirms that the security created by each of the Obligors under the Security Documents extends to secure liabilities under all Additional Facilities including, for the avoidance of doubt, the Facility U Commitments.

(b)
Notwithstanding that the Security Trustee may not sign this Additional Facility U Accession Deed, the Security Trustee shall be entitled to rely on paragraph 39(a) and enforce any of its rights in its capacity as security trustee for and on behalf of the Relevant Finance Parties which may arise in respect of such

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paragraph pursuant to the terms of the Credit Agreement and the Group Intercreditor Agreement.

40.	The Additional Facility U Lender confirms to each other Finance Party that:

(a)
it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and such Obligor’s related entities in connection with its participation in Facility U being made available pursuant to this Additional Facility U Accession Deed and has not relied on any information provided to it by any other Finance Party in connection with any Relevant Finance Document; and

(b)
it will continue to make its own independent appraisal of the creditworthiness of each Obligor and such Obligors’ related entities while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force.

41.	The Additional Facility U Lender represents and warrants to the Facility Agent and to each UK Borrower that:

(a)	as at the date of this Additional Facility U Accession Deed, it is a UK Non-Bank Lender and falls within paragraph (a) of the definition of UK Non-Bank Lender; and

(b)
unless it notifies the Facility Agent and the Company to the contrary in writing prior to any such date, its representation and warranty in paragraph (a) above is true in relation to the Additional Facility U Lender’s participation in each Advance made to such Borrowers, on each date that such UK Borrower makes a payment of interest in relation to such Advance.

42.
The Additional Facility U Lender agrees that it will not, without the prior written consent of the Company (acting in its sole discretion), effect any transfer, assignment or Sub-participation of any of its rights, benefits or obligations in respect of any Facility U Commitment under this Additional Facility U Accession Deed prior to the date that such Facility U Commitment has been utilised. The Additional Facility U Lender agrees that, without prejudice to Clause 36.8 (Transfer Deed) or Clause 36.9 (Transfer Agreement) of the Credit Agreement, as applicable, each New Lender shall become, by the execution by the Facility Agent of either (a) a Transfer Deed substantially in the form set out in the Credit Agreement or (b) a Transfer Agreement substantially in the form set out in the Credit Agreement, as applicable, bound by the terms of this Additional Facility U Accession Deed as if it were an original party hereto as the Additional Facility U Lender and shall acquire the same rights, grant the same consents and assume the same obligations towards the other parties to this Additional Facility U Accession Deed as

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would have been acquired, granted and assumed had the New Lender been an original party to this Additional Facility U Accession Deed as the Additional Facility U Lender.

43.
The Additional Facility U Lender acknowledges and agrees that the Lender Asset Security Release Confirmation has been delivered by the Facility Agent to the Lenders and that the Security Trustee is therefore irrevocably authorised in accordance with Clause 42.8(a) (Asset Security Release) of the Credit Agreement to execute such documents as may be required to ensure that the Security (other than any Security required to be granted under paragraph (b) of the definition of “80% Security Test”) is released.

44.
The Facility Office and address for notices of the Additional Facility U Lender for the purposes of Clause 39 (Notices and Delivery of Information) of the Credit Agreement will be that notified by the Additional Facility U Lender to the Facility Agent.

45.	If a term of this Additional Facility U Accession Deed is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Additional Facility U Accession Deed; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Additional Facility U Accession Deed.

46.
Clause 46 (Jurisdiction) of the Credit Agreement is incorporated into this Additional Facility U Accession Deed as if set out in full and as if references in that clause to “this Agreement” or a “Relevant Finance Document” are to this Additional Facility U Accession Deed.

47.
This Additional Facility U Accession Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Additional Facility U Accession Deed by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Additional Facility U Accession Deed.

48.	This Additional Facility U Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

49.	ACCESSION TO THE HYD INTERCREDITOR AGREEMENT
The Additional Facility U Lender hereby agrees with each other person who is or becomes party to the HYD Intercreditor Agreement in accordance with the terms thereof that, with effect on and from the date hereof, it will be bound by the HYD Intercreditor

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Agreement as a Senior Finance Party and as a Senior Lender as if it had been an original party thereto in such capacity.

50.	ACCESSION TO THE GROUP INTERCREDITOR AGREEMENT
The Additional Facility U Lender hereby agrees with each other person who is or becomes party to the Group Intercreditor Agreement in accordance with the terms thereof that, with effect on and from the date hereof, it will be bound by the Group Intercreditor Agreement as a Senior Finance Party and as a Senior Lender as if it had been an original party thereto in such capacity.

51.	ACCESSION TO THE SECURITY TRUST AGREEMENT
The Additional Facility U Lender confirms that, as from the date hereof, it intends to be party to the Security Trust Agreement as a Beneficiary, undertakes to perform all the obligations expressed in the Security Trust Agreement to be assumed by a Beneficiary and it shall be bound by all the provisions of the Security Trust Agreement as if it had been an original party to the Security Trust Agreement in such capacity.

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SCHEDULE 1
ADDITIONAL FACILITY U LENDER AND COMMITMENTS

Additional Facility U Lender	Facility U Commitment (USD)
VMED O2 UK Financing I plc	1,350,000,000
Total	1,350,000,000

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SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS

1.	Corporate Documents
In relation to the Company and the Borrower in respect of Facility U:

(a)
a copy of its up-to-date constitutional documents or a certificate of an authorised officer of the Company or the Borrower (as applicable) confirming that the Company or the Borrower (as applicable) has not amended its constitutional documents in a manner which could reasonably be expected to be materially adverse to the interests of the Lenders since the date an officer’s certificate in relation to the Company or the Borrower (as applicable) was last delivered to the Facility Agent;

(b)	a copy of a board resolution of the management board of such person approving, in the case of the Company and the Borrower, its entry into this Additional Facility U Accession Deed; and

(c)
a duly completed certificate of a duly authorised officer of the Company and the Borrower in the form attached in Part 3 of Schedule 9 (Form of Additional Facility Officer’s Certificate) of the Credit Agreement with such amendments as the Facility Agent may agree.

2.	Designation
Duly executed copies of notices from the Company:

(a)	designating Facility U as New Senior Liabilities in accordance with Clause 12 (New Senior Liabilities) of the Group Intercreditor Agreement; and

(b)	designating Facility U as Designated Senior Liabilities in accordance with Clause 8.2 (Designated Senior Liabilities) of the HYD Intercreditor Agreement.

3.	Legal Opinions
An English law legal opinion of Allen & Overy LLP addressed to the Finance Parties covering:

(a)	the due incorporation, capacity and authorisation of the Company and the Borrower; and

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(b)	the relevant obligations to be assumed by the Borrower and the Company under the Relevant Finance Documents to which it is a party being legal, valid, binding and enforceable against it.

4.	Acceding Borrower/Guarantor and Permitted Affiliate Parent designation
The Facility Agent has received all of the documents and other evidence listed in Clause 25.1 (Permitted Affiliate Group Designation), 25.2 (Acceding Borrowers) and Schedule 8 (Accession Documents) of the Credit Agreement such that, upon dating such documents (which will occur no later than the date of the Utilisation Request in respect of Facility U), the Borrower will be designated as a Permitted Affiliate Parent and become an Acceding Borrower and an Acceding Guarantor.
SCHEDULE 3
[Intentionally left blank]

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SCHEDULE 4
THIRD AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 4 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule 4 but not defined shall have the meanings given to such terms in the Credit Agreement.
References in this Schedule 4 to “recent Liberty precedents” shall be construed to mean any Liberty Global Reference Agreement.

1.	Group Intercreditor Agreement: amend the Group Intercreditor Agreement to include the following definition of Encumbrance:
“Encumbrance” means:

(a)	a mortgage, charge, pledge, lien, encumbrance or other security interest securing any obligation of any person;

(b)
any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person; or

(c)	any other type of agreement or preferential arrangement (including title transfer and retention arrangements) having a similar effect.”

SCHEDULE 5
FOURTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 5 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule 5 but not defined shall have the meanings given to such terms in the Credit Agreement.
References in this Schedule 5 to “recent Liberty precedents” shall be construed to mean any Liberty Global Reference Agreement.

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1.
Break Costs: amend sub-paragraph (a)(i) of the definition of “Break Costs” in Clause 1.1 (Definitions) to include the words “and the effect of any interest rate floor” after the words “excluding the Margin” in parentheses.

2.
Interest: in Clause 14.2 (Duration) delete the words “(i) one, two, three or six months in respect of each Term Facility, or, in each case, such other period of up to 12 months as all the Lenders holding Commitments (in the case of the first Interest Period for a Term Facility Advance, and thereafter, Outstandings) under the relevant Facility may agree with the Borrower and (ii)” and replace them with the following words:

“(i) one, two, three or six months in respect of each Term Facility; (ii) any shorter period agreed by the relevant Borrower and the Facility Agent; (iii) any longer period of up to 12 months agreed by the relevant Borrower and the Facility Agent (acting on the instruction of the Instructing Group in relation to the relevant Facility); or (iv)”.

3.	Permitted Financing Action:

(a)	amend paragraph (c) of Clause 12.4 (Miscellaneous provisions) to add the following words to the end of that paragraph:
“(except to the extent any part of an Advance is to be repaid on a cashless basis as part of a Permitted Financing Action)”.

(b)	amend Clause 32.1 (Payments to the Facility Agent) to add the following words to the end of that Clause:
“, in each case, other than any payment to be made on a cashless basis as part of a Permitted Financing Action.”

(c)	amend Clause 32.3 (Clear Payments) to add the following words to the end of that Clause:
“, in each case, other than any payment to be made on a cashless basis as part of a Permitted Financing Action.”

SCHEDULE 6
FIFTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 6 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule 6 but not defined shall have the meanings given to such terms in the Credit Agreement.
References in this Schedule 6 to “recent Liberty precedents” shall be construed to mean any Liberty Global Reference Agreement.

1.	ERISA

(a)	Delete the definition of “Reportable Event” in Clause 1.1 (Definitions).

(b)	Delete Clause 23.22 (ERISA) and replace it with the following:
“23.22 ERISA

(a)	Each Obligor must ensure that it shall not at any time establish, maintain, contribute to, or be required or permitted to contribute to, any Plan, or become a guarantor with respect to any Plan.

(b)	No Obligor will take any action that it knows is reasonably likely to cause it to incur any liability in respect of any Plan of an ERISA Affiliate.”

2.	Amendments

(a)	Delete Clause 42.12 (Replacement of Screen Rate).

(b)	Amend Clause 42.13(b)(ii) (Disenfranchisement of Defaulting Lenders) to delete “or (c)” and replace it with “, (c) or (d)”.

3.	Releases

(a)	Add a new paragraph (f) to Clause 42.7 (Release of Guarantees and Security) as follows:
“(f)    The Company may designate that any Affiliate Subsidiary is no longer an Affiliate Subsidiary and require the Security Trustee to, and the Security Trustee shall (and it is hereby authorised by the other Relevant Finance Parties to) at the cost of the Company, execute such documents as may be required or desirable to effect the release of the guarantees provided and Security granted in connection with the accession of such Affiliate Subsidiary as a Guarantor (“Affiliate Subsidiary Release”); provided that immediately after giving effect to such Affiliate Subsidiary Release, either (i) the Guarantors at the relevant time represent a percentage which is greater than that required to satisfy the 80% Security Test such that it would continue to be satisfied or (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (1) an Obligor could incur at least £1 of additional Financial Indebtedness pursuant to paragraph (b)(xxiv) of Clause 23.13 (Restrictions on Financial Indebtedness) or (2) the ratios of Senior Net Debt to Annualised EBITDA and of Total Net Debt to Annualised EBITDA would be no greater than they were immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such Affiliate Subsidiary Release.”

(b)	Add a new paragraph (g) and a new paragraph (h) to Clause 42.7 (Release of Guarantees and Security) as follows:
“(g)    The Security Trustee shall (and it is hereby authorised by the other Relevant Finance Parties to) at the cost of the Company, execute such documents as may be required or desirable to effect the release of any guarantees and/or Security which it is necessary or desirable to release in connection with any Permitted Tax Reorganisation provided that any equivalent guarantees and/or Security in respect of any other Pari Passu Lien Obligations are released simultaneously.”; and
“(h)    The Security Trustee shall (and it is hereby authorised by the other Relevant Finance Parties to) upon the occurrence of a Permitted Guarantee Release, at the cost of the Company, execute such documents as may be required or desirable to effect the release of any guarantees and Security (other than Security in respect of (i) the shares in the Company and (ii) intercompany receivables payable by the Company) granted by the Parent.”

(c)	Insert new definitions in Clause 1.1 (Definitions) as follows:
““Pari Passu Lien Obligations” means any Financial Indebtedness that has equal or substantially equal Security Interest priority to the Facilities on the Security (taking into account any intercreditor arrangements).
“Permitted Guarantee Release” means the release, at the option of the Company at any time when all Pari Passu Lien Obligations permit, of any guarantee granted by the Parent provided that all other guarantees granted by the Parent in connection with all other Pari Passu Lien Obligations are released simultaneously.”

4.	Permitted Security
Amend the definition of “Permitted Security Interest” in Clause 23.8(b) (Negative pledge) as follows:

(a)
At sub-paragraph (xi), replace the words “over or affecting any asset acquired by a member of the Bank Group” with “over or affecting any asset (including any shares) acquired by a member of the Bank Group”.

(b)
At sub-paragraph (xii), replace the words “over or affecting any asset of any company which becomes a member of the Bank Group” with “over or affecting any asset of, or shares in, any company which becomes a member of the Bank Group”.

(c)	At sub-paragraph (x), insert the words “or any Refinancing Indebtedness in respect of such Financial Indebtedness” after reference to “Clause 23.13 (Restrictions on Financial Indebtedness)”.

(d)
At sub-paragraph (xi), insert the words “and Security Interests created, incurred or assumed in connection with any Refinancing Indebtedness in respect of Financial Indebtedness pursuant to which any Security Interest over or affecting any asset (including any shares) acquired by a member of the Bank Group after the Signing Date was granted” after the first reference to “the relevant acquisition or transaction”.

(e)
At sub-paragraph (xii), insert the words “and Security Interests created, incurred or assumed in connection with any Refinancing Indebtedness in respect of Financial Indebtedness pursuant to which any Security Interest over or affecting any asset of, or shares in, any company which becomes a member of the Bank Group after the Signing Date was granted” after the first reference to “the relevant acquisition or transaction”.

(f)	At sub-paragraph (xlvi), delete “three” and replace with “five”.

5.	Increase Lender
At sub-paragraph (iii) of Clause 2.3(g) (Increase), replace reference to “participating Lender” with “relevant Increase Lender”.

6.	Loans and Guarantees

(a)	Amend Clause 23.15 (Loans and guarantees) at sub-paragraph (m)(iv) to delete the reference to “is likely to” and replace with “will”.

(b)	Delete sub-paragraph (q) of Clause 23.15 (Loans and guarantees) and replace it with the following:
“(q)    any guarantees or similar undertakings granted by any member of the Bank Group in favour of any tax authority in respect of any obligations of a member of the Bank Group in respect of tax in order to facilitate the winding up of any member of the Bank Group provided that the Facility Agent shall have first received confirmation from the Company that based on discussions with such tax authority and the Company’s reasonable assumptions, the Company does not believe that the liability under such guarantee will exceed £15,000,000 (such confirmation to be supported by a letter from the Company’s auditors for the time being, confirming that based on the Company’s calculations of such tax liability the Company’s confirmation is a reasonable assessment of such tax liability);”

(c)	Amend Clause 23.15(u) (Loans and guarantees) to delete “(xvi)”.

(d)	Delete Clause 23.15(gg) (Loans and guarantees) and replace it with the following:
“(gg)    any guarantee of any Financial Indebtedness of any Parent Entity that is given by an Affiliate Subsidiary or another member of the Bank Group provided that (i) on the date of incurrence of such guarantee the ratio of Total Net Debt to Annualised EBITDA on a pro forma basis would not exceed 5.50:1 (provided that outstanding Total Net Debt for the purpose of calculating such ratio under this paragraph shall include any Financial Indebtedness represented by guarantees by any member of the Bank Group of Financial Indebtedness of any Parent Entity), (ii) such guarantee is expressed to be subordinated to the liabilities of such Affiliate Subsidiary or other member of the Bank Group (as applicable) under the Relevant Finance Documents and (iii) no Event of Default is continuing or occurs as a result of such Financial Indebtedness of that Parent Entity being raised or issued; and”.

7.	Ancillary Facility Lender
Delete the definition of Ancillary Facility Lender and replace it with the following:
““Ancillary Facility Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 6 (Ancillary Facilities).”

8.	Wider Group
Amend paragraphs (a) and (b) of the definition of Wider Group to add the words “(other than a member of the Bank Group)” at the end, and make all necessary consequential changes in line with recent Liberty precedent to include members of the Bank Group in the Credit Agreement where the term Wider Group is used as appropriate.

9.	Share Capital

Amend Clause 23.18 (Share capital) to add the following exceptions:

“any payment to an Obligor (or, if not paid directly, results in the creation of a receivable from an Obligor or member of the Bank Group towards the Obligor effecting the capital decrease or share redemption);
to the extent such reduction, repurchase or redemption is by a non-Obligor in favour of a shareholder that is a non-Obligor and pro rata in respect of any shareholders with minority interests;
to the extent it is carried out through an incorporation of losses;
to the extent it relates to the cancellation of the share capital of any member of the Bank Group or any Obligor.”

10.	Intercreditor Arrangements

(a)
Amend the intercreditor arrangements under the Group Intercreditor Agreement, the HYD Intercreditor Agreement and the Security Trust Agreement, by entering into the amendment and restatement deed contained in Schedule 7 (ICA Amendment and Restatement Deed) to this Additional Facility U Accession Deed (the “ICA Amendment and Restatement Deed”), in order to amalgamate such documents into a single document, the form of which shall be substantially similar to that contained in Schedule 2 (Amended Group ICA) of the ICA Amendment and Restatement Deed (the “New ICA”), together with such minor, technical, conforming or other necessary changes required by the Company to bring the New ICA into effect.

(b)	Contemporaneously with the amendment in paragraph 10(a) above being effected, the following changes shall be made to the Credit Agreement:

(i)
Amend the definition of Group Intercreditor Agreement to include the date on which the amendment and restatement in paragraph 10(a) above becomes effective and make any conforming and/or consequential changes necessary as a result of the adoption of the New ICA.

(ii)
Subject to the amendments detailed in paragraphs 10(b)(xv), 10(b)(xvi), 10(b)(xvii) and 10(b)(xviii) below, amend the Credit Agreement to delete all references to “HYD Intercreditor Agreement”, “Supplemental HYD Intercreditor Agreement” and “Security Trust Agreement” and make any conforming and/or consequential changes necessary as a result of such deletions.

(iii)	Delete limb (e) of the definition of Additional Senior Secured Notes and replace it with the following:
“(e)    that are designated as “Senior Secured Notes” (i) by written notice from the Company to the Facility Agent and (ii) in accordance with the Group Intercreditor Agreement including by written notice from the Company to the Facility Agent and the Security Trustee, in each case, by the date when the consolidated financial statements are due to be provided pursuant to Clause 23.2 (Financial information) for the first full Financial Quarter after the issuance of the relevant notes.”.

(iv)
Delete limb (b) of the definition of Bank Group and amend limb (c) of the definition of Bank Group to delete the words “including for the purposes of the definition of “Bank Group” under the Group Intercreditor Agreement” before the colon.

(v)	Delete limb (b) of the definition of Instructing Group and make any necessary consequential changes to the definition of Instructing Group as a result of such deletion.

(vi)	Amend limb (c)(ii) of the definition of Subordinated Funding to delete reference to “Intergroup Debtor” and “Intergroup Creditor” and replace them with “Debtor” and “Intra-Group Lender”, respectively.

(vii)	Delete Clause 23.32 (Undertakings in Respect of the Group Intercreditor Agreement) and replace it with the following:
“23.32 Undertakings in Respect of the Group Intercreditor Agreement
The Company shall not, without the consent of the Facility Agent (acting on the instructions of the Instructing Group), designate any liabilities, other than any Senior Secured Notes or any other Financial Indebtedness permitted to be (i) incurred under Clause 23.13 (Restrictions on Financial Indebtedness) and (ii) secured pursuant to Clause 23.8 (Negative pledge), as “Senior Secured Liabilities” or “Pari Passu Debt Liabilities” under the Group Intercreditor Agreement.”.

(viii)	Amend Clause 26.11 (Unlawfulness) to delete reference to “Intergroup Creditor” and replace it with “Intra-Group Lender”.

(ix)	Amend Clause 26.12 (Repudiation) to delete reference to “Intergroup Creditor” and replace it with “Intra-Group Lender”.

(x)	Amend Clause 29.18 (Accession documents) to delete reference to “Deed of Accession” and replace it with “Creditor Accession Undertaking”.

(xi)	Delete Clause 29.19 (Security Trustee).

(xii)	Amend paragraph 7 of Schedule 8 (Accession Documents) to delete the words “Intergroup Creditor, Intergroup Debtor” in the second line and replace them with “Intra-Group Lender, Debtor”.

(xiii)	Delete paragraph 3 of Part 2 (Conditions Precedent to Additional Facility Utilisation) of Schedule 9.

(xiv)	Amend paragraph 3(c) of Schedule 19 (Agreed Security Principles) to replace the word “Relevant” in the second line with “applicable”.

(xv)
Amend limb (e)(ii) of the definition of Additional High Yield Notes to delete “HYD Intercreditor Agreement or a Supplemental HYD Intercreditor Agreement” and replace with “Group Intercreditor Agreement”.

(xvi)	Amend limb (c)(ii) of the definition of High Yield Refinancing to delete “HYD Intercreditor Agreement or a Supplemental HYD Intercreditor Agreement” and replace with “Group Intercreditor Agreement”.

(xvii)	Amend limb (c)(ii) of the definition of Parent Intercompany Debt to delete “HYD Intercreditor Agreement or a Supplemental HYD Intercreditor Agreement” and replace with “Group Intercreditor Agreement”.

(xviii)
Amend Clause 23.14(c)(x)(A) (Restricted Payments) to delete “High Yield Trustee Amounts (as such term is defined in the HYD Intercreditor Agreement)” and replace with “High Yield Notes Trustee Amounts (as such term is defined in the Group Intercreditor Agreement)”.

(xix)
Amend Clause 23.15(m)(i) (Loans and guarantees) to delete “High Yield Trustee Amounts (as such terms are defined in the HYD Intercreditor Agreement)” and replace with “High Yield Notes Trustee Amounts (as such terms are defined in the Group Intercreditor Agreement)”.

(xx)	Delete Clause 42.7(d)(i) (Release of Guarantees and Security) and replace it with:
“(i) permitted under the Group Intercreditor Agreement,”.

(xxi)
Amend Clause 28 (Guarantee and Indemnity) by deleting all references to “Hedging Obligor” and make any conforming and/or consequential changes necessary as a result of such deletions (provided that, for the avoidance of doubt, such deletions and amendments shall be without prejudice to any rights and obligations accrued with respect to those provisions at such time).

(xxii)	Delete the definition of Relevant Finance Parties and replace it with the following:
“Relevant Finance Parties” means the Facility Agent, the Arrangers, the Bookrunners, the Security Trustee and/or the Lenders and “Relevant Finance Party” means any of them.

(xxiii)	Delete the definition of Finance Parties and replace it with the following:
“Finance Parties” means the Facility Agent, the Arrangers, the Bookrunners, the Security Trustee, the Lenders, the holders of any Senior Secured Notes and the trustees and/or agents in respect of any Senior Secured Notes and “Finance Party” means any of them.

(c)	Delete the definition of Barclays Intercreditor Agreement and limb (i) of the definition of Relevant Finance Documents.

11.	Unrestricted Subsidiary
Delete the definition of Unrestricted Subsidiary and replace it with the following:
““Unrestricted Subsidiary” means:
(a)    Virgin Media Trade Receivables Intermediary Financing Limited; and
(b)    any Subsidiary of the Company, any Subsidiary of any Permitted Affiliate Parent, any Subsidiary of an Affiliate Subsidiary and any Subsidiary of Virgin Media Communications that is not an Obligor which is designated by the Company or any Permitted Affiliate Parent in writing as an Unrestricted Subsidiary.”

12.	UPC Ireland
Delete all references to “UPC Ireland Share Acquisition” and “UPC Ireland Acquisition” and make any consequential changes.

13.	Permitted Financial Indebtedness

(a)	Delete Clause 23.13(b)(xi) (Restrictions on Financial Indebtedness) and replace it with the following:
“(xi)    any Financial Indebtedness of a company which (A) is acquired by, or merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities), a member of the Bank Group after the Signing Date and such acquisition, merger, consolidation, amalgamation or combination is permitted by Clause 23.12 (Acquisitions and mergers) or (B) becomes an Affiliate Subsidiary after the Signing Date; where such Financial Indebtedness existed at the date of (x) in the case of (A), completion of such acquisition, merger, consolidation, amalgamation or combination and (y) in the case of (B), the company becoming an Affiliate Subsidiary, provided that the amount of such Financial Indebtedness is not increased beyond the amount in existence at the date described in (x) and/or (y) (as applicable) (subject to the accrual of interest);”

(b)	Amend Clause 23.13(b)(xxix) (Restrictions on Financial Indebtedness) to insert “commodity trading or brokerage accounts,” after “overdraft,”.

(c)	Amend Clause 23.13(b)(xxx) (Restrictions on Financial Indebtedness) to delete reference to “otherwise permitted under this Agreement”.

(d)	Amend Clause 23.13(b)(xxxvii)(B) (Restrictions on Financial Indebtedness) to delete “three” and replace it with “five”.

(e)
Amend Clause 23.13(b)(xxxv) (Restrictions on Financial Indebtedness) to insert “after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Financial Indebtedness pursuant to this paragraph” immediately after “(2) the ratio of Senior Net Debt to Annualised EBITDA”.

14.	Financial Indebtedness

(a)	Delete limb (f)(ix) of the definition of Financial Indebtedness and replace it with the following:
“(ix)    any Lease Obligations;”

(b)	Insert a new definition in Clause 1.1 (Definitions) as follows:
““Lease Obligations” means collectively obligations under any finance, capital or operating lease in accordance with GAAP.”

15.	Equity Equivalent Funding
Delete limbs (c) and (d) from the definition of Equity Equivalent Funding in Clause 1.1 (Definitions).

16.	Parent Intercompany Debt
Delete limbs (a) and (b) from the definition of Parent Intercompany Debt in Clause 1.1 (Definitions) and make any consequential amendments.

17.	Increased Costs

(a)
Amend Clause 18.1 (Increased Costs) to delete both references to “the Signing Date” and replace with “the later of the date upon which (i) the Relevant Finance Party, who has incurred any Increased Cost which is the subject of this Clause, becomes a Party in accordance with the provisions this Agreement or (ii) in the case of a Lender where the Facility under which such Lender initially had a Commitment when it became a Party has been cancelled, the first day of the Availability Period for the Facility under which such Lender has a Commitment (it being acknowledged that, where such Lender has Commitments under more than one Facility and such Facilities’ Availability Periods commenced on different dates, the relevant date shall be the earlier of the dates)”.

(b)	Amend the definition of CRD IV in Clause 18.3(b) (Exceptions) to delete “and the prudential supervision of credit institutions” immediately after “the activity of credit institutions”.

18.	Legal Reservations

(a)	Insert a new definition in Clause 1.1 (Definitions) as follows:
““Legal Reservations” means:
(a)    the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, court protection, examinership, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;
(b)    the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and
(c)    any other general principles which are set out as qualifications or reservations as to matters of law in any legal opinion delivered under any Finance Document including (whether or not set out in such legal opinion) the qualification that security purporting to create fixed charges may create floating charges.”

(b)
Amend Clause 21.4(a) (Legal validity) to delete reference to “any relevant reservations or qualifications as to matters of law contained in any legal opinion delivered under this Agreement” and replace with reference to “the Legal Reservations”.

(c)
Amend Clauses 21.4(b) and (c) (Legal validity) to delete reference to “any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above” and replace with reference to “the Legal Reservations”.

(d)
Amend Clause 21.6 (Consents) to delete reference to “any relevant reservations or qualifications contained in any legal opinion referred to in Clause 21.4(a) (Legal validity) above” and replace with reference to “the Legal Reservations”.

(e)
Amend Clauses 21.22 (Claims Pari Passu) and 36.2(b)(iii) (Resignation of a Borrower) and paragraph (c) of the form of Resignation Letter contained in Schedule 17 (Form of Resignation Letter) to delete reference to “any relevant reservations or qualifications contained in any legal opinion referred to in Clause 21.4(a) (Legal validity)” and replace with reference to “the Legal Reservations”.

(f)	Amend paragraph 3 of Schedule 8 (Accession Documents) to delete reference to “the reservations referred to in Clause 21.4(a) legal validity” and replace with reference to “the Legal Reservations”.

(g)	Amend paragraph 3 of Schedule 19 (Agreed Security Principles) to delete reference to “any legal opinion referred to in Clause 21.4(a)” and replace with reference to “the Legal Reservations”.

(h)	Delete the definition of Legal Opinions in Clause 1.1 (Definitions).

19.	Financial Covenant

(a)	Amend the definition of Senior Debt in Clause 22.1 (Financial definitions) to delete limb (c) of such definition and replace it with the following:
“(c) any Financial Indebtedness referred to in Clauses 23.13(b)(viii), 23.13(b)(xii), 23.13(b)(xiii), 23.13(b)(xvii), 23.13(b)(xxvii), 23.13(b)(xxx) and 23.13(b)(xxxvii) (Restrictions on Financial Indebtedness), and for a period of six months following the date of completion of an acquisition referred to in Clause 23.13(b)(xi) or 23.13(b)(xxxv) and to the extent outstanding as at the relevant time, Clauses 23.13(b)(xi) and 23.13(b)(xxxv) (Restrictions on Financial Indebtedness);”.

(b)	Amend the definition of Total Debt in Clause 22.1 (Financial definitions) to delete limb (c) of such definition and replace it with the following:
“(c) any Financial Indebtedness referred to in Clauses 23.13(b)(viii), 23.13(b)(xii), 23.13(b)(xiii), 23.13(b)(xvii) and 23.13(b)(xxxvii) (Restrictions on Financial Indebtedness), and for a period of six months following the date of completion of an acquisition referred to in Clause 23.13(b)(xi) or 23.13(b)(xxxv) and to the extent outstanding as at the relevant time, Clauses 23.13(b)(xi) and 23.13(b)(xxxv) (Restrictions on Financial Indebtedness);”

20.	Restricted Payment

(a)	Amend the definition of Permitted Payment to delete “(xvi)” from Clause 23.14(c)(xiv) (Restricted Payments).

(b)	Amend the definition of Permitted Payment to delete each reference to “three” from Clause 23.14(c)(xli) (Restricted Payments) and replace them with “five”.

(c)
Amend the definition of Permitted Payment by amending the current Clause 23.14(c)(xli) (Restricted Payments) so that it becomes Clause 23.14(c)(xliii) (Restricted Payments) (and update all references in the Credit Agreement to Clause 23.14(c)(xli) (Restricted Payments) accordingly) and inserting:

(i)	a new Clause 23.14(c)(xli) (Restricted Payments) as follows:
“in connection with any transfer of the equity interests in a member of the Bank Group provided that (A) the ratio of Senior Net Debt to Annualised EBITDA would not be greater than it was immediately prior to the relevant transfer and (B) such member of the Bank Group whose equity interests have been transferred pursuant to this paragraph, becomes an Affiliate Subsidiary within 3 Business Days of such transfer;”; and

(ii)	a new Clause 23.14(c)(xlii) (Restricted Payments) as follows:
“following a Public Offering of the Company or a Permitted Affiliate Parent or any Parent Entity, the declaration and payment by the Company, any Permitted Affiliate Parent or any Parent Entity, or the making of any cash payments, advances, loans, dividends or distributions to any Parent Entity to pay, dividends or distributions on the Capital Stock (as defined in Clause 12.1 (Change of Control)), common stock or common equity interests of the Company, any Permitted Affiliate Parent or any Parent Entity; provided that the aggregate amount of all such dividends or distributions under this paragraph shall not exceed in any financial year the greater of (A) 6 per cent. of the Net Cash Proceeds of such Public Offering or subsequent equity offering by the Company or any Permitted Affiliate Parent or contributed to the capital of the Company or any Permitted Affiliate Parent by any Parent Entity in any form and (B) following the Initial Public Offering, an amount equal to the greater of (1) 7 per cent. of the Market Capitalisation and (2) 7 per cent. of the IPO Market Capitalisation;”.

(d)	Insert the following definitions in Clause 1.1 (Definitions) in their correct alphabetic positions in connection with the new Clause 23.14(c)(xlii) (Restricted Payments):

““Initial Public Offering” means an equity offering of common stock or other common equity interests of the Company, any Permitted Affiliate Parent or any Parent Entity (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognised exchange or traded on an internationally recognised market.
“IPO Market Capitalisation” means an amount equal to (a) the total number of issued and outstanding shares of Capital Stock (as defined in Clause 12.1 (Change of Control)) of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (b) the price per share at which such shares of common stock or common equity interests are sold or distributed in such Initial Public Offering.
“Market Capitalisation” means an amount equal to (a) the total number of issued and outstanding shares of Capital Stock (as defined in Clause 12.1 (Change of Control)) of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (b) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock (as defined in Clause 12.1 (Change of Control)) and/or other capital contributions, the Cash proceeds of such issuance or sale net of legal fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commission and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Public Market” means at any time after an equity offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of £75,000,000 on the date of such equity offering have been distributed pursuant to such equity offering.
“Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the United States Securities Act of 1933 to professional market investors or similar persons).”

21.	80% Security Test
Amend the definition of 80% Security Test in Clause 1.1 (Definitions) to insert “, and such requirements shall at all times be subject to any grace period under this Agreement” after “80% Security Test numerator and denominator”.

22.	Bank Group
Amend the definition of Bank Group in Clause 1.1 (Definitions) to insert “and any Subsidiary of such Affiliate Subsidiary that is designated as a member of the Bank Group by the Company or a Permitted Affiliate Parent (provided that such designation shall only remain in effect whilst the relevant Affiliate Subsidiary has not been the subject of an Affiliate Subsidiary Release)” after each reference to “Affiliate Subsidiary” in the definition of Bank Group.

23.	Intra-Group Services
Amend the definition of Intra-Group Services in Clause 1.1 (Definitions):

(a)	delete reference to “on arms’ length terms” in limb (b);

(b)	insert “including stock and other incentive plans,” into limb (c)(ii) after “other benefits,”;

(c)	insert “or develop” into limb (c)(iii) after “to buy”;

(d)	delete limb (c)(iv) and replace with the following:
“(iv) the provision of treasury, audit, accounting, banking, strategy, IT, branding, marketing, network, technology, research and development, telephony, office, administrative, compliance, payroll or other similar services; and”;

(e)	delete “, in the ordinary course of business and on terms not materially less favourable to the relevant member of the Bank Group than arms’ length terms,” in limb (d).

24.	Holding Company Expenses
Amend limb (e) of the definition of Holding Company Expenses in Clause 1.1 (Definitions) to include “and/or a Permitted Tax Reorganisation” after “Post-Closing Reorganisation”.

25.	Agreed Security Principles
Amend Schedule 19 (Agreed Security Principles) to reflect the following agreed security principles in respect of security granted over real estate, bank accounts, fixed assets, insurance policies and intellectual property prior to the Asset Security Release Date and to make any consequential and/or conforming changes to Schedule 19 (Agreed Security Principles):
“Real estate

(a) There will be no obligation for a Security Provider to grant security over real property provided that a Security Provider may grant a floating charge (or other similar security) over any of its material freehold real property under a security document which charges all of the assets of the relevant Security Provider.
(b)    There will be no obligation to investigate title, provide surveys or other insurance or environmental due diligence.
Bank accounts
(a) There will be no obligation for a Security Provider to grant security over its bank accounts provided that a Security Provider may grant a floating charge (or other similar security) over any of its material bank accounts under a security document which charges all of the assets of the relevant Security Provider. Any security over bank accounts shall be subject to any prior Security Interests and any other rights (including but not limited to set off rights) in favour of the bank which maintains the relevant account which are created either by law or in the standard terms and conditions of the relevant bank.
(b) No notices of any Security Interest over bank accounts will be required to be served on the bank which maintains the relevant account.
Fixed assets
There will be no obligation for a Security Provider to grant security over its fixed assets provided that a Security Provider may grant a floating charge (or other similar security) over any of its material fixed assets under a security document which charges all of the assets of the relevant Security Provider.
Insurance policies
(a) There will be no obligation for a Security Provider to grant security over its insurance policies provided that a Security Provider may grant a floating charge (or other similar security) over any of its material insurance policies which permit the granting of security over such insurance policies (excluding any third party liability or public liability insurance and any directors and officers insurance) under a security document which charges all of the assets of the relevant Security Provider.
(b) No notices of any Security Interest over insurance policies will be required to be served on the relevant insurer, no loss payee or other endorsement will be required to be made on the relevant insurance policy, no physically issued (if any) insurance policies will be required to be delivered to the Security Trustee (or any other Finance Party) and the Security Trustee will not (and neither will any other Finance Party) be required to be named as co-insured on the relevant insurance policies.

Intellectual property
(a) There will be no obligation for a Security Provider to grant security over its intellectual property provided that a Security Provider may grant a floating charge (or other similar security) over any of its material intellectual property which permit the granting of security over such intellectual property, in the terms of (if applicable) the relevant licensing agreement, under a security document which charges all of the assets of the relevant Security Provider.
(b) No notices of any Security Interest over intellectual property will be required to be served on the relevant counterparty to the licensing agreement, no security over any intellectual property will be required to be registered at any national or supra-national intellectual property registry and any security over intellectual property will be taken on an “as is, where is” basis and the Security Trustee will not (and no other Finance Party will) require any changes to be made to, or corrections of filings on, external intellectual property registers.”

26.	Business
Amend the definition of “Business” in Clause 1.1 (Definitions) as follows:
[““Business” means any:
(a)    business engaged in by any Parent Entity or any member of the Bank Group on the [insert amendment and restatement date];
(b)    business that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation, utilisation and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony (including for the avoidance of doubt, mobile telephony), internet services and content, high speed data transmission, video, multi-media and related activities);
(c)    other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which any Parent Entity or any member of the Bank Group are engaged from time to time, including, without limitation, all forms of television, telephony (including, for the avoidance of doubt, mobile telephony) and internet services and any services relating to carriers, networks, broadcast or communications services, or Content; or
(d) business that comprises being a Holding Company of one or more persons engaged in any such business.”]

27.	Resignation of Obligors
Replace Clause 36.2 (Resignation of a Borrower) with a new “Clause 36.2 (Resignation of an Obligor (other than the Company))” to the Credit Agreement on terms consistent with those in Clause 29.12 (Resignation of an Obligor (other than the Company)) of the credit agreement originally dated 1 August 2007 between, among others, Telenet BVBA as the Company and The Bank of Nova Scotia as the Facility Agent as last amended and restated on 6 April 2020 and make any consequential changes.

28.	Change in Tax Law
Delete the definition of Change in Tax Law in Clause 1.1 (Definitions) and replace it with the following:
““Change in Tax Law” means the introduction, implementation, repeal, withdrawal or change in any Law relating to taxation (other than (a) a change in a Relevant Covered Tax Agreement (or the interpretation, administration or application of a Relevant Covered Tax Agreement) that occurs pursuant to the MLI and in accordance with MLI Reservations or MLI Notifications made by (on the one hand) the MLI Lender Jurisdiction and (on the other hand) the MLI Borrower Jurisdiction, where each relevant MLI Reservation or MLI Notification satisfies the MLI Disclosure Condition and (b) a change arising as a result of the withdrawal (or any vote or referendum electing to withdraw) of the United Kingdom from the European Union) in the case of a participation in an Advance by a Lender after the later of the date upon which (i) such Lender became a Party to this Agreement or (ii) if the Facility under which such Lender initially had a Commitment when it became a Party has been cancelled, the first day of the Availability Period for the Facility under which such Lender has a Commitment (it being acknowledged that, where such Lender has Commitments under more than one Facility and such Facilities’ Availability Periods commenced on different dates, the relevant date shall be the earlier of the dates).”

29.	Default
Amend the definition of Default in Clause 1.1 (Definitions) to insert “provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied” after “be an Event of Default”.

30.	Acceleration
Amend Clause 26.19 (Acceleration) and Clause 26.20 (Revolving Facility Acceleration) to insert a new paragraph as follows (and to make the consequential changes required to the numbering of the existing paragraphs in Clause 26.19 (Acceleration) and Clause 26.20 (Revolving Facility Acceleration)):

“(b) Any notice of Default or Event of Default, notice of acceleration or instruction to the Facility Agent to provide a notice of Default or Event of Default or notice of acceleration, or to take any other action with respect to an alleged Default or Event of Default, may not be given with respect to any Default or Event of Default notified to the Facility Agent, reported publicly or which the Facility Agent otherwise became aware of, in each case, more than two years prior to such notice or instruction.”.

31.	Security Trustee replacement
Delete the words “delivered anytime within six months of the Closing Date” in paragraph (b) of Clause 29.19 (Security Trustee).

32.	Spectrum Licenses
Amend the definition of Permitted Transaction in Clause 1.1 (Definitions) to insert a new paragraph as follows:
“any acquisition or purchase of a spectrum license;”.

33.	Transfers by Lenders
Amend Clause 36.4(b) (Assignments or Transfers by Lenders) to insert “other than Clause 36.5 (Sub-participation)” immediately after “Notwithstanding any other provision of this Agreement”.

SCHEDULE 7
ICA AMENDMENT AND RESTATEMENT DEED
[To be attached]

[●] 2020

BETWEEN
VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED
as Company
VIRGIN MEDIA FINANCE PLC
as Parent

THE OBLIGORS
THE BANK OF NOVA SCOTIA
as Facility Agent
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
as Authorised Representative
THE EFFECTIVE DATE HEDGE COUNTERPARTIES
BANK OF NEW YORK MELLON
as High Yield Trustee
DEUTSCHE BANK AG, LONDON BRANCH
as Security Trustee
and others

AMENDMENT AND RESTATEMENT DEED

i

THIS DEED is dated [●] and made
BETWEEN:

(1)
THE BANK OF NOVA SCOTIA in its capacity as “Senior Agent” under, and as defined in, the High Yield ICA, as “Facility Agent” under, and as defined in, the Group ICA and the Security Trust Agreement and, from the Effective Date, as “Effective Date Senior Agent” under, and as defined in, the Amended Group ICA (the “Effective Date Senior Agent”);

(2)
THE BANK OF NEW YORK MELLON in its capacity as “High Yield Trustee” under, and as defined in, the High Yield ICA, and from the Effective Date as “High Yield Notes Trustee” under, and as defined in, the Amended Group ICA (the “High Yield Notes Trustee”);

(3)
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED in its capacity as a “Senior Finance Party” under, and as defined in, the High Yield ICA, an “Authorised Representative” under, and as defined in, the Group ICA and the Security Trust Agreement and, from the Effective Date, as “Effective Date Senior Secured Notes Trustee” under, and as defined in, the Amended Group ICA (the “Effective Date Senior Secured Notes Trustee”);

(4)	THE EFFECTIVE DATE HEDGE COUNTERPARTIES named in Schedule 10 (Effective Date Hedge Counterparties) of the Amended Group ICA;

(5)
VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED a private limited company incorporated in England and Wales with registered number 03173552 and having its registered address at 500 Brook Drive, Reading, United Kingdom RG2 6UU (“the Company”);

(6)	THE EFFECTIVE DATE SUBORDINATED CREDITORS named in Schedule 7 (Effective Date Subordinated Creditors) of the Amended Group ICA;

(7)	THE EFFECTIVE DATE DEBTORS named in Schedule 8 (Effective Date Debtors) of the Amended Group ICA;

(8)	THE EFFECTIVE DATE INTRA-GROUP LENDERS named in Schedule 9 (Effective Date Intra-Group Lenders) of the Amended Group ICA;

(9)	THE EFFECTIVE DATE SECURITY GRANTORS named in Schedule 11 (Effective Date Security Grantors) of the Amended Group ICA; and

(10)	DEUTSCHE BANK AG, LONDON BRANCH in its capacity as “Security Trustee” under, and as defined in, the Security Trust Agreement, the High Yield ICA and the Group

1

ICA and the “Security Agent” under, and as defined in, the Amended Group ICA (the “Security Agent”).
It is intended that this document takes effect as a deed notwithstanding that a Party may only execute it under hand.
BACKGROUND

(A)	We refer to:

(a)	the security trust agreement dated 3 March 2006 as amended and restated on 19 January 2010 and made between, among others, the Security Agent and the Company (the “Security Trust Agreement”);

(b)
the group intercreditor deed dated 3 March 2006 as amended and restated on 13 June 2006, 10 July 2006, 31 July 2006, 15 May 2008, 30 October 2009, 8 January 2010 and 19 April 2017 and made between, among others, the Security Agent and the Company (the “Group ICA”), and as further amended and restated by this Deed (the “Amended Group ICA”);

(c)	the high yield intercreditor deed dated 13 April 2004 as amended and restated on 30 December 2009 and made between, among others, Virgin Media Finance PLC and the Company (the “High Yield ICA”); and

(d)	the intercreditor agreement dated 3 March 2006 and made between, amongst others, the Security Agent, Cable London Limited and Barclays Bank PLC (the “Barclays Intercreditor”).

(B)	This Deed is supplemental to and amends and restates the Group ICA, the High Yield ICA and the Security Trust Agreement.

(C)	The Barclays Discharge Date (as defined in the Barclays Intercreditor) has occurred and as such, the Barclays Intercreditor is no longer in force and effect.

(D)
Pursuant to Clause 21.2 (Amendments) of the Group ICA, the Instructing Party, the Hedge Counterparties, the Facility Agent, the Security Trustee, the Senior Lenders, the Relevant Agent (each such term as defined in the Group ICA) [and the Effective Date Senior Secured Notes Trustee on behalf of itself as an Authorised Representative, and each other Senior Finance Party in respect of a Series of Senior Liabilities] (each such term as defined in the Group ICA) have consented, subject to Clause 2(b) (Amendment of the Group ICA, High Yield ICA and Security Trust Agreement) of this Deed, to the amendments to the Group ICA being supplemented, amended and restated into the Amended Group ICA as contemplated by Clause 2(a) (Amendment of the Group ICA) of this Deed. [Accordingly, the Effective Date Senior Agent (in its capacity as Relevant

2

Agent under and as defined in the Group ICA) is authorised to sign this Deed on behalf of the other Beneficiaries (as defined in the Group ICA).]

(E)
Pursuant to Clause 10.1 (Amendments) of the Security Trust Agreement, the relevant Instructing Party (as defined in the Group ICA), the Facility Agent, the Security Trustee, the Senior Lenders and the Hedge Counterparties (each such term as defined in the Security Trust Agreement) have consented, subject to Clause 2(b) (Amendment of the Group ICA, High Yield ICA and Security Trust Agreement) of this Deed, to the Security Trust Agreement being supplemented, amended and restated into the Amended Group ICA as contemplated by Clause 2(a) (Amendment of the Group ICA) of this Deed. Accordingly, the Security Agent (in its capacity as Security Trustee under and as defined in the Security Trust Agreement) is authorised to sign this Deed on behalf of the other Beneficiaries (as defined in the Security Trust Agreement).

(F)
Pursuant to Clause 15.2 (Amendments) of the High Yield ICA, the Instructing Group, the Security Trustee, the Majority High Yield Creditors, the Senior Lenders and [the Hedge Counterparties] (each such term as defined in the High Yield ICA) have consented, subject to Clause 2(b) (Amendment of the Group ICA, High Yield ICA and Security Trust Agreement) of this Deed, to the High Yield ICA being supplemented, amended and restated into the Amended Group ICA as contemplated by Clause 2(a) (Amendment of the Group ICA) of this Deed. Accordingly, the Effective Date Senior Agent (in its capacity as Senior Agent under and as defined in the High Yield ICA) and the High Yield Notes Trustee (as High Yield Trustee under and as defined in the High Yield ICA) are authorised to sign this Deed on behalf of the other Senior Finance Parties (as defined in the High Yield ICA).

(G)
On or prior to the date of this Deed, the High Yield Discharge Date (as defined in the High Yield ICA) has occurred. The High Yield Notes Trustee (in its capacity as High Yield Trustee under, and as defined in, the High Yield ICA) is only party to this Deed to acknowledge that the High Yield Discharge Date has occurred and that no High Yield Trustee Amount or High Yield Trustee Direct Claims (each as defined in the High Yield ICA) are outstanding or shall arise.

(H)
[Pursuant to [insert relevant additional facility accession deeds, SSN indentures and HCP consent letters][1] (the “Consent Documents”), the Effective Date Senior Agent [and the Effective Date Senior Secured Notes Trustee (as applicable)] [is/are] required to, at the request of the Company, enter into a new intercreditor agreement substantially in the form attached to such Consent Documents on behalf of the creditors party to the Consent Documents.]

(I)	Each Party acknowledges and agrees that the Amended Group ICA is substantially in the form attached to the Consent Documents.
_______________
1 To be updated closer to the date of execution.

3

(J)
The Company has requested (and hereby requests) that the Effective Date Senior Agent and the Effective Date Senior Secured Notes Trustee enter into the Amended Group ICA. Accordingly, the Effective Date Senior Agent and the Effective Date Senior Secured Notes Trustee [is/are] authorised to sign this Deed on behalf of all of the Lenders.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

(a)	In this Deed:
“Effective Date” means the date on which the Effective Date Senior Agent notifies the Company that it has received all of the documents set out in Schedule 1 (Conditions precedent) to this Deed in form and substance satisfactory to the Effective Date Senior Agent (acting reasonably). The Effective Date Senior Agent must give this notification as soon as reasonably practicable;
“Finance Documents” has the meaning given to such term in the Original Senior Facilities Agreement; and
“Party” means a party to this Deed.

(b)	Capitalised terms defined in the Amended Group ICA have, unless expressly defined in this Deed, the same meaning in this Deed.

1.2	Construction

(a)
The provisions of Clause 1.2 (Construction) of the Group ICA apply to this Deed as though they were set out in full in this Deed except that references to “this Agreement” are to be construed as references to this Deed.

(b)
Where paragraph or Clause numbers in the Group ICA, the High Yield ICA or the Security Trust Agreement are referred to in any other Finance Document in force on the Effective Date, to the extent such paragraph or Clause has been superseded by the Amended Group ICA pursuant to Clause 2(a) (Amendment of the Group ICA, High Yield ICA and Security Trust Agreement) of this Deed, such paragraph or Clause numbers shall be read and construed, for the purpose of the relevant Finance Document only, so that the equivalent provision in the Amended Group ICA is instead referred to in each such Finance Document.

(c)
Subject to Clause 2(b) (Amendment of the Group ICA, High Yield ICA and Security Trust Agreement) of this Deed and notwithstanding any provision to the contrary in any Finance Document entered into prior to the Effective Date,

4

in the case of any inconsistency or conflict between the terms of any Finance Document and the Amended Group ICA, the terms and provisions of the Amended Group ICA shall prevail.

(d)
Where paragraph or Clause numbers have changed in the Original Senior Facilities Agreement as a result of amendments to the Original Senior Facilities Agreement prior to the Effective Date, and such paragraph and Clause numbers are referred to in any other Finance Document in force on the Effective Date, such paragraph or Clause numbers shall be read and construed in the Original Senior Facilities Agreement, for the purposes of the relevant Finance Document only, so that the equivalent provision in the Original Senior Facilities Agreement (as at the Effective Date) is instead referred to in each such Finance Document.

2.	AMENDMENT OF THE GROUP ICA, HIGH YIELD ICA AND SECURITY TRUST AGREEMENT

(a)
With effect on and from the Effective Date, the Group ICA, the High Yield ICA and the Security Trust Agreement will be supplemented and amended and restated by this Deed so that they shall then be in effect in the form set out at Schedule 2 (Amended Group ICA) to this Deed.

(b)
Notwithstanding paragraph (a) above, to the extent relevant in respect of any Pre-Effective Date Security Documents, the definitions of “Beneficiaries”, “Designated Secured Obligations” and “Secured Obligations” (in the Group ICA and the Security Trust Agreement) and all other definitions in the Group ICA and Security Trust Agreement (to the extent they are used within the definitions of “Beneficiaries”, “Designated Secured Obligations” and “Secured Obligations” in the Group ICA and Security Trust Agreement) shall remain in full force and effect.

3.	BARCLAYS INTERCREDITOR
The Parties to this Deed acknowledge and confirm that the Barclays Discharge Date (as defined in the Barclays Intercreditor) has occurred and as such, the Barclays Intercreditor has been terminated and is no longer in force and effect.

4.	REPRESENTATIONS

(a)
The representations and warranties set out in Clause 11.9 (Subordinated Creditor Representations) of the Amended Group ICA are made on the date of this Deed by each Effective Date Subordinated Creditor.

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(b)	The representations and warranties set out in Clause 12.8 (Representations: Intra- Group Lenders) of the Amended Group ICA are made on the date of this Deed by each Effective Date Intra-Group Lender.

5.	GUARANTEE AND SECURITY
With effect from the Effective Date, each Effective Date Debtor and (to the extent applicable) each Effective Date Security Grantor:

(a)	confirms its acceptance of the Amended Group ICA;

(b)	agrees that it is bound as a Debtor or as a Security Grantor (as applicable) by the terms of the Amended Group ICA; and

(c)	confirms and accepts that:

(i)	any Transaction Security created or given by it under a Pre-Effective Date Security Document will:

(A)	continue in full force and effect on the terms of the respective Finance Documents (including the Amended Group ICA, to the extent applicable); and

(B)
subject to Clause 2 (Amendment of the Group ICA, High Yield ICA and Security Trust Agreement) of this Deed, continue to extend to the Secured Obligations, under and as defined in paragraph [(a) or (b)] of that definition (as applicable) in the Amended Group ICA; and

(ii)
any guarantee or indemnity created or given by it under the Original Senior Facilities Agreement will continue in full force and effect on the terms of the respective Finance Documents (including the Amended Group ICA) and extend to all new obligations assumed by any Debtor under the Finance Documents as amended and restated by this Deed (including, but not limited to, any new obligations under the Amended Group ICA), subject to any applicable guarantee limitations set out in any relevant Finance Documents.

6.	ACKNOWLEDGEMENTS

(a)
On the Effective Date, the High Yield Notes Trustee (in its capacity as High Yield Trustee under, and as defined in, the High Yield ICA) agrees and acknowledges that it shall cease to be a party to the High Yield ICA, that the High Yield Discharge Date has occurred and that no High Yield Trustee Amount or High Yield Trustee

6

Direct Claims (each as defined in the High Yield ICA) are outstanding and that no further claim shall or may be made in respect of the same.

(b)	[Acknowledgement of termination of Barclays Intercreditor to be included if applicable (i.e. if the discharge date has occurred but the agreement is still technically in force)]

(c)	[●]

7.	CONFIRMATIONS
On the Effective Date:2

(a)
The Bank of Nova Scotia (as “Facility Agent” under the Group ICA and the Security Trust Agreement and as “Senior Agent” under the High Yield ICA) shall become the “Effective Date Senior Agent” under the Amended Group ICA;

(b)
BNY Mellon Corporate Trustee Services Limited (as a “Senior Finance Party” under the High Yield ICA, an “Authorised Representative” under the Group ICA and the Security Trust Agreement) shall become a “Senior Secured Notes Trustee” under the Amended Group ICA;

(c)	Deutsche Bank AG, London Branch (as “Security Trustee” under the High Yield ICA, the Group ICA and the Security Trust Agreement) shall become the “Security Agent” under the Amended Group ICA;

(d)
each Effective Date Subordinated Creditor shall become party to the Amended Group ICA in the capacity of “Subordinated Creditor” and, for such purposes (i) each Party agrees that this Deed shall operate as a Creditor Accession Undertaking under the Amended Group ICA and (ii) each Effective Date Subordinated Creditor gives the agreements, confirmations and undertakings to be given by Subordinated Creditors in the form of Creditor Accession Undertaking set out in Schedule 2 (Form of Creditor Accession Undertaking) of the Amended Group ICA as if they were set out in full in this Deed;

(e)
each Effective Date Debtor (each an “Obligor” under the Group ICA) shall become party to the Amended Group ICA in the capacity of “Debtor” [and for, such purposes (i) each Party agrees that this Deed shall operate as a Debtor Accession Deed under the Amended Group ICA and (ii) each Effective Date Debtor gives the agreements, confirmations and undertakings to be given by Debtors in the form of Debtor Accession Deed set out in Schedule 1 (Form of Debtor Accession Deed) of the Amended Group ICA as if they were set out in full in this Deed];

_______________
2 To be confirmed closer to execution.

7

(f)
each Effective Date Intra-Group Lender shall become party to the Amended Group ICA in the capacity of “Intra-Group Lender” and, for such purposes (i) each Party agrees that this Deed shall operate as a Creditor Accession Undertaking under the Amended Group ICA and (ii) each Effective Date Intra-Group Lender gives the agreements, confirmations and undertakings to be given by Intra-Group Lenders in the form of Creditor Accession Undertaking set out in Schedule 2 (Form of Creditor Accession Undertaking) of the Amended Group ICA as if they were set out in full in this Deed;

(g)
each Effective Date Security Grantor shall become party to the Amended Group ICA in the capacity of “Security Grantor” and, for such purposes (i) each Party agrees that this Deed shall operate as a Debtor Accession Deed under the Amended Group ICA and (ii) each Effective Date Security Grantor gives the agreements, confirmations and undertakings to be given by Security Grantors in the form of Debtor Accession Deed set out in Schedule 1 (Form of Debtor Accession Deed) of the Amended Group ICA as if they were set out in full in this Deed; and

(h)
each Effective Date Hedge Counterparty [which was a party to the Group ICA as a “Hedging Counterparty” immediately prior to the Effective Date] shall become a “Hedge Counterparty” under the Amended Group ICA [and, for such purposes (i) each Party agrees that this Deed shall operate as a Creditor Accession Undertaking under the Amended Group ICA and (ii) each Effective Date Hedge Counterparty gives the agreements, confirmations and undertakings to be given by Hedge Counterparties in the form of Creditor Accession Undertaking set out in Schedule 2 (Form of Creditor Accession Undertaking) of the Amended Group ICA as if they were set out in full in this Deed].

8.	MISCELLANEOUS

(a)	The Effective Date Senior Agent and the Company agree that each of this Deed and the Amended Group ICA are designated as Finance Documents.

(b)	No part of this Deed is intended to or will create any registerable Security.

(c)	Subject to the terms of this Deed:

(i)
the Group ICA, the High Yield ICA and the Security Trust Agreement will remain in full force and effect and, on and from the Effective Date, the Group ICA, the High Yield ICA, the Security Trust Agreement and this Deed will be read and construed as one document as set out in Schedule 2 (Amended Group ICA); and

8

(ii)	except as otherwise provided in this Deed, the Finance Documents remain in full force and effect.

(d)
The provisions of Clauses 31 (Counterparts) and 35 (Enforcement) of the Amended Group ICA apply to this Deed as though they were set out in full in this Deed except that references to “this Agreement” are to be construed as references to this Deed.

9.	GOVERNING LAW
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
THIS DEED has been entered into as a deed on the date stated at the beginning of this Deed.

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SCHEDULE 1

CONDITIONS PRECEDENT

1.	Constitutional Documents
(a)    A copy of the constitutional documents of each Effective Date Debtor and each Effective Date Security Grantor or, if the Effective Date Senior Agent already has a copy, a certificate of an authorised signatory of the relevant Effective Date Debtor or Effective Date Security Grantor confirming that the copy in the Effective Date Senior Agent’s possession is still correct, complete and in full force and effect as at the date of this Deed.

2.	Authorisations

(a)	A copy of a resolution of the board of directors (or equivalent) of each Effective Date Debtor and each Effective Date Security Grantor:

(i)	approving the terms of, and the transactions contemplated by, this Deed and resolving that it execute and deliver this Deed; and

(ii)	authorising a specified person or persons to execute and deliver this Deed.

(b)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (a) above.

(c)
A certificate of an authorised signatory of each Effective Date Debtor and each Effective Date Security Grantor certifying that each copy of the documents specified in this Schedule 1 (Conditions precedent) and supplied by that Effective Date Debtor or Effective Date Security Grantor is a true copy and in full force and effect as at a date no earlier than the date of this Deed.

3.	Legal opinions

(a)	Legal opinion of Allen & Overy LLP, London, as legal advisers to the Effective Date Senior Agent.

(b)	Legal opinion of Ropes & Gray International LLP, as legal advisers to the Effective Date Debtors as to matters of Delaware law.

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SCHEDULE 2

AMENDED GROUP ICA

11

Draft: 6 September 2020

Originally dated 3 March 2006
as amended and restated on 13 June 2006, 10 July 2006, 31 July 2006, 15 May 2008, 30 October 2009, 8 January 2010, 19 April 2017 and the Effective Date
Between
VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED
as the Company
THE BANK OF NOVA SCOTIA
as the Effective Date Senior Agent
The Effective Date Senior Lenders
The Effective Date Debtors
DEUTSCHE BANK AG, LONDON BRANCH
as the Security Agent
and others

INTERCREDITOR AGREEMENT[3]

_______________
3 Subject to US counsel review based upon any changes of law since 4 June 2019 (ie the date the precedent for this ICA was executed).

i

ii

THIS AGREEMENT is dated 3 March 2006 as amended and restated on 13 June 2006, 10 July 2006, 31 July 2006, 15 May 2008, 30 October 2009, 8 January 2010, 19 April 2017 and the Effective Date and is made
BETWEEN:

(1)	THE BANK OF NOVA SCOTIA as the Facility Agent under and as defined in the Original Senior Facilities Agreement (the “Effective Date Senior Agent”);

(2)	[THE FINANCIAL INSTITUTIONS that are Senior Arrangers as at the Effective Date (the “Effective Date Senior Arrangers”);]

(3)	THE FINANCIAL INSTITUTIONS that are Senior Lenders as at the Effective Date (the “Effective Date Senior Lenders”);

(4)
VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED, a private limited company incorporated in England and Wales with registered number 03173552 and having its registered address at 500 Brook Drive, Reading, United Kingdom RG2 6UU (the “Company”);

(5)	THE EFFECTIVE DATE SUBORDINATED CREDITORS named in Schedule 7 (Effective Date Subordinated Creditors) (the “Effective Date Subordinated Creditors”);

(6)	THE EFFECTIVE DATE DEBTORS named in Schedule 8 (Effective Date Debtors) (the “Effective Date Debtors”);

(7)	THE EFFECTIVE DATE INTRA-GROUP LENDERS named in Schedule 9 (Effective Date Intra-Group Lenders) (the “Effective Date Intra-Group Lenders”);

(8)	DEUTSCHE BANK AG, LONDON BRANCH as security agent for the Secured Parties (the “Security Agent”);

(9)	THE EFFECTIVE DATE HEDGE COUNTERPARTIES named in Schedule 10 (Effective Date Hedge Counterparties) (the “Effective Date Hedge Counterparties”);

(10)	[THE SECURITY GRANTORS named in Schedule 11 (Original Security Grantors) (the “Original Security Grantors”);]

(11)	BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED as the Senior Secured Notes Trustee as at the Effective Date (the “Effective Date Senior Secured Notes Trustee”);

(12)	UPON ACCESSION, each Subordinated Creditor;

(13)	UPON ACCESSION, each Senior Agent;

(14)	UPON ACCESSION, each Second Lien Agent;

(15)	UPON ACCESSION, each Second Lien Arranger;

(16)	UPON ACCESSION, each Second Lien Lender;

(17)	UPON ACCESSION, each Second Lien Notes Trustee as trustee for the Second Lien Noteholders which such Second Lien Notes Trustee represents;

(18)	UPON ACCESSION, each Hedge Counterparty which accedes to this Agreement in accordance with Clause 23.13 (Creditor Accession Undertaking);

(19)	UPON ACCESSION, each Senior Secured Notes Trustee as trustee for the Senior Secured Noteholders which such Senior Secured Notes Trustee represents;

(20)	UPON ACCESSION, each High Yield Agent;

(21)	UPON ACCESSION, each High Yield Lender;

(22)	UPON ACCESSION, each High Yield Notes Trustee as trustee for the High Yield Noteholders which such High Yield Notes Trustee represents;

(23)	UPON ACCESSION, each Unsecured Agent;

(24)	UPON ACCESSION, each Unsecured Lender;

(25)	UPON ACCESSION, each Unsecured Notes Trustee as trustee for the Unsecured Noteholders which such Unsecured Notes Trustee represents;

(26)
UPON ACCESSION, each Pari Passu Debt Representative as trustee or representative for the Pari Passu Creditors which such Pari Passu Debt Representative represents and, to the extent required, each Pari Passu Creditor;

(27)	UPON ACCESSION, each Debtor;

(28)	UPON ACCESSION, each Security Grantor;

(29)	UPON ACCESSION, each Intra-Group Lender;

(30)	UPON ACCESSION, each Senior Lender; and

(31)	UPON ACCESSION, each Senior Arranger.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
“1992 ISDA Master Agreement” means the Master Agreement (Multicurrency‑Cross Border) as published by the International Swaps and Derivatives Association, Inc.
“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.
“Acceleration Event” means a Senior Acceleration Event, a Senior Secured Notes Acceleration Event, a Pari Passu Debt Acceleration Event, a Second Lien Acceleration Event, a High Yield Acceleration Event or an Unsecured Acceleration Event.
“Acceptable Hedge Counterparty” means, to the extent permitted by each of the Debt Documents, any person.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Agent” means the Senior Agent, each Senior Secured Notes Representative, each Pari Passu Debt Representative, each Second Lien Representative, each High Yield Representative, each Unsecured Representative and the Security Agent.
“Agent Liabilities” means all present and future liabilities and obligations whether actual or contingent and whether incurred solely or jointly, of any Debtor or Security Grantor to any Agent, in its capacity as an Agent, under the Debt Documents.
“Agreed Security Principles” means each set of security principles that may be agreed by, prior to the Senior Secured Discharge Date, any Senior Secured Creditors and the Company or, following the Senior Secured Discharge Date, any Second Lien Creditors and the Company.
“Agreement” means this Intercreditor Agreement including the annexes, schedules and appendices hereto, as the same may be amended, supplemented or otherwise modified from time to time.
“Ancillary Facility” means any ancillary or swingline facility (howsoever described) made available in accordance with the Senior Facilities Agreement and/or any Pari Passu Debt Document.
“Ancillary Facility Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility Lender” means each Senior Lender (or Affiliate of a Senior Lender) which makes an Ancillary Facility available pursuant to the terms of the Senior Facilities Agreement and any Pari Passu Creditor that provides an Ancillary Facility pursuant to the terms of a Pari Passu Debt Document (if applicable).
“Arranger” means each Senior Arranger and each Second Lien Arranger.
“Arranger Liabilities” means all present and future liabilities and obligations (whether actual or contingent and whether incurred solely or jointly) of any Debtor or Security Grantor to any Arranger, in its capacity as an Arranger, under the Debt Documents.
"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Available Commitment”:

(a)	in relation to a Senior Lender, has the meaning given to the term “Available Commitment” (or equivalent) in each Senior Facilities Agreement;

(b)	in relation to a Second Lien Lender, has the meaning given to the term “Available Commitment” (or equivalent) in any Second Lien Facilities Agreement;

(c)	in relation to a High Yield Lender, has the meaning given to any substantially equivalent term in eachs High Yield Facilities Agreement;

(d)	in relation to an Unsecured Lender, has the meaning given to the term “Available Commitment” (or equivalent) in each Unsecured Facilities Agreement; and

(e)	in relation to a Pari Passu Creditor, has the meaning given to the term “Available Commitment” (or equivalent) in the relevant Pari Passu Debt Documents.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law as described in the EU Bail-In Legislation Schedule from time to time;

(b)
in relation to the United Kingdom (if a Withdrawal Event is effected by the United Kingdom) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(c)	in relation to any other state, any analogous law from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law.
“Borrowing Liabilities” means, in relation to a Debtor, a member of the Group or a Security Grantor, the liabilities (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor or a Debtor in respect of Liabilities arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, liabilities as a “Borrower” (or any other term which is similar in meaning and effect) under and as defined in the Senior Finance Documents and/or the Pari Passu Debt Documents and/or the Second Lien Loan Finance Documents and/or the High Yield Loan Finance Documents and/or the Unsecured Loan Finance Documents and/or liabilities as an “Issuer” (or any other term which is similar in meaning and effect) under and as defined in the Senior Secured Notes Finance Documents and/or the Pari Passu Debt Documents and/or the Second Lien Notes Finance Documents and/or the High Yield Notes Finance Documents and/or the Unsecured Notes Finance Documents) excluding, for the avoidance of doubt, any Hedging Liabilities.
“Business Day” means a day (other than a Saturday or Sunday):

(a)	on which banks generally are open for business in London;

(b)	if such reference relates to a date for the payment or purchase of any sum denominated in euro, which is a TARGET Day;

(c)	if such reference relates to a date for the payment or purchase of any sum denominated in US$, on which banks generally are open for business in New York; and

(d)
if such reference relates to a date for the payment or purchase of any sum denominated in an additional currency or an optional currency (howsoever defined) under the relevant Secured Debt Document, High Yield Finance Document or Unsecured Finance Document (in each case other than Sterling, euro or Dollars), the principal financial centre of the country of that currency.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.
“Close‑Out Netting” means:

(a)	in respect of a Hedging Agreement or a Hedging Ancillary Document based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent Set‑off (as defined in the 1992 ISDA Master Agreement);

(b)
in respect of a Hedging Agreement or a Hedging Ancillary Document based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement; and

(c)
in respect of a Hedging Agreement or a Hedging Ancillary Document not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Hedging Agreement or Hedging Ancillary Document (as applicable) pursuant to any provision of that Hedging Agreement or Hedging Ancillary Document (as applicable) which has a similar effect to either provision referenced in paragraph (a) and paragraph (b) above.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.).
“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible and subject to any Agreed Security Principles, given to all the Senior Secured Creditors and Second Lien Finance Parties in respect of their Senior Secured Liabilities and Second Lien Liabilities.
“Common Currency” means Sterling.
“Common Currency Amount” means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Security Agent’s Spot Rate of Exchange on the Business Day prior to the relevant calculation.
“Common Transaction Security” means any Transaction Security which to the extent legally possible and subject to any Agreed Security Principles:

(a)
is created in favour of the Senior Secured Creditors and (if applicable) the Second Lien Finance Parties represented by the Security Agent as agent or trustee for the Senior Secured Creditors and (if applicable) the Second Lien Finance Parties in respect of the Senior Secured Liabilities and the Second Lien Liabilities;

(b)
if applicable, where it is not possible or advisable to secure the Senior Secured Liabilities and the Second Lien Liabilities in the same Transaction Security Document, is created in favour of either the Senior Secured Creditors or the

Second Lien Finance Parties, represented by the Security Agent, in respect of the Senior Secured Liabilities or, as the case may be, the Second Lien Liabilities; or

(c)
if applicable, in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Agent as agent or trustee for the Senior Secured Creditors and/or the Second Lien Finance Parties, is created in favour of:

(i)	all the Senior Secured Creditors and/or the Second Lien Finance Parties (as the case may be) in respect of the Senior Secured Liabilities and/or the Second Lien Liabilities (as the case may be); or

(ii)	the Security Agent under a parallel debt or joint and several creditorship structure for the benefit of all the Senior Secured Creditors and/or the Second Lien Finance Parties,
provided that Transaction Security may only be granted over an asset in favour of the Second Lien Finance Parties only (or the Security Agent as agent or trustee for the Second Lien Finance Parties only) pursuant to a Transaction Security Document if, before or simultaneously with such Transaction Security Document being executed, Transaction Security is granted over the same asset in favour of the Senior Secured Creditors (or the Security Agent as agent or trustee for the Senior Secured Creditors), and in all cases which ranks in the order of priority contemplated in Clause 2.2 (Transaction Security) and/or is expressed to be subject to the terms of this Agreement.
“Competitive Process” means any public or private auction or other competitive sale process conducted and run in accordance with the advice of a reputable, independent and internationally recognised investment bank, firm of accountants or third party professional firm which is regularly engaged in such sale processes with a view to obtaining a fair market price in the prevailing market conditions (without any obligation to postpone to obtain a higher price) and in which the Second Lien Creditors and High Yield Creditors are entitled to participate (and for the avoidance of doubt, in which the Senior Secured Creditors are also entitled to participate) as prospective buyers and/or financiers (including as part of a consortium).
For the purposes of this definition, “entitled to participate” shall be interpreted to mean:

(a)
that any offer, or indication of a potential offer, that a holder of any Second Lien Liabilities, any holder of High Yield Liabilities or any holder of Senior Secured Liabilities makes shall be considered by those running the Competitive Process against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder; and

(b)
any holder of any Second Lien Liabilities, any holder of High Yield Liabilities or any holder of Senior Secured Liabilities that is considering making an offer in any Competitive Process is provided with the same information, including any due diligence reports, and access to management that is being provided to any other bidder at the same stage of the process.

If, after having applied the same criteria referred to in paragraph (a) above, the offer or indication of a potential offer made by a holder of any Second Lien Liabilities, any holder of High Yield Liabilities or any holder of Senior Secured Liabilities is not considered by those running the Competitive Process to be sufficient to continue in the sales process, such consideration being against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder (such continuation may include being invited to review additional information or being invited to have an opportunity to make a subsequent or revised offer, whether in another round of bidding or otherwise), then the right of the holder of any Second Lien Liabilities, any holder of High Yield Liabilities or any holder of Senior Secured Liabilities (as applicable) under this Agreement to so participate shall be deemed to be satisfied. The Second Lien Creditors and High Yield Creditors shall not have access to any due diligence report commissioned by the Senior Secured Creditors or any agent or adviser on their behalf, whether or not any such due diligence report is addressed to, or capable of being relied upon by, any member of the Group or any Holding Company of the Company, which relates to the possible implementation of any Enforcement Action, debt restructuring and/or sales process which may or will involve the release and/or compromise of any of the Second Lien Liabilities and/or High Yield Liabilities, any guarantees given for the Second Lien Liabilities and/or High Yield Liabilities or any Transaction Security (the “Senior Secured Enforcement Advice”). Where any due diligence report that has been shared with any potential third-party purchaser under a Competitive Process includes any Senior Secured Enforcement Advice, the Second Lien Creditors and High Yield Creditors shall have access to the relevant report with the Senior Secured Enforcement Advice redacted. Senior Secured Creditors shall have access to reports commissioned by the Second Lien Creditors and/or High Yield Creditors on the same basis only.
“Consent” means any consent, approval, release or waiver or agreement to any amendment.
“Credit Related Close‑Out” means any Permitted Hedge Close‑Out which is not a Non‑Credit Related Close‑Out.
“Creditor Accession Undertaking” means:

(a)	an undertaking substantially in the form set out in Schedule 2 (Form of Creditor Accession Undertaking); or

(b)
a Transfer Deed, a Transfer Agreement, an Increase Confirmation or an Additional Facility Accession Deed (in each case, as defined in the relevant Facilities Agreement) or any equivalent definition in a Facilities Agreement provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 2 (Form of Creditor Accession Undertaking),

(c)    as the context may require, or

(d)	in the case of an acceding Debtor which is expressed to accede as an Intra‑Group Lender in the relevant Debtor/Security Grantor Accession Deed, that Debtor/Security Grantor Accession Deed.
“Creditor Conflict” means:

(a)	at any time prior to the Senior Secured Discharge Date, a conflict between:

(i)	the interests of any Senior Secured Creditor;

(ii)	the interests of any Second Lien Creditor;

(iii)	the interests of any High Yield Creditor; and

(iv)	the interests of any Unsecured Creditor;

(b)	at any time after the Senior Secured Discharge Date but prior to the Second Lien Discharge Date, a conflict between:

(i)	the interests of any Second Lien Creditor;

(ii)	the interests of any High Yield Creditor; and

(iii)	the interests of any Unsecured Creditor; and

(c)	at any time after the Second Lien Discharge Date but prior to the High Yield Discharge Date, a conflict between:

(i)	the interests of any High Yield Creditor; and

(ii)	the interests of any Unsecured Creditor.
“Creditors” means the Senior Lenders, the Pari Passu Creditors, the Hedge Counterparties, the Agents, the Arrangers, the Senior Secured Noteholders, the Second Lien Loan Finance Parties, the Second Lien Notes Finance Parties, the High Yield Lenders, the High Yield Noteholders, the Unsecured Lenders, the Unsecured Noteholders, the Intra-Group Lenders and the other Subordinated Creditors.

“Debt Document” means each of this Agreement, the Secured Debt Documents, the High Yield Finance Documents, the Unsecured Finance Documents, the Security Documents, any agreement evidencing the terms of the Subordinated Liabilities or the Intra-Group Liabilities and any other document designated as such by the Security Agent and the Company.
“Debtor” means each Effective Date Debtor and any person which becomes a Party as a Debtor in accordance with the terms of Clause 23 (Changes to the Parties) to the extent it has not resigned or ceased to be a party.
“Debtor/Security Grantor Accession Deed” means:

(a)	a deed substantially in the form set out in Schedule 1 (Form of Debtor/Security Grantor Accession Deed); or

(b)
(only in the case of a member of the Group or any Holding Company thereof which is acceding as a borrower or guarantor under the Senior Facilities Agreement) an accession agreement as referenced in the Senior Facilities Agreement in respect of such accession, provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 1 (Form of Debtor/Security Grantor Accession Deed),

in each case including any applicable limitation language agreed between the Security Agent and the Company.
“Debtor Liabilities” means, in relation to a Debtor, a member of the Group, a Subsidiary of a Debtor, a Holding Company of a Debtor or a Subsidiary of such Holding Company, any liabilities owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by that person.
“Debtor Resignation Request” means a notice substantially in the form set out in Schedule 3 (Form of Debtor Resignation Request).
“Default” means a Senior Default, a Senior Secured Notes Default, a Pari Passu Debt Default, a Second Lien Default, an Unsecured Default or a High Yield Default, as the case may be.
“Defaulting Lender” means:

(a)	in relation to a Senior Lender, a Senior Lender which is a Defaulting Lender under, and as defined in, the Senior Facilities Agreement;

(b)	in relation to a Pari Passu Creditor, a Pari Passu Creditor which is a Defaulting Lender under, and as defined in, a Pari Passu Debt Document;

(c)	in relation to a Second Lien Lender, a Second Lien Lender which is a Defaulting Lender under, and as defined in, a Second Lien Facilities Agreement;

(d)	in relation to a High Yield Lender, a High Yield Lender which is a Defaulting Lender under, and as defined in, a High Yield Facilities Agreement; and

(e)	in relation to an Unsecured Lender, an Unsecured Lender which is a Defaulting Lender under, and as defined in, the Unsecured Facilities Agreement.
“Delegate” means any delegate, agent, attorney, co‑trustee or co-agent appointed by the Security Agent.
“Designated Gross Amount” means, in relation to a Multi‑account Overdraft Facility, that Multi‑account Overdraft Facility’s maximum gross amount.
“Designated Net Amount” means, in relation to a Multi-account Overdraft Facility, that Multi‑account Overdraft Facility’s maximum net amount.
“Discharge Date” means a Final Discharge Date, a High Yield Discharge Date, a High Yield Loan Discharge Date, a High Yield Notes Discharge Date, a Pari Passu Debt Discharge Date, a Second Lien Discharge Date, a Second Lien Loan Discharge Date, a Second Lien Notes Discharge Date, a Senior Discharge Date, a Senior Lender Discharge Date, a Senior Secured Discharge Date, a Senior Secured Notes Discharge Date, an Unsecured Discharge Date, an Unsecured Loan Discharge Date or an Unsecured Notes Discharge Date, as the case may be.
“Disposal Proceeds” has the meaning given to that term in Clause 17 (Proceeds of Disposals).
“Distress Event” means any of:

(a)	an Acceleration Event; or

(b)	the enforcement of any Transaction Security.
“Distressed Disposal” means a disposal of an asset of a Debtor, a Security Grantor or a member of the Group or the shares in or liabilities or obligations of a Debtor, a Security Grantor or a member of the Group which is:

(a)	being effected at the request of an Instructing Group in circumstances where the Transaction Security has become enforceable;

(b)	being effected by enforcement of the Transaction Security; or

(c)	being effected, after the occurrence of a Distress Event, by a Debtor or Security Grantor to a person or persons which is not a Debtor, a Security Grantor or member of the Group.
“Documentary Credit” means a “Documentary Credit” as defined in the Senior Facilities Agreement or such equivalent term in any Pari Passu Debt Document (if applicable).
“ECP Debtor” means in respect of any Swap Obligations, each Debtor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of relevant Security becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the meaning of the Commodity Exchange Act or any regulation promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
“Effective Date” has the meaning given to that term in the Supplemental Deed.
“Enforcement Action” means:

(a)	in relation to any Liabilities:

(i)
the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Senior Lender, a Pari Passu Creditor, a Senior Secured Noteholder, a Second Lien Lender, a Second Lien Noteholder, a High Yield Lender, a High Yield Noteholder, an Unsecured Lender or an Unsecured Noteholder to perform its obligations under, or of any voluntary or mandatory prepayment or redemption arising under, the Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)
the making of a demand in relation to a Liability that is payable on demand (other than a demand made by an Intra-Group Lender in relation to any Intra-Group Liabilities which are on demand Liabilities to the extent (A) that the demand is made in the ordinary course of dealings between the relevant Debtor and Intra-Group Lender and (B) that any resulting Payment would be a Permitted Intra-Group Payment);

(iv)	the making of any demand against any Debtor or any member of the Group in relation to any Guarantee Liabilities of that Debtor or member of the Group;

(v)
the exercise of any right to require any Debtor or member of the Group to acquire any Liability (including exercising any put or call option against any Debtor or any member of the Group for the redemption or purchase of any Liability but excluding any such right which arises as a result of any debt buy-back permitted by the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents and the Unsecured Finance Documents and excluding any mandatory prepayments or mandatory offers arising as a result of a change of control or asset sale (howsoever described) as set out in the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents or the Unsecured Finance Documents);

(vi)
the exercise of any right of set-off, account combination or payment netting against any Debtor, any member of the Group or any Security Grantor in respect of any Liabilities other than the exercise of any such right:

(A)	as Close-Out Netting by a Hedge Counterparty or by a Hedging Ancillary Lender;

(B)	as Payment Netting by a Hedge Counterparty or by a Hedging Ancillary Lender;

(C)	as Inter-Hedging Agreement Netting by a Hedge Counterparty;

(D)	as Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender; and

(E)
which is otherwise expressly permitted under the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents or the Unsecured Finance Documents to the extent that the exercise of that right gives effect to a Permitted Payment; and

(vii)	the suing for, commencing or joining of any legal or arbitration proceedings against any Debtor, member of the Group or a Security Grantor to recover any Liabilities;

(b)	the premature termination or close-out of any hedging transaction under any Hedging Agreement;

(c)	the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(d)
the entering into of any composition, compromise, assignment or similar arrangement with any Debtor, member of the Group or Security Grantor which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities but excluding:

(i)	any action permitted under Clause 23 (Changes to the Parties); and

(ii)
any such arrangement which arises as a result of any debt buy-back permitted the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents and the Unsecured Finance Documents; or

(e)
the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, trustee in bankruptcy, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Debtor, any member of the Group or any Security Grantor which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Debtor’s, member of the Group’s or Security Grantor’s assets or any suspension of payments or moratorium of any indebtedness of any such Debtor, member of the Group or Security Grantor, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)
the taking of any action falling within paragraphs (a)(vii) or (e) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; or

(ii)	a Primary Creditor bringing legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Debt Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages; or

(iii)
bringing legal proceedings against any person in connection with any securities violation, securities or listing regulations or common law fraud or to restrain any actual or putative breach of the Debt Documents (other than any agreement evidencing the terms of Subordinated Liabilities or the Intra-Group Liabilities) or for specific performance with no claims for damages; or

(iv)
allegations of material misstatements or omissions made in connection with the offering materials relating to the Senior Secured Notes Liabilities, the Second Lien Notes Liabilities, the High Yield Notes Liabilities or the Unsecured Notes Liabilities or in reports furnished to any of the Noteholders or Notes Trustees or any exchange on which the Senior Secured Notes, the Second Lien Notes, the High Yield Notes or the Unsecured Notes are listed by a Debtor or a member of the Group pursuant to information and reporting requirements under any of the Notes Finance Documents (as applicable).

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Event of Default” means any event or circumstance specified as such in any of the Senior Facilities Agreement, a Senior Secured Notes Indenture, a Pari Passu Debt Document, a Second Lien Facilities Agreement, a High Yield Facilities Agreement, an Unsecured Facilities Agreement, a Second Lien Notes Indenture, a High Yield Notes Indenture or an Unsecured Notes Indenture, as the context requires.
“Excluded Swap Obligation” means, with respect to any Debtor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Debtor of, or the grant by such Debtor of Security to secure, such Swap Obligation (or any guarantee thereof) (A) relates to a swap between a Debtor and a Hedge Counterparty and such Hedge Counterparty notifies the Security Agent in writing that it elects not to hold the benefit of such guarantee or such Security with respect to such swap, or (B) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity

Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Debtor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Debtor or the grant of such Security becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or Security is or becomes illegal.
“Exposure” has the meaning given to that term in Clause 19.1 (Equalisation definitions).
“Facilities Agreement” means the Senior Facilities Agreement, any Second Lien Facilities Agreement, any High Yield Facilities Agreement or any Unsecured Facilities Agreement.
“Final Discharge Date” means the later to occur of the Senior Secured Discharge Date, the Second Lien Discharge Date, the High Yield Discharge Date and the Unsecured Discharge Date.
“Fraudulent Transfer Law” means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law.
“Group” has the meaning given to the term “Bank Group” in the Senior Facilities Agreement.
“Group Recoveries” has the meaning given to that term in Clause 18.1 (Order of Application of Group Recoveries).
“Guarantee Liabilities” means, in relation to a Debtor or member of the Group, the liabilities under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor as or as a result of it being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of this Agreement, the Senior Finance Documents, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents and/or the Unsecured Finance Documents).
“Hedge Counterparty” means each Effective Date Hedge Counterparty and any Acceptable Hedge Counterparty which becomes Party as a Hedge Counterparty pursuant to Clause 23.13 (Creditor Accession Undertaking); and, in each case, which has not ceased to be a Hedge Counterparty in accordance with this Agreement.

“Hedge Counterparty Obligations” means the obligations owed by any Hedge Counterparty to the Debtors under or in connection with the Hedging Agreements.
“Hedge Transfer” means a transfer to the Senior Secured Notes Creditors or the Pari Passu Creditors or the Second Lien Creditors or the High Yield Creditors (or to a nominee or nominees of the Senior Secured Notes Creditors or the Pari Passu Creditors or the Second Lien Creditors or the High Yield Creditors) (as applicable and as the context requires) of each Hedging Agreement together with:

(a)	all the rights and benefits in respect of the Hedging Liabilities owed by the Debtors and Security Grantors to each Hedge Counterparty; and

(b)	all the Hedge Counterparty Obligations owed by each Hedge Counterparty to the Debtors and Security Grantors,
in accordance with Clause 23.4 (Change of Hedge Counterparty) as described in, and subject to, Clause 3.9 (Hedge Transfer: Purchasing Senior Secured Creditors), Clause 8.14 (Hedge Transfer: Purchasing Second Lien Creditors) or Clause 9.16 (Hedge Transfer: High Yield Creditors) (as applicable and as the context requires).
“Hedging Agreement” means:

(a)
to the extent entered into prior to the Effective Date, any master agreement together with any schedule and confirmation related thereto or any other agreement (including any long form confirmation) entered into between a Debtor and an Effective Date Hedge Counterparty to document any hedge agreement between a Debtor and an Effective Date Hedge Counterparty which was, prior to the Effective Date, subject to the Security Trust Agreement (as defined in the Supplemental Deed) and/or this Agreement (“Pre-Effective Date Hedging Document”); and

(b)
to the extent entered into on or after the Effective Date, any master agreement together with any schedule and confirmation related thereto or any other agreement (including any long form confirmation) or any confirmation in relation to a master agreement that comprises a Pre-Effective Date Hedging Document entered into or to be entered into between a Debtor and a Hedge Counterparty to document an Offsetting Swap (as such term is defined in Clause 4.15 (Offsetting Swaps)) or any other hedge agreement between a Debtor and a Hedge Counterparty, in each case, provided that such hedging is permitted under the terms of the Senior Finance Documents, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents and the Unsecured Finance Documents in place at the time such Hedging Agreement was entered into (or subsequently amended excluding any amendments required to comply with changes to law or regulation) and permitted to share in the Transaction Security at the time such Hedging Agreement was entered into (or subsequently amended excluding any amendments required to comply with any change to law or regulation) and, in the case of any such document other than a confirmation, which states that it is a Hedging Agreement for the purposes of this Agreement or which is designated by the Company by written notice to the Security Agent and the relevant Hedge Counterparty as a Hedging Agreement for the purposes of this Agreement,
(a)    but, in each case, excluding any such agreement that has been terminated in accordance with Clause 4.13(a) (Termination of Hedging).
“Hedging Ancillary Document” means an Ancillary Facility Document which relates to or evidences the terms of a Hedging Ancillary Facility.
“Hedging Ancillary Facility” means an Ancillary Facility which is made available by way of a hedging facility.
“Hedging Ancillary Lender” means an Ancillary Facility Lender to the extent that that Ancillary Facility Lender makes available a Hedging Ancillary Facility.
“Hedging Liabilities” means the Liabilities owed by any Debtor to the Hedge Counterparties under or in connection with the Hedging Agreements.
“Hedging Purchase Amount” means, in respect of a hedging transaction under a Hedging Agreement:

(a)
if the hedging transaction has not been closed out, the amount that would be payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty on the relevant date if:

(i)	in the case of a Hedging Agreement which is based on an ISDA Master Agreement:

(A)	that date was an Early Termination Date (as defined in the relevant ISDA Master Agreement); and

(B)	the relevant Debtor was the Defaulting Party (under and as defined in the relevant ISDA Master Agreement), or

(ii)	in the case of a Hedging Agreement which is not based on an ISDA Master Agreement:

(A)	that date was the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination

Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement; and

(B)	the relevant Debtor was in a position which is similar in meaning and effect to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement); or

(b)
if the hedging transaction has been closed out, the amount payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty under the Hedging Agreement in respect of that termination or close-out (including any interest or default interest accrued on that amount since the date of termination or close-out and any other amounts owing under the Hedging Agreement), in each case as certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.
“High Yield Acceleration Event” means:

(a)
any High Yield Agent in relation to a High Yield Facilities Agreement exercising any of its rights under the equivalent provisions of any High Yield Facilities Agreement which are similar in meaning and effect to a Senior Acceleration Event;

(b)
any High Yield Notes Trustee (or any of the High Yield Noteholders) exercising any rights to accelerate principal amounts outstanding under the High Yield Notes pursuant to any High Yield Notes Indenture; or

(c)	any High Yield Notes Liabilities becoming due and payable by operation of any automatic acceleration provision contained in a High Yield Notes Finance Document.
“High Yield Agent” means each facility agent under a High Yield Facilities Agreement which accedes to this Agreement as a High Yield Agent pursuant to Clause 23.13 (Creditor Accession Undertaking).
“High Yield Agent Liabilities” means the Agent Liabilities owed by the Debtors to a High Yield Agent under or in connection with the related High Yield Loan Finance Documents.
“High Yield Commitment” has the meaning given to the term “Commitment” (or equivalent) in any High Yield Facilities Agreement.
“High Yield Credit Participation” means:

(a)	in relation to a High Yield Lender, its aggregate (drawn and undrawn) High Yield Commitment; and

(b)	in relation to a High Yield Noteholder, the principal amount of outstanding High Yield Notes held by that High Yield Noteholder.
“High Yield Creditors” means:

(a)	the High Yield Lenders and each High Yield Agent; and

(b)	the High Yield Notes Creditors.
“High Yield Default” means a High Yield Event of Default (or equivalent) or any event or circumstances which would (with the expiry of a grace period, the giving of notice, the making of any determination under the High Yield Finance Documents or any combination of the foregoing) be a High Yield Event of Default, provided that any such event or circumstance which under the terms of the relevant High Yield Finance Document requires any determination as to materiality before it becomes a High Yield Event of Default shall not be a High Yield Default until such determination is made in accordance with the terms of the relevant High Yield Finance Document.
“High Yield Discharge Date” means the later of the High Yield Loan Discharge Date and the High Yield Notes Discharge Date.
“High Yield Enforcement Notice” has the meaning given to it in paragraph (b) of Clause 9.11 (Permitted Enforcement: High Yield Finance Parties).
“High Yield Event of Default” means:

(a)	prior to the High Yield Loan Discharge Date, an “Event of Default” (or equivalent) under and as defined in the relevant High Yield Facilities Agreement; and

(b)	prior to the High Yield Notes Discharge Date, an “Event of Default” (or equivalent) under the relevant High Yield Notes Indenture.
“High Yield Facilities Agreement” means any high yield facilities agreement or agreements under which a bridge loan or interim facility or facilities are made available to a HY Issuer which:

(a)	does not breach the terms of any Secured Debt Document or any other High Yield Finance Document; and

(b)	is designated as such by the Company by written notice to each Agent who is Party at such time.

“High Yield Facility” has the meaning given to the term “Facility” (or equivalent) in any High Yield Facilities Agreement.
“High Yield Finance Documents” means the High Yield Loan Finance Documents and the High Yield Notes Finance Documents.
“High Yield Finance Parties” means the High Yield Loan Finance Parties and the High Yield Notes Finance Parties.
“High Yield Guarantee” has the meaning given to the term “Guarantees” (or equivalent) in any High Yield Loan Finance Documents and/or any High Yield Notes Finance Documents.
“High Yield Guarantee Liabilities” means all Liabilities owed by any Debtor (other than a HY Issuer or a HY Borrower) to any High Yield Creditor under or in connection with the High Yield Finance Documents provided, however, that the definition of “High Yield Guarantee Liabilities” shall not include the High Yield Notes Trustee Amounts.
“High Yield Guarantors” means the “Guarantors” (or equivalent) under and as defined in any High Yield Facilities Agreement and each member of the Group or any Debtor that is a guarantor under the High Yield Notes in accordance with a High Yield Notes Indenture, and which must be a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred), a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred) and a Senior Guarantor (if the Senior Discharge Date has not occurred).
“High Yield Lender” has the meaning given to the term “Lender” (or equivalent) in any High Yield Facilities Agreement.
“High Yield Liabilities” means the High Yield Notes Liabilities and the High Yield Loan Liabilities.
“High Yield Loan” has the meaning given to the term “Loan” (or equivalent) in any High Yield Facilities Agreement.
“High Yield Loan Discharge Date” means the first date on which all High Yield Loan Liabilities have been fully and finally discharged to the satisfaction of the relevant High Yield Agent (acting reasonably), whether or not as a result of an enforcement, and the High Yield Lenders (in that capacity) are under no further obligation to provide financial accommodation to any of the Debtors under the High Yield Loan Finance Documents.
“High Yield Loan Finance Documents” has the meaning given to the term “Finance Documents” (or equivalent) in any High Yield Facilities Agreement.

“High Yield Loan Finance Parties” means the “Finance Parties” (or equivalent) under and as defined in any High Yield Facilities Agreement.
“High Yield Loan Liabilities” means all Liabilities owed by the Debtors to the High Yield Loan Finance Parties under or in connection with any High Yield Loan Finance Documents.
“High Yield Loan Outstandings” means the principal amount of outstanding High Yield Loans.
“High Yield Major Terms” means the terms set out in Schedule 5 (High Yield Major Terms).
“High Yield Noteholders” means the registered holders, from time to time, of the High Yield Notes, as determined in accordance with the relevant High Yield Notes Indenture.
“High Yield Notes” means any high yield notes, payment-in-kind notes, exchange notes, debt securities or other debt instruments which may be issued by a HY Issuer and in respect of which:

(a)
the terms for such notes, securities or instruments (i) comply with the terms of the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents and this Agreement; and (ii) are not inconsistent in any material respect with the High Yield Major Terms;

(b)	are designated as such by the Company by written notice to each Agent who is a Party at such time; and

(c)
the entity acting as trustee or representative in respect of such notes, securitites or instruments at any time has acceded to this Agreement as a High Yield Notes Trustee pursuant to Clause 23.15 (Accession of High Yield Notes Trustee).

“High Yield Notes Creditors” means the High Yield Noteholders, each High Yield Notes Trustee and (in its capacity as creditor of the Security Agent Claim corresponding to the High Yield Notes Liabilities) the Security Agent.
“High Yield Notes Discharge Date” means the first date on which all High Yield Notes Liabilities have been fully and finally discharged to the satisfaction of each High Yield Notes Trustee (acting reasonably), whether or not as a result of an enforcement.
“High Yield Notes Finance Documents” means the High Yield Notes, each High Yield Notes Indenture, the High Yield Guarantees in respect of the High Yield Notes, this Agreement, and any other document entered into in connection with the High Yield Notes (which for the avoidance of doubt excludes any document to the extent it sets out rights of the initial purchasers of the High Yield Notes (in their capacities as initial purchasers) against any member of the Group) and designated as a High Yield Notes Finance Document by a HY Issuer and a High Yield Notes Trustee.
“High Yield Notes Finance Parties” means any High Yield Notes Trustee (on behalf of itself and the High Yield Noteholders that it represents) and the Security Agent.
“High Yield Notes Indenture” means any indenture or other debt instrument pursuant to which any High Yield Notes (and no other notes) are issued by a HY Issuer.
“High Yield Notes Issue Date” means, in respect of each High Yield Notes Indenture, the first date on which a High Yield Note is issued pursuant to that High Yield Notes Indenture.
“High Yield Notes Liabilities” means all Liabilities owed by the Debtors to any High Yield Notes Finance Party or High Yield Noteholder under or in connection with the High Yield Notes Finance Documents (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) provided, however, that the definition of “High Yield Notes Liabilities” shall not include the High Yield Notes Trustee Amounts.
“High Yield Notes Outstandings” means the principal amount of outstanding High Yield Notes held by the High Yield Noteholders.
“High Yield Notes Trustee” means any entity acting as a trustee or representative under any issue of High Yield Notes and which accedes to this Agreement pursuant to Clause 23.15 (Accession of High Yield Notes Trustee).
“High Yield Notes Trustee Amounts” means, in relation to a High Yield Notes Trustee, amounts payable to that High Yield Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof under the High Yield Notes Finance Documents, any provisions (including indemnity provisions) for costs and expenses in favour of that High Yield Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof contained in the High Yield Notes Finance Documents, all compensation for services provided by that High Yield Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof which is payable to that High Yield Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof pursuant to the terms of the High Yield Notes Finance Documents and all out-of-pocket costs and expenses properly incurred by that High Yield Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof in carrying out its duties or performing any service pursuant to the terms of High Yield Notes Finance Documents, including, without limitation (a) compensation for the costs and expenses of the collection by that High Yield Notes Trustee of any amount payable to that High Yield Notes Trustee for the benefit of the High Yield Noteholders, and (b) costs and expenses of that High Yield

Notes Trustee’s advisers, receivers, delegates, attorneys, agents or appointees (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation initiated by that High Yield Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee on behalf of that High Yield Notes Trustee against any of the Secured Parties; and (ii) any payment made directly or indirectly on or in respect of any amounts owing under any High Yield Notes (including principal, interest, premium or any other amounts to any of the High Yield Noteholders)) including VAT where applicable.
“High Yield Outstandings” means the High Yield Loan Outstandings and the High Yield Notes Outstandings.
“High Yield Payment Default” means any non-payment High Yield Event of Default under any High Yield Finance Document other than in respect of an amount (a) not constituting principal, interest or fees and (b) not exceeding £250,000 (or its equivalent in other currencies).
“High Yield Payment Stop Notice” has the meaning given to that term in Clause 9.4 (Issue of High Yield Payment Stop Notice).
“High Yield Refinancing Loans” means loans made to any Debtor or any member of the Group under the terms of any facilities agreement or agreements pursuant to which credit facilities are made available (and which would constitute High Yield Liabilities) for the refinancing or replacement in whole or in part of Senior Lender Liabilities, Senior Secured Notes Liabilities, Pari Passu Debt Liabilities, Second Lien Liabilities or High Yield Liabilities (as the context permits).
“High Yield Representative” means each High Yield Agent in respect of any High Yield Facilities that are outstanding and any High Yield Notes Trustee in respect of any High Yield Notes that are outstanding.
“High Yield Standstill Period” has the meaning given to it in Clause 9.12 (High Yield Standstill Period).
“Holding Company” of a company means a company of which the first mentioned company is a Subsidiary.
“HY Borrower” has the meaning given to the term “Borrower” in any High Yield Facilities Agreement and which:

(a)	if such entity is a member of the Group:

(i)	is a Senior Guarantor (if the Senior Discharge Date has not occurred);

(ii)	is a borrower or an issuer of Pari Passu Debt or a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred);

(iii)	is a Senior Secured Notes Issuer or a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred); and

(iv)	functions as a holding company only;

(b)
has acceded to this Agreement as a HY Borrower (both as a Debtor and, if required and to the extent not already a Party in such capacity, as an Intra-Group Lender or a Subordinated Creditor or Security Grantor); and

(c)	if such entity has any subsidiaries, at least one such subsidiary is:

(i)	a Senior Guarantor (if the Senior Discharge Date has not occurred);

(ii)	a borrower or an issuer of Pari Passu Debt or a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred); and

(iii)	a Senior Secured Notes Issuer or a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred).
“HY Issuer” means any entity which is the issuer of any High Yield Notes, and which:

(a)	if such entity is a member of the Group:

(i)	is a Senior Guarantor (if the Senior Discharge Date has not occurred);

(ii)	is a borrower or an issuer of Pari Passu Debt or a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred);

(iii)	is a Senior Secured Notes Issuer or a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred); and

(iv)	functions as a holding company only;

(b)
has acceded to this Agreement as a HY Issuer (both as a Debtor and, if required and to the extent not already a Party in such capacity, as an Intra-Group Lender or a Subordinated Creditor or Security Grantor); and

(c)	if such entity has any subsidiaries, at least one such subsidiary is:

(i)	a Senior Guarantor (if the Senior Discharge Date has not occurred);

(ii)	an issuer of Pari Passu Debt or a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred); and

(iii)	a Senior Secured Notes Issuer or a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred).
“Insolvency Event” means, in relation to any Debtor, member of the Group or Security Grantor:

(a)
any resolution is passed or order (including, without limitation, an order for relief in any case under the US Bankruptcy Code) made for the winding up, dissolution, administration, examination, bankruptcy or reorganisation (whether pursuant to the US Bankruptcy Code or otherwise) of that Debtor, member of the Group or Security Grantor or a moratorium is declared in relation to any indebtedness of that Debtor, member of the Group or Security Grantor;

(b)	any composition, compromise, assignment or arrangement is made with its creditors generally;

(c)
the appointment of any liquidator, receiver, trustee in bankruptcy, administrator, administrative receiver, compulsory manager or other similar officer in respect of that Debtor, member of the Group or Security Grantor or any of its assets; or

(d)	any analogous procedure or step is taken in any jurisdiction, other than any proceeding, procedure or other step (as applicable) which:

(i)
can be demonstrated to the satisfaction of the Security Agent (acting reasonably), within 30 days of any such action or proceedings having commenced, to be frivolous, vexatious or an abuse of the process of the court or related to a claim to which such person has a good defence and which is being vigorously contested by such person;

(ii)	does not relate to the appointment of any of the officers referred to at paragraph (c) above and where the proceedings are stayed or discharged within 30 days from their commencement;

(iii)	relates to a solvent liquidation or dissolution set out in clause 23.12 (Acquisitions and mergers), paragraph (b) of the definition of “Permitted

Transaction” or paragraph (a) or (b) of clause 23.31 (Internal Reorganisations) of the Senior Facilities Agreement; or

(iv)	in connection with a reconstruction or amalgamation, is on terms approved by the Security Agent (acting on the instructions of the Instructing Group).
“Instructing Group” means at any time:

(a)	prior to the Senior Secured Discharge Date, the Majority Senior Secured Creditors;

(b)	on or after the Senior Secured Discharge Date but before the Second Lien Discharge Date, the Majority Second Lien Creditors; and

(c)
on or after the later of the Senior Secured Discharge Date and the Second Lien Discharge Date but before the High Yield Discharge Date, the Majority High Yield Creditors (acting through the relevant High Yield Representative(s)).

“Intercreditor Amendment” means any amendment or waiver which is subject to Clause 29 (Consents, Amendments and Override).
“Inter-Hedging Agreement Netting” means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed to a Debtor by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that Debtor under another Hedging Agreement.
“Inter-Hedging Ancillary Document Netting” means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedging Ancillary Lender against liabilities owed to a Debtor by that Hedging Ancillary Lender under a Hedging Ancillary Document in respect of Senior Lender Liabilities owed to that Hedging Ancillary Lender by that Debtor under another Hedging Ancillary Document.
“Intra-Group Lenders” means:

(a)	each Effective Date Intra-Group Lender; and

(b)
each other member of the Group which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with any Debtor and which becomes, a party as an Intra-Group Lender in accordance with the terms of Clause 23 (Changes to the Parties).

“Intra‑Group Liabilities” means the Liabilities owed by any member of the Group to any of the Intra‑Group Lenders.
“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.
“Issuing Bank” has the meaning given to the term “L/C Bank” in the Senior Facilities Agreement and any Pari Passu Debt Document (if applicable), being an issuing bank which has issued or agreed to issue a Documentary Credit.
“Legal Reservations” means:

(a)
the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, court protection, examinership, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and

(c)
any other general principles which are set out as qualifications or reservations as to matters of law in any legal opinion delivered under any Secured Debt Document including (whether or not set out in such legal opinion) the qualification that security purporting to create fixed charges may create floating charges.

“Liabilities” means all present and future liabilities and obligations at any time of the Company, any member of the Group, Senior Borrower, Second Lien Borrower, borrower or issuer of Pari Passu Debt, Senior Secured Notes Issuer, Second Lien Notes Issuer, any Security Grantor, Permitted Affiliate Parent, Subordinated Creditor (in its capacity as a grantor of Security over any Subordinated Funding), HY Issuer, HY Borrower, Unsecured Issuer, Unsecured Borrower or any Subsidiary of the Company or any Permitted Affiliate Parent which has incurred Indebtedness (as defined in the Senior Facilities Agreement), in each case, to any Creditor, any Agent or the Security Agent under the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)
any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Debtor or Security Grantor of a Payment on the grounds of preference or otherwise, and any amounts which would be included in any of the above but for any discharge, non‑provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.
“Liabilities Acquisition” means, in relation to a person and to any Liabilities, a transaction where that person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, the rights and benefits in respect of those Liabilities.
“Majority High Yield Creditors” means, at any time, those High Yield Creditors whose High Yield Credit Participations at that time aggregate more than 50% of the total High Yield Credit Participations at that time.
“Majority High Yield Lenders” has the meaning given to the term “Majority Lenders” (or equivalent) in any High Yield Facilities Agreement. If, at any time, there is more than one High Yield Facilities Agreement, any reference in this Agreement to the “Majority High Yield Lenders” shall be construed so as to refer to the “Instructing Group” (or equivalent) under each such High Yield Facilities Agreement (in each case, construed in accordance with the foregoing provisions of this definition, to the extent applicable).
“Majority Second Lien Creditors” means, at any time, those Second Lien Creditors whose Second Lien Credit Participations at that time aggregate more than 50% of the total Second Lien Credit Participations at that time.
“Majority Second Lien Lenders” has the meaning given to the term “Instructing Group” (or equivalent) in any Second Lien Facilities Agreement. If, at any time, there is more than one Second Lien Facilities Agreement, any reference in this Agreement to the “Majority Second Lien Lenders” shall be construed so as to refer to the “Instructing Group” (or equivalent) under each such Second Lien Facilities Agreement (in each case, construed in accordance with the foregoing provisions of this definition, to the extent applicable).
“Majority Senior Creditors” means, at any time, those Senior Creditors whose Senior Credit Participations at that time aggregate more than 50% of the total Senior Credit Participations at that time.
“Majority Senior Lenders” has the meaning given to the term “Instructing Group” (or equivalent) in the Senior Facilities Agreement. If, at any time, there is more than one Senior Facilities Agreement, any reference in this Agreement to the “Majority Senior Lenders” shall be construed so as to refer to the “Instructing Group” (or equivalent) under each such Senior Facilities Agreement (in each case, construed in accordance with the foregoing provisions of this definition, to the extent applicable).
“Majority Senior Secured Creditors” means, at any time, those Senior Secured Creditors whose Senior Secured Credit Participations at that time aggregate more than 50% of the total Senior Secured Credit Participations at that time.
“Material Event of Default” means an Event of Default under the Senior Facilities Agreement in respect of clauses 26.3 (Breach of other obligations) (but only to the extent that the Senior Agent, acting on the instructions of the Majority Senior Lenders (acting reasonably), determines that the Event of Default has a Material Adverse Effect), 26.6 (Insolvency), 26.7 (Insolvency proceedings), 26.9 (Execution or distress), 26.10 (Similar events), 26.11 (Unlawfulness) or 26.18 (Acceleration Following Financial Ratio Breach) of the Senior Facilities Agreement and/or any equivalent Pari Passu Debt Event of Default and/or any equivalent Senior Secured Notes Event of Default.
“Multi-account Overdraft Facility” means an Ancillary Facility which is an overdraft facility comprising more than one account.
“Multi-account Overdraft Liabilities” means Liabilities arising under any Multi-account Overdraft Facility.
“Non-Credit Related Close-Out” means a Permitted Hedge Close-Out described in any of paragraphs (a)(i), (a)(iii), (a)(v) or (a)(vi) of Clause 4.9 (Permitted Enforcement: Hedge Counterparties).
“Non-ECP Debtor” means any Debtor that is not an ECP Debtor.
“Noteholders” means the Senior Secured Noteholders, the Second Lien Noteholders, the High Yield Noteholders or the Unsecured Noteholders.
“Notes Finance Documents” means:

(a)	in respect of the Senior Secured Notes, the Senior Secured Notes Finance Documents;

(b)	in respect of the Second Lien Notes, the Second Lien Notes Finance Documents;

(c)	in respect of the High Yield Notes, the High Yield Notes Finance Documents; and

(d)	in respect of the Unsecured Notes, the Unsecured Notes Finance Documents.
“Notes Indenture” means:

(a)	in respect of the Senior Secured Notes, any Senior Secured Notes Indenture;

(b)	in respect of the Second Lien Notes, any Second Lien Notes Indenture;

(c)	in respect of the High Yield Notes, any High Yield Notes Indenture; and

(d)	in respect of the Unsecured Notes, any Unsecured Notes Indenture.
“Notes Issuer” means:

(a)	in respect of the Senior Secured Notes, each Senior Secured Notes Issuer;

(b)	in respect of the Second Lien Notes, each Second Lien Notes Issuer;

(c)	in respect of the High Yield Notes, each HY Issuer; and

(d)	in respect of the Unsecured Notes, each Unsecured Issuer.
“Notes Trustee” means:

(a)	in respect of the Senior Secured Notes, each Senior Secured Notes Trustee;

(b)	in respect of the Second Lien Notes, each Second Lien Notes Trustee;

(c)	in respect of the High Yield Notes, each High Yield Notes Trustee; and

(d)	in respect of the Unsecured Notes, each Unsecured Notes Trustee.
“Notes Trustee Amounts” means the High Yield Notes Trustee Amounts, the Second Lien Notes Trustee Amounts, the Senior Secured Notes Trustee Amounts and the Unsecured Notes Trustee Amounts.
“Original Senior Facilities Agreement” means the senior facilities agreement made between, amongst others, Virgin Media Investment Holdings Limited, the Effective Date Senior Agent and the Security Agent and originally dated 7 June 2013 as amended on 14 June 2013 and as amended and restated on 17 July 2015 and 30 July 2015, as further amended on 16 December 2016 and as further amended and restated on 19 April 2017, 22 February 2018 and 9 December 2019.
“Original Senior Secured Notes” means, collectively, (i) the original aggregate principal amount of $750 million 5.500% Senior Secured Notes due 2026, (ii) the original aggregate principal amount of £675 million 5.000% Senior Secured Notes due 2027, (iii) the original aggregate principal amount of £521.3 million Fixed Rate Senior Secured Notes due 2025, (iv) the original aggregate principal amount of £340.0 million 5.250% Senior Secured Notes due 2029 and the original aggregate principal amount of $1,425 million 5.500% Senior Secured Notes due 2029, (v) the original aggregate principal amount of £400 million 4.250% Senior Secured Notes due 2030, (vi) the original aggregate principal amount of £450 million 4.125% Senior Secured Notes due 2030 and the original aggregate principal amount of $650 million 4.500% Senior Secured Notes due 2030 and (vii) [the original aggregate principal amount of £[●] million [●]% Senior Secured Notes due 20[●], the original aggregate principal amount of $[●] million [●]% Senior Secured Notes due 20[●] and the original aggregate principal amount of €[●] million [●]% Senior Secured Notes due 20[●]]4, in each case, issued pursuant to the relevant Original Senior Secured Notes Indenture.
“Original Senior Secured Notes Indentures” means, collectively, (i) the indenture originally dated 26 April 2016, between, among others, Virgin Media Secured Finance PLC, the guarantors named therein and The Bank of New York Mellon, London Branch, as trustee, as amended or supplemented from time to time; (ii) the indenture originally dated 1 February 2017, between, among others, Virgin Media Secured Finance PLC, the guarantors named therein and The Bank of New York Mellon, London Branch, as trustee, as amended or supplemented from time to time; (iii) the indenture originally dated 21 March 2017 between, among others, Virgin Media Secured Finance PLC, the guarantors named therein and The Bank of New York Mellon, London Branch, as trustee, as amended or supplemented from time to time; (iv) the indenture dated 16 May 2019 between, among others, Virgin Media Secured Finance PLC, the guarantors named therein and The Bank of New York Mellon, London Branch, as trustee, as amended or supplemented from time to time; (v) the indenture originally dated 15 October 2019 between, among others, Virgin Media Secured Finance PLC, the guarantors named therein and BNY Mellon Corporate Trustee Services Limited, as trustee, as amended or supplemented from time to time; (vi) the indenture originally dated 29 June 2020 between, among others, Virgin Media Secured Finance PLC, the guarantors named therein and BNY Mellon Corporate Trustee Services Limited, as trustee, as amended or supplemented from time to time; and (vii) [the indenture originally dated [●] 2020 between, among others, VMED O2 UK Financing I plc and BNY Mellon Corporate Trustee Services Limited, as trustee, as amended or supplemented from time to time]5.
_______________
4 NTD: To be updated.
5 NTD: To be updated.

“Other Liabilities” means, in relation to a Debtor, a member of the Group, a Subsidiary of a Debtor, a Holding Company of a Debtor or a Subsidiary of such Holding Company or any Security Grantor, any trading and other liabilities (not being Borrowing Liabilities or Guarantee Liabilities) it may have to any Agent or any Arranger under the Debt Documents or to an Intra-Group Lender or a Debtor or Security Grantor.
“Pari Passu Creditors” means the lenders or other creditors in respect of any Pari Passu Debt and the Pari Passu Debt Representative(s).
“Pari Passu Debt” means the Liabilities (that are not subordinated in right of payment or security to any Senior Liabilities or Senior Secured Notes Liabilities) owed by any member of the Group or any Debtor which in each case must be a Senior Guarantor (if the Senior Discharge Date has not occurred) and a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred) in respect of any loan, credit or debt facility, notes, indenture or security:

(a)
which are permitted, under the terms of the Senior Secured Notes Finance Documents, any other Pari Passu Debt Documents, the Senior Finance Documents and the Second Lien Finance Documents, to share in the Transaction Security with the rights and obligations of Pari Passu Creditors as provided for in this Agreement;

(b)	which are designated as such by the Company by written notice to each Agent who is a Party at such time; and

(c)
in respect of which the Pari Passu Creditors (or an agent or a trustee on their behalf) have acceded to this Agreement in accordance with Clause 23.6 (New Pari Passu Creditors and Pari Passu Debt Representatives),

(excluding, for the avoidance of doubt, the Senior Liabilities and the Senior Secured Notes Liabilities).
“Pari Passu Debt Acceleration Event” means:

(a)
the Pari Passu Debt Representative in relation to any Pari Passu Debt (or any of the other Pari Passu Creditors) exercising any rights to accelerate amounts outstanding under the Pari Passu Debt pursuant to any Pari Passu Debt Documents such that such amounts become immediately due and payable; or

(b)	any Pari Passu Debt becoming due and payable by operation of any automatic acceleration provisions in any Pari Passu Debt Document.
“Pari Passu Debt Default” means a Pari Passu Debt Event of Default or any event or circumstances which would (with the expiry of a grace period, the giving of notice, the making of any determination provided for in the relevant definition of such Pari Passu Debt Event of Default or any combination of the foregoing) be a Pari Passu Debt Event of Default; provided that any such event or circumstance which under the terms of the relevant Pari Passu Debt Documents requires any determination as to materiality before it becomes a Pari Passu Debt Event of Default shall not be a Pari Passu Debt Default until such determination is made in accordance with the terms of the relevant Pari Passu Debt Documents.
“Pari Passu Debt Discharge Date” means the first date on which all Pari Passu Debt Liabilities have been fully and finally discharged to the satisfaction of the relevant Pari Passu Debt Representative (acting reasonably) in relation to any Pari Passu Debt Liabilities, whether or not as a result of an enforcement, and the Pari Passu Creditors (in that capacity) are under no further obligation to provide financial accommodation to any of the Debtors under the Pari Passu Debt Documents.
“Pari Passu Debt Documents” means each document or instrument entered into between any members of the Group or Debtors and a Pari Passu Creditor setting out the terms of any loan, credit or debt facility, notes, indenture, guarantee or security which creates or evidences any Pari Passu Debt (but excluding, for the avoidance of doubt, any Hedging Agreements).
“Pari Passu Debt Event of Default” means an Event of Default (or equivalent) under (and as defined in) any Pari Passu Debt Document.
“Pari Passu Debt Guarantors” means each member of Group or any Debtor that is a guarantor of Pari Passu Debt in accordance with a Pari Passu Debt Document and which must be a Senior Guarantor (if the Senior Discharge Date has not occurred) and a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred).
“Pari Passu Debt Liabilities” means the Liabilities owed by any Debtors to the Pari Passu Creditors under the Pari Passu Debt Documents (for the avoidance of doubt excluding any Hedging Liabilities).
“Pari Passu Debt Payment Default” means a Pari Passu Debt Default arising by reason of any non-payment under a Pari Passu Debt Document other than in respect of an amount (a) not constituting principal, interest or fees and (b) not exceeding £250,000 (or its equivalent in other currencies).
“Pari Passu Debt Representative” means any entity acting as trustee or creditor representative for the Pari Passu Creditors under any Pari Passu Debt Document and which accedes to this Agreement pursuant to Clause 23.6 (New Pari Passu Creditors and Pari Passu Debt Representatives).

“Pari Passu Debt Representative Amounts” means fees and expenses owed by, and other amounts owed by and/or payable by the Debtors, to each Pari Passu Debt Representative under the Pari Passu Debt Documents including:

(a)
any amounts payable to a Pari Passu Debt Representative personally by way of indemnity and/or remuneration pursuant to a Pari Passu Debt Document (including guarantees of such amounts contained therein) or any other document entered into in connection with the incurrence of Pari Passu Debt;

(b)
compensation for and the fees and expenses of the collection by any Pari Passu Debt Representative of any amount payable to such Pari Passu Debt Representative for the benefit of the other Pari Passu Creditors;

(c)
the costs of any actual or attempted Enforcement Action and any action permitted under paragraph (i) of the exception to the definition of Enforcement Action (in each case, including the fees and expenses of the Pari Passu Debt Representative’s agents and counsel); and

(d)
amounts to be payable to any paying agent, registrar or any agent, custodian or other person appointed in accordance with the Pari Passu Debt Documents by any Pari Passu Debt Representative in relation to the Pari Passu Debt and any VAT payable on such amount, provided that, for the avoidance of doubt, Pari Passu Debt Representative Amounts shall not include (i) any amount of principal or interest payable in respect of any Pari Passu Debt Document or (ii) costs of bringing any claims, suit or proceeding against any Senior Secured Creditor, Senior Arranger or other Agents.
“Participating Member State” means any member of the European Community that at the relevant time has the euro as its lawful currency in accordance with legislation of the European Community relating to the Economic Monetary Union.
“Party” means a party to this Agreement.
“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, purchase, defeasance or discharge of those Liabilities (or other liabilities or obligations).
“Payment Netting” means:

(a)
in respect of a Hedging Agreement or a Hedging Ancillary Document based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement, as amended by the relevant schedule; and

(b)
in respect of a Hedging Agreement or a Hedging Ancillary Document not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement or that Hedging Ancillary Document which has a similar effect to the provision referenced in paragraph (a) above.

“Permitted Affiliate Parent” has the meaning given to the term “Permitted Affiliate Parent” in the Senior Facilities Agreement.
“Permitted Gross Amount” means, in relation to a Multi-account Overdraft Facility, any amount, not exceeding the Designated Gross Amount, which is the aggregate gross debit balance of overdrafts comprised in that Multi-account Overdraft Facility.
“Permitted Hedge Close-Out” means, in relation to a hedging transaction under a Hedging Agreement, a termination or close-out of that hedging transaction which is permitted pursuant to Clause 4.9 (Permitted Enforcement: Hedge Counterparties).
“Permitted Hedge Payments” means the Payments permitted by Clause 4.3 (Permitted Payments: Hedging Liabilities).
“Permitted High Yield Payments” means the Payments permitted by Clause 9.3 (Permitted Payments: High Yield Payments).
“Permitted Intra-Group Payments” means the Payments permitted by Clause 12.2 (Permitted Payments: Intra-Group Liabilities).
“Permitted Payment” means a Permitted Hedge Payment, a Permitted Intra-Group Payment, a Permitted High Yield Payment, a Permitted Subordinated Creditor Payment, a Permitted Second Lien Payment, a Permitted Senior Secured Creditor Payment or a Permitted Unsecured Payment.
“Permitted Second Lien Payments” means the Payments permitted by Clause 8.3 (Permitted Payments: Second Lien Liabilities).
“Permitted Senior Secured Creditor Payments” means the Payments permitted by Clause 3.1 (Payments of Senior Secured Creditor Liabilities).
“Permitted Subordinated Creditor Payments” means the Payments permitted by Clause 11.2 (Permitted Payments: Subordinated Liabilities).
“Permitted Unsecured Payments” means the Payments permitted by Clause 10.2 (Permitted Unsecured Payments).
“Post-Petition Interest” means any interest or entitlement to fees, costs or other amounts under the Senior Finance Documents that accrue after the commencement of any US

Insolvency Proceeding, whether or not allowed or allowable as a claim in any such US Insolvency Proceeding.
“Pre-Effective Date Security Document” means each Security Document entered into prior to, and that is in full force and effect on, the Effective Date (including for the avoidance of doubt, the Pre-Enforcement Date US Security Document).
“Pre-Effective Date US Security Document” means the asset security agreement governed by the laws of the State of New York dated 7 June 2013 between Virgin Media Bristol LLC and the Security Agent.
“Primary Creditors” means:

(a)	the Senior Secured Creditors;

(b)	the Second Lien Creditors;

(c)	the High Yield Creditors; and

(d)	the Unsecured Creditors.
“Proceeds Loan” means any loan whereby (a) the proceeds of an issue of any High Yield Notes are lent by a HY Issuer or (b) the proceeds of a borrowing under any High Yield Facility are lent by a HY Borrower, in each case to any member of the Group where such HY Issuer or HY Borrower is not a member of the Group.
“Proceeds Loan Agreement” means each agreement between a HY Issuer or a HY Borrower (in each case, to the extent such HY Issuer or HY Borrower is not a member of the Group) and any member of the Group evidencing the terms of a Proceeds Loan.
“Qualifying Financing” has the meaning given to such term in Clause 13.11 (US Insolvency Proceedings: rights as to Transaction Security and proceeds).
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
“Recovery” has the meaning given to that term in Clause 13.10 (US Insolvency Proceedings: recoveries and turnover).
“Relevant Ancillary Lender” means, in respect of any SFA Cash Cover, the Ancillary Facility Lender (if any) for which that SFA Cash Cover is provided.
“Relevant Issuing Bank” means, in respect of any SFA Cash Cover, the Issuing Bank (if any) for which that SFA Cash Cover is provided.
“Relevant Liabilities” means:

(a)	in the case of a Creditor:

(i)	the Arranger Liabilities owed to an Arranger ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor;

(ii)
the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor together with all Agent Liabilities owed to the Agent of those Creditors; and

(iii)	all present and future liabilities and obligations, actual and contingent, of the Debtors and Security Grantors to the Security Agent; and

(b)
in the case of a Debtor and Security Grantor, the Liabilities owed to the Creditors together with the Agent Liabilities owed to the Agent of those Creditors, the Arranger Liabilities and all present and future liabilities and obligations, actual and contingent, of the Debtors and Security Grantors to the Security Agent.

“Responsible Officer” means any officer within the corporate trust and securities services department (however described) of any Notes Trustee, including any director, associate director, vice president, assistant vice president, assistant treasurer, trust officer or any other officer of such Notes Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement and any Senior Secured Notes Indenture, Second Lien Notes Indenture, High Yield Notes Indenture or Unsecured Notes Indenture (as applicable) to which that Notes Trustee is a party.
“Restricted Debtor” means any Debtor which is incorporated, organised or formed under the laws of the United States or any State of the United States (including the District of Columbia) or that resides or has a domicile in the United States.
“Retiring Security Agent” has the meaning given to that term in Clause 22 (Change of Security Agent).
“Revolving Credit Loans” has the meaning given to the term “Revolving Facility Advance” in the Senior Facilities Agreement.
“Revolving Facility” means the revolving facility pursuant to which the Revolving Credit Loans are borrowed by the Group.
“Scheduled” means, in respect of any Payment under a Hedging Agreement, that the date on which such Payment is due is either specified or otherwise determinable in each case pursuant to the confirmation (or any document incorporated by reference therein or supplemental thereto) setting out the terms of the relevant transaction.

“Second Lien Acceleration Event” means:

(a)
the Second Lien Agent in relation to a Second Lien Facilities Agreement exercising any of its rights under the equivalent provisions of the Second Lien Facilities Agreement which are similar in meaning and effect to a Senior Acceleration Event;

(b)
any Second Lien Notes Trustee (or any of the Second Lien Noteholders) exercising any of their rights to accelerate amounts outstanding under the Second Lien Notes pursuant to any Second Lien Notes Indenture; or

(c)	any Second Lien Liabilities becoming due and payable by operation of any automatic acceleration provisions in any Second Lien Finance Documents.
“Second Lien Agent” means each facility agent under a Second Lien Facilities Agreement which accedes to this Agreement as a Second Lien Agent pursuant to Clause 23.13 (Creditor Accession Undertaking).
“Second Lien Agent Liabilities” means the Agent Liabilities owed by the Debtors to any Second Lien Agent under or in connection with the relevant Second Lien Loan Finance Documents.
“Second Lien Arranger” means any arranger (or equivalent) under a Second Lien Facilities Agreement.
“Second Lien Borrower” means any person that is defined as a “Borrower” in a Second Lien Facilities Agreement provided that such person is an entity which:

(a)	is a member of the Group:

(b)	is a Senior Guarantor (if the Senior Discharge Date has not occurred);

(c)	is an issuer or borrower of Pari Passu Debt or a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred);

(d)	is a Senior Secured Notes Issuer or a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred); and

(e)
has acceded to this Agreement as a Second Lien Borrower (both as a Debtor and, if required and to the extent not already a Party in such capacity, as an Intra-Group Lender or a Subordinated Creditor or Security Grantor).

“Second Lien Commitment” has the meaning given to the term “Commitment” (or equivalent) in any Second Lien Facilities Agreement.

“Second Lien Credit Participation” means:

(a)	in relation to a Second Lien Lender, its aggregate (drawn and undrawn) Second Lien Commitment; and

(b)	in relation to a Second Lien Noteholder, the principal amount of outstanding Second Lien Notes held by that Second Lien Noteholder.
“Second Lien Creditor” means:

(a)	the Second Lien Lenders and each Second Lien Agent; and

(b)	the Second Lien Notes Creditors.
“Second Lien Creditor Liabilities Transfer” means a transfer of the Senior Lender Liabilities, the Senior Secured Notes Liabilities and the Pari Passu Debt Liabilities to the Second Lien Creditors (or any of them) as described in Clause 8.13 (Option to Purchase: Second Lien Creditors).
“Second Lien Default” means:

(a)	prior to the Second Lien Loan Discharge Date, a “Default” (or equivalent) under and as defined in any Second Lien Facilities Agreement; and

(b)	prior to the Second Lien Notes Discharge Date, a “Default” (or equivalent) under and as defined in any Second Lien Notes Indenture.
“Second Lien Discharge Date” means the later of the Second Lien Loan Discharge Date and the Second Lien Notes Discharge Date.
“Second Lien Enforcement Notice” has the meaning given to that term in Clause 8.12 (Permitted Enforcement: Second Lien Creditors).
“Second Lien Event of Default” means:

(a)	prior to the Second Lien Loan Discharge Date, an “Event of Default” (or equivalent) under and as defined in the relevant Second Lien Facilities Agreement; and

(b)	prior to the Second Lien Notes Discharge Date, an “Event of Default” (or equivalent) under and as defined in the relevant Second Lien Notes Indenture.
“Second Lien Facilities” has the meaning given to the term “Facility” (or equivalent) under and as defined in any Second Lien Facilities Agreement.

“Second Lien Facilities Agreement” means a second lien facilities agreement made between, amongst others, a Second Lien Agent, a Second Lien Lender and a Second Lien Borrower and dated after the Effective Date which:

(a)
does not breach the terms of the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, any other Second Lien Finance Documents, any High Yield Finance Documents, any Unsecured Finance Documents and this Agreement;

(b)	is not inconsistent in any material respect with the Second Lien Major Terms; and

(c)	is designated as such by the Company by written notice to each Agent who is a Party at such time.
“Second Lien Finance Documents” means the Second Lien Loan Finance Documents and the Second Lien Notes Finance Documents.
“Second Lien Finance Parties” means the Second Lien Loan Finance Parties and the Second Lien Notes Finance Parties.
“Second Lien Finance Party Transaction Security Documents” has the meaning given to the term “Transaction Security Documents” (or equivalent) in any Second Lien Facilities Agreement and/or any Second Lien Notes Indenture.
“Second Lien Guarantees” has the meaning given to the term “Guarantees” (or equivalent) in any Second Lien Facilities Agreement and/or any Second Lien Notes Indenture.
“Second Lien Guarantors” means the “Guarantors” (or equivalent) under and as defined in any Second Lien Facilities Agreement and each member of the Group or any Debtor that is a guarantor of the Second Lien Notes in accordance with a Second Lien Notes Indenture.
“Second Lien Lenders” has the meaning given to the term “Lender” (or equivalent) in any Second Lien Facilities Agreement.
“Second Lien Liabilities” means the Second Lien Notes Liabilities and the Second Lien Loan Liabilities.
“Second Lien Loan” has the meaning given to the term “Loan” (or equivalent) in any Second Lien Facilities Agreement.
“Second Lien Loan Discharge Date” means the first date on which all Second Lien Loan Liabilities have been fully and finally discharged to the satisfaction of the relevant

Second Lien Agent (acting reasonably), whether or not as a result of an enforcement, and the Second Lien Lenders are under no further obligation to provide financial accommodation to any of the Debtors under the Second Lien Loan Finance Documents.
“Second Lien Loan Finance Documents” has the meaning given to the term “Finance Documents” (or equivalent) in any Second Lien Facilities Agreement.
“Second Lien Loan Finance Parties” has the meaning given to the term “Finance Parties” (or equivalent) in any Second Lien Facilities Agreement.
“Second Lien Loan Liabilities” means the Liabilities owed by the Debtors to the Second Lien Loan Finance Parties under or in connection with any Second Lien Loan Finance Documents.
“Second Lien Loan Outstandings” means the principal amount of outstanding Second Lien Loans.
“Second Lien Major Terms” means the terms set out in Schedule 4 (Second Lien Major Terms).
“Second Lien Noteholders” means the registered holders, from time to time, of the Second Lien Notes, as determined in accordance with the relevant Second Lien Notes Indenture.
“Second Lien Notes” means any notes, exchange notes, debt securities or other debt instruments which may be issued by a Second Lien Notes Issuer that:

(a)	are issued in accordance with Clause 8.1 (Entry into Second Lien Finance Documents);

(b)
are subject to terms that (i) comply with the terms of the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, any other Second Lien Finance Documents, any High Yield Finance Documents, any Unsecured Finance Documents and this Agreement and (ii) are not inconsistent in any material respect with the Second Lien Major Terms; and

(c)	are designated as such by the Company by written notice to each Agent who is a Party at such time, provided that the entity acting as trustee or representative in respect of such notes, securities or instruments at any time has acceded to this Agreement as a Second Lien Notes Trustee pursuant to Clause 23.16 (Accession of Second Lien Notes Trustee).

“Second Lien Notes Creditors” means the Second Lien Noteholders, each Second Lien Notes Trustee and (in its capacity as creditor of the Security Agent Claim corresponding to the Second Lien Notes Liabilities) the Security Agent.
“Second Lien Notes Discharge Date” means the first date on which all Second Lien Notes Liabilities have been fully and finally discharged to the satisfaction of each Second Lien Notes Trustee (acting reasonably), whether or not as a result of an enforcement.
“Second Lien Notes Finance Documents” means the Second Lien Notes, each Second Lien Notes Indenture, the Second Lien Guarantees in respect of the Second Lien Notes, this Agreement, the relevant Second Lien Finance Party Transaction Security Documents and any other document entered into in connection with the Second Lien Notes (which for the avoidance of doubt excludes any document to the extent it sets out rights of the initial purchasers of the Second Lien Notes (in their capacities as initial purchasers) against any member of the Group) and designated as a Second Lien Notes Finance Document by the Company and a Second Lien Notes Trustee.
“Second Lien Notes Finance Parties” means any Second Lien Notes Trustee (on behalf of itself and the Second Lien Noteholders which it represents) and (in its capacity as creditor of the Security Agent Claim corresponding to the Second Lien Notes Liabilities) the Security Agent.
“Second Lien Notes Indenture” means any indenture or other debt instrument under which any Second Lien Notes (and no other notes) are issued by a Debtor.
“Second Lien Notes Issue Date” means, in respect of each Second Lien Notes Indenture, the first date on which a Second Lien Note is issued pursuant to that Second Lien Notes Indenture.
“Second Lien Notes Issuer” means any entity which is the issuer of any Second Lien Notes, and which:

(a)	is a member of the Group;

(b)	is a Senior Guarantor (if the Senior Discharge Date has not occurred);

(c)	is an issuer or borrower of Pari Passu Debt or a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred);

(d)	is a Senior Secured Notes Issuer or a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred); and

(e)
has acceded to this Agreement as a Second Lien Notes Issuer (both as a Debtor and, if required and to the extent not already a Party in such capacity, as an Intra-Group Lender or a Subordinated Creditor or Security Grantor).

“Second Lien Notes Liabilities” means all Liabilities owed by the Debtors and Security Grantors to any Second Lien Notes Finance Party or Second Lien Noteholder under or in connection with the Second Lien Notes Finance Documents (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) provided, however, that the definition of “Second Lien Notes Liabilities” shall not include the Second Lien Notes Trustee Amounts.
“Second Lien Notes Outstandings” means the principal amount of outstanding Second Lien Notes held by the Second Lien Noteholders.
“Second Lien Notes Trustee” means any entity acting as a trustee or representative under any issue of Second Lien Notes and which accedes to this Agreement pursuant Clause 23.16 (Accession of Second Lien Notes Trustee).
“Second Lien Notes Trustee Amounts” means, in relation to a Second Lien Notes Trustee, amounts payable to that Second Lien Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof under the Second Lien Notes Finance Documents, any provisions (including indemnity provisions) for costs and expenses in favour of that Second Lien Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof contained in the Second Lien Notes Finance Documents, all compensation for services provided by that Second Lien Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof which is payable to that Second Lien Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof pursuant to the terms of the Second Lien Notes Finance Documents and all out-of-pocket costs and expenses properly incurred by that Second Lien Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof in carrying out its duties or performing any service pursuant to the terms of the Second Lien Notes Finance Documents, including, without limitation (a) compensation for the costs and expenses of the collection by that Second Lien Notes Trustee of any amount payable to that Second Lien Notes Trustee for the benefit of the Second Lien Noteholders, and (b) costs and expenses of that Second Lien Notes Trustee’s advisers, receivers, delegates, attorneys, agents or appointees (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation initiated by that Second Lien Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee on behalf of that Second Lien Notes Trustee against any of the Senior Creditors or their Agents; and (ii) any payment made directly or indirectly on or in respect of any amounts owing under any Second Lien Notes (including principal, interest, premium or any other amounts to any of the Second Lien Noteholders)) including VAT where applicable.

“Second Lien Outstandings” means the Second Lien Loan Outstandings and the Second Lien Notes Outstandings.
“Second Lien Payment Default” means any non-payment Second Lien Event of Default under any Second Lien Finance Document other than in respect of an amount (a) not constituting principal, interest or fees and (b) not exceeding £250,000 (or its equivalent in other currencies).
“Second Lien Payment Stop Notice” has the meaning given to that term in Clause 8.4 (Second Lien Payment Default and Issue of Second Lien Payment Stop Notice).
“Second Lien Refinancing Loans” means loans made to any Debtor or any member of the Group under the terms of any facilities agreement or agreements pursuant to which credit facilities are made available (and which would constitute Second Lien Liabilities) for the refinancing or replacement in whole or in part of Senior Lender Liabilities, Senior Secured Notes Liabilities, Pari Passu Debt Liabilities, Second Lien Liabilities or High Yield Liabilities (as the context permits).
“Second Lien Representative” means each Second Lien Agent in respect of Second Lien Loans that are outstanding and each Second Lien Notes Trustee in respect of Second Lien Notes that are outstanding.
“Second Lien Standstill Period” has the meaning given to that term in Clause 8.12 (Permitted Enforcement: Second Lien Creditors).
“Section 363 Collateral” has the meaning given to such term in Clause 13.11 (US Insolvency Proceedings: rights as to Transaction Security and proceeds).
“Secured Debt Documents” means the Senior Finance Documents, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the Hedging Agreements and any other document designated as such by the Security Agent and the Company.
“Secured Obligations”:

(a)	in the case of the Pre-Effective Date Security Documents (other than the Pre-Effective Date US Security Document), has the meaning given to that term in that Pre-Effective Date Security Document;

(b)	in the case of the Pre-Effective Date US Security Document, has the meaning given to the term “Designated Secured Obligations” in the Pre-Effective Date US Security Document; or

(c)	in all other cases, means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group and by each Debtor to any Secured Party under the Secured Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity, provided that:

(i)	under no circumstances shall the Secured Obligations include any Excluded Swap Obligation; and

(ii)
no Transaction Security created by any Debtor, any member of the Group or any Security Grantor which is organised or incorporated in a jurisdiction other than the United States of America, any state thereof or the District of Columbia shall secure any Liabilities or other obligations of any US Group Member.

“Secured Parties” means the Security Agent, any Receiver or Delegate and each of the Agents, the Arrangers and the Senior Secured Parties from time to time but, in the case of each Agent, Arranger or Senior Secured Party, only if it is a Party or (in the case of an Agent or a Senior Secured Party) has acceded to this Agreement, in the appropriate capacity, pursuant to Clause 23.13 (Creditor Accession Undertaking).
“Security” means any assignment, mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Security Agent Claims” has the meaning given to that term in Clause 21.3 (Parallel Debt (Covenant to pay the Security Agent)).
“Security Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11.00 a.m. (London time) on a particular day, which shall be notified by the Security Agent in accordance with paragraph (d) of Clause 21.8 (Security Agent’s obligations).
“Security Cost” means necessary costs and expenses of any holder of Security in relation to the protection, preservation or enforcement of such Security.
“Security Documents” means:

(a)	each of the Transaction Security Documents (including, for the avoidance of doubt, the Pre-Effective Date Security Documents);

(b)
any other document entered into at any time by any of the Debtors or Security Grantors creating any guarantee, indemnity, Security or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Secured Obligations; and

(c)	any Security granted under any covenant for further assurance in any of the documents set out in paragraphs (a) to (b) above.
“Security Grantor” means any person that is not a Debtor but is the grantor of Transaction Security over any of its assets or the grantor of any guarantee, indemnity or other assurance against loss, in each case in respect of the obligations of any of the Debtors under any of the Debt Documents including each [Original Security Grantor and each other] person which becomes a Party as a Security Grantor in accordance with the terms of Clause 23 (Changes to the Parties).
“Security Property” means:

(a)
the Transaction Security expressed to be granted in favour of the Security Agent as agent or trustee for the Secured Parties (or pursuant to any joint and several creditorship or parallel debt provisions set out in Clause 21 (The Security Agent)) for the benefit of any of the Secured Parties and all proceeds of that Transaction Security;

(b)	all present and future liabilities and obligations at any time of any Debtor to the Security Agent under Clause 21.3 (Parallel Debt (Covenant to pay the Security Agent));

(c)
all obligations expressed to be undertaken by a Debtor or a Security Grantor to pay amounts in respect of the Liabilities to the Security Agent as agent or trustee for the Secured Parties (or pursuant to any joint and several creditorship or parallel debt provisions set out in Clause 21 (The Security Agent)) and secured by the Transaction Security together with all representations and warranties expressed to be given by a Debtor or a Security Grantor in favour of the Security Agent as agent or trustee for (or otherwise for the benefit of) the Secured Parties;

(d)	the Security Agent’s interest in any trust fund created pursuant to Clause 14 (Turnover of Receipts); and

(e)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Debt Documents to hold as trustee on trust or as agent for (or otherwise for the benefit of) the Secured Parties.

“Senior Acceleration Event” means:

(a)
the Senior Agent exercising any of its rights under paragraphs (a), (b) (to the extent such exercise of rights is to demand payment of an amount previously placed on demand under such paragraph (b)) or (c) of clause 26.19 (Acceleration)

or clause 26.20 (Revolving Facility Acceleration) (as applicable) or clause 26.22 (Repayment on demand) of the Senior Facilities Agreement; or

(b)	any Senior Lender Liabilities becoming due and payable by operation of clause 26.21 (Automatic Acceleration) of the Senior Facilities Agreement.
“Senior Agent” means the Effective Date Senior Agent and/or any other Facility Agent under and as defined in the Senior Facilities Agreement, and which, in each case, has acceded to this Agreement as a Senior Agent.
“Senior Agent Liabilities” means the Agent Liabilities owed by the Debtors and Security Grantors to the Senior Agent under or in connection with the Senior Finance Documents.
“Senior Arranger” means each Effective Date Senior Arranger and each other Arranger under and as defined in the Senior Facilities Agreement.
“Senior Arranger Liabilities” means the Arranger Liabilities owed by the Debtors and Security Grantors to any Senior Arranger under or in connection with the Senior Finance Documents.
“Senior Borrower” has the meaning given to the term “Borrower” in the Senior Facilities Agreement.
“Senior Commitment” has the meaning given to the term “Commitment” in the Senior Facilities Agreement.
“Senior Credit Participation” means, in relation to a Senior Creditor, the aggregate of:

(a)	its aggregate (drawn and undrawn) Senior Commitments, if any;

(b)
in respect of any hedging transaction of that Senior Creditor under any Hedging Agreement that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the amount, if any, payable to it under any Hedging Agreement in respect of that termination or close-out as of the date of termination or close‑out (and before taking into account any interest accrued on that amount since the date of termination or close-out) to the extent that amount is unpaid (that amount to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement); and

(c)	in respect of any hedging transaction of that Senior Creditor under any Hedging Agreement that has, as of the date the calculation is made, not been terminated or closed out:

(i)
if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)
if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement.
“Senior Creditors” means the Senior Lenders and the Hedge Counterparties.
“Senior Default” means a Default under (and as defined in) the Senior Facilities Agreement.
“Senior Discharge Date” means the first date on which all Senior Liabilities have been fully and finally discharged to the satisfaction of the Senior Agent (in the case of the Senior Lender Liabilities) and each Hedge Counterparty (in the case of its Hedging Liabilities) (each acting reasonably), whether or not as a result of an enforcement, and the Senior Creditors (in that capacity) are under no further obligation to provide financial accommodation to any of the Debtors under the Senior Finance Documents or Hedging Agreements (as applicable).
“Senior Event of Default” means an Event of Default under (and as defined in) the Senior Facilities Agreement.
“Senior Facilities Agreement” means the Original Senior Facilities Agreement provided that any reference herein to “Senior Facilities Agreement” includes any facilities agreement or agreements under which facilities are made available for the refinancing (or any successive refinancing thereafter) of amounts or commitments outstanding under the Original Senior Facilities Agreement (or any facilities agreement(s) that refinances (in full or in part) the Original Senior Facilities Agreement) and which:

(a)
does not breach the terms of the other Senior Facilities Agreement(s), the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents, the Unsecured Finance Documents and this Agreement; and

(b)	is designated as such by the Company by written notice to each Agent who is a Party at such time.
“Senior Facility” has the meaning given to the term “Facility” in the Senior Facilities Agreement.
“Senior Finance Documents” has the meaning given to the term “Finance Documents” in the Senior Facilities Agreement.
“Senior Finance Parties” has the meaning given to the term “Finance Parties” in the Senior Facilities Agreement.
“Senior Guarantor” has the meaning given to the term “Guarantor” in the Senior Facilities Agreement.
“Senior Lender Cash Collateral” means any cash collateral provided by a Senior Lender to an Issuing Bank in respect of credit exposure of that Issuing Bank to that Senior Lender in respect of a Documentary Credit.
“Senior Lender Discharge Date” means the first date on which all Senior Lender Liabilities have been fully and finally discharged to the satisfaction of the Senior Agent (acting reasonably), whether or not as a result of an enforcement, and the Senior Lenders (in that capacity) are under no further obligation to provide financial accommodation to any of the Debtors under any of the Senior Finance Documents.
“Senior Lender Liabilities” means the Liabilities owed by the Debtors to the Senior Lenders under the Senior Finance Documents.
“Senior Lender Liabilities Transfer” means a transfer of the Senior Lender Liabilities to the Senior Secured Notes Creditors and/or Pari Passu Creditors (as applicable) described in Clause 3.8 (Option to purchase: Senior Secured Notes Creditors and Pari Passu Creditors).
“Senior Lenders” means each Effective Date Senior Lender and each other Lender (as defined in the Senior Facilities Agreement) including, without limitation, each Issuing Bank and Ancillary Facility Lender.

“Senior Liabilities” means the Senior Lender Liabilities and the Hedging Liabilities.
“Senior Payment Default” means an Event of Default under clause 26.2 (Non-payment) of the Senior Facilities Agreement other than in respect of an amount (a) not constituting principal, interest or fees and (b) not exceeding £250,000 (or its equivalent in other currencies).
“Senior Refinancing Loans” means loans made to any Debtor or any member of the Group under the terms of any facilities agreement or agreements pursuant to which credit facilities are made available (and which would constitute Senior Lender Liabilities) for the refinancing or replacement in whole or in part of Senior Lender Liabilities, Senior Secured Notes Liabilities, Pari Passu Debt Liabilities, Second Lien Liabilities or High Yield Liabilities (as the context permits).
“Senior Secured Credit Participation” means:

(a)	in relation to a Senior Creditor, its Senior Credit Participation;

(b)	in relation to a Pari Passu Creditor, its aggregate (drawn and undrawn) commitments or the principal amount outstanding (as applicable) under the relevant Pari Passu Debt Document, if any; and

(c)	in relation to a Senior Secured Noteholder, the principal amount of outstanding Senior Secured Notes held by that Senior Secured Noteholder.
“Senior Secured Creditor Liabilities” means the Senior Lender Liabilities, the Pari Passu Debt Liabilities and the Senior Secured Notes Liabilities.
“Senior Secured Creditor Liabilities Transfer” means a transfer of the Senior Lender Liabilities, the Pari Passu Debt Liabilities and the Senior Secured Notes Liabilities to the High Yield Creditors (or any of them) as described in Clause 9.15 (Option to purchase: High Yield Creditors).
“Senior Secured Creditor Transaction Security Documents”:

(a)	(prior to the Senior Discharge Date) has the meaning given to the term “Security Documents” in the Senior Facilities Agreement; and

(b)
(following the Senior Discharge Date) means any Security Document entered into at any time by any of the Debtors or Security Grantors as security for any of the Senior Secured Notes Liabilities and the Pari Passu Debt Liabilities.

“Senior Secured Creditors” means the Senior Secured Notes Creditors, the Pari Passu Creditors and the Senior Creditors.

“Senior Secured Discharge Date” means the first date on which all Senior Secured Liabilities have been fully and finally discharged to the satisfaction of each Senior Secured Notes Representative (in the case of the Senior Secured Notes Liabilities), the Senior Agent (in the case of the Senior Lender Liabilities), each Pari Passu Debt Representative (in the case of the Pari Passu Debt Liabilities) and each Hedge Counterparty (in the case of its Hedging Liabilities) (each acting reasonably), whether or not as a result of an enforcement, and the Senior Secured Creditors are under no further obligation to provide financial accommodation to any of the Debtors under any of the Senior Finance Documents, Hedging Agreements, Pari Passu Debt Documents or Senior Secured Notes Finance Documents (as applicable).
“Senior Secured Event of Default” means a Senior Event of Default, a Pari Passu Debt Event of Default or a Senior Secured Notes Event of Default.
“Senior Secured Liabilities” means the Senior Secured Notes Liabilities, the Pari Passu Debt Liabilities and the Senior Liabilities.
“Senior Secured Noteholders” means the registered holders, from time to time, of the Senior Secured Notes, as determined in accordance with the relevant Senior Secured Notes Indenture.
“Senior Secured Notes” means the Original Senior Secured Notes and any other notes, exchange notes, debt securities or other debt instruments that may be issued by a Senior Secured Notes Issuer that:

(a)
are issued in accordance with, and are subject to terms that comply with, the terms of the Senior Facilities Agreement, any other Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents, the Unsecured Finance Documents and this Agreement; and

(b)	are designated as such by the Company by written notice to each Agent who is a Party at such time, provided that the entity acting as trustee or representative in respect of such notes, securities or instruments at any time has acceded to this Agreement as a Senior Secured Notes Trustee pursuant to Clause 23.17 (Accession of Senior Secured Notes Trustee).
“Senior Secured Notes Acceleration Event” means:

(a)
any Senior Secured Notes Trustee (or any of the Senior Secured Noteholders) exercising any rights to accelerate amounts outstanding under the Senior Secured Notes pursuant to any Senior Secured Notes Indenture; or

(b)	any Senior Secured Notes Liabilities becoming due and payable by operation of any automatic acceleration provisions in any Senior Secured Notes Finance Document.
“Senior Secured Notes Creditors” means the Senior Secured Noteholders, each Senior Secured Notes Trustee and (in its capacity as creditor of the Security Agent Claims corresponding to the Senior Secured Notes Liabilities) the Security Agent.
“Senior Secured Notes Default” means a Senior Secured Notes Event of Default or any event or circumstances which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Senior Secured Notes Finance Documents or any combination of the foregoing) be a Senior Secured Notes Event of Default, provided that any such event or circumstance which under the terms of the relevant Senior Secured Notes Finance Documents requires any determination as to materiality before it becomes a Senior Secured Notes Event of Default shall not be a Senior Secured Notes Default until such determination is made in accordance with the terms of the relevant Senior Secured Notes Finance Documents).
“Senior Secured Notes Discharge Date” means the first date on which all Senior Secured Notes Liabilities have been fully and finally discharged to the satisfaction of each Senior Secured Notes Representative (acting reasonably), whether or not as a result of an enforcement.
“Senior Secured Notes Event of Default” means an Event of Default under and as defined in the relevant Senior Secured Notes Indenture.
“Senior Secured Notes Finance Documents” means the Senior Secured Notes, each Senior Secured Notes Indenture, the Senior Secured Notes Guarantees in respect of the Senior Secured Notes, this Agreement, the Senior Secured Creditor Transaction Security Documents and any other document entered into in connection with the Senior Secured Notes (which for the avoidance of doubt excludes any document to the extent it sets out rights of the initial purchasers of the Senior Secured Notes (in their capacities as initial purchasers) against any member of the Group) and designated as a Senior Secured Notes Finance Document by the Company and a Senior Secured Notes Trustee.
“Senior Secured Notes Finance Parties” means any Senior Secured Notes Trustee (on behalf of itself and the Senior Secured Noteholders that it represents) and (in its capacity as creditor of the Security Agent Claim corresponding to the Senior Secured Notes Liabilities) the Security Agent.
“Senior Secured Notes Guarantee” means each guarantee granted by a Senior Secured Notes Guarantor in favour of any Senior Secured Notes Creditor contained in any Senior Secured Notes Finance Document.

“Senior Secured Notes Guarantors” means each member of the Group or any Debtor that is a guarantor of Senior Secured Notes in accordance with a Senior Secured Notes Indenture and which must be a Senior Guarantor (if the Senior Discharge Date has not occurred) and a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred).
“Senior Secured Notes Indentures” means the Original Senior Secured Notes Indentures and any other indenture or indentures pursuant to which any Senior Secured Notes are issued.
“Senior Secured Notes Issue Date” means, in respect of each Senior Secured Notes Indenture, the first date on which a Senior Secured Note is issued pursuant to that Senior Secured Notes Indenture.
“Senior Secured Notes Issuer” means any Senior Borrower, any Permitted Affiliate Parent, or any other member of the Group which is permitted under the terms of the Senior Finance Documents, the Senior Secured Notes Finance Documents and the Pari Passu Debt Documents to issue Senior Secured Notes, in each case to the extent any such entity is the issuer of any Senior Secured Notes and which must be a Senior Guarantor (if the Senior Discharge Date has not occurred) and a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred).
“Senior Secured Notes Liabilities” means all Liabilities owed by the Debtors to any Senior Secured Notes Finance Party or Senior Secured Noteholder under or in connection with the Senior Secured Notes Finance Documents (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) provided, however, that the definition of “Senior Secured Notes Liabilities” shall not include the Senior Secured Notes Trustee Amounts.
“Senior Secured Notes Representative” means each Senior Secured Notes Trustee in respect of any Senior Secured Notes that are outstanding.
“Senior Secured Notes Trustee” means the Effective Date Senior Secured Notes Trustee and any other entity acting as a trustee or representative under any issue of Senior Secured Notes and which accedes to this Agreement pursuant to Clause 23.17 (Accession of Senior Secured Notes Trustee).
“Senior Secured Notes Trustee Amounts” means, in relation to a Senior Secured Notes Trustee, amounts payable to that Senior Secured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof under the Senior Secured Notes Finance Documents, any provisions (including indemnity provisions) for costs and expenses in favour of that Senior Secured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof contained in the Senior Secured Notes Finance Documents, all compensation for services provided by that Senior Secured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof which is payable to that Senior Secured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof pursuant to the terms of the Senior Secured Notes Finance Documents and all out-of-pocket costs and expenses properly incurred by that Senior Secured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof in carrying out its duties or performing any service pursuant to the terms of the Senior Secured Notes Finance Documents, including, without limitation (a) compensation for the costs and expenses of the collection by that Senior Secured Notes Trustee of any amount payable to that Senior Secured Notes Trustee for the benefit of the Senior Secured Noteholders, and (b) costs and expenses of that Senior Secured Notes Trustee’s advisers, receivers, delegates, attorneys, agents or appointees (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation initiated by that Senior Secured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee on behalf of that Senior Secured Notes Trustee against any of the Senior Creditors or their Agents; and (ii) any payment made directly or indirectly on or in respect of any amounts owing under any Senior Secured Notes (including principal, interest, premium or any other amounts to any of the Senior Secured Noteholders)) including VAT where applicable.
“Senior Secured Parties” means the Senior Secured Creditors plus the Second Lien Finance Parties.
“Senior Secured Payment Default” means:

(a)	any Senior Payment Default;

(b)	any Pari Passu Debt Payment Default; or

(c)
any Senior Secured Notes Event of Default arising by reason of any non-payment under a Senior Secured Notes Finance Document other than in respect of an amount (a) not constituting principal, interest or fees and (b) not exceeding £250,000 (or its equivalent in other currencies).

“SFA Cash Cover” means a Debtor, in respect of a Documentary Credit or Ancillary Facility to be issued or provided under the Senior Facilities Agreement or a Pari Passu Debt Document (as applicable), paying an amount in the currency of that Documentary Credit (or, as the case may be, Ancillary Facility) to an interest-bearing account in the name of that Debtor and the following conditions being met:

(a)	the account is with the Security Agent or relevant Issuing Bank or Ancillary Facility Lender for which that cash cover is to be provided;

(b)
until no amount is or may be outstanding under that Documentary Credit or Ancillary Facility, withdrawals from the account may only be made to pay the relevant Senior Lender or Pari Passu Creditor (as applicable) amounts due and payable to it in respect of that Documentary Credit or Ancillary Facility; and

(c)	if requested by the relevant Issuing Bank or Ancillary Facility Lender, the Debtor has executed a security document over that account creating a first ranking Security over that account.
“SFA Cash Cover Document” means, in relation to any SFA Cash Cover, any Senior Finance Document or Pari Passu Debt Document (as applicable) which creates or evidences, or is expressed to create or evidence, the Security required to be provided over that SFA Cash Cover by paragraph (c) of the definition of SFA Cash Cover.
“Subordinated Creditors” means each Effective Date Subordinated Creditor and each party that enters into a Creditor Accession Undertaking as a Subordinated Creditor (as defined in that Creditor Accession Undertaking) in accordance with Clause 23.2 (Change of Subordinated Creditor).
“Subordinated Creditor Document” means any agreement providing for a loan by a Subordinated Creditor to any member of the Group (including without limitation any Proceeds Loan Agreement) and any other document or agreement providing for the payment of any amount by any member of the Group to a Subordinated Creditor.
“Subordinated Funding” has the meaning given to that term in the Senior Facilities Agreement.
“Subordinated Liabilities” means (a) all money and Liabilities now or in future due or owing to a Subordinated Creditor by any member of the Group under a Subordinated Creditor Document and (b) any liability of the Company in respect of declared dividends.
“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, for which purpose control means ownership of more than 50 per cent. of the economic and/or voting share capital (or equivalent right of ownership of such company or entity).
“Supplemental Deed” means the supplemental deed relating to this Agreement dated [●] 2020 between, amongst others, the Company, the Effective Date Senior Agent and the Security Agent.
“Swap Obligation” means, with respect to any Debtor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“TARGET2” means the Trans European Automated Real time Gross Settlement Express Transfer payment system which utilise a single shared platform and which was launched on 19 November 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Total Assets” has the meaning given to the term “Total Assets” in the Senior Facilities Agreement.
“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Transaction Security Documents.
“Transaction Security Documents” means the Senior Secured Creditor Transaction Security Documents and the Second Lien Finance Party Transaction Security Documents.
“UCC” means the Uniform Commercial Code of any applicable jurisdiction in the United States of America and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.
"UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“Unsecured Acceleration Event” means:

(a)
any Unsecured Agent in relation to an Unsecured Facilities Agreement exercising any of its rights under the equivalent provisions of the Unsecured Facilities Agreement which are similar in meaning and effect to a Senior Acceleration Event;

(b)
any Unsecured Notes Trustee (or any of the Unsecured Noteholders) exercising any rights to accelerate principal amounts outstanding under the Unsecured Notes pursuant to any Unsecured Notes Indenture; or

(c)	any Unsecured Liabilities becoming due and payable by operation of any automatic acceleration provision contained in an Unsecured Finance Document.

“Unsecured Agent” means each facility agent under an Unsecured Facility Agreement which accedes to this Agreement as an Unsecured Agent pursuant to Clause 23.13 (Creditor Accession Undertaking).
“Unsecured Agent Liabilities” means the Agent Liabilities owed by the Debtors to an Unsecured Agent under or in connection with the related Unsecured Loan Finance Documents.
“Unsecured Borrower” has the meaning given to the term “Borrower” (or equivalent) in any Unsecured Facilities Agreement provided that it is an entity which has acceded to this Agreement as an Unsecured Borrower (and, if applicable and to extent not already a Party in such capacity, as a Debtor, a Security Grantor and/or an Intra-Group Lender).
“Unsecured Commitment” has the meaning given to the term “Commitment” (or equivalent) in any Unsecured Facilities Agreement.
“Unsecured Credit Participation” means:

(a)	in relation to an Unsecured Lender, its aggregate (drawn and undrawn) Unsecured Commitment; and

(b)	in relation to an Unsecured Noteholder, the principal amount of outstanding Unsecured Notes held by that Unsecured Noteholder.
“Unsecured Creditors” means:

(a)	the Unsecured Lenders and each Unsecured Agent; and

(b)	the Unsecured Notes Creditors.
“Unsecured Default” means an Unsecured Event of Default or any event or circumstances which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Unsecured Finance Documents or any combination of the foregoing) be an Unsecured Event of Default, provided that any such event or circumstance which under the terms of the relevant Unsecured Finance Document requires any determination as to materiality before it becomes an Unsecured Event of Default shall not be an Unsecured Default until such determination is made in accordance with the terms of the relevant Unsecured Finance Document).
“Unsecured Discharge Date” means the later of the Unsecured Loan Discharge Date and the Unsecured Notes Discharge Date.
“Unsecured Enforcement Notice” has the meaning given to it in paragraph (b) of Clause 10.7 (Permitted Enforcement: Unsecured Finance Parties).
“Unsecured Event of Default” means:

(a)	prior to the Unsecured Loan Discharge Date, an “Event of Default” (or equivalent) under and as defined in any Unsecured Facilities Agreement; and

(b)	prior to the Unsecured Notes Discharge Date, an “Event of Default” (or equivalent) under and as defined in any relevant Unsecured Notes Indenture.
“Unsecured Facilities Agreement” means any unsecured facilities agreement or agreements under which an unsecured facility or unsecured facilities (and no other) are made available which:

(a)	does not breach the terms of any Secured Debt Document or any other Unsecured Finance Document; and

(b)	which is designated as such by the Company by written notice to each Agent who is a Party at such time.
“Unsecured Facility” has the meaning given to the term “Facility” (or equivalent) in any Unsecured Facilities Agreement.
“Unsecured Finance Documents” means the Unsecured Loan Finance Documents and the Unsecured Notes Finance Documents.
“Unsecured Finance Parties” means the Unsecured Loan Finance Parties and the Unsecured Notes Finance Parties.
“Unsecured Guarantee” has the meaning given to the term “Guarantees” (or equivalent) in any Unsecured Facilities Agreement and/or any Unsecured Notes Indenture.
“Unsecured Guarantee Liabilities” means all Liabilities owed by any Debtor (other than an Unsecured Issuer or an Unsecured Borrower) to any Unsecured Creditor under or in connection with the Unsecured Notes Finance Documents provided, however, that the definition of “Unsecured Guarantee Liabilities” shall not include the Unsecured Notes Trustee Amounts.
“Unsecured Guarantors” means the “Guarantors” (or equivalent) under and as defined in any Unsecured Facilities Agreement and each member of the Group or any Debtor that is a guarantor under the Unsecured Notes in accordance with an Unsecured Notes Indenture and which must be a Senior Secured Notes Guarantor (if any Senior Secured Notes have been issued, and the Senior Secured Notes Discharge Date has not occurred), a Pari Passu Debt Guarantor (if any Pari Passu Debt Documents have been entered into, and the Pari Passu Debt Discharge Date has not occurred) and a Senior Guarantor (if the Senior Discharge Date has not occurred).
“Unsecured Issuer” means any entity which is the issuer of Unsecured Notes provided that it has acceded to this Agreement as an Unsecured Issuer (and, if applicable and to extent not already a Party in such capacity, as a Debtor, a Security Grantor and/or an Intra-Group Lender).
“Unsecured Lender” has the meaning given to the term “Lender” (or equivalent) in any Unsecured Facilities Agreement.
“Unsecured Liabilities” means the Unsecured Notes Liabilities and the Unsecured Loan Liabilities.
“Unsecured Loan” has the meaning given to the term “Loan” (or equivalent) in any Unsecured Facilities Agreement.
“Unsecured Loan Discharge Date” means the first date on which all Unsecured Loan Liabilities have been fully and finally discharged to the satisfaction of the Unsecured Agent (acting reasonably), whether or not as a result of an enforcement, and the Unsecured Lenders (in that capacity) are under no further obligation to provide financial accommodation to any of the Debtors under the Unsecured Loan Finance Documents.
“Unsecured Loan Finance Documents” has the meaning given to the term “Finance Documents” (or equivalent) in any Unsecured Facilities Agreement.
“Unsecured Loan Finance Parties” means the “Finance Parties” (or equivalent) under and as defined in any Unsecured Facilities Agreement.
“Unsecured Loan Liabilities” means all Liabilities owed by the Debtors to the Unsecured Loan Finance Parties under or in connection with any Unsecured Loan Finance Document.
“Unsecured Loan Outstandings” means the principal amount of outstanding Unsecured Loans.
“Unsecured Major Terms” means the terms set out in Schedule 6 (Unsecured Major Terms).
“Unsecured Noteholders” means the registered holders, from time to time, of the Unsecured Notes, as determined in accordance with the relevant Unsecured Notes Indenture.
“Unsecured Notes” means any unsecured notes, payment-in-kind notes, exchange notes, debt securities or other debt instruments which may be issued by an Unsecured Issuer and in respect of which:

(a)
the terms for such notes, securities or instruments (i) comply with the terms of the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the

Unsecured Finance Documents and this Agreement; and (ii) are not inconsistent in any material respect with the Unsecured Major Terms;

(b)	are designated as such by the Company by written notice to each Agent who is a Party at such time; and

(c)
the entity acting as trustee or representative in respect of such notes or instruments at any time has acceded to this Agreement as an Unsecured Notes Trustee pursuant to Clause 23.14 (Accession of Unsecured Notes Trustee).

“Unsecured Notes Creditors” means the Unsecured Noteholders and each Unsecured Notes Trustee.
“Unsecured Notes Discharge Date” means the first date on which all Unsecured Notes Liabilities have been fully and finally discharged to the satisfaction of the Unsecured Notes Trustee (acting reasonably), whether or not as a result of an enforcement.
“Unsecured Notes Finance Documents” means the Unsecured Notes, each Unsecured Notes Indenture, the Unsecured Guarantees in respect of the Unsecured Notes, this Agreement, and any other document entered into in connection with the Unsecured Notes (which for the avoidance of doubt excludes any document to the extent it sets out rights of the initial purchasers of the Unsecured Notes (in their capacities as initial purchasers) against any member of the Group) and designated an Unsecured Notes Finance Document by an Unsecured Issuer and an Unsecured Notes Trustee.
“Unsecured Notes Finance Parties” means any Unsecured Notes Trustee (on behalf of itself and the Unsecured Noteholders that it represents).
“Unsecured Notes Indenture” means any indenture or other debt instrument pursuant to which any Unsecured Notes (and no other notes) are issued.
“Unsecured Notes Issue Date” means, in respect of each Unsecured Notes Indenture, the first date on which an Unsecured Note is issued pursuant to that Unsecured Notes Indenture.
“Unsecured Notes Liabilities” means all Liabilities owed by the Debtors to any Unsecured Notes Finance Party or Unsecured Noteholder under or in connection with the Unsecured Notes Finance Documents (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) provided, however, that the definition of “Unsecured Notes Liabilities” shall not include the Unsecured Notes Trustee Amounts.
“Unsecured Notes Outstandings” means the principal amount of outstanding Unsecured Notes held by the Unsecured Noteholders.

“Unsecured Notes Trustee” means any entity acting as a trustee or representative under any issue of Unsecured Notes and which accedes to this Agreement pursuant to Clause 23.14 (Accession of Unsecured Notes Trustee).
“Unsecured Notes Trustee Amounts” means, in relation to an Unsecured Notes Trustee, amounts payable to that Unsecured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof under the Unsecured Notes Finance Documents, any provisions (including indemnity provisions) for costs and expenses in favour of that Unsecured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof contained in the Unsecured Notes Finance Documents, all compensation for services provided by that Unsecured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof which is payable to that Unsecured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof pursuant to the terms of the Unsecured Notes Finance Documents and all out-of-pocket costs and expenses properly incurred by that Unsecured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof in carrying out its duties or performing any service pursuant to the terms of the Unsecured Notes Finance Documents, including, without limitation (a) compensation for the costs and expenses of the collection by that Unsecured Notes Trustee of any amount payable to that Unsecured Notes Trustee for the benefit of the Unsecured Noteholders, and (b) costs and expenses of that Unsecured Notes Trustee’s advisers, receivers, delegates, attorneys, agents or appointees (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation initiated by that Unsecured Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee on behalf of that Unsecured Notes Trustee against any of the Unsecured Creditors or their Agents; and (ii) any payment made directly or indirectly on or in respect of any amounts owing under any Unsecured Notes (including principal, interest, premium or any other amounts to any of the Unsecured Noteholders)) including VAT where applicable.
“Unsecured Outstandings” means the Unsecured Loan Outstandings and the Unsecured Notes Outstandings.
“Unsecured Payment Default” means any non-payment Unsecured Event of Default under any Unsecured Finance Document other than in respect of an amount (a) not constituting principal, interest or fees and (b) not exceeding £250,000 (or its equivalent in other currencies).
“Unsecured Representative” means each Unsecured Agent in respect of any Unsecured Facilities that are outstanding and any Unsecured Notes Trustee in respect of any Unsecured Notes that are outstanding.
“Unsecured Standstill Period” has the meaning given to it in Clause 10.8 (Unsecured Standstill Period).

“US Bankruptcy Code” means the United States Bankruptcy code, 11 U.S.C. §§ 101 et seq., as amended.
“US Bankruptcy Law” means the United States Bankruptcy Code, as amended, or any other United States Federal or State bankruptcy, insolvency or similar law.
“US Group Member” means any member of the Group which is organised under the laws of the United States of America, any state thereof or the District of Columbia.
“US Insolvency Proceeding” means a case commenced under the US Bankruptcy Code or any similar US Bankruptcy Law.
“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.
"Withdrawal Event" means the withdrawal (or any vote or referendum electing to withdraw) of any member state from the European Union.
"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation:

(i)
any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
any “Agent”, “Ancillary Facility Lender”, “Arranger”, “Creditor”, “Debtor”, “Hedge Counterparty”, “High Yield Guarantor”, “HY Issuer”, “High Yield Notes Trustee”, “High Yield Noteholder”, “Unsecured Guarantor”, “Unsecured Issuer”, “Unsecured Notes Trustee”, “Unsecured Noteholder”, “Intra-Group Lender”, “Issuing Bank”, “Pari Passu Creditor”, “Pari Passu Debt Guarantor”, “Pari Passu Debt Representative”, “Party”, “Primary Creditor”, “Second Lien Agent”, “Second Lien Arranger”, “Second Lien Borrower”, “Second Lien Creditor”, “Second Lien Guarantor”, “Second Lien Lender”, “Second Lien Notes Issuer”, “Second Lien Notes Trustee”, “Second Lien Noteholder”, “High Yield Agent”, “HY Borrower”, “High Yield Creditor”, “High Yield Lender”, “Unsecured Agent”, “Unsecured Borrower”, “Unsecured Creditor”, “Unsecured Lender”, “Security Agent”, “Security Grantor”, “Senior Agent”, “Senior Arranger”, “Senior Borrower”, “Senior Creditor”, “Senior Guarantor”, “Senior Lender”, “Senior Secured Notes Guarantor”, “Senior Secured Notes Issuer”, “Senior Secured Notes Trustee”, “Senior Secured Noteholder”, “Subordinated Creditor”, “Permitted Affiliate Parent” or the “Company” shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)
any “Agent”, “Ancillary Facility Lender”, “Arranger”, “Creditor”, “Debtor”, “Hedge Counterparty”, “High Yield Guarantor”, “HY Issuer”, “High Yield Notes Trustee”, “High Yield Noteholder”, “Unsecured Borrower”, “Unsecured Creditor”, “Unsecured Guarantor”, “Unsecured Issuer”, “Unsecured Notes Trustee”, “Unsecured Noteholder”, “Intra-Group Lender”, “Issuing Bank”, “Pari Passu Creditor”, “Pari Passu Debt Guarantor”, “Pari Passu Debt Representative”, “Party”, “Primary

Creditor”, “Second Lien Agent”, “Second Lien Arranger”, “Second Lien Borrower”, “Second Lien Creditor”, “Second Lien Guarantor”, “Second Lien Lender”, “Second Lien Notes Issuer”, “Second Lien Notes Trustee”, “Second Lien Noteholder”, “High Yield Agent”, “HY Borrower”, “High Yield Creditor”, “High Yield Lender”, “Unsecured Agent”, “Unsecured Lender”, “Security Agent”, “Security Grantor”, “Senior Agent”, “Senior Arranger”, “Senior Borrower”, “Senior Creditor”, “Senior Guarantor”, “Senior Lender”, “Senior Secured Notes Guarantor”, “Senior Secured Notes Issuer”, “Senior Secured Notes Trustee”, “Senior Secured Noteholder”, “Subordinated Creditor”, “Permitted Affiliate Parent”, the “Company” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)
a “Debt Document” or any other agreement or instrument is (other than a reference to a “Debt Document” or any other agreement or instrument in “original form”) a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended, restated or replaced from time to time (however fundamentally) and includes any increase in, addition to or extension of or other change to any facility made available under any such agreement or instrument (in each case to the extent permitted by this Agreement);

(v)	“enforcing” (or any derivation) the Transaction Security shall include the appointment of an administrator of a Debtor or a Security Grantor by the Security Agent;

(vi)	a “group of Creditors” includes all the Creditors and a “group of Primary Creditors” includes all the Primary Creditors;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)
the “original form” of a “Debt Document” or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into (save as otherwise provided in this Agreement);

(ix)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(x)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(xi)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(d)
The determination that a High Yield Payment Stop Notice or Second Lien Payment Stop Notice is “outstanding” is to be made by reference to the provisions of Clause 9.4 (Issue of High Yield Payment Stop Notice), or as the case may be, Clause 8.4 (Second Lien Payment Default and Issue of Second Lien Payment Stop Notice).

(e)
On and after the completion of a refinancing, an amendment or an amendment and restatement of a “Senior Facilities Agreement” (as referred to in the definition of Senior Facilities Agreement), a “Second Lien Facilities Agreement” (as referred to in the definition of Second Lien Facilities Agreement) or an “Unsecured Facilities Agreement” (as referred to in the definition of Unsecured Facilities Agreement) any reference in this Agreement to any definition, clause, paragraph, provision or other term of the Senior Facilities Agreement, a Second Lien Facilities Agreement or an Unsecured Facilities Agreement (as applicable) (excluding, for the avoidance of doubt, any references to the Original Senior Facilities Agreement) shall be read and construed as a reference to any equivalent definition, clause, paragraph, provision or other term in such refinanced, amended or amended and restated Senior Facilities Agreement, Second Lien Facilities Agreement or Unsecured Facilities Agreement (as applicable) which is similar in meaning and effect.

(f)
After the Senior Lender Discharge Date, if no Senior Facilities Agreement is in force, any reference in this Agreement to a “Senior Facilities Agreement” (or to any equivalent definition, clause, paragraph, provision or other term of the Senior Facilities Agreement) shall (if applicable) be read and construed as a reference to any Pari Passu Debt Document (or to any definition, clause, paragraph, provision or other term of such Pari Passu Debt Document which is similar in meaning and effect, if such Pari Passu Debt Document is a facility agreement or any other agreement under which facilities are made available).

(g)
Any reference in this Agreement to any definition in any Pari Passu Debt Document shall be read and construed as a reference to any equivalent definition contained in any Pari Passu Debt Document which is similar in meaning and effect.

(h)
Creditors may only benefit from Group Recoveries to the extent that the Liabilities of such Creditors have the benefit of the guarantees or security under which such Group Recoveries are received and provided that, in all cases, the rights of such Secured Parties shall in any event be subject to the priorities set out in Clause 18 (Application of Proceeds) and to Clause 19 (Equalisation) and provided further, however, that this shall not prevent:

(i)
the Senior Secured Notes Trustee from claiming and being paid the Senior Secured Notes Trustee Amounts, the Second Lien Notes Trustee from claiming and being paid the Second Lien Notes Trustee Amounts, the High Yield Notes Trustee from claiming and being paid the High Yield Notes Trustee Amounts or the Unsecured Notes Trustee from claiming and being paid the Unsecured Notes Trustee Amounts;

(ii)	the Senior Agent from claiming and being paid the Senior Agent Liabilities;

(iii)	the Pari Passu Debt Representative from claiming and being paid the Pari Passu Debt Representative Amounts;

(iv)	a Second Lien Agent from claiming and being paid the Second Lien Agent Liabilities;

(v)	a High Yield Agent from claiming and being paid the High Yield Agent Liabilities;

(vi)	an Unsecured Agent from claiming and being paid the Unsecured Agent Liabilities;

(vii)
a Senior Secured Creditor or Second Lien Finance Party benefiting from such Group Recoveries where it was not legally possible for the Senior Secured Creditor or Second Lien Finance Party to obtain the relevant guarantees or security; or

(viii)	to the extent legally permitted, a Senior Secured Creditor benefitting from Group Recoveries resulting from the realization or enforcement of any

Security granted under a Pre-Effective Date Security Document where the Liabilities owed to such Senior Secured Creditor do not constitute Secured Obligations pursuant to paragraphs (a) and (b) of the definition of “Secured Obligations”.

(i)
In determining whether or not any Liabilities have been fully and finally discharged, the relevant Agent will disregard contingent liabilities (such as the risk of claw back flowing from a preference) except to the extent the relevant Agent reasonably believes (after taking such legal advice as it considers appropriate) that there is a reasonable likelihood that those liabilities will become actual liabilities.

(j)	Where any Consent is required under this Agreement from:

(i)	a Senior Lender or Senior Finance Party where such Consent is required after the Senior Lender Discharge Date;

(ii)	a Hedge Counterparty where such Consent is required after the Senior Discharge Date;

(iii)	a Pari Passu Creditor where such Consent is required after the Pari Passu Debt Discharge Date;

(iv)	a Senior Secured Notes Creditor where such Consent is required after the Senior Secured Notes Discharge Date;

(v)	a Second Lien Lender or Second Lien Loan Finance Party where such Consent is required after the Second Lien Loan Discharge Date;

(vi)	a Second Lien Notes Creditor where such Consent is required after the Second Lien Notes Discharge Date;

(vii)	a High Yield Lender or High Yield Loan Finance Party where such consent is required after the High Yield Loan Discharge Date;

(viii)	a High Yield Noteholder or High Yield Notes Trustee where such consent is required after the High Yield Notes Discharge Date;

(ix)	an Unsecured Lender or Unsecured Loan Finance Party where such consent is required after the Unsecured Loan Discharge Date; or

(x)	an Unsecured Noteholder or Unsecured Notes Trustee where such consent is required after the Unsecured Notes Discharge Date, such Consent requirement will cease to apply.

(k)
References to a Pari Passu Debt Representative acting on behalf of the relevant Pari Passu Creditors shall be to such Pari Passu Debt Representative acting on behalf of the Pari Passu Creditors for which it has been appointed as agent or trustee.

(l)
References to the Senior Secured Notes Trustee acting on behalf of the Senior Secured Noteholders means such Senior Secured Notes Trustee acting on behalf of the Senior Secured Noteholders which it represents or, if applicable, with the Consent of the requisite number of Senior Secured Noteholders required under and in accordance with the applicable Senior Secured Notes Indenture (provided that if the relevant Senior Secured Notes Indenture does not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under the Senior Secured Notes Indenture). A Senior Secured Notes Trustee will be entitled to seek instructions from the Senior Secured Noteholders which it represents to the extent required by the applicable Senior Secured Notes Indenture as to any action to be taken by it under this Agreement.

(m)
References to the Second Lien Notes Trustee acting on behalf of the Second Lien Noteholders means such Second Lien Notes Trustee acting on behalf of the Second Lien Noteholders which it represents or, if applicable, with the Consent of the requisite number of Second Lien Noteholders required under and in accordance with the applicable Second Lien Notes Indenture (provided that if the relevant Second Lien Notes Indenture does not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under the Second Lien Notes Indenture). A Second Lien Notes Trustee will be entitled to seek instructions from the Second Lien Noteholders which it represents to the extent required by the applicable Second Lien Notes Indenture as to any action to be taken by it under this Agreement.

(n)
References to the High Yield Notes Trustee acting on behalf of the High Yield Noteholders means such High Yield Notes Trustee acting on behalf of the High Yield Noteholders which it represents or, if applicable, with the Consent of the requisite number of High Yield Noteholders required under and in accordance with the applicable High Yield Notes Indenture (provided that if the relevant High Yield Notes Indenture does not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under the High Yield Notes Indenture). A High Yield Notes Trustee will be entitled to seek instructions from the High Yield Noteholders which it represents to the extent required by the applicable High Yield Notes Indenture as to any action to be taken by it under this Agreement.

(o)
References to the Unsecured Notes Trustee acting on behalf of the Unsecured Noteholders means such Unsecured Notes Trustee acting on behalf of the Unsecured Noteholders which it represents or, if applicable, with the Consent of the requisite number of Unsecured Noteholders required under and in accordance with the applicable Unsecured Notes Indenture. An Unsecured Notes Trustee will be entitled to seek instructions from the Unsecured Noteholders which it represents to the extent required by the applicable Unsecured Notes Indenture as to any action to be taken by it under this Agreement.

(p)
Any Consent to be given under this Agreement shall mean such Consent is to be given in writing, which for the purposes of this Agreement will be deemed to include any instructions, waivers or Consents provided through any applicable clearance system in accordance with the terms of the relevant Debt Document.

(q)
Until the relevant proceeds are released from such escrow, the provisions of this Agreement shall not apply to or create any restriction in respect of any escrow arrangement pursuant to which the proceeds of any Unsecured Notes, High Yield Notes, Second Lien Notes and/or Senior Secured Notes are subject and this Agreement shall not govern the rights and obligations of the Unsecured Noteholders, High Yield Noteholders, Second Lien Noteholders or, as the case may be, Senior Secured Noteholders concerned until such proceeds are released from such escrow arrangement in accordance with the terms thereof.

(r)
References in this Agreement to Senior Liabilities shall exclude any Liabilities which are incurred by a Borrower (or any other Debtor) under or in respect of a facilities agreement on a second lien, high yield or unsecured basis, or which otherwise do not rank pari passu with the Senior Liabilities under the Original Senior Facilities Agreement as at the Effective Date in right of payment and security (the “Excluded Liabilities”). If at any time there are Excluded Liabilities outstanding under or in respect of a facilities agreement:

(i)
any term in this Agreement or any other Debt Document which is defined by reference to the Senior Facilities Agreement or the Senior Liabilities shall be construed so as to exclude the Excluded Liabilities; and

(ii)
such Excluded Liabilities shall be treated (as applicable and to the extent that the necessary designations and accessions have been completed in accordance with the terms of this Agreement) as Second Lien Liabilities incurred under a Second Lien Facilities Agreement, High Yield Liabilities incurred under a High Yield Facilities Agreement or Unsecured Liabilities incurred under an Unsecured Facilities Agreement, and any term in this Agreement or any other Debt Document which is defined by reference to such Liabilities or Facilities Agreements shall be construed so as to include the relevant Excluded Liabilities.

(s)	An Acceleration Event is “continuing” if it has not been revoked or otherwise ceases to be continuing in accordance with the terms of the relevant Debt Document.

(t)	If the terms of any Debt Document (other than this Agreement):

(i)
require the relevant Creditors to provide approval (or deem approval to have been provided) for a particular matter, step or action (for the avoidance of doubt, excluding any such terms which expressly entitle the relevant Creditors to withhold their approval for that matter, step or action) and such approval has been given pursuant to the terms of that Debt Document; or

(ii)
do not seek to regulate a particular matter, step or action (which shall be the case if the relevant matter, step or action is not the subject of an express requirement or restriction in that Debt Document), for the purposes of this Agreement, that matter, step or action shall not be prohibited by the terms of that Debt Document.

(u)
In determining whether any indebtedness or other amount (including, without limitation, any Second Lien Finance Documents) is prohibited by the terms of any Debt Document or to the extent any amendment or waiver is sought for or to permit any step or other action, the terms of any Debt Document which:

(i)
relate to any Liabilities which are to be refinanced or otherwise replaced with such indebtedness or other amount or that will be refinanced or otherwise replaced following such step or action for which such amendment or waiver is sought; or

(ii)	will not exist or will cease to be in effect on the date on which such indebtedness or other amount is incurred by a member of the Group or following the taking effect of such amendment or waiver, shall not be taken into account (including for purposes of any vote or consent of any class (including an Instructing Group) for the purposes of any Debt Document in respect of any such amendment or waiver).

(v)
Other than for the purposes of paragraph 1.2(w) below, references to any matter being “permitted” under one or more of the Debt Documents shall include references to such matters not being prohibited or otherwise approved under those Debt Documents.

(w)
To the extent any step or action is expressly permitted under this Agreement (or expressly permitted subject to the consent of specified Parties under this Agreement), the Parties hereto agree that such step or action will be permitted under the other Debt Documents (or permitted thereunder subject to the consent of such specified Parties) and if there is any conflict between the terms of, or the requirement for any conditions in, this Agreement and any other Debt Document, the terms of, or the requirement for any conditions in, this Agreement will prevail (save to the extent that to do so would result in or have the effect of any member of the Group contravening any applicable law or regulation, or present a material risk of liability for any member of the Group and/or its directors or officers, or give rise to a material risk of breach of fiduciary or statutory duties), in each case notwithstanding any restriction or prohibition to the contrary, any provision expressed or purported to override any provision of this Agreement or the requirement to fulfil any additional conditions, in each case, in any other Debt Document.

(x)
References to any Creditors (or any class, group or percentage of any Creditors (including, for the avoidance of doubt, unanimity)) giving any Consent under this Agreement means (in each case) acting through the applicable Agent, if any, or, as applicable, the Security Agent.

(y)
“€” and “euro” denote the lawful currency of each Participating Member State, “£” and “Sterling” denote the lawful currency of the United Kingdom and “US$”, “$” and “Dollars” denote the lawful currency of the United States.

(z)
Where paragraph or clause numbers have changed in this Agreement as a result of the amendments to this Agreement implemented from time to time, and such paragraph and clause numbers are referred to in any other Debt Document in force at the time of such amendments, such paragraph or clause numbers shall be read and construed in this Agreement, for the purposes of the relevant Debt Document only, so that the relevant equivalent provision in this Agreement is referred to in each such Debt Document.

(aa)
A Party providing “cash cover” for a Documentary Credit means it paying an amount in the currency of the Documentary Credit to an interest-bearing account in the name of that Party and the following conditions being met:

(i)	the account is with the relevant Issuing Bank;

(ii)
until no amount is or may be outstanding under that Documentary Credit, withdrawals from the account may only be made to pay the relevant Issuing Bank amounts due and payable to it under the Debt Documents in respect of that Documentary Credit; and

(iii)
if requested by the relevant Issuing Bank, the provider of the cash cover has executed a security document over that account, in form and substance satisfactory to such Issuing Bank with which that account is held, creating a first ranking security interest over that account.

(bb)
Notwithstanding anything to the contrary in this Agreement, it is expressly acknowledged by each Party that any Hedging Liability that constitutes an Excluded Swap Obligation shall not be (and shall not be required to be) guaranteed by any Non-ECP Debtor.

(cc)
The right or requirement of any Party to take or not take any action on or following the occurrence of an Insolvency Event shall cease to apply if the relevant Insolvency Event is no longer continuing (unless an Acceleration Event has occurred and is continuing and without prejudice to any action taken or not taken in accordance with the terms of this Agreement while that Insolvency Event is continuing).

(dd)
Notwithstanding anything to the contrary, where any provision of this Agreement grants any rights (“Rights”) to, or refers to or otherwise contemplates any consent, approval, release, waiver, agreement, notification or other step or action (each an “Action”) which may be required from or by, any person:

(i)	which is not a Party at such time;

(ii)	in respect of any agreement which is not in existence at such time;

(iii)	in respect of any indebtedness which has not been committed or incurred (or an agreement in relation thereto) at such time; or

(iv)	in respect of Liabilities or Creditors (or other persons) for which the relevant Discharge Date has occurred at or prior to such time or concurrently with any Action coming into effect, unless otherwise agreed or specified by the Company, no Rights shall accrue or be enforceable and such Action shall not be required (or be required from any person that is a party thereto) and no such provision shall, or shall be construed so as to, in any way prohibit or restrict the rights or actions of any member of the Group. Further, for the avoidance of doubt, no references to any agreement which is not in existence (or under which no debt obligations are outstanding) shall, or shall be construed so as to, in any way prohibit or restrict the rights or actions of any member of the Group (and no Rights shall be granted to, or Action shall be required from, any party thereto).

(ee)
For the avoidance of doubt, subject to the express terms of this Agreement and any other applicable Debt Document, nothing in this Agreement shall prohibit any debt exchange, non-cash rollover or other similar or equivalent transaction in relation to any Liabilities.

(ff)
To the extent that in this Agreement the consent of any Agent under any Debt Document or the relevant Creditors under any Debt Document is required, then such consent is hereby expressly given to the extent that the matter, step or action requiring approval is permitted by the terms of that Debt Document, including for the avoidance of doubt, for the purposes of determining the Instructing Group, the Majority High Yield Creditors, the Majority High Yield Lenders, the Majority Second Lien Creditors, the Majority Second Lien Lenders, the Majority Senior Creditors, the Majority Senior Lenders, the Majority Senior Secured Creditors or any other class, group or percentage of any Creditors (including, for the avoidance of doubt, unanimity).

(gg)
Nothing in this Agreement or any other Debt Document shall restrict the Company, any Party, the Creditors (or any of them) agreeing the ranking of their respective claims and other intercreditor arrangements among themselves in documentation separate to this Agreement and entered into solely between such parties (or on their behalf by an Agent).

(hh)
For the purposes of the Pre-Effective Date Security Documents, any definitions of “Beneficiaries”, “Designated Secured Obligations” and “Secured Obligations” (where defined in any Pre-Effective Date Security Document) and any other definitions in the Pre-Effective Date Security Documents (to the extent they are used within the definitions of “Beneficiaries”, “Designated Secured Obligations” and “Secured Obligations”) shall have the same meaning as ascribed to them in the relevant Pre-Effective Date Security Document.

(ii)	Subject to paragraph (jj) above, for the purposes of the Pre-Effective Date Security Documents, the following references shall be construed or have the meaning as follows:

(i)
any references to any provisions in the Group ICA (as defined in the Supplemental Deed) in any Pre-Effective Date Security Document shall be construed as references to the relevant provisions in this Agreement;

(ii)	any references to “Group Intercreditor Agreement” (where defined in any Pre-Effective Date Security Document) shall be construed as references to this Agreement;

(iii)
any references to any provisions in the High Yield ICA (as defined in the Supplemental Deed) in any Pre-Effective Date Security Document shall be construed as references to the relevant provisions in this Agreement;

(iv)	any references to “HYD Intercreditor Agreement” (where defined in any Pre-Effective Date Security Document) shall be construed as references to this Agreement;

(v)
any references to any provisions in the Security Trust Agreement (as defined in the Supplemental Deed) in any Pre-Effective Date Security Document shall be construed as references to the relevant provisions in this Agreement;

(vi)	any references to “Security Trust Agreement” (where defined in any Pre-Effective Date Security Document) shall be construed as references to this Agreement;

(vii)	any reference to “Indebtedness” (where defined in any Pre-Effective Date Security Document) shall be construed as references to “indebtedness”;

(viii)	any reference to “Instructing Party” (where defined in any Pre-Effective Date Security Document) shall be construed as references to “Instructing Group”;

(ix)	any reference to “Obligor” (where defined in any Pre-Effective Date Security Document) shall be construed as references to “Debtor”;

(x)	any reference to “Relevant Agent” (where defined in any Pre-Effective Date Security Document) shall be construed as references to the relevant Agent;

(xi)	any reference to “Charged Assets” (where defined in any Pre-Effective Date Security Document) shall be construed as references to “Charged Property”; and

(xii)	any reference to “Security Trustee” (where defined in any Pre-Effective Date Security Document) shall be construed as references to “Security Agent”.

1.3	Third Party Rights

(a)
Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the Consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, Delegate or any other person described in Clause 21.11 (No proceedings) may, subject to this Clause 1.3 and the Third Parties Rights Act, rely on any Clause of this Agreement which expressly confers rights on it.

(d)
The Third Parties Rights Act shall apply to this Agreement in respect of any Senior Secured Noteholder, Second Lien Noteholder, High Yield Noteholder or Unsecured Noteholder which by holding a Senior Secured Note, Second Lien Note, High Yield Note or Unsecured Note, as the case may be, has effectively agreed to be bound by the provisions of this Agreement and will be deemed to receive the benefits hereof, and be subject to the terms and conditions hereof, as if such person was a Party hereto. For the purposes of the preceding sentence, upon any person becoming a Senior Secured Noteholder, Second Lien Noteholder, High Yield Noteholder or Unsecured Noteholder, such person shall be deemed a Party provided that such person is deemed to be a Party under the terms of the relevant Notes Indenture.

1.4	Waiver and Termination

(a)
Notwithstanding anything to the contrary in this Agreement or any other Debt Document, any Party may, together with exercising any right pursuant to paragraph (f) of Clause 29.1 (Required Consents), unilaterally waive, relinquish, or otherwise release or decline the right to receive or benefit from, any right in relation to a Debt Document, including in relation to Transaction Security or any guarantee, indemnity or other assurance against loss in respect of any Liabilities owed to it by a Debtor or Security Grantor with the prior consent of the Company; and by written notice from the Company to each Agent party to this Agreement and the Security Agent at such time (a "Unilateral Waiver").

(b)
Following a Unilateral Waiver by a Party in accordance with paragraph (a) above, the Security Agent shall (i) be deemed to have unilaterally waived, relinquished, or otherwise released or declined the right to receive or benefit from the same or any substantially equivalent right to the rights subject to such Unilateral Waiver, in connection with any parallel debt and/or joint and several creditorship structure relating to the relevant Liabilities; and (ii) at the request and cost of the Company, take any action or execute any document reasonably requested by the Company which is necessary or desirable to give effect to or evidence the releases and other actions described in this Clause 1.4.

(c)
Any Unilateral Waiver by a Party in accordance with paragraph (a) above shall also be deemed to constitute a waiver of the rights of such Party (and the Security Agent, as relevant) under Clause 18 (Application of Proceeds), Clause 19

(Equalisation) and any other equalisation or loss sharing provisions under any Debt Document in so far as such provisions relate to the rights subject to such Unilateral Waiver, including such that to the extent that the Liabilities of a Creditor would, but for the Unilateral Waiver, have had the benefit of any guarantee, indemnity or other assurance against loss or Transaction Security under which Group Recoveries are received by the Security Agent or other Creditors, that Creditor will not benefit from the application of, or receive any payments in respect of, such Group Recoveries pursuant to Clause 18 (Application of Proceeds) in respect of those Liabilities; and if, as a result of this paragraph (c), the amount of a payment to a Creditor pursuant to Clause 18 (Application of Proceeds) is lower than the amount which would have been so payable to that Creditor if no Unilateral Waiver was given (the difference for that Creditor being its "Shortfall"), for the purposes of Clause 19 (Equalisation) its Exposure will be deemed to be reduced by an amount equal to the Shortfall.

(d)
To the extent that the consent of any Creditor or other Party (in each case other than the Company and each Party granting such Unilateral Waiver) would be required to give effect to any Unilateral Waiver or any other action or matter set out in this Clause 1.4, such Creditor or other Party shall be deemed to have given such consent.

(e)	Notwithstanding anything to the contrary in this Agreement or any other Debt Document:

(i)
no breach of any representation, warranty, undertaking, obligation or other term of (or Default or Event of Default under) a Debt Document shall be deemed or construed to have occurred as a direct or indirect result of a Unilateral Waiver or any actions or steps implemented or taken to give effect to that Unilateral Waiver; and

(ii)
for the purpose of testing or satisfying any requirement (or any qualifier or definition based upon such a requirement) in any Debt Document that any guarantee, indemnity or other assurance against loss or any Transaction Security must, to the extent legally possible or subject to the Agreed Security Principles (or both), be given, or expressed to be given, to all Secured Parties in respect of their Liabilities, any Liabilities the subject of a Unilateral Waiver shall be deemed to have been given or expressed to have been given that guarantee, indemnity or other assurance against loss or any Transaction Security.

1.5	No Recourse
No Primary Creditor will have any recourse to or shall make any claim or demand for payment from the Ultimate Parent (as defined in the Original Senior Facilities

Agreement) or any other person that is not party to a Debt Document (and to the extent the Ultimate Parent or any other person is a party to a Debt Document there shall only be recourse to the extent of its liability under the terms of such Debt Document) in respect of any term of any Debt Document, any statements by the Ultimate Parent, or otherwise.

1.6	Personal Liability
Where any natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the parties to the Debt Documents pursuant to any provision thereof and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect save where such individual acted fraudulently in giving such certificate, other document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law) and each such individual may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Rights Act.

2.	RANKING AND PRIORITY

2.1	Creditor Liabilities
Each of the Parties agrees that the Liabilities owed by:

(a)
the Debtors (other than a HY Issuer or a HY Borrower) to the Primary Creditors shall rank in right and priority of payment in the following order and are postponed and subordinated to any prior ranking Liabilities as follows:

(i)
first, the Senior Lender Liabilities, the Senior Secured Notes Liabilities, the Pari Passu Debt Liabilities, the Hedging Liabilities, the Agent Liabilities, the Arranger Liabilities, the Second Lien Liabilities (but subject to Clause 2.2 (Transaction Security)), the Senior Secured Notes Trustee Amounts, the Second Lien Notes Trustee Amounts, the High Yield Notes Trustee Amounts, the Unsecured Notes Trustee Amounts and the Pari Passu Debt Representative Amounts pari passu and without any preference between them; and

(ii)
second, the High Yield Loan Liabilities, the High Yield Notes Liabilities, the Unsecured Loan Liabilities and the Unsecured Notes Liabilities pari passu between themselves and without any preference between them; and

(b)
a HY Issuer or a HY Borrower to the Primary Creditors shall rank in right and priority of payment pari passu between themselves and without any preference between them (but subject to Clause 2.2 (Transaction Security)).

2.2	Transaction Security

(a)
Each of the Parties agrees that the Transaction Security shall rank and secure the following Liabilities (only to the extent that such Transaction Security is expressed to secure those Liabilities), but in the case of the Senior Lender Liabilities, the Senior Secured Notes Liabilities, the Pari Passu Debt Liabilities, the Senior Agent Liabilities, the Senior Arranger Liabilities, the Senior Secured Notes Trustee Amount, the Pari Passu Debt Representative Amounts, the Second Lien Agent Liabilities, the Second Lien Notes Trustee Amounts and the Hedging Liabilities, without prejudice to Clause 18 (Application of Proceeds) and Clause 19 (Equalisation), in the following order:

(i)
first, the Senior Lender Liabilities, the Senior Secured Notes Liabilities, the Pari Passu Debt Liabilities, the Senior Agent Liabilities, the Senior Arranger Liabilities, the Senior Secured Notes Trustee Amounts, the Pari Passu Debt Representative Amounts, the Hedging Liabilities, the Second Lien Agent Liabilities and the Second Lien Notes Trustee Amounts (but, in the case of Transaction Security granted under the Pre-Effective Date Security Documents, only to the extent that such Transaction Security is expressed to secure those Liabilities, but without prejudice to Clause 18 (Application of Proceeds) and Clause 19 (Equalisation)), pari passu and without any preference between them; and

(ii)	second, the Second Lien Liabilities (other than the Second Lien Agent Liabilities) pari passu and without any preference between them.

(b)	For the avoidance of doubt, it is expressly acknowledged and agreed that any Hedging Liability that constitutes an Excluded Swap Obligation shall not be secured by the assets of any Non-ECP Debtor.

2.3	Intra-Group Liabilities and Subordinated Liabilities

(a)
Each of the Parties agrees that the Intra-Group Liabilities and Subordinated Liabilities are postponed and subordinated to the Liabilities owed by the Debtors or the Security Grantors to the Primary Creditors.

(b)	This Agreement does not purport to rank any of the Intra-Group Liabilities and Subordinated Liabilities as between themselves.

2.4	Additional and/or Refinancing Debt

(a)
The Creditors acknowledge that the Debtors (or any of them) may wish to (a) incur incremental Borrowing Liabilities and/or Guarantee Liabilities in respect of incremental Borrowing Liabilities or (b) refinance Borrowing Liabilities and/or incur Guarantee Liabilities in respect of any such refinancing of Borrowing Liabilities, which in any such case are intended to rank and/or share any existing Security pari passu with any existing Liabilities and/or to rank behind any existing Liabilities and/or to share in any existing Security behind any existing Liabilities. The Creditors confirm that if and to the extent such a financing or refinancing and such ranking and such Security is permitted by the terms of the Debt Documents at such time, they will (at the cost of the Debtors) co-operate with the Debtors with a view to enabling such financing or refinancing and such sharing in the Security to take place. In particular, but without limitation, the Senior Lenders, the Senior Secured Noteholders, the Pari Passu Creditors, the Second Lien Lenders, the Second Lien Noteholders, the High Yield Lenders, the High Yield Noteholders, the Unsecured Lenders and the Unsecured Noteholders hereby authorise and direct their Agent to and such Agent shall, and the Hedge Counterparties agree that they shall, execute any amendment to this Agreement and such other Debt Documents that are reasonably required to reflect such arrangements to the extent such financing, refinancing and/or sharing is permitted by such Debt Documents.

(b)	The Debtors may not incur any Borrowing Liabilities or Guarantee Liabilities which:

(i)	fall within paragraph (c) of the definition of Secured Obligations; but

(ii)	do not fall within paragraphs (a) or (b) of the definition of Secured Obligations, unless additional Security is granted in favour of the Secured Parties over the assets secured by each Pre-Effective Date Security Document.

2.5	Anti-layering

(a)	Until the Second Lien Discharge Date, no Debtor shall, without the approval of the Majority Second Lien Creditors, issue or allow to remain outstanding any Liabilities that:

(i)	are secured or expressed to be secured by Transaction Security on a basis junior to the Senior Secured Liabilities but senior to the Second Lien Liabilities;

(ii)	are expressed to rank or rank so that they are subordinated to any of the Senior Secured Liabilities but are senior to the Second Lien Liabilities; or

(iii)	are contractually subordinated in right of payment to the Senior Secured Liabilities and senior in right of payment to the Second Lien Liabilities.

(b)	The foregoing shall not prevent:

(i)	subordination arising by operation of law; or

(ii)
a Debtor from incurring additional Senior Liabilities in accordance with the terms of the Senior Finance Documents which are expressed to be secured by the Transaction Security on a pari passu super senior basis to the other Senior Liabilities and/or which are contractually senior in right of payment to any of the other Senior Liabilities.

3.	SENIOR LENDER LIABILITIES, PARI PASSU DEBT LIABILITIES AND SENIOR SECURED NOTES LIABILITIES

3.1	Payments of Senior Secured Creditor Liabilities

(a)
The Debtors and Security Grantors may make Payments in respect of the Senior Secured Creditor Liabilities at any time provided that, following the occurrence of a Senior Acceleration Event, a Senior Secured Notes Acceleration Event, a Pari Passu Debt Acceleration Event or an Insolvency Event, no Debtor may make (and no Senior Secured Creditor may receive) Payments of the Senior Lender Liabilities, Pari Passu Debt Liabilities or Senior Secured Notes Liabilities except from Group Recoveries distributed in accordance with Clause 18 (Application of Proceeds).

(b)	For the avoidance of doubt, the proviso in paragraph (a) above:

(i)	acts as a suspension of payment and not as a waiver of the right to receive payment on the date such payments are due;

(ii)	will not prevent the accrual or capitalisation of interest (including default interest) in accordance with the Secured Debt Documents;

(iii)	will not prevent the payment of any Senior Secured Notes Trustee Amounts, any Senior Agent Liabilities and/or any Pari Passu Debt Representative Amounts; and

(iv)	will not prevent the payment of audit fees, directors’ fees, taxes and other proper and incidental expenses required to maintain existence.

3.2	Amendments and Waivers
Subject to Clause 4.6 (Amendments and Waivers: Hedging Agreements), the relevant Senior Secured Creditors, the Debtors and the Security Grantors may amend or waive the terms of the Secured Debt Documents in accordance with their terms (and subject to any Consent required under them) at any time.

3.3	Security and guarantees: Senior Secured Creditors
Other than as set out in Clause 3.4 (Security: Ancillary Facility Lenders and Issuing Banks), the Senior Lenders, the Pari Passu Creditors and the Senior Secured Notes Creditors may only take, accept or receive the benefit of:

(a)
any Security from any Debtor, any member of the Group or any Security Grantor in respect of the Senior Lender Liabilities, the Pari Passu Debt Liabilities or the Senior Secured Notes Liabilities in addition to the Common Transaction Security and (to the extent applicable) the Transaction Security granted under the Pre-Effective Date Security Documents, if (except for any Security permitted under Clause 3.4 (Security: Ancillary Facility Lenders and Issuing Banks)) and to the extent legally possible and subject to any Agreed Security Principles, at the same time it is also offered either:

(i)	to the Security Agent as agent or trustee for the other Senior Secured Creditors in respect of their Liabilities; or

(ii)	in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Agent as agent or trustee for the Senior Secured Creditors:

(A)	to the other Senior Secured Creditors in respect of their Liabilities; or

(B)	to the Security Agent under a parallel debt structure, joint and several creditor structure or agency structure for the benefit of the other Senior Secured Creditors, and ranks, or is expressed to rank, in the same order of priority as that contemplated in Clause 2.2 (Transaction Security), provided that all amounts received or recovered by any Senior Secured Creditor with respect to such Security are immediately paid to the Security Agent and held and applied in accordance with Clause 18 (Application of Proceeds); and

(b)	any guarantee, indemnity or other assurance against loss from any Debtor, any member of the Group or any Security Grantor in respect of the Senior Lender

Liabilities, the Pari Passu Debt Liabilities or the Senior Secured Notes Liabilities in addition to those in:

(i)	the form of the Senior Facilities Agreement as at the Effective Date (or any other Finance Document (as defined therein) in its form as at the Effective Date); or

(ii)	this Agreement; or

(iii)	any Common Assurance,
if (except for any guarantee, indemnity or other assurance against loss permitted under Clause 3.4 (Security: Ancillary Facility Lenders and Issuing Banks)) and to the extent legally possible and subject to any Agreed Security Principles, at the same time it is also offered to the other Senior Secured Creditors in respect of their Liabilities and ranks, or is expressed to rank, in the same order of priority as that contemplated in Clause 2 (Ranking and Priority) and all amounts received or recovered by any Senior Secured Creditor with respect to such guarantee, indemnity or other assurance against loss are immediately paid to the Security Agent and held and applied in accordance with Clause 18 (Application of Proceeds).

3.4	Security: Ancillary Facility Lenders and Issuing Banks
No Ancillary Facility Lender or Issuing Bank will, unless the prior Consent of the Majority Senior Creditors is obtained, take, accept or receive from any Debtor, any member of the Group or any Security Grantor the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities owed to it other than:

(a)	the Common Transaction Security and (to the extent applicable) the Transaction Security granted under the Pre-Effective Date Security Documents;

(b)	each guarantee, indemnity or other assurance against loss contained in:

(i)	the form of the Senior Facilities Agreement as at the Effective Date; or

(ii)	this Agreement; or

(iii)	any Common Assurance;

(c)	indemnities and assurances against loss contained in the Ancillary Facility Documents no greater in extent than any of those referred to in paragraph (b) above;

(d)
any SFA Cash Cover permitted under the Senior Facilities Agreement (or equivalent provision contained in any Pari Passu Debt Document) relating to any Ancillary Facility or for any Documentary Credit issued by the Issuing Bank;

(e)
the indemnities or any netting or set-off arrangement contained in an ISDA Master Agreement (other than for the avoidance of doubt those in any credit support annex or similar supporting Security Document), or any indemnities or any netting or set-off arrangements which are similar in meaning and effect (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement); or

(f)
any Security, guarantee, indemnity or other assurance against loss giving effect to, or arising as a result of the effect of, any netting or set-off arrangement relating to the Ancillary Facilities for the purpose of netting debit and credit balances arising under the Ancillary Facilities.

3.5	Restriction on Enforcement: Senior Lenders, Pari Passu Creditors and Senior Secured Notes Creditors
Subject to Clause 3.7 (Permitted Enforcement: Ancillary Facility Lenders and Issuing Banks), no Senior Lender, Pari Passu Creditor or Senior Secured Notes Creditor may take any Enforcement Action under paragraph (c), (d) or (e) of the definition thereof without the prior written Consent of an Instructing Group.

3.6	Restriction on Enforcement: Ancillary Facility Lenders and Issuing Banks
Subject to Clause 3.7 (Permitted Enforcement: Ancillary Facility Lenders and Issuing Banks), so long as any of the Senior Lender Liabilities or Pari Passu Debt Liabilities under any Pari Passu Debt Document providing for revolving credit facilities (“Pari Passu Revolving Liabilities”) (other than any Liabilities owed to the Ancillary Facility Lenders or Issuing Banks) are or may be outstanding, none of the Ancillary Facility Lenders nor the Issuing Banks shall be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it.

3.7	Permitted Enforcement: Ancillary Facility Lenders and Issuing Banks

(a)	The Ancillary Facility Lenders and Issuing Banks may take Enforcement Action which would otherwise be available to it but for Clause 3.6 if:

(i)
at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Senior Lender Liabilities or Pari Passu Revolving Liabilities (excluding the Liabilities owing to Ancillary Facility Lenders and the Issuing Banks), in which case the Ancillary Facility Lenders and the Issuing Banks may take the same Enforcement Action as has been taken in respect of those Senior Lender Liabilities or Pari Passu Revolving Liabilities;

(ii)
that action is contemplated by, and can be taken by the Ancillary Facility Lenders and Issuing Banks under, the Senior Facilities Agreement or relevant Pari Passu Debt Document or Clause 3.4 (Security: Ancillary Facility Lenders and Issuing Banks);

(iii)	that Enforcement Action is taken in respect of SFA Cash Cover which has been provided in accordance with the Senior Facilities Agreement or relevant Pari Passu Debt Document;

(iv)	at the same time as or prior to, that action, the Consent of the Majority Senior Creditors to that Enforcement Action is obtained; or

(v)
an Insolvency Event has occurred in relation to any Debtor or any member of the Group, in which case, after the occurrence of that Insolvency Event, each Ancillary Facility Lender and each Issuing Bank shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that Debtor or member of the Group to:

(A)	accelerate any of that Debtor’s or member of the Group’s Senior Lender Liabilities or Pari Passu Revolving Liabilities or declare them prematurely due and payable on demand;

(B)
make a demand under any guarantee, indemnity or other assurance against loss given by that Debtor or member of the Group in respect of any Senior Lender Liabilities or Pari Passu Revolving Liabilities;

(C)	exercise any right of set-off or take or receive any Payment in respect of any Senior Lender Liabilities or Pari Passu Revolving Liabilities of that Debtor or member of the Group; or

(D)	claim and prove in the liquidation of that Debtor or member of the Group for any Senior Lender Liabilities or Pari Passu Revolving Liabilities owing to it.

(b)
Clause 3.6 (Restriction on Enforcement: Ancillary Facility Lenders and Issuing Banks) shall not restrict any right of an Ancillary Facility Lender to net or set-off in relation to a Multi-account Overdraft Facility, in accordance with the terms of the Senior Facilities Agreement or relevant Pari Passu Debt Document, to the extent that the netting or set-off represents a reduction from a Permitted Gross

Amount of that Multi-account Overdraft Facility to or towards its Designated Net Amount.

3.8	Option to purchase: Senior Secured Notes Creditors and Pari Passu Creditors

(a)	After a Distress Event, one or more of the Senior Secured Notes Trustee and the Pari Passu Debt Representative(s) (the “Purchasing Senior Secured Creditors”) may:

(i)	at the direction and expense of one or more of the Senior Secured Noteholders and/or Pari Passu Creditors (as applicable);

(ii)	after all such Senior Secured Noteholders and Pari Passu Creditors have been given the opportunity to so participate; and

(iii)	if the Senior Secured Notes Trustee and/or the Pari Passu Debt Representative(s) gives not less than ten days’ prior written notice to the Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with clause 36.4 (Assignments or Transfers by Lenders) of the Senior Facilities Agreement, of all, but not part, of the rights, benefits and obligations in respect of the Senior Lender Liabilities if:

(A)	that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the Senior Facilities Agreement;

(B)	any conditions relating to such a transfer contained in the Senior Facilities Agreement are complied with, other than:

(1)	any requirement to obtain the Consent of, or consult with, a Debtor relating to such transfer, which Consent or consultation shall not be required; or

(2)	to the extent the Purchasing Senior Secured Creditors (acting as a whole) provide cash cover for any Documentary Credit, the consent of the relevant Issuing Bank to such transfer;

(C)	the Senior Agent, on behalf of the Senior Lenders, is paid an amount equal to the aggregate of:

(1)	any amounts provided as cash cover by the Purchasing Senior Secured Creditors for any Documentary Credit (as envisaged by paragraph (B)(2) above);

(2)
all of the Senior Lender Liabilities at that time (whether or not due), including all amounts that would have been payable under the Senior Facilities Agreement if the Senior Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(3)	all costs and expenses (including legal fees) incurred by the Senior Agent and/or the Senior Lenders and/or the Security Agent as a consequence of giving effect to that transfer;

(D)	as a result of that transfer, the Senior Lenders have no further actual or contingent liability to a Debtor under the relevant Debt Documents;

(E)
an indemnity is provided from each Purchasing Senior Secured Creditor (but, for the avoidance of doubt, this does not include a Senior Secured Notes Representative or, in the case of Pari Passu Debt, the applicable Pari Passu Debt Representative(s)) (or from another third party acceptable to all the Senior Lenders) in a form reasonably satisfactory to each Senior Lender in respect of all losses which may be sustained or incurred by any Senior Lender in consequence of any sum received or recovered by any Senior Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Lender for any reason;

(F)
the transfer is made without recourse to, or representation or warranty from, the Senior Lenders, except that each Senior Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer;

(G)
the Second Lien Creditors have not exercised their rights under Clause 8.13 (Option to Purchase: Second Lien Creditors) or, having exercised such rights, have failed to complete the acquisition of the Senior Lender Liabilities, the Senior Secured Notes Liabilities and the Pari Passu Debt Liabilities in accordance with Clause 8.13 (Option to Purchase: Second Lien Creditors); and

(H)
the High Yield Creditors have not exercised their rights under Clause 9.15 (Option to purchase: High Yield Creditors) or, having exercised such rights, have failed to complete the acquisition of the Senior Lender Liabilities, the Senior Secured Notes Liabilities and the Pari Passu Debt Liabilities in accordance with Clause 9.15 (Option to purchase: High Yield Creditors).

(b)
Subject to paragraph (b) of Clause 3.9 (Hedge Transfer: Purchasing Senior Secured Creditors) the Purchasing Senior Secured Creditors may only require a Senior Lender Liabilities Transfer if, at the same time, they require a Hedge Transfer in accordance with Clause 3.9 (Hedge Transfer: Purchasing Senior Secured Creditors) and if, for any reason, a Hedge Transfer cannot be made in accordance with Clause 3.9 (Hedge Transfer: Purchasing Senior Secured Creditors), no Senior Lender Liabilities Transfer may be required to be made.

(c)	The Senior Agent shall, at the request of the Purchasing Senior Secured Creditors notify the Purchasing Senior Secured Creditors of the sum of:

(i)	the amounts described in paragraphs (a)(C)(2) and (a)(C)(3) above; and

(ii)	the amount of each Documentary Credit for which cash cover is to be provided by all Purchasing Senior Secured Creditors (as a whole).

(d)
If more than one Purchasing Senior Secured Creditor wishes to require a Senior Lender Liabilities Transfer in accordance with paragraph (a) above, each such Purchasing Senior Secured Creditor shall acquire the Senior Lender Liabilities pro rata, in the proportion that its credit participation bears to the aggregate credit participations of all the Purchasing Senior Secured Creditors. Any Purchasing Senior Secured Creditors wishing to require a Senior Lender Liabilities Transfer shall inform the Senior Secured Notes Trustee in accordance with the terms of the Senior Secured Notes Indenture or the relevant Pari Passu Debt Representative(s) in accordance with the terms of the relevant Pari Passu Debt Documents, who will determine (consulting with each other as required) the appropriate share of the Senior Lender Liabilities to be acquired by each such Purchasing Senior Secured Creditor and who shall inform each such Purchasing Senior Secured Creditor accordingly. Furthermore, the Senior Secured Notes Trustee or the Pari Passu Debt Representative(s) (as applicable) shall promptly inform the Senior Agent of the Purchasing Senior Secured Creditors intention to require the transfer of the Senior Lender Liabilities.

3.9	Hedge Transfer: Purchasing Senior Secured Creditors

(a)
The Purchasing Senior Secured Creditors may, by giving not less than ten days’ notice to the Security Agent, require, at the same time as a Senior Lender Liabilities Transfer under Clause 3.8 (Option to purchase: Senior Secured Notes Creditors and Pari Passu Creditors), a Hedge Transfer if:

(i)	that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements in which case no Debtor or member of the Group shall be entitled to withhold its Consent to that transfer;

(ii)	any conditions (other than the Consent of, or any consultation with, any Debtor or member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(iii)
each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (A) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (B) all costs and expenses (including legal fees) incurred by such Hedge Counterparty as a consequence of giving effect to that transfer;

(iv)	as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Agreements;

(v)
an indemnity is provided from each Purchasing Senior Secured Creditor (but, for the avoidance of doubt, this does not include any Senior Secured Notes Representative or, in the case of Pari Passu Debt, the applicable Pari Passu Debt Representative(s)) (or from another third party acceptable to the relevant Hedge Counterparty) in a form reasonably satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason;

(vi)
that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer;

(vii)
the Second Lien Creditors have not exercised their rights under Clause 8.14 (Hedge Transfer: Purchasing Second Lien Creditors) or, having exercised such rights, have failed to complete the Hedge Transfer concerned in accordance with Clause 8.14 (Hedge Transfer: Purchasing Second Lien Creditors); and

(viii)
the High Yield Creditors have not exercised their rights under Clause 9.16 (Hedge Transfer: High Yield Creditors) or, having exercised such rights, have failed to complete the Hedge Transfer concerned in accordance with Clause 9.16 (Hedge Transfer: High Yield Creditors).

(b)
The Purchasing Senior Secured Creditors (acting as a whole) and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by all the Purchasing Senior Secured Creditors (acting as a whole) pursuant to paragraph (a) above shall not apply to that Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

(c)
If more than one Purchasing Senior Secured Creditor wishes to require a Hedge Transfer in accordance with paragraph (a) above, each such Purchasing Senior Secured Creditor shall acquire the relevant Hedging Liabilities pro rata, in the proportion that its credit participation bears to the aggregate credit participations of all the Purchasing Senior Secured Creditors. Any Purchasing Senior Secured Creditors wishing to require a Hedge Transfer shall inform the Senior Secured Notes Trustee in accordance with the terms of the Senior Secured Notes Indenture or the relevant Pari Passu Debt Representative(s) in accordance with the terms of the relevant Pari Passu Debt Documents, who will determine (consulting with each other as required) the appropriate share of the relevant Hedging Liabilities to be acquired by each such Purchasing Senior Secured Creditor and who shall inform each such Purchasing Senior Secured Creditor accordingly. Furthermore, the Senior Secured Notes Trustee or the Pari Passu Debt Representative(s) (as applicable) shall promptly inform the relevant Hedge Counterparty(ies) of the Purchasing Senior Secured Creditors intention to require the Hedge Transfer.

4.	HEDGE COUNTERPARTIES AND HEDGING LIABILITIES

4.1	Identity of Hedge Counterparties

(a)
Subject to paragraph (b) below, no person providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity from any Debtor, member of the Group or Security Grantor in respect of any of the liabilities arising in relation to those hedging arrangements nor shall those liabilities be treated as Hedging Liabilities unless that person is or becomes a Party as a Hedge Counterparty in accordance with this Agreement.

(b)	Paragraph (a) above shall not apply to a Hedging Ancillary Lender.

4.2	Restriction on Payment: Hedging Liabilities
Prior to the later of (a) the Senior Lender Discharge Date; (b) the Senior Secured Notes Discharge Date; and (c) the Pari Passu Debt Discharge Date, the Debtors shall not, and the Company shall procure that no other member of the Group will, make any Payment of the Hedging Liabilities at any time unless:

(a)	that Payment is permitted under Clause 4.3 (Permitted Payments: Hedging Liabilities); or

(b)	the taking or receipt of that Payment is permitted under paragraph (c) of Clause 4.9 (Permitted Enforcement: Hedge Counterparties).

4.3	Permitted Payments: Hedging Liabilities

(a)
Subject to paragraph (b) below, the Debtors may make Payments to any Hedge Counterparty in respect of the Hedging Liabilities then due to that Hedge Counterparty under any Hedging Agreement in accordance with the terms of that Hedging Agreement:

(i)	if the Payment is a Scheduled Payment arising under the relevant Hedging Agreement;

(ii)	to the extent that the relevant Debtor’s obligation to make the Payment arises as a result of the operation of:

(A)
any of sections 2(d) (Deduction or Withholding for Tax), 2(e) (Default Interest; Other Amounts), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments) and 11 (Expenses) of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(B)
any of sections 2(d) (Deduction or Withholding for Tax), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments), 9(h)(i) (Prior to Early Termination) and 11 (Expenses) of the 2002 ISDA Master Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(C)	any provision of a Hedging Agreement which is similar in meaning and effect to any provision listed in paragraphs (A) or (B) above (if the Hedging Agreement is not based on an ISDA Master Agreement);

(iii)	without prejudice to paragraph (viii) below, to the extent that the relevant Debtor’s obligation to make the Payment arises from a Non-Credit Related Close-Out;

(iv)	to the extent that:

(A)	the relevant Debtor’s obligation to make the Payment arises from a Credit Related Close-Out in relation to that Hedging Agreement; and

(B)	no Senior Default, Senior Secured Notes Default or Pari Passu Debt Default is continuing at the time of the Payment;

(v)	if the Payment is a Payment pursuant to Clause 18.1 (Order of Application of Group Recoveries);

(vi)	if the Majority Senior Secured Creditors give prior Consent to the Payment being made;

(vii)	if:

(A)
the Payment arises from an amendment or waiver permitted under Clause 4.6 (Amendments and Waivers: Hedging Agreements) or a close-out or termination permitted under paragraphs (d) or (e) of Clause 4.12 (Terms of Hedging Agreements); or

(B)
the Payment arises from a close-out or termination arising as a result of an Event of Default in respect of which the Hedge Counterparty is the Defaulting Party occurring under the Hedging Agreement (“Event of Default” and “Defaulting Party” being as defined in the ISDA Master Agreement) or an equivalent event (in the case of a Hedging Agreement not based on an ISDA Master Agreement), in each case provided that no Distress Event has occurred and is continuing;

(viii)
if the Debtor’s obligation to make the Payment arises as a result of a close-out or termination arising as a result of the relevant Debtor terminating or closing-out the relevant Hedging Agreement as a result of:

(A)	in relation to a Hedging Agreement which is based on the 1992 ISDA Master Agreement:

(1)	an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or

(2)	an event similar in meaning and effect to a Force Majeure Event (as defined in paragraph (B) below), has occurred in respect of that Hedging Agreement;

(B)
in relation to a Hedging Agreement which is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of that Hedging Agreement;

(C)
in relation to a Hedging Agreement which is not based on an ISDA Master Agreement, any event similar in meaning and effect to an event described in paragraphs (A) or (B) above has occurred in respect of that Hedging Agreement; or

(D)
a Termination Event (other than a Termination Event described in paragraphs (A), (B) and (C) above) in respect of which the Hedge Counterparty is an Affected Party (“Termination Event” and “Affected Party” being as defined in the relevant Hedging Agreement, in the case of a Hedging Agreement based on an ISDA Master Agreement) or an equivalent termination event (in the case of a Hedging Agreement not based on an ISDA Master Agreement), in each case provided that no Distress Event has occurred and is continuing; or

(ix)	if the Payment arises from a close-out or termination in whole or in part required pursuant to Clause 4.16 (Terminations of Offsetting Swaps).

(b)	No Payment may be made to a Hedge Counterparty under paragraph (a) above if:

(i)	any Scheduled Payment due from that Hedge Counterparty to a Debtor under a Hedging Agreement to which they are both party is due and unpaid; or

(ii)	an Acceleration Event or an Insolvency Event has occurred, except from Group Recoveries distributed in accordance with Clause 18 (Application of Proceeds).

For the avoidance of doubt, no Payment will be due and unpaid by a Hedge Counterparty if a Hedge Counterparty is entitled to withhold any payment pursuant to section 2(a)(iii) of the ISDA Master Agreement or any provision similar in meaning and effect to section 2(a)(iii) of the ISDA Master Agreement (in the case of a Hedging Agreement not based on an ISDA Master Agreement).

(c)
Failure by a Debtor to make a Payment to a Hedge Counterparty which results solely from the operation of paragraph (b) above shall, without prejudice to Clause 4.4 (Payment obligations continue), not result in a default (however described) in respect of that Debtor under that Hedging Agreement or any other Secured Debt Document.

(d)
Nothing in this Agreement obliges a Hedge Counterparty to make a payment to a Debtor under a Hedging Agreement to which they are both party if any Scheduled Payment due from that Debtor to the Hedge Counterparty under that Hedging Agreement is due and unpaid. For the avoidance of doubt, this provision shall not affect any Payment which is due from a Hedge Counterparty to a Debtor as a result of a Hedging Agreement to which they are both a party being terminated or closed-out.

4.4	Payment obligations continue
No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 4.2 (Restriction on Payment: Hedging Liabilities) and 4.3 (Permitted Payments: Hedging Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

4.5	No acquisition of Hedging Liabilities
Without prejudice to Clause 4.6 (Amendments and Waivers: Hedging Agreements), following a Distress Event the Debtors shall not, and the Company shall procure that no other member of the Group will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition, in respect of any of the Hedging Liabilities unless the prior Consent of the Majority Senior Secured Creditors is obtained.

4.6	Amendments and Waivers: Hedging Agreements

(a)	Subject to paragraph (b) below and Clause 4.14 (No Outstanding Transactions), the Hedge Counterparties and the Debtors may not, at any time, amend or waive any term of the Hedging Agreements.

(b)	A Hedge Counterparty and a Debtor may, by mutual agreement, amend or waive any term of a Hedging Agreement to which they are a party in accordance with the terms of that Hedging Agreement if:

(i)	that amendment or waiver does not breach another term of this Agreement; and

(ii)	such amendment or waiver would not result in a breach of the terms of the Senior Facilities Agreement, the Senior Secured Notes Indenture(s) or the Pari Passu Debt Documents.

4.7	Security: Hedge Counterparties
The Hedge Counterparties may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from any Debtor, any member of the Group or any Security Grantor in respect of the Hedging Liabilities other than:

(a)	the Common Transaction Security and (to the extent applicable) the Transaction Security granted under the Pre-Effective Date Security Documents;

(b)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the form of the Senior Facilities Agreement as at the Effective Date;

(ii)	this Agreement;

(iii)	any Common Assurance; or

(iv)	the relevant Hedging Agreement no greater in extent than any of those referred to in paragraphs (i) to (iii) above;

(c)	as otherwise contemplated by Clause 3.3 (Security and guarantees: Senior Secured Creditors); and

(d)
the indemnities contained in the ISDA Master Agreements (in the case of a Hedging Agreement which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement).

4.8	Restriction on Enforcement: Hedge Counterparties

Subject to Clause 4.9 (Permitted Enforcement: Hedge Counterparties) and Clause 4.10 (Required Enforcement: Hedge Counterparties) and without prejudice to each Hedge Counterparty’s rights under Clauses 16.2 (Enforcement instructions) and 16.3 (Manner of enforcement), the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Agreements at any time.

4.9	Permitted Enforcement: Hedge Counterparties

(a)
To the extent it is able to do so under the relevant Hedging Agreement, a Hedge Counterparty may terminate or close-out in whole or in part any hedging transaction under that Hedging Agreement prior to its stated maturity:

(i)
if, prior to a Distress Event, the Company has certified to that Hedge Counterparty that the termination or close-out would not result in a breach of any of the following: (A) the Senior Facilities Agreement; (B) the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding; or (C) the Pari Passu Debt Documents pursuant to which any Pari Passu Debt remains outstanding;

(ii)	if a Distress Event has occurred;

(iii)	if:

(A)	in relation to a Hedging Agreement which is based on the 1992 ISDA Master Agreement:

(1)	an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or

(2)	an event similar in meaning and effect to a Force Majeure Event (as defined in paragraph (B) below), has occurred in respect of that Hedging Agreement;

(B)
in relation to a Hedging Agreement which is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of that Hedging Agreement; or

(C)
in relation to a Hedging Agreement which is not based on an ISDA Master Agreement, any event similar in meaning and effect to an event described in paragraphs (A) or (B) above has occurred in respect of that Hedging Agreement;

(iv)
if an Event of Default has occurred under clauses 26.6 (Insolvency) to 26.10 (Similar events) of the Senior Facilities Agreement or any equivalent provision in any other Secured Debt Document (other than a Hedging Agreement) which is similar in meaning and effect, in relation to a Debtor that is a party to that Hedging Agreement;

(v)
if the obligations owing by any Debtor under the relevant Hedging Agreement cease to be secured by substantially the same Security as that which secures any other Senior Secured Liabilities on a pari passu basis (or, if there are no other Senior Secured Liabilities outstanding at the time, by the Security which secured such other Senior Secured Liabilities immediately prior to their discharge); or

(vi)
on or immediately following the later to occur of the Senior Lender Discharge Date, the Pari Passu Debt Discharge Date, the Senior Secured Notes Discharge Date and the Second Lien Discharge Date; provided that there is no refinancing of any debt discharged on any such discharge date and provided that there are no classes of debt (in each case, other than Hedging Liabilities, Subordinated Liabilities or Intra-Group Liabilities) for the purposes of this Agreement following the occurrence of all such discharge dates.

(b)
If a Debtor has defaulted on any Payment due under a Hedging Agreement (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than five Business Days after notice of that default has been given by the relevant Hedge Counterparty to the relevant Debtor and to the Security Agent pursuant to paragraph (m) of Clause 26.3 (Notification of prescribed events), the relevant Hedge Counterparty:

(i)	may, to the extent it is able to do so under the relevant Hedging Agreement, terminate or close-out in whole or in part all hedging transactions under that Hedging Agreement; and

(ii)
until such time as the Security Agent has given notice to that Hedge Counterparty that the Transaction Security is being enforced (or that any formal steps are being taken to enforce the Transaction Security), shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Debtor to recover any Hedging Liabilities due under that Hedging Agreement.

(c)	After the occurrence of an Insolvency Event, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that Debtor or member of the Group to:

(i)	prematurely close-out or terminate any Hedging Liabilities of that Debtor or member of the Group;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that Debtor or member of the Group in respect of any Hedging Liabilities;

(iii)	exercise any right of set-off or take or receive any Payment in respect of any Hedging Liabilities of that Debtor or member of the Group; or

(iv)	claim and prove in the liquidation of that Debtor or member of the Group for the Hedging Liabilities owing to it.

4.10	Required Enforcement: Hedge Counterparties

(a)
Subject to paragraph (b) below, a Hedge Counterparty shall promptly (if it is entitled to) terminate or close-out in full all hedging transactions under all of the Hedging Agreements to which it is party prior to their stated maturity, following:

(i)
the occurrence of a Senior Acceleration Event, a Pari Passu Debt Acceleration Event or a Senior Secured Notes Acceleration Event and delivery to it of a notice from the Security Agent that that Senior Acceleration Event, Pari Passu Debt Acceleration Event or Senior Secured Notes Acceleration Event (as applicable) has occurred; and

(ii)	delivery to it of a subsequent notice from the Security Agent (acting on the instructions of an Instructing Group) instructing it to do so.

(b)
Paragraph (a) above shall not apply to the extent that that Senior Acceleration Event, Pari Passu Debt Acceleration Event or Senior Secured Notes Acceleration Event (as applicable) occurred as a result of an arrangement made between any Debtor and any Senior Secured Creditor with the purpose of bringing about that Senior Acceleration Event, Pari Passu Debt Acceleration Event or Senior Secured Notes Acceleration Event (as applicable).

(c)
If a Hedge Counterparty is entitled to terminate or close-out any hedging transaction under paragraph (b) of Clause 4.9 (Permitted Enforcement: Hedge Counterparties) (or would have been able to if that Hedge Counterparty had given the notice referred to in that paragraph) but has not terminated or closed out each such hedging transaction, that Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Security Agent (acting on the instructions of an Instructing Group).

4.11	Treatment of Payments due to Debtors on termination of hedging transactions

(a)
If, on termination of any hedging transaction under any Hedging Agreement occurring after a Distress Event, a settlement amount or other amount (following the application of any Close-Out Netting, Payment Netting or Inter-Hedging Agreement Netting in respect of that Hedging Agreement) falls due from a Hedge Counterparty to the relevant Debtor then that amount shall be paid by that Hedge Counterparty to the Security Agent, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

(b)	The payment of that amount by the Hedge Counterparty to the Security Agent in accordance with paragraph (a) above shall discharge the Hedge Counterparty’s obligation to pay that amount to that Debtor.

4.12	Terms of Hedging Agreements
In the case of each Hedging Agreement entered into after the Effective Date, the Hedge Counterparties (to the extent party to the Hedging Agreement in question) and the Debtors party to the Hedging Agreements shall ensure that, at all times:

(a)
each Hedging Agreement documents only Offsetting Swaps and/or other hedging transactions permitted by the terms of the Senior Finance Documents, the Pari Passu Debt Documents, the Senior Secured Notes Finance Documents and the Second Lien Finance Documents, provided that this paragraph (a) applies only to Debtors;

(b)	each Hedging Agreement is based on or incorporates by reference either (i) an ISDA Master Agreement or (ii) another framework agreement which is similar in effect to an ISDA Master Agreement;

(c)	in the event of a termination of the hedging transaction entered into under a Hedging Agreement, whether as a result of:

(i)	a Termination Event or an Event of Default, each as defined in the relevant Hedging Agreement (in the case of a Hedging Agreement which is based on an ISDA Master Agreement); or

(ii)	an event similar in meaning and effect to either of those described in paragraph (i) above (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement), that Hedging Agreement will:

(A)	if it is based on a 1992 ISDA Master Agreement, provide for payments under the “Second Method” and will make no material amendment to section 6(e) (Payments on Early Termination) of the ISDA Master Agreement;

(B)	if it is based on a 2002 ISDA Master Agreement, make no material amendment to the provisions of section 6(e) (Payments on Early Termination) of the ISDA Master Agreement; or

(C)
if it is not based on an ISDA Master Agreement, provide for any other method the effect of which is that the party to which that event is referable will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions entered into under that Hedging Agreement is in its favour;

(d)
each Hedging Agreement will provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date (as defined in the relevant ISDA Master Agreement) or otherwise be able to terminate each transaction under such Hedging Agreement if so required pursuant to Clause 4.10 (Required Enforcement: Hedge Counterparties);

(e)	each Hedging Agreement will permit (but shall not require) the relevant Debtor to exercise its rights provided for in (and in accordance with) Clause 4.13 (Termination of Hedging); and

(f)	each Hedging Agreement states that it is a Hedging Agreement for the purposes of this Agreement.

4.13	Termination of Hedging
Each Debtor shall have the right (but not the obligation) to:

(a)
terminate and cancel any Hedging Agreement upon 5 Business Days prior written notice to the relevant Hedge Counterparty (with a copy to the Security Agent), provided that there are no outstanding hedging transactions thereunder;

(b)
terminate (in full or in part) any transaction under a Hedging Agreement with the prior written consent of the relevant Hedge Counterparty, provided that no Senior Default, Senior Secured Notes Default or Pari Passu Debt Default has occurred and is continuing at such time; and/or

(c)
notwithstanding (b) above, terminate in full (or in part) any transaction under a Hedging Agreement if at any time the financial indebtedness underlying such transaction has been reduced and the Debtor party to that Hedging Agreement gives notice to the relevant Hedge Counterparty specifying that there has been a reduction of financial indebtedness and the Debtor has elected to terminate the transactions entered into to hedge risks in relation to such financial indebtedness (each such transaction, a “Relevant Transaction”). Only a portion of each outstanding Relevant Transaction shall be treated as an Affected Transaction under and as defined in the relevant Hedging Agreement, such portion being a percentage of the Relevant Transaction equal to or less than (if so determined by the relevant Debtor) the percentage by which the relevant financial indebtedness has been reduced.

4.14	No Outstanding Transactions
If a Hedging Agreement is terminated by the relevant Debtor in circumstances where there are no outstanding transactions thereunder, as provided for in paragraph (a) of Clause 4.13 (Termination of Hedging), the Hedge Counterparty to that Hedging Agreement shall immediately cease to be a Hedge Counterparty in respect of that Hedging Agreement for the purposes of this Agreement and shall be discharged from further obligations to the Parties under this Agreement in respect of that Hedging Agreement and their respective rights against one another in respect of that Hedging Agreement shall be cancelled (except in each case for those rights which arose prior to such termination).

4.15	Offsetting Swaps
A Debtor may enter into a secured hedging transaction (an “Offsetting Swap”) with a Hedge Counterparty that has the economic effect of fully offsetting the mark to market movements of all or part of an existing hedging transaction under a Hedging Agreement (each an “Existing Unmatured Hedge”).

4.16	Terminations of Offsetting Swaps
The relevant Debtor shall, and the Company shall procure that the relevant Debtor shall, promptly terminate a proportion of any Offsetting Swap upon the termination or close-out of the corresponding Existing Unmatured Hedge, such proportion to be equal to the proportion of such Existing Unmatured Hedge that has been terminated.

5.	GUARANTEE AND INDEMNITY TO HEDGE COUNTERPARTIES

5.1	Guarantee and Indemnity

(a)
Notwithstanding anything to the contrary in this Agreement, any guarantee, indemnity or other assurance against loss in favour of any Hedge Counterparty under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties) shall only apply and take effect on and from such time as a Debtor provides a guarantee, indemnity or other assurance against loss to another Senior Secured Creditor

(other than a Hedge Counterparty) under or pursuant to a Secured Debt Document.

(b)	Each Debtor irrevocably and unconditionally jointly and severally:

(i)	guarantees to each Hedge Counterparty punctual performance by each other Debtor of all that Debtor’s payment obligations under the Hedging Agreements;

(ii)
undertakes with each Hedge Counterparty that whenever another Debtor does not pay any amount when due under or in connection with any Hedging Agreement, that Debtor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)
agrees with each Hedge Counterparty that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Hedge Counterparty immediately on demand against any cost, loss or liability it incurs as a result of a Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Debtor under this indemnity will not exceed the amount it would have had to pay under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties) if the amount claimed had been recoverable on the basis of a guarantee.

5.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Debtor under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

5.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Debtor or any security for those obligations or otherwise) is made by a Hedge Counterparty in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Debtor under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

5.4	Waiver of defences
The obligations of each Debtor under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties) will not be affected by an act, omission, matter or thing which,

but for this Clause 5 (Guarantee and Indemnity to Hedge Counterparties), would reduce, release or prejudice any of its obligations under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties) (without limitation and whether or not known to it or any Hedge Counterparty) including:

(a)	any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b)	the release of any other Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Debtor or any other person;

(e)
any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Hedging Agreement or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any amount due or the addition of any new Hedging Liability under any Hedging Agreement or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Hedging Agreement or any other document or security; or

(g)	any insolvency or similar proceedings.

5.5	Debtor Intent
Without prejudice to the generality of Clause 5.4 (Waiver of defences), each Debtor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Hedging Agreements or amount made available under any of the Hedging Agreements.

5.6	Immediate Recourse
Each Debtor waives any right it may have of first requiring any Hedge Counterparty (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Debtor under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties). This waiver applies irrespective of any law or any provision of a Hedging Agreement to the contrary.

5.7	Appropriations
Until all amounts which may be or become payable by the Debtors under or in connection with the Hedging Agreements have been irrevocably paid in full, each Hedge Counterparty (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Hedge Counterparty (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Debtor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Debtor or on account of any Debtor’s liability under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties).

5.8	Deferral of Debtors’ Rights
Until all amounts which may be or become payable by the Debtors under or in connection with the Hedging Agreements have been irrevocably paid in full and unless the Security Agent otherwise directs, no Debtor will exercise any rights which it may have by reason of performance by it of its obligations under the Hedging Agreements or by reason of any amount being payable, or liability arising, under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties):

(a)	to be indemnified by a Debtor;

(b)	to claim any contribution from any other guarantor of any Debtor’s obligations under the Hedging Agreements;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Hedge Counterparties under the Hedging Agreements or of any other guarantee or security taken pursuant to, or in connection with, the Hedging Agreements by any Hedge Counterparty;

(d)
to bring legal or other proceedings for an order requiring any Debtor to make any payment, or perform any obligation, in respect of which any Debtor has given a guarantee, undertaking or indemnity under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties);

(e)	to exercise any right of set-off against any Debtor; and/or

(f)	to claim or prove as a creditor of any Debtor in competition with any Hedge Counterparty.
If a Debtor receives any benefit, payment or distribution in relation to such rights it shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with Clause 18 (Application of Proceeds).

5.9	Release of Debtors’ Rights of Contribution
If any Debtor (a “Retiring Debtor”) ceases to be a Debtor in accordance with the terms of any Secured Debt Document for the purpose of any sale or other disposal of that Retiring Debtor then on the date such Retiring Debtor ceases to be a Debtor:

(a)
that Retiring Debtor is released by each other Debtor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Debtor arising by reason of the performance by any other Debtor of its obligations under the Hedging Agreements; and

(b)
each other Debtor waives any rights it may have by reason of the performance of its obligations under the Hedging Agreements to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Hedge Counterparties under any Hedging Agreement or of any other security taken pursuant to, or in connection with, any Hedging Agreement where such rights or security are granted by or in relation to the assets of the Retiring Debtor.

5.10	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Hedge Counterparty.

5.11	Limitation of Liabilities of United States Guarantors
Each Restricted Debtor and each of the Hedge Counterparties (by its acceptance of the benefits of the guarantee under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties)) hereby confirms its intention that this guarantee should not constitute a fraudulent transfer or conveyance for the purposes of any bankruptcy, insolvency or similar law, the United States Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, each Restricted Debtor and each of the Hedge Counterparties (by its acceptance of the benefits of the guarantee under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties)) hereby irrevocably agrees that its obligations under this Clause 5 (Guarantee and Indemnity to Hedge Counterparties) shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Restricted Debtor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Restricted Debtor and the other Guarantors, result in the obligations of such Restricted Debtor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

(d)	Each Restricted Debtor formed in the state of California waives, to the extent permitted by law, for the benefit of the Hedge Counterparties:

(i)	any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(ii)	in accordance with Section 2855 of the California Civil Code, any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code;

(iii)	any defense based upon any Hedge Counterparty’s errors or omissions in the administration of the Hedging Agreements, except behaviour that amounts to bad faith;

(iv)
any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this guarantee and any legal or equitable discharge of such Restricted Debtor’s obligations hereunder;

(v)	the benefit of any statute of limitations affecting such Restricted Debtor’s liability hereunder or the enforcement hereof;

(vi)	any rights to set offs, recoupments and counterclaims;

(vii)
other than as expressly set forth in Clause 5.1 (Guarantee and Indemnity), promptness, diligence, notices, demands, presentments, protests, notices of protest, notices of dishonour, notices of any action or inaction, including acceptance of this guarantee, notices of default under this Agreement, notices of any renewal, extension or modification of the guarantied obligations or any agreement related thereto, notices of any extension of credit to any Borrower, notices of any of the matters referred to in Clause 5.6 (Immediate Recourse) and any right to consent to any thereof; and

(viii)	any right to revoke such Restricted Debtor’s obligations hereunder as to future obligations.

(e)
Notwithstanding any term or provision of this Agreement, with respect to any US Borrower, no direct or indirect CFC Subsidiary of such US Borrower, FSHCO or Subsidiary of either of the foregoing shall be required to make any payment on behalf of any US Borrower; guarantee or support the obligations of, or pledge any of its assets as security for the obligations of, any US Borrower; and no more than 65 per cent. of the total combined voting power of all classes of all voting stock or voting shares, or any other voting equity interest in any direct CFC Subsidiary or FSHCO, shall be pledged as security for the obligations of any US Borrower. For these purposes, “US Borrower” has the meaning given to such term in the Senior Facilities Agreement and any Second Lien Facilities Agreement (as applicable), “CFC Subsidiary” means each Subsidiary of a US Borrower that is incorporated or organised under the laws of any jurisdiction other than the United States or any state or territory thereof and is a “controlled foreign corporation” (within the meaning of Section 957 of the Code) and “FSHCO” means any entity, substantially all the assets of which consist of equity interests (or equity interests and indebtedness) of one or more CFC Subsidiaries or entities that are themselves FSHCOs.

5.12	US Guarantors

(a)	Terms used in this clause are to be construed in accordance with the Fraudulent Transfer Laws.

(b)	Each Restricted Debtor acknowledges that:

(i)	it will receive valuable direct or indirect benefits as a result of the transactions financed by the Hedging Agreements;

(ii)	those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any Fraudulent Transfer Law; and

(iii)	each Hedge Counterparty has acted in good faith in connection with the guarantee given by that Restricted Debtor and the transactions contemplated by the Hedging Agreements.

(c)
Each Restricted Debtor formed in the state of California acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers under (and as defined in) the Senior Facilities Agreement and any Second Lien Facilities Agreement (as applicable) such information concerning the financial condition, business and operations of the Borrowers under (and as defined in) the Senior Facilities Agreement and any Second Lien Facilities Agreement (as applicable) as such Restricted Debtor requires.

(d)
Each Hedge Counterparty agrees that each Restricted Debtor’s liability under this clause is limited so that no obligation of, or transfer by, any Restricted Debtor under this Clause is subject to avoidance and turnover under any Fraudulent Transfer Law.

(e)
Notwithstanding anything to the contrary contained in this Agreement or any Hedging Agreement, the obligations being guaranteed by any Debtor (by express guarantee, grant of security, or otherwise) shall not include any Excluded Swap Obligations.

5.13	Keepwell

(a)
Each ECP Debtor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Debtor to honour all of its obligations under the guarantee provided pursuant to this Clause 5 (Guarantee and indemnity to Hedge Counterparties) in respect of Swap Obligations (provided, however, that each ECP Debtor shall only be liable under this Clause 5.13 (Keepwell) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 5.13 (Keepwell), or otherwise under the guarantee provided pursuant to this Clause 5 (Guarantee and indemnity to Hedge Counterparties), voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, or otherwise, and not for any greater amount). The obligations of each ECP Debtor under this Clause 5.13 (Keepwell) shall remain in full force and effect until the Hedging Liabilities are discharged in full. Each ECP Debtor intends that this Clause 5.13 (Keepwell) constitutes, and this Clause 5.13 (Keepwell) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Debtor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b)
As used in this Clause 5.13 (Keepwell), “ECP Debtor” means, in respect of any Swap Obligation, each Debtor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

6.	ISSUE OF SENIOR SECURED NOTES

(a)
The Company shall procure that no member of the Group shall enter into any Senior Secured Notes Indenture or issue any Senior Secured Notes unless such Senior Secured Notes (and the incurrence of any financial indebtedness thereunder) are permitted by this Agreement, the Senior Facilities Agreement, any other Senior Secured Notes Finance Documents, any Pari Passu Debt Documents and any Second Lien Finance Documents then outstanding.

(b)
No Debtor may enter into a Senior Secured Notes Indenture unless the prior written consent of the Security Agent to act as security trustee for the holders of the Senior Secured Notes thereunder has been obtained (not to be unreasonably withheld or delayed).

7.	ENTRY INTO PARI PASSU DEBT DOCUMENTS

(a)
No Debtor shall enter into any Pari Passu Debt Documents unless such Pari Passu Debt Documents (and the incurrence of any financial indebtedness thereunder) are permitted by this Agreement, the Senior Facilities Agreement, any Senior Secured Notes Finance Documents, any other Pari Passu Debt Documents and any Second Lien Finance Documents then outstanding.

(b)
No Debtor may enter into a Pari Passu Debt Document unless the prior written consent of the Security Agent to act as security trustee for the holders of the Pari Passu Debt thereunder has been obtained (not to be unreasonably withheld or delayed).

8.	SECOND LIEN CREDITORS AND SECOND LIEN LIABILITIES

8.1	Entry into Second Lien Finance Documents

(a)
No Debtor shall enter into any Second Lien Finance Documents or incur any Second Lien Liabilities unless such Second Lien Finance Documents (and the incurrence of any financial indebtedness thereunder) are permitted by this Agreement, the Senior Facilities Agreement, any Senior Secured Notes Finance Documents, any Pari Passu Debt Documents and any other Second Lien Finance Documents then outstanding.

(b)
No Debtor may enter into any Second Lien Finance Document unless the prior written consent of the Security Agent to act as security trustee for the holders of the Second Lien Liabilities thereunder has been obtained (not to be unreasonably withheld or delayed).

8.2	Restriction on Payment: Second Lien Liabilities
The Debtors shall not and shall procure that no other member of the Group will make any Payments of the Second Lien Liabilities or exercise any set-off against any Second Lien Liabilities at any time unless:

(a)	that Payment is permitted under Clause 8.3 (Permitted Payments: Second Lien Liabilities); or

(b)	the taking or receipt of that Payment is permitted under paragraph (b)(iii) of Clause 8.12 (Permitted Enforcement: Second Lien Creditors).

8.3	Permitted Payments: Second Lien Liabilities

(a)
Prior to the Senior Secured Discharge Date, the Debtors may only make Payments to the Second Lien Creditors in respect of the Second Lien Liabilities then due in accordance with the Second Lien Finance Documents (other than in connection with a refinancing of the Second Lien Liabilities in accordance with Clause 2.4 (Additional and/or Refinancing Debt) and/or Clause 20 (Refinancing of Primary Creditor Liabilities)):

(i)
if the Payment is permitted by the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents or the other Second Lien Finance Documents then outstanding; or

(ii)	if the Payment is of any principal amount of the Second Lien Liabilities in accordance with a provision (if any) in a Second Lien Finance Document which is substantially equivalent in meaning to:

(A)	the “Illegality” clause (or equivalent) of the Senior Facilities Agreement;

(B)	the “Right of Cancellation in Relation to a Defaulting Lender” clause (or equivalent) of the Senior Facilities Agreement;

(C)	Clause 17.1 (Non-Distressed Disposals); or

(D)	the “Replacement of a Lender” clause (or equivalent) of the Senior Facilities Agreement), and no Second Lien Payment Stop Notice is outstanding and no Senior Secured Payment Default has occurred and is continuing (except in the case of the payment of (1) amounts due under the original form of any fee letter relating to the Second Lien Finance Documents and which is entered into on or around the date that any Second Lien Notes are issued or any Second Lien Facility is utilised (or is a condition to funding for such Second Lien Notes or Second Lien Facility) including in connection with any tap or increase of Second Lien Liabilities and provided that Payment of any fees or amounts under the terms of such fee letter are required to be paid within 20 Business Days of the utilisation of a Second Lien Facility or issuance of Second Lien Notes (as applicable), (2) Second Lien Agent Liabilities and any Second Lien Notes Liabilities owed to any Second Lien Notes Trustee, (3) provided that no Senior Secured Payment Default has occurred and is continuing, cash interest that has accrued and is payable in respect of the Second Lien Liabilities during a period when a Second Lien Payment Stop Notice was outstanding where the corresponding amounts (if any) then payable to the Senior Secured Creditors in accordance with the Secured Debt Documents have been paid in full, (4) commercially reasonable advisory fees and professional fees, costs or expenses for restructuring advice and valuations (including legal advice and the advice of other appropriate financial and/or restructuring advisors) and any fees, costs or expenses of the Second Lien Agent and the Second Lien Notes Trustee not covered by (1) of this subparagraph in an aggregate amount not exceeding £2,000,000 (or its equivalent in other currencies), but excluding any fees incurred in connection with any current, threatened or pending litigation against any Senior Secured Creditor or any Affiliate of any Senior Secured Creditor, (5) amounts that the Majority Senior Creditors, the Senior Secured Notes Representative(s) and the Pari Passu Debt Representative(s) have consented to being paid, (6) non-cash interest paid by way of the capitalisation of interest or by the issuance of a non-cash pay financial instrument evidencing the same which is subordinated to the Senior Secured Liabilities on the same terms as the Second Lien Liabilities, (7) any Security Costs, (8) any costs, commissions, taxes, premium, amendment, fees, closing payments, consent and/or waiver fees and any expenses incurred in respect of (or reasonably incidental to) any Second Lien Finance Document (including in relation to any reporting or listing requirements under any Second Lien Finance Document), (9) any other amount not exceeding £2,000,000 (or its equivalent in other currencies) in aggregate in any 12 month period, (10) any outstanding Second Lien Liabilities which would have been payable but for the issue of a Second Lien Payment Stop Notice (which has since expired and where no new Second Lien Payment Stop Notice is outstanding) which has been capitalized and added to the principal amount of the Second Lien Liabilities, (11) for so long as either a Senior Secured Event of Default or a Second Lien Event of Default is continuing, all or part of the Second Lien Liabilities being released or otherwise discharged solely in consideration for the issue of shares in any Holding Company of the Company or a Permitted Affiliate Parent (a “Debt for Equity Swap”) provided that (x) no cash or cash equivalent payment is made in respect of the Second Lien Liabilities, (y) it does not result in a “Change of Control” under and as defined in the Senior Finance Documents, the Senior Secured Notes Finance Documents and the Pari Passu Debt Documents and (z) any Liabilities owed by a member of the Group to another member of the Group, the Subordinated Creditors or any other Holding Company of a Debtor that arise as a result of any such Debt for Equity Swap are subordinated to the Senior Secured Liabilities pursuant to this Agreement and the Senior Secured Creditors are granted Transaction Security in respect of any of those Liabilities owed by a member of the Group to the extent such Transaction Security is required to be granted pursuant to the terms of the Secured Debt Documents, (12) if no Senior Secured Payment Default has occurred and is continuing, principal, interest or any other amounts made on or after the final maturity of the relevant Second Lien Liabilities (provided that such maturity date is no earlier than the date falling six months after the latest maturity date applicable to the Senior Facilities Agreement and the Senior Secured Notes as of the first date of borrowing or issuance (as the case may be) of the applicable Second Lien Liabilities), (13) amounts funded directly or indirectly with the proceeds of Second Lien Liabilities or High Yield Liabilities incurred respectively under or pursuant to any Second Lien Finance Document and/or High Yield Finance Document and (14) in circumstances where the requirement to make a mandatory prepayment of any amount in respect of the Senior Secured Liabilities is waived in whole or in part by one or more of the Senior Secured Creditors entitled thereto, an amount equal to the amount that would have been required to be prepaid in the absence of such waiver provided that such payment is permitted under the provisions of the Senior Finance Documents, the Senior Secured Notes Finance Documents and the Pari Passu Debt Documents; or

(iii)	if the Majority Senior Creditors, the Senior Secured Notes Representative(s) and the Pari Passu Debt Representative(s) consent to the Payment.

(b)
On and after the Senior Secured Discharge Date, the Debtors may make Payments to the Second Lien Creditors in respect of the Second Lien Liabilities in accordance with the Second Lien Finance Documents.

8.4	Second Lien Payment Default and Issue of Second Lien Payment Stop Notice

(a)
A Second Lien Payment Stop Notice is “outstanding” during the period from the date on which, following the occurrence of a Material Event of Default, the Security Agent (acting on the instructions of the Majority Senior Secured Creditors) issues a notice (a “Second Lien Payment Stop Notice”) to the Second Lien Agent and the Second Lien Notes Trustee (with a copy to the Company) advising that a Material Event of Default has occurred and is then continuing and suspending Payments of the Second Lien Liabilities (other than those expressly permitted under Clause 8.3(a)(ii) (Permitted Payments: Second Lien Liabilities)) until the first to occur of the dates referred to in paragraph (b) below.

(b)
If a Senior Secured Payment Default is continuing or a Second Lien Payment Stop Notice is outstanding, Payments of the Second Lien Liabilities (other than those expressly envisaged under Clause 8.3(a)(ii) (Permitted Payments: Second Lien Liabilities)) shall be suspended until the first to occur of:

(i)	in the case of a Second Lien Payment Stop Notice, the date which is 120 days after the date of issue of that Second Lien Payment Stop Notice;

(ii)
in the case of a Second Lien Payment Stop Notice, if a Second Lien Standstill Period commences after the issue of that Second Lien Payment Stop Notice, the date on which that Second Lien Standstill Period expires;

(iii)	in the case of a Second Lien Payment Stop Notice, the date on which the Material Event of Default in respect of which that Second Lien Payment Stop Notice was issued is no longer continuing;

(iv)
in the case of a Second Lien Payment Stop Notice, the date on which the Security Agent (acting on the instructions of the Majority Senior Secured Creditors) cancels that Second Lien Payment Stop Notice by notice to the Second Lien Agent and the Second Lien Notes Trustee (with a copy to the Company);

(v)	in the case of a Senior Secured Payment Default, the date on which that Senior Secured Payment Default ceases to be continuing; and

(vi)	the Senior Secured Discharge Date.

(c)
No Second Lien Payment Stop Notice may be served by the Security Agent in reliance on a particular Material Event of Default more than 90 days after the Senior Agent receives a notice under the Senior Facilities Agreement, the Pari Passu Debt Representative(s) receives a notice under the Pari Passu Debt Documents and/or the Senior Secured Notes Representative(s) receives a notice under the Senior Secured Notes Finance Documents, in each case, advising of the occurrence of that Material Event of Default.

(d)	No more than one Second Lien Payment Stop Notice may be served with respect to the same event or set of circumstances.

(e)
No more than one Second Lien Payment Stop Notice (ignoring any Second Lien Payment Stop Notice which ceases to be outstanding pursuant to sub-paragraph (b)(iii) above) may be served in any period of 365 days.

8.5	Effect of Material Event of Default or Senior Secured Payment Default
Any failure to make a Payment due under the Second Lien Finance Documents as a result of the issue of a Second Lien Payment Stop Notice or the occurrence of a Senior Secured Payment Default shall not prevent:

(a)	the occurrence of an Event of Default as a consequence of that failure to make a Payment in relation to the Second Lien Finance Documents; or

(b)	the issue of a Second Lien Enforcement Notice on behalf of the Second Lien Creditors.

8.6	Payment obligations and capitalisation of interest continue

(a)
No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Second Lien Finance Document by the operation of Clauses 8.1 (Entry into Second Lien Finance Documents) to 8.5 (Effect of Material Event of Default or Senior Secured Payment Default) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b)
The accrual or capitalisation of interest (including default interest) in accordance with the Second Lien Finance Documents shall continue notwithstanding the issue of a Second Lien Payment Stop Notice.

8.7	Cure of payment stop: Second Lien Creditors
If:

(a)
at any time following the issue of a Second Lien Payment Stop Notice or the occurrence of a Senior Secured Payment Default, that Second Lien Payment Stop Notice ceases to be outstanding and/or (as the case may be) the Senior Secured Payment Default ceases to be continuing; and

(b)
the relevant Debtor then promptly pays to the Second Lien Creditors an amount equal to any Payments which had accrued under the Second Lien Finance Documents and which would have been Permitted Second Lien Payments but for that Second Lien Payment Stop Notice or Senior Secured Payment Default,

then any Event of Default (including any cross default or similar provision under any other Debt Document) which may have occurred as a result of that suspension of Payments shall be waived and any Second Lien Enforcement Notice which may have been issued as a result of that Event of Default shall be waived, in each case without any further action being required on the part of the Second Lien Creditors or any other Creditor.

8.8	Amendments and Waivers: Second Lien Creditors

(a)
Subject to paragraph (b) below, the Second Lien Creditors may amend or waive the terms of the Second Lien Finance Documents (other than this Agreement or any Security Document) in accordance with their terms at any time.

(b)
Prior to the Senior Secured Discharge Date, the Second Lien Creditors may not amend or waive the terms of the Second Lien Finance Documents without the prior consent of the Majority Senior Lenders and (to the extent not permitted by (i) the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes are outstanding or (ii) the Pari Passu Debt Documents pursuant to which any Pari Passu Debt is outstanding) the relevant Senior Secured Notes Representative(s) and the relevant Pari Passu Debt Representative(s) if the amendment or waiver would result in the Second Lien Finance Documents not being in compliance with the terms of the Senior Facilities Agreement, the Senior Secured Notes Indenture(s) and/or the Pari Passu Debt Documents or a Second Lien Finance Document being inconsistent in any material respect with the Second Lien Major Terms.

(c)
Notwithstanding the foregoing, nothing in this Clause 8.8 (Amendments and Waivers: Second Lien Creditors) shall prevent the waiver of any breach of, or the relaxation of the terms of, any of the covenants in any Second Lien Finance Documents.

8.9	Designation of Second Lien Finance Documents
The Second Lien Representatives and the Company shall not designate a document as a “Second Lien Finance Document” for the purposes of any Second Lien Facilities Agreement or any Second Lien Notes without the prior consent of the Majority Senior Lenders and (to the extent not permitted by (a) the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes are outstanding or (b) the Pari Passu Debt Documents pursuant to which any Pari Passu Debt is outstanding) the relevant Senior Secured Notes Representative(s) and the relevant Pari Passu Debt Representative(s) if the effect of that designation would have the equivalent effect as any amendment or waiver of the Second Lien Finance Documents that would otherwise require their consent under Clause 8.8 (Amendments and Waivers: Second Lien Creditors).

8.10	Security and guarantees: Second Lien Creditors
At any time prior to the Senior Secured Discharge Date, the Second Lien Creditors may not take, accept or receive from any Debtor, any member of the Group or any Security Grantor the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Second Lien Liabilities other than:

(a)	the Common Transaction Security;

(b)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the original form of any Second Lien Facilities Agreement provided that such guarantee is in substantially the same form as that included in the Senior Facilities Agreement;

(ii)	this Agreement; or

(iii)	any Common Assurance; and

(c)	as otherwise contemplated by Clause 3.3 (Security and guarantees: Senior Secured Creditors), unless the prior consent of the Majority Senior Lenders, the Senior Secured Notes Representative(s) and the Pari Passu Debt Representative(s) is obtained.

8.11	Restriction on enforcement: Second Lien Creditors
Subject to Clause 8.12 (Permitted Enforcement: Second Lien Creditors), no Second Lien Creditor shall be entitled to take any Enforcement Action in respect of any of the Second Lien Liabilities prior to the Senior Secured Discharge Date.

8.12	Permitted Enforcement: Second Lien Creditors

(a)
Each Second Lien Creditor may take Enforcement Action available to it but for Clause 8.11 (Restriction on enforcement: Second Lien Creditor) in respect of any of the Second Lien Liabilities if at the same time as, or prior to, that action:

(i)
a Senior Acceleration Event, Senior Secured Notes Acceleration Event or Pari Passu Debt Acceleration Event has occurred, in which case each Second Lien Creditor may take the same Enforcement Action (but in respect of the Second Lien Liabilities) as constitutes that Senior Acceleration Event, Senior Secured Notes Acceleration Event or Pari Passu Debt Acceleration Event (as applicable);

(ii)
a Second Lien Representative has given notice (a “Second Lien Enforcement Notice”) to the Security Agent specifying that an Event of Default under any Second Lien Finance Document in respect of which it is an agent, representative or trustee has occurred and is continuing and:

(A)	a period (a “Second Lien Standstill Period”) of not less than:

(1)	90 days in the case of a failure to make a payment of an amount of principal, interest or fees representing Second Lien Liabilities;

(2)	120 days in the case of any Event of Default under any Second Lien Facilities Agreement substantially equivalent to clause 22.2 (Financial Ratio) of the Senior Facilities Agreement; and

(3)	150 days in the case of any other Second Lien Event of Default,

in each case, has elapsed from the date on which that Second Lien Enforcement Notice becomes effective in accordance with Clause 27.4 (Delivery); and

(B)	that Event of Default is continuing at the end of the Second Lien Standstill Period; or

(iii)	the Majority Senior Lenders, the Senior Secured Notes Representative(s) and the Pari Passu Debt Representative(s) have given their prior consent.

(b)
After the occurrence of an Insolvency Event, each Second Lien Creditor may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Second Lien Creditor in accordance with Clause 13.5 (Filing of claims)) exercise any right they may otherwise have against that Debtor, member of the Group or Security Grantor to:

(i)	accelerate any of that Debtor, Security Grantor or member of the Group’s Second Lien Liabilities or declare them prematurely due and payable or payable on demand;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that Debtor, Security Grantor or member of the Group in respect of any Second Lien Liabilities;

(iii)	exercise any right of set–off or take or receive any Payment or claim in respect of any Second Lien Liabilities of that Debtor, Security Grantor or member of the Group; or

(iv)	claim and prove in the liquidation of that Debtor, Security Grantor or member of the Group for the Second Lien Liabilities owing to it.

8.13	Option to Purchase: Second Lien Creditors

(a)	Subject to paragraph (b) below, the Second Lien Creditors (or any of them) (the “Purchasing Second Lien Creditors”) may:

(i)	at any time during a Second Lien Standstill Period;

(ii)	at any time following a Senior Secured Payment Default which is continuing; or

(iii)	following receipt of notice from the Security Agent that a Senior Acceleration Event, Senior Secured Notes Acceleration Event and/or Pari Passu Debt Acceleration Event has occurred,

by giving not less than ten days’ notice to the Security Agent, require the transfer to the Purchasing Second Lien Creditors (or to a nominee or nominees), in accordance with Clause 23.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders), of all, but not part, of the rights, benefits and obligations in respect of the Senior Lender Liabilities, the Senior Secured Notes Liabilities and the Pari Passu Debt Liabilities if:

(A)
that transfer is lawful and, subject to paragraph (B) below, otherwise permitted by the terms of the Senior Facilities Agreement (in the case of the Senior Lender Liabilities), the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding (in the case of Senior Secured Notes Liabilities) and the Pari Passu Debt Documents (in the case of Pari Passu Debt Liabilities);

(B)
any conditions relating to such a transfer contained in the Senior Facilities Agreement (in the case of the Senior Lender Liabilities), any Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding (in the case of Senior Secured Notes Liabilities) and the Pari Passu Debt Documents (in the case of Pari Passu Debt Liabilities) are complied with, other than:

(1)	any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(2)	to the extent to which the Purchasing Second Lien Creditors provide cash cover for any Documentary Credit, the consent of the relevant Issuing Bank relating to such transfer;

(C)	the Senior Agent, on behalf of the Senior Lenders, is paid an amount equal to the aggregate of:

(1)	any amounts provided as cash cover by the Purchasing Second Lien Creditors for any Documentary Credit (as envisaged in paragraph (B)(2) above);

(2)	all of the Senior Lender Liabilities at that time (whether or not due), including all amounts that would have been payable under the Senior Facilities Agreement if the

Senior Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(3)	all costs and expenses (including legal fees) incurred by the Senior Agent and/or the Senior Lenders and/or the Security Agent as a consequence of giving effect to that transfer;

(D)	the Senior Secured Notes Representative(s), on behalf of the Senior Secured Notes Creditors, are paid an amount equal to the aggregate of:

(1)
all of the Senior Secured Notes Liabilities at that time (whether due or not due), including all amounts that would have been payable under the Senior Secured Notes Indenture(s) if it were being redeemed (as applicable) by the relevant Debtors on the date of that payment; and

(2)
all costs and expenses (including legal fees) incurred by the Senior Secured Notes Representative(s) and/or the Senior Secured Notes Creditors and/or the Security Agent as a consequence of giving effect to that transfer;

(E)	the Pari Passu Debt Representative(s), on behalf of the Pari Passu Creditors, are paid an amount equal to the aggregate of:

(1)
all of the Pari Passu Debt Liabilities at that time (whether due or not due), including all amounts that would have been payable under the Pari Passu Debt Documents if it were being redeemed (as applicable) by the relevant Debtors on the date of that payment; and

(2)
all costs and expenses (including legal fees) incurred by the Pari Passu Debt Representative(s) and/or the Pari Passu Creditors and/or the Security Agent as a consequence of giving effect to that transfer;

(F)
as a result of that transfer the Senior Lenders, the Senior Secured Notes Creditors and the Pari Passu Creditors have no further actual or contingent liability to any Debtor under the relevant Debt Documents;

(G)	an indemnity is provided from each Purchasing Second Lien Creditor (but, for the avoidance of doubt, this does not include a

Second Lien Representative) (or from another third party acceptable to all the Senior Lenders, the Senior Secured Notes Creditors and the Pari Passu Creditors) in a form satisfactory to each Senior Lender, the Senior Secured Notes Creditors and the Pari Passu Creditors in respect of all losses which may be sustained or incurred by any Senior Lender, Senior Secured Notes Creditor or the Pari Passu Creditors in consequence of any sum received or recovered by any Senior Lender, Senior Secured Notes Creditor or the Pari Passu Creditors from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Lender, Senior Secured Notes Creditor or the Pari Passu Creditors for any reason;

(H)
the transfer is made without recourse to, or representation or warranty from, the Senior Lenders, the Senior Secured Notes Creditors or the Pari Passu Creditors, except that each Senior Lender, the Senior Secured Notes Creditors and the Pari Passu Creditors shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(I)
the High Yield Creditors have not exercised their rights under Clause 9.15 (Option to purchase: High Yield Creditors) or, having exercised such rights, have failed to complete the acquisition of the Senior Lender Liabilities, the Senior Secured Notes Liabilities and the Pari Passu Debt Liabilities in accordance with Clause 9.15 (Option to purchase: High Yield Creditors).

(b)
Subject to paragraph (b) of Clause 8.14 (Hedge Transfer: Purchasing Second Lien Creditors), the Second Lien Creditors may only require a Second Lien Creditor Liabilities Transfer if, at the same time, they require a Hedge Transfer in accordance with Clause 8.14 (Hedge Transfer: Purchasing Second Lien Creditors) and if, for any reason, a Hedge Transfer cannot be made in accordance with Clause 8.14 (Hedge Transfer: Purchasing Second Lien Creditors), no Second Lien Creditor Liabilities Transfer may be required to be made.

(c)	The Senior Agent shall, at the request of the Purchasing Second Lien Creditors (acting as a whole) notify the Purchasing Second Lien Creditors of:

(i)	the sum of the amounts described in paragraphs (C)(2) and (3) of paragraph (a) above; and

(ii)	the amount of each Documentary Credit for which cash cover is to be provided by all the Purchasing Second Lien Creditors (acting as a whole).

(d)
The Senior Secured Notes Representative(s) shall, at the request of the Purchasing Second Lien Creditors, notify the Purchasing Second Lien Creditors of the sum of amounts described in paragraph (a)(iii)(D) of this Clause.

(e)
The Pari Passu Debt Representative(s) shall, at the request of the Purchasing Second Lien Creditors, notify the Purchasing Second Lien Creditors of the sum of amounts described in paragraph (a)(iii)(E) of this Clause.

8.14	Hedge Transfer: Purchasing Second Lien Creditors

(a)	The Purchasing Second Lien Creditors (acting as a whole) may, by giving not less than ten days’ notice to the Security Agent, require a Hedge Transfer if, either:

(i)
the Purchasing Second Lien Creditors require, at the same time, a transfer of Senior Lender Liabilities, the Senior Secured Notes Liabilities and the Pari Passu Debt Liabilities under Clause 8.13 (Option to Purchase: Second Lien Creditors); or

(ii)	the Purchasing Second Lien Creditors require that Hedge Transfer at any time on or after the Senior Secured Discharge Date, provided that:

(A)	that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements in which case no Debtor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B)	any conditions (other than the consent of, or any consultation with, any Debtor or other member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C)
each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (i) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (ii) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D)	as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Agreements;

(E)
an indemnity is provided from each Purchasing Second Lien Creditor (but for the avoidance of doubt this does not include a Second Lien Representative) or from another third party acceptable to the relevant Hedge Counterparty in a form satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason;

(F)
that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(G)
the High Yield Creditors have not exercised their rights under Clause 9.16 (Hedge Transfer: High Yield Creditors) or, having exercised such rights, have failed to complete the Hedge Transfer concerned in accordance with Clause 9.16 (Hedge Transfer: High Yield Creditors).

(b)
All the Purchasing Second Lien Creditors (acting as a whole) and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by all the Purchasing Second Lien Creditors (acting as a whole) pursuant to paragraph (a) above shall not apply to that Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

(c)
If the Purchasing Second Lien Creditors are entitled to require a Hedge Transfer under this Clause 8.14 (Hedge Transfer: Purchasing Second Lien Creditors), the Hedge Counterparties shall at the request of the Second Lien Representative(s) provide details of the amounts referred to in paragraph (a)(ii)(C) above.

9.	HIGH YIELD CREDITORS AND HIGH YIELD LIABILITIES

9.1	Issue of High Yield Notes and borrowing of High Yield Loans

Except as otherwise approved in writing by the Majority Senior Lenders, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Second Lien Notes Trustee and the Majority Second Lien Lenders, a HY Issuer shall not (and the Company shall procure that no HY Issuer will) enter into any High Yield Notes Indenture or issue any High Yield Notes and a HY Borrower shall not (and the Company shall procure that no HY Borrower will) enter into any High Yield Facilities Agreements or incur any High Yield Facilities and the Company shall procure that no Debtor or member of the Group will enter into a High Yield Guarantee, in each case unless:

(a)
the Security Agent receives copies of the High Yield Finance Documents as soon as practicable after the relevant High Yield Notes are issued or a High Yield Facilities Agreement is entered into (as applicable);

(b)
the terms of the High Yield Finance Documents comply with the requirements of the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, any Pari Passu Debt Documents, any Second Lien Facilities Agreements and any Second Lien Notes Finance Documents or are otherwise approved by the Majority Senior Lenders, the Majority Second Lien Lenders and/or the Second Lien Notes Trustee (as applicable) and (to the extent not permitted by the terms of (i) any Senior Secured Notes Indenture(s) or (ii) any Pari Passu Debt Documents) the relevant Senior Secured Notes Representative(s) and/or the relevant Pari Passu Debt Representative(s) (as applicable);

(c)
the High Yield Guarantees comply with the provisions of this Agreement, the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, any Pari Passu Debt Documents, any Second Lien Facilities Agreements and any Second Lien Notes Finance Documents or are otherwise approved by the Majority Senior Lenders, the Majority Second Lien Lenders and/or the Second Lien Notes Trustee (as applicable) and (to the extent not permitted by the terms of (i) any Senior Secured Notes Indenture(s) or (ii) any Pari Passu Debt Documents) the relevant Senior Secured Notes Representative(s) and/or the relevant Pari Passu Debt Representative(s) (as applicable);

(d)
the HY Issuer and the High Yield Notes Trustee or the HY Borrower, the High Yield Agent and any High Yield Lender (as applicable) and each of the High Yield Guarantors execute this Agreement or sign a Debtor/Security Grantor Accession Deed (or Creditor Accession Undertaking, as applicable) before or concurrently with the issuance of the High Yield Notes or the borrowing of the High Yield Facilities, as applicable; and

(e)
prior to the later of the Senior Secured Discharge Date and the Second Lien Discharge Date, such issue of High Yield Notes or borrowing of High Yield Facilities and the application of the proceeds thereof is not otherwise in breach of the terms of the Senior Facilities Agreement, any Pari Passu Debt Document, any Senior Secured Notes Indenture, any Second Lien Facilities Agreement or any Second Lien Notes Finance Documents and their terms are not inconsistent in any material respects with the High Yield Major Terms.

9.2	Restriction on Payment and dealings: High Yield Liabilities
Until the later of the Senior Secured Discharge Date and the Second Lien Discharge Date, except (to the extent not permitted by the terms of the Senior Facilities Agreement) with the prior Consent of the Senior Agent under the Senior Facilities Agreement, (to the extent not permitted by the relevant Senior Secured Notes Finance Document) with the prior consent of the relevant Senior Secured Notes Representative under such Senior Secured Notes Finance Document, (to the extent not permitted by the relevant Pari Passu Debt Documents) with the prior consent of the relevant Pari Passu Debt Representative(s) under the relevant Pari Passu Debt Documents, (to the extent not permitted by the terms of any Second Lien Facilities Agreement) with the prior consent of the Second Lien Agent under that Second Lien Facilities Agreement, and (to the extent not permitted by the terms of the relevant Second Lien Notes Finance Document) with the prior consent of the Second Lien Notes Trustee under such Second Lien Notes Finance Document, no HY Issuer, HY Borrower nor any other Debtor shall (and any HY Issuer, any HY Borrower and the Company shall ensure that no other member of the Group will):

(a)
pay, repay, prepay, redeem, acquire or defease any principal, interest or other amount on or in respect of, or make any distribution in respect of, any High Yield Liabilities in cash or in kind or apply any such money or property in or towards discharge of any High Yield Liabilities except as permitted by Clause 9.3 (Permitted Payments: High Yield Liabilities), Clause 9.11 (Permitted Enforcement: High Yield Finance Parties), Clause 13.5 (Filing of claims) or Clause 20.3 (High Yield Liabilities Refinancing);

(b)
exercise any set-off against any High Yield Liabilities, except as permitted by Clause 9.3 (Permitted Payments: High Yield Liabilities), Clause 9.11 (Restrictions on Enforcement: High Yield Finance Parties) or Clause 13.5 (Filing of claims); or

(c)
create or permit to subsist any Security over any assets of any Debtor or member of the Group or give any guarantee, indemnity or other assurance against loss (and the High Yield Representative(s) may not and no High Yield Creditor may, accept the benefit of any such Security or guarantee, indemnity or other assurance against loss) from any Debtor or member of the Group for, or in respect of, any High Yield Liabilities other than the High Yield Guarantees.

9.3	Permitted Payments: High Yield Liabilities

Subject to Clause 9.4 (Issue of High Yield Payment Stop Notice), the Debtors may:

(a)
prior to the later of the Senior Secured Discharge Date and the Second Lien Discharge Date, make Payments to the High Yield Creditors in respect of the High Yield Liabilities then due in accordance with the High Yield Finance Documents if the Payment is permitted by the Senior Facilities Agreement, the Senior Secured Notes Indenture(s), the Pari Passu Debt Documents and any Second Lien Finance Documents; and

(b)
on or after the later of the Senior Secured Discharge Date and the Second Lien Discharge Date, make Payments to the High Yield Creditors in respect of the High Yield Liabilities in accordance with the High Yield Finance Documents.

9.4	Issue of High Yield Payment Stop Notice

(a)
Until the later of the Senior Secured Discharge Date and the Second Lien Discharge Date, except with the prior Consent of the Senior Agent under the Senior Facilities Agreement, (to the extent not permitted by the relevant Senior Secured Notes Finance Document pursuant to which any Senior Secured Notes are outstanding) with the prior Consent of the relevant Senior Secured Notes Representative(s) under such Senior Secured Notes Finance Documents, (to the extent not permitted by the relevant Pari Passu Debt Documents pursuant to which any Pari Passu Debt is outstanding) with the prior Consent of the relevant Pari Passu Debt Representative(s), (to the extent not permitted by the terms of any Second Lien Facilities Agreement) with the prior Consent of the Second Lien Agent under that Second Lien Facilities Agreement and (to the extent not permitted by the terms of any Second Lien Notes Finance Document) with the prior consent of the Second Lien Notes Trustee under such Second Lien Notes Finance Document, and subject to Clause 13 (Effect of Insolvency Event), no Debtor or member of the Group may make, and no High Yield Finance Party may receive from any Debtor or member of the Group, any Permitted High Yield Payment (other than High Yield Notes Trustee Amounts and High Yield Agent Liabilities) if:

(i)	a Senior Secured Payment Default and/or a Second Lien Payment Default is continuing; or

(ii)
a Senior Secured Event of Default (other than a Senior Secured Payment Default) and/or a Second Lien Event of Default (other than a Second Lien Payment Default) is continuing, from the date which is one Business Day after the date on which the Senior Agent, the Senior Secured Notes Representative(s), the Second Lien Agent(s), the Second Lien Notes Trustee(s) or the Pari Passu Debt Representative(s) (as the case may be) delivers a notice (a “High Yield Payment Stop Notice”) specifying the event or circumstance in relation to that Senior Secured Event of Default or Second Lien Event of Default (as applicable) to the HY Issuer, the HY Borrower, the Security Agent and the High Yield Representative(s) (as applicable) (with a copy to the Company) until the earliest of:

(A)	the date falling 179 days after delivery of that High Yield Payment Stop Notice;

(B)
in relation to payments of High Yield Liabilities, if a High Yield Standstill Period is in effect at any time after delivery of that High Yield Payment Stop Notice, the date on which that High Yield Standstill Period expires;

(C)	the date on which the relevant Senior Secured Event of Default and/or Second Lien Event of Default in respect of which that High Yield Payment Stop Notice was delivered is no longer continuing;

(D)
the date on which the Senior Agent, the Second Lien Agent, the Second Lien Notes Trustee, the Pari Passu Debt Representative(s) and the Senior Secured Notes Representative(s) which delivered the relevant High Yield Payment Stop Notice delivers a notice to the HY Issuer, the HY Borrower, the Security Agent and the High Yield Representatives(s) (as applicable) (with a copy to the Company) cancelling that High Yield Payment Stop Notice;

(E)	the Senior Secured Discharge Date (in the case of a Senior Secured Event of Default) or the Second Lien Discharge Date (in the case of a Second Lien Event of Default); and

(F)
in the case of a Senior Secured Payment Default or a Second Lien Payment Default, the date on which that Senior Secured Payment Default or Second Lien Payment Default (as applicable) ceases to be continuing.

(b)	Unless the High Yield Representative(s) waive this requirement:

(i)	a new High Yield Payment Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior High Yield Payment Stop Notice;

(ii)
no High Yield Payment Stop Notice may be delivered in reliance on a Senior Secured Event of Default more than 45 days after the date the Senior Agent, each Senior Secured Notes Representative and each Pari

Passu Debt Representative (as applicable) received notice of that Senior Secured Event of Default; and

(iii)
no High Yield Payment Stop Notice may be delivered in reliance on a Second Lien Event of Default more than 45 days after the date the relevant Second Lien Representative received notice of that Second Lien Event of Default.

(c)
The Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s) and the Second Lien Representative(s) may only serve one High Yield Payment Stop Notice with respect to the same event or set of circumstances. Subject to paragraph (b) above, this shall not affect the right of the Senior Agent or the Senior Secured Notes Representative(s) or the Pari Passu Debt Representative(s), and the Second Lien Representative(s) to issue a High Yield Payment Stop Notice in respect of any other event or set of circumstances.

(d)
No High Yield Payment Stop Notice may be served by a Senior Agent, a Senior Secured Notes Representative or a Pari Passu Debt Representative(s) in respect of a Senior Secured Event of Default which had been notified to the Senior Agent, the Senior Secured Notes Representative(s) and the Pari Passu Debt Representative(s) at the time at which an earlier High Yield Payment Stop Notice was issued.

(e)
No High Yield Payment Stop Notice may be served by a Second Lien Representative in respect of a Second Lien Event of Default which had been notified to that Second Lien Representative at the time at which an earlier High Yield Payment Stop Notice was issued.

(f)	For the avoidance of doubt, this Clause 9.4 (Issue of High Yield Payment Stop Notice):

(i)	will not prevent the payment of any High Yield Notes Trustee Amounts or High Yield Agent Liabilities; and

(ii)	will not prevent the payment of audit fees, directors’ fees, taxes and other proper and incidental expenses required to maintain existence.

9.5	Effect of High Yield Payment Stop Notice, Senior Secured Payment Default or Second Lien Payment Default
Any failure to make a Payment due under the High Yield Finance Documents as a result of the issue of a High Yield Payment Stop Notice or the occurrence of a Senior Secured Payment Default or the occurrence of a Second Lien Payment Default shall not prevent:

(a)	the occurrence of an Event of Default as a consequence of that failure to make a Payment in relation to the relevant High Yield Finance Document; or

(b)	the issue of a High Yield Enforcement Notice on behalf of the High Yield Creditors.

9.6	Payment obligations and capitalisation of interest continue

(a)
No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any High Yield Finance Document by the operation of Clauses 9.2 (Restriction on Payment and dealings: High Yield Liabilities) to and including 9.5 (Effect of High Yield Payment Stop Notice, Senior Secured Payment Default or Second Lien Payment Default) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b)
The accrual or capitalisation of interest (including default interest) (if any) in accordance with the High Yield Finance Documents shall continue notwithstanding the issue of a High Yield Payment Stop Notice.

9.7	Cure of Payment Stop: High Yield Creditors
If:

(a)
at any time following the issue of a High Yield Payment Stop Notice or the occurrence of a Senior Secured Payment Default and/or a Second Lien Payment Default, that High Yield Payment Stop Notice ceases to be outstanding and/or (as the case may be) the Senior Secured Payment Default or Second Lien Payment Default ceases to be continuing; and

(b)
the relevant Debtor then promptly pays to the High Yield Creditors an amount equal to any Payments which had accrued under the High Yield Finance Documents and which would have been Permitted High Yield Payments but for that High Yield Payment Stop Notice or Senior Secured Payment Default and/or a Second Lien Payment Default,

then any Event of Default (including any cross default or similar provision under any other Debt Document) which may have occurred as a result of that suspension of Payments shall be waived and any High Yield Enforcement Notice which may have been issued as a result of that Event of Default shall be waived, in each case without any further action being required on the part of the High Yield Creditors or any other Creditor.

9.8	Amendments and Waivers: High Yield Creditors

(a)	Subject to paragraph (b) below, the High Yield Creditors may amend or waive the terms of the High Yield Finance Documents (other than this Agreement) in accordance with their terms at any time.

(b)
Prior to the later of the Senior Secured Discharge Date and the Second Lien Discharge Date, the High Yield Finance Parties may not, without the Consent of the Majority Senior Lenders, the Majority Second Lien Lenders, (to the extent otherwise not permitted by the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes are outstanding) the relevant Senior Secured Notes Representative(s), (to the extent otherwise not permitted by the Second Lien Notes Indenture(s) pursuant to which any Second Lien Notes are outstanding) the relevant Second Lien Representative(s), (to the extent otherwise not permitted by the Pari Passu Debt pursuant to which any Pari Passu Debt is outstanding) the Pari Passu Debt Representative(s) amend or waive the terms of the High Yield Finance Documents if the amendment or waiver would result in the High Yield Finance Documents not being in compliance with the terms of the Senior Facilities Agreement, any Second Lien Facilities Agreement, the Second Lien Notes Indenture(s), the Senior Secured Notes Indenture(s) and/or the Pari Passu Debt Documents or the High Yield Finance Documents being inconsistent in any material respect with the High Yield Major Terms.

9.9	Designation of High Yield Finance Documents
The High Yield Representative(s) and the HY Issuer and/or HY Borrower (as relevant) agree that they will not (and the Company shall procure that no HY Issuer and/or HY Borrower will) designate a document as a "High Yield Finance Document" (or equivalent term thereto) for the purposes of the High Yield Notes or the High Yield Facilities (as applicable), without the prior Consent of the Majority Senior Lenders, (to the extent not permitted by the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding) the relevant Senior Secured Notes Representative(s), (to the extent not permitted by the Pari Passu Debt pursuant to which any Pari Passu Debt is outstanding) the Pari Passu Debt Representative(s), (to the extent not permitted by the Second Lien Notes Indenture(s) pursuant to which any Second Lien Notes remain outstanding) the relevant Second Lien Notes Trustee and the Majority Second Lien Lenders, if the terms of that document effect a change which would otherwise require the Consent of the Majority Senior Lenders, the Senior Secured Notes Representative(s), the relevant Second Lien Notes Trustee(s), the Pari Passu Debt Representative(s) and the Majority Second Lien Lenders under Clause 9.8 (Amendments and Waivers: High Yield Creditors).

9.10	Restrictions on enforcement: High Yield Finance Parties

Until the later of the Senior Secured Discharge Date and the Second Lien Discharge Date, except with the prior Consent of or as required by an Instructing Group, no High Yield Finance Party shall take or require the taking of any Enforcement Action in relation to a HY Issuer (in the case of any HY Issuer that is a member of the Group only), a HY Borrower (in the case of a HY Borrower that is a member of the Group only), the High Yield Guarantors and/or a Proceeds Loan, except as permitted under Clause 9.11 (Permitted Enforcement: High Yield Finance Parties) provided, however, that no such action required by the relevant Agent (as applicable) need be taken except to the extent the relevant Agent is otherwise entitled under this Agreement to direct such action.

9.11	Permitted Enforcement: High Yield Finance Parties

(a)
Subject to Clause 9.14 (Enforcement on behalf of High Yield Finance Parties), the restrictions in Clause 9.10 (Restrictions on enforcement: High Yield Finance Parties) will not apply in respect of the High Yield Notes Liabilities of a HY Issuer that is a member of the Group, the High Yield Loan Liabilities of a HY Borrower that is a member of the Group, the High Yield Guarantee Liabilities or any Proceeds Loan, if:

(i)
a High Yield Default (other than solely by reason of a cross-default (other than a cross-default arising from a Senior Secured Payment Default) arising from a Senior Secured Event of Default) (the “Relevant High Yield Default”) is continuing;

(ii)
the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s) and the Second Lien Representative(s) have received a written notice of the Relevant High Yield Default specifying the event or circumstance in relation to the Relevant High Yield Default from the relevant High Yield Representative;

(iii)	a High Yield Standstill Period has elapsed or otherwise terminated; and

(iv)	the Relevant High Yield Default is continuing at the end of the relevant High Yield Standstill Period.

(b)
Promptly upon becoming aware of a High Yield Default, the relevant High Yield Representative(s) may by notice (a “High Yield Enforcement Notice”) in writing notify the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s) and the Second Lien Representative(s) of the existence of such High Yield Default.

9.12	High Yield Standstill Period

In relation to a Relevant High Yield Default, a High Yield Standstill Period shall mean the period beginning on the date (the “High Yield Standstill Start Date”) the relevant High Yield Representative(s) serves a High Yield Enforcement Notice on the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s) and the Second Lien Representative(s) in respect of such Relevant High Yield Default and ending on the earlier to occur of:

(a)	the date falling 179 days after the High Yield Standstill Start Date (the “High Yield Standstill Period”);

(b)
the date the Senior Secured Creditors and/or the Second Lien Finance Parties (as applicable) take any Enforcement Action in relation to a particular High Yield Guarantor (or HY Issuer or HY Borrower that is a member of the Group) provided, however, that:

(i)
if a High Yield Standstill Period ends pursuant to this paragraph (b), the High Yield Finance Parties may only take the same Enforcement Action in relation to the High Yield Guarantor (or HY Issuer or HY Borrower that is a member of the Group) as the Enforcement Action taken by the Senior Secured Creditors and/or the Second Lien Finance Parties (as applicable) against such High Yield Guarantor (or HY Issuer or HY Borrower that is a member of the Group) and not against any other Debtor or member of the Group; and

(ii)	Enforcement Action for the purpose of this paragraph (b) shall not include action taken to preserve or protect any Security as opposed to realise it;

(c)
the date of an Insolvency Event (other than as a result of any action taken by any High Yield Finance Party) in relation to a particular High Yield Guarantor (or HY Issuer or HY Borrower that is a member of the Group) against whom Enforcement Action is to be taken;

(d)
the expiry of any other High Yield Standstill Period outstanding at the date such first mentioned High Yield Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy);

(e)
the date on which the Majority Senior Lenders, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Majority Second Lien Lenders and the Second Lien Notes Trustee(s) give their consent to the termination of the relevant High Yield Standstill Period; and

(f)	a failure to pay the principal amount outstanding on the High Yield Notes or, as applicable, the High Yield Facilities at the final stated maturity of those High Yield Notes or High Yield Facilities.

9.13	Subsequent High Yield Defaults
The High Yield Finance Parties and (if required by the High Yield Finance Parties) the HY Issuer and/or HY Borrower, as applicable, may take Enforcement Action under Clause 9.11 (Permitted Enforcement: High Yield Finance Parties) in relation to a Relevant High Yield Default even if, at the end of any relevant High Yield Standstill Period or at any later time, a further High Yield Standstill Period has begun as a result of any other High Yield Default.

9.14	Enforcement on behalf of High Yield Finance Parties
If the Security Agent has notified the High Yield Representatives that it is taking steps to enforce Security created pursuant to any Security Document over shares of a HY Issuer that is a member of the Group, a HY Borrower that is a member of the Group or a High Yield Guarantor, no High Yield Finance Party may take any action referred to in Clause 9.11 (Permitted Enforcement: High Yield Finance Parties) against that HY Issuer that is a member of the Group, that HY Borrower that is a member of the Group or that High Yield Guarantor while the Security Agent is taking steps to enforce that Security in accordance with the instructions of the Instructing Group where such action might be reasonably likely to adversely affect such enforcement or the amount of proceeds to be derived therefrom.

9.15	Option to purchase: High Yield Creditors

(a)
Subject to paragraphs (b) and (c) below, the High Yield Representative(s) (on behalf of one or more High Yield Creditors (the “Purchasing High Yield Creditors”)) may after a Distress Event (other than a Distress Event that is a High Yield Acceleration Event only), by giving not less than ten days’ notice to the Security Agent, require the transfer to the High Yield Creditors (or to a nominee or nominees), in accordance with Clause 23.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders), of all, but not part, of the rights, benefits and obligations in respect of the Senior Lender Liabilities, the Senior Secured Notes Liabilities, the Pari Passu Debt Liabilities and the Second Lien Liabilities if:

(i)
that transfer is lawful and subject to paragraph (ii) below, otherwise permitted by the terms of the Senior Facilities Agreement (in the case of the Senior Lender Liabilities), the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding (in the case of the Senior Secured Notes Liabilities), the Pari Passu Debt Documents (in the case of the Pari Passu Debt Liabilities), the Second Lien Notes Indenture(s) pursuant to which any Second Lien Notes remain outstanding (in the case of the Second Lien Notes Liabilities) and any

Second Lien Facilities Agreement (in the case of the Second Lien Loan Liabilities);

(ii)
any conditions relating to such a transfer contained in the Senior Facilities Agreement (in the case of the Senior Lender Liabilities), the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding (in the case of the Senior Secured Notes Liabilities), the Pari Passu Debt Documents (in the case of the Pari Passu Debt Liabilities), the Second Lien Notes Indenture(s) pursuant to which any Second Lien Notes remain outstanding (in the case of the Second Lien Notes Liabilities), and any Second Lien Facilities Agreement (in the case of the Second Lien Loan Liabilities) are complied with, other than:

(A)	any requirement to obtain the Consent of, or consult with, any Debtor or any member of the Group relating to such transfer, which Consent or consultation shall not be required; and

(B)	to the extent to which all the High Yield Creditors (acting as a whole) provide cash cover for any Documentary Credit, the Consent of the relevant Issuing Bank relating to such transfer;

(iii)	(A) the Senior Agent, on behalf of the Senior Lenders, is paid an amount equal to the aggregate of:

(1)	any amounts provided as cash cover by the High Yield Noteholders for any Documentary Credit (as envisaged in paragraph (ii)(B) above);

(2)
all of the Senior Liabilities (other than the Hedging Liabilities) at that time (whether or not due), including all amounts that would have been payable under the Senior Facilities Agreement if the Senior Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(3)	all costs and expenses (including legal fees) incurred by the Senior Agent and/or the Senior Lenders and/or the Security Agent as a consequence of giving effect to that transfer;

(B)	the Senior Secured Notes Representative(s), on behalf of the Senior Secured Notes Creditors, are paid an amount equal to the aggregate of:

(1)
all of the Senior Secured Notes Liabilities at that time (whether due or not due), including all amounts that would have been payable under the Senior Secured Notes Indenture(s) if it were being redeemed (as applicable) by the relevant Debtors on the date of that payment; and

(2)
all costs and expenses (including legal fees) incurred by the Senior Secured Notes Representative(s) and/or the Senior Secured Notes Creditors and/or the Security Agent as a consequence of giving effect to that transfer;

(C)	the Pari Passu Debt Representative(s), on behalf of the Pari Passu Creditors, are paid an amount equal to the aggregate of:

(1)
all of the Pari Passu Debt Liabilities at that time (whether due or not due), including all amounts that would have been payable under the Pari Passu Debt Document(s) if it were being redeemed (as applicable) by the relevant Debtors on the date of that payment; and

(2)
all costs and expenses (including legal fees) incurred by the Pari Passu Debt Representative(s) and/or the Pari Passu Creditors and/or the Security Agent as a consequence of giving effect to that transfer;

(D)	the Second Lien Agent, on behalf of the Second Lien Lenders, is paid an amount equal to the aggregate of:

(1)
all of the Second Lien Loan Liabilities at that time (whether or not due), including all amounts that would have been payable under any Second Lien Facilities Agreement if the Second Lien Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(2)	all costs and expenses (including legal fees) incurred by the Second Lien Agent and/or the Second Lien Lenders and/or the Security Agent as a consequence of giving effect to that transfer; and

(E)	the Second Lien Notes Trustee, on behalf of the Second Lien Noteholders, is paid an amount equal to the aggregate of:

(1)
all of the Second Lien Notes Liabilities at that time (whether or not due), including all amounts that would have been payable under the Second Lien Notes Indenture(s) if it were being redeemed (as applicable) by the relevant Debtors on the date of that payment; and

(2)
all costs and expenses (including legal fees) incurred by the Second Lien Notes Trustee and/or the Second Lien Notes Creditors and/or the Security Agent as a consequence of giving effect to that transfer;

(iv)
as a result of that transfer the Senior Lenders, the Senior Secured Notes Creditors, the Pari Passu Creditors, the Second Lien Notes Creditors and the Second Lien Lenders have no further actual or contingent liability to any Debtor under the relevant Debt Documents;

(v)
an indemnity is provided from each Purchasing High Yield Creditor (but, for the avoidance of doubt, this does not include a High Yield Representative) (or from another third party acceptable to all the Senior Lenders, the Senior Secured Notes Creditors, the Pari Passu Creditors, the Second Lien Notes Creditors and the Second Lien Lenders) in a form reasonably satisfactory to each Senior Lender, Senior Secured Notes Creditor, Pari Passu Creditor, Second Lien Notes Creditor and Second Lien Lender in respect of all losses which may be sustained or incurred by any Senior Lender, Senior Secured Notes Creditor, Pari Passu Creditor, Second Lien Notes Creditor or Second Lien Lender in consequence of any sum received or recovered by any Senior Lender, Senior Secured Notes Creditor, Pari Passu Creditor, Second Lien Notes Creditor or Second Lien Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Lender, Senior Secured Notes Creditor, Pari Passu Creditor, Second Lien Notes Creditor or Second Lien Lender for any reason; and

(vi)
the transfer is made without recourse to, or representation or warranty from, the Senior Lenders, the Senior Secured Notes Creditors, the Pari Passu Creditors, the Second Lien Notes Creditors or the Second Lien Lenders, except that each Senior Lender, Senior Secured Notes Creditor, Pari Passu Creditor, Second Lien Notes Creditor and Second Lien Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b)
Subject to paragraph (b) of Clause 9.16 (Hedge Transfer: High Yield Creditors), the High Yield Representatives (on behalf of all the High Yield Creditors) may only require a Senior Secured Creditor Liabilities Transfer and a Second Lien Creditor Liabilities Transfer if, at the same time, they require a Hedge Transfer in accordance with Clause 9.16 (Hedge Transfer: High Yield Creditors) and if, for any reason, a Hedge Transfer cannot be made in accordance with Clause 9.16 (Hedge Transfer: High Yield Creditors), no Senior Secured Creditor Liabilities Transfer or Second Lien Creditor Liabilities Transfer may be required to be made.

(c)	At the request of the High Yield Representative(s) (on behalf of all the High Yield Creditors):

(i)	the Senior Agent shall notify the High Yield Creditors of:

(A)	the sum of the amounts described in paragraphs 9.15(a)(iii)(A)(2) and (3); and

(B)	the amount of each Documentary Credit for which cash cover is to be provided by all the High Yield Creditors (acting as a whole);

(ii)	the Senior Secured Notes Representative(s) shall notify the High Yield Creditors of the sum of amounts described in paragraph 9.15(a)(iii)(B);

(iii)	the Pari Passu Debt Representative(s) shall notify the High Yield Creditors of the sum of amounts described in paragraph 9.15(a)(iii)(C); and

(iv)	the relevant Second Lien Representative shall notify the High Yield Creditors of:

(A)	the sum of the amounts described in paragraph 9.15(a)(iii)(D) above; and

(B)	the sum of the amounts described in paragraph 9.15(a)(iii)(E) above.

9.16	Hedge Transfer: High Yield Creditors

(a)	The High Yield Representative(s) (on behalf of one or more High Yield Creditors, acting as a whole) may, by giving not less than ten days’ notice to the Security Agent, require a Hedge Transfer:

(i)	if either:

(A)	the relevant High Yield Creditors require, at the same time, a Senior Secured Creditor Liabilities Transfer and a Second Lien

Creditor Liabilities Transfer under Clause 9.15 (Option to purchase: High Yield Creditors); or

(B)	the relevant High Yield Creditors (acting as a whole) require that Hedge Transfer at any time on or after the later of the Senior Secured Discharge Date and the Second Lien Discharge Date; and

(ii)	if:

(A)	that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements in which case no Debtor or member of the Group shall be entitled to withhold its Consent to that transfer;

(B)	any conditions (other than the Consent of, or any consultation with, any Debtor or member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C)
each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (I) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (II) all costs and expenses (including legal fees) incurred by such Hedge Counterparty as a consequence of giving effect to that transfer;

(D)	as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Agreements;

(E)
an indemnity is provided from each High Yield Creditor (but for the avoidance of doubt this does not include a High Yield Representative) which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in a form reasonably satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F)	that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b)
The High Yield Representative(s) (acting on behalf of the relevant High Yield Creditors,) and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by any High Yield Creditors pursuant to paragraph (a) above shall not apply to that Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

(c)
If the High Yield Representative(s) are entitled to require a Hedge Transfer under this Clause 9.16 (Hedge Transfer: High Yield Creditors), the Hedge Counterparties shall at the request of the High Yield Representative(s) provide details of the amounts referred to in paragraph (a)(ii)(C) above.

10.	UNSECURED CREDITORS AND UNSECURED LIABILITIES

10.1	Issue of Unsecured Notes and borrowing of Unsecured Loans
Except as otherwise approved in writing by the Majority Senior Lenders, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Second Lien Notes Trustee, the Majority Second Lien Lenders, the High Yield Notes Trustee and the Majority High Yield Lenders, an Unsecured Issuer shall not (and the Company shall procure that no Unsecured Issuer will) enter into any Unsecured Notes Indenture or issue any Unsecured Notes and an Unsecured Borrower shall not (and the Company shall procure that no Unsecured Borrower will) enter into any Unsecured Facilities Agreements or incur any Unsecured Facilities and the Company shall procure that no Debtor or member of the Group will enter into an Unsecured Guarantee, in each case unless:

(a)
the terms of the Unsecured Finance Documents comply with the requirements of the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, any Pari Passu Debt Documents, any Second Lien Facilities Agreements, any Second Lien Notes Finance Documents, any High Yield Facilities Agreement and any High Yield Notes Finance Documents or are otherwise approved by the Majority Senior Lenders, the Majority Second Lien Lenders, the Second Lien Notes Trustee, the Majority High Yield Lenders and/or the High Yield Notes Trustee (as applicable) and (to the extent not permitted by the terms of (i) the Senior Secured Notes Indenture(s) or (ii) the Pari Passu Debt Documents) the Senior Secured Notes Representative(s) and/or the Pari Passu Debt Representative(s) (as applicable);

(b)
the Unsecured Guarantees comply with the provisions of this Agreement, the Senior Facilities Agreement, the Senior Secured Notes Finance Documents, any Pari Passu Debt Documents, any Second Lien Facilities Agreement, any Second Lien Notes Finance Documents, any High Yield Facilities Agreement and any High Yield Notes Finance Documents or are otherwise approved by the Majority Senior Lenders, the Majority Second Lien Lenders, the Second Lien Notes Trustee, the Majority High Yield Lenders and/or the High Yield Notes Trustee (as applicable) and (to the extent not permitted by the terms of (i) the Senior Secured Notes Indenture(s) or (ii) the Pari Passu Debt Documents) the Senior Secured Notes Representative(s) and/or the Pari Passu Debt Representative(s) (as applicable);

(c)
the Unsecured Issuer, the Unsecured Notes Trustee, the Unsecured Borrower, the Unsecured Agent, any Unsecured Lender and each of the Unsecured Guarantors execute this Agreement or sign a Debtor/Security Grantor Accession Deed (or Creditor Accession Undertaking, as applicable) before or concurrently with the issuance of the Unsecured Notes or the borrowing of the Unsecured Facilities; and

(d)
prior to the latest of Senior Secured Discharge Date, the Second Lien Discharge Date and the High Yield Discharge Date, such issue of Unsecured Notes or borrowing of Unsecured Facilities and the application of the proceeds thereof is not otherwise in breach of the terms of the Senior Facilities Agreement, any Pari Passu Debt Document, any Senior Secured Notes Indenture, any Second Lien Facilities Agreement, any Second Lien Notes Finance Documents, any High Yield Facilities Agreement or any High Yield Notes Finance Document and their terms are not inconsistent in any material respects with the Unsecured Major Terms.

10.2	Permitted Unsecured Payments
Subject to Clause 10.3 (Restriction on Payment and dealings during Unsecured Standstill Period: Unsecured Liabilities) below, the Debtors may make Payments to the Unsecured Creditors in respect of the Unsecured Liabilities in accordance with the Unsecured Finance Documents.

10.3	Restriction on Payment and dealings during Unsecured Standstill Period: Unsecured Liabilities
Until the later of the Senior Secured Discharge Date, the Second Lien Discharge Date and the High Yield Discharge Date, no Unsecured Issuer, Unsecured Borrower nor any other Debtor shall (and any Unsecured Issuer, any Unsecured Borrower and the Company shall ensure that no other member of the Group will), during an Unsecured Standstill Period:

(a)
pay, repay, prepay, redeem, acquire or defease any principal, interest or other amount on or in respect of, or make any distribution in respect of, any Unsecured Liabilities in cash or in kind or apply any such money or property in or towards discharge of any Unsecured Liabilities (except as permitted by Clause 13.5 (Filing of claims) and Clause 10.7 (Permitted Enforcement: Unsecured Finance Parties));

(b)	exercise any set-off against any Unsecured Liabilities (except as permitted by Clause 13.5 (Filing of claims) and Clause 10.7 (Permitted Enforcement: Unsecured Finance Parties)); or

(c)
give any guarantee, indemnity or other assurance against loss (and the Unsecured Representative(s) may not and no Unsecured Creditor may, accept the benefit of any such guarantee, indemnity or other assurance against loss) from any Debtor or member of the Group for, or in respect of, any Unsecured Liabilities other than the Unsecured Guarantees.

10.4	Amendments and Waivers: Unsecured Creditors

(a)	Subject to paragraph (b) below, the Unsecured Creditors may amend or waive the terms of the Unsecured Finance Documents (other than this Agreement) in accordance with their terms at any time.

(b)
Prior to the latest of the Senior Secured Discharge Date, the Second Lien Discharge Date and the High Yield Discharge Date, the Unsecured Finance Parties may not, without the Consent of the Majority Senior Lenders, the Majority Second Lien Lenders, the Majority High Yield Lenders, (to the extent not permitted by the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes are outstanding) the relevant Senior Secured Notes Representative(s), (to the extent not permitted by the Second Lien Notes Indenture(s) pursuant to which any Second Lien Notes are outstanding) the relevant Second Lien Representative(s), (to the extent not permitted by the High Yield Notes Indenture(s) pursuant to which any High Yield Notes are outstanding) the relevant High Yield Representative(s), (to the extent not permitted by the Pari Passu Debt pursuant to which any Pari Passu Debt is outstanding) the Pari Passu Debt Representative(s) amend or waive the terms of the Unsecured Finance Documents if the amendment or waiver would result in the Unsecured Finance Documents not being in compliance with the terms of the Senior Facilities Agreement, any Second Lien Facilities Agreement, the Second Lien Notes Indenture(s), any High Yield Facilities Agreement, the High Yield Notes Indenture(s), the Senior Secured Notes Indenture(s) and/or the Pari Passu Debt Documents or the Unsecured Finance Documents being inconsistent in any material respect with the Unsecured Major Terms.

10.5	Designation of Unsecured Finance Documents
The Unsecured Representative(s) and the Unsecured Issuer and/or Unsecured Borrower (as relevant) agree that they will not (and the Company shall procure that no Unsecured Issuer and/or Unsecured Borrower will) designate a document as an “Unsecured Finance Document” (or equivalent term thereto) for the purposes of the Unsecured Notes or the Unsecured Facilities (as applicable), without the prior Consent of the Majority Senior Lenders, (to the extent not permitted by the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding) the relevant Senior Secured Notes Representative(s), (to the extent not permitted by the Pari Passu Debt pursuant to which any Pari Passu Debt is outstanding) the Pari Passu Debt Representative(s), (to the extent not permitted by the Second Lien Notes Indenture(s) pursuant to which any Second Lien Notes remain outstanding) the relevant Second Lien Notes Trustee(s), the Majority Second Lien Lenders, (to the extent not permitted by the High Yield Notes Indenture(s) pursuant to which any High Yield Notes remain outstanding) the relevant High Yield Notes Trustee and the Majority High Yield Lenders, if the terms of that document effect a change which would otherwise require the Consent of the Majority Senior Lenders, the Senior Secured Notes Representative(s), the relevant Second Lien Notes Trustee(s), the Pari Passu Debt Representative(s), the Majority Second Lien Lenders, the High Yield Notes Trustee(s) and the Majority High Yield Lenders under Clause 10.4 (Amendments and Waivers: Unsecured Creditors).

10.6	Restrictions on enforcement: Unsecured Finance Parties
Until the latest of the Senior Secured Discharge Date, the Second Lien Discharge Date and the High Yield Discharge Date, except with the prior Consent of or as required by an Instructing Group, no Unsecured Finance Party shall take or require the taking of any Enforcement Action in relation to an Unsecured Issuer (in the case of any Unsecured Issuer that is a member of the Group only), an Unsecured Borrower (in the case of an Unsecured Borrower that is a member of the Group only) and/or the Unsecured Guarantors, except as permitted under Clause 10.7 (Permitted Enforcement: Unsecured Finance Parties) provided, however, that no such action required by the relevant Agent (as applicable) need be taken except to the extent the relevant Agent is otherwise entitled under this Agreement to direct such action.

10.7	Permitted Enforcement: Unsecured Finance Parties

(a)
The restrictions in Clause 10.6 (Restrictions on enforcement: Unsecured Finance Parties) will not apply in respect of the Unsecured Notes Liabilities of an Unsecured Issuer that is a member of the Group, the Unsecured Loan Liabilities of an Unsecured Borrower that is a member of the Group or the Unsecured Guarantee Liabilities, if:

(i)
an Unsecured Default (other than solely by reason of a cross-default (other than a cross-default arising from a Senior Secured Payment Default) arising from a Senior Secured Event of Default) (the “Relevant Unsecured Default”) is continuing;

(ii)
the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Second Lien Representative(s) and the High Yield Representative(s) have received a written notice of the Relevant Unsecured Default specifying the event or circumstance in relation to the Relevant Unsecured Default from the relevant Unsecured Representative;

(iii)	an Unsecured Standstill Period has elapsed or otherwise terminated; and

(iv)	the Relevant Unsecured Default is continuing at the end of the relevant Unsecured Standstill Period.

(b)
Promptly upon becoming aware of an Unsecured Default, the relevant Unsecured Representative(s) may by notice (an “Unsecured Enforcement Notice”) in writing notify the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Second Lien Representative(s) and the High Yield Representative(s) of the existence of such Unsecured Default.

10.8	Unsecured Standstill Period
In relation to a Relevant Unsecured Default, an Unsecured Standstill Period shall mean the period beginning on the date (the “Unsecured Standstill Start Date”) the relevant Unsecured Representative(s) serves an Unsecured Enforcement Notice on the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Second Lien Representative(s) and the High Yield Representative(s) in respect of such Relevant Unsecured Default and ending on the earlier to occur of:

(a)	the date falling 179 days after the Unsecured Standstill Start Date (the “Unsecured Standstill Period”);

(b)
the date the Senior Secured Creditors and/or the Second Lien Finance Parties and/or the High Yield Finance Parties (as applicable) take any Enforcement Action in relation to a particular Unsecured Guarantor or Unsecured Borrower or Unsecured Issuer that is a member of the Group provided, however, that if an Unsecured Standstill Period ends pursuant to paragraph (b) of this Clause 10.8 (Unsecured Standstill Period), the Unsecured Finance Parties may only take the same Enforcement Action in relation to the Unsecured Guarantor or Unsecured Borrower or Unsecured Issuer that is a member of the Group as the Enforcement

Action taken by the Senior Secured Creditors and/or the Second Lien Finance Parties and/or the High Yield Finance Parties (as applicable) against such Unsecured Guarantor or Unsecured Borrower or Unsecured Issuer that is a member of the Group and not against any other Debtor or member of the Group;

(c)
the date of an Insolvency Event (other than as a result of any action taken by any Unsecured Finance Party) in relation to a particular Unsecured Guarantor or Unsecured Borrower or Unsecured Issuer that is a member of the Group against whom Enforcement Action is to be taken;

(d)
the expiry of any other Unsecured Standstill Period outstanding at the date such first mentioned Unsecured Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy);

(e)
the date on which the Majority Senior Lenders, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Majority Second Lien Lenders, the Second Lien Notes Trustee(s), the Majority High Yield Lenders and the High Yield Notes Trustee(s) give their consent to the termination of the relevant Unsecured Standstill Period; and

(f)	a failure to pay the principal amount outstanding on the Unsecured Notes and the Unsecured Facilities at the final stated maturity of those Unsecured Notes and Unsecured Facilities.

10.9	Subsequent Unsecured Defaults
The Unsecured Finance Parties and (if required by the Unsecured Finance Parties) the Unsecured Issuer and/or Unsecured Borrower, as applicable, may take Enforcement Action under Clause 10.7 (Permitted Enforcement: Unsecured Finance Parties) in relation to a Relevant Unsecured Default even if, at the end of any relevant Unsecured Standstill Period or at any later time, a further Unsecured Standstill Period has begun as a result of any other Unsecured Default.

11.	SUBORDINATED LIABILITIES

11.1	Restriction on Payment: Subordinated Liabilities
Subject to Clause 11.2 (Permitted Payments: Subordinated Liabilities) and Clause 13.5 (Filing of claims), until after the Final Discharge Date:

(a)
no Debtor will make, and each Debtor will procure that none of its Subsidiaries will make, and no Subordinated Creditor will receive, any payment or distribution of any kind whatsoever in respect or on account of the Subordinated Liabilities (including in relation to the direct or indirect purchase or other acquisition of the Subordinated Liabilities); and

(b)
no Debtor will, and each Debtor will procure that none of its Subsidiaries will, create or permit to subsist, and no Subordinated Creditor will receive from any Debtor or any member of the Group, any Security over any asset of any Debtor or any member of the Group or give or permit to subsist any guarantee in respect of any part of the Subordinated Liabilities, in each case, without the prior Consent of (i) (to the extent not permitted by the Senior Facilities Agreement) the Majority Senior Creditors (if on or before the Senior Discharge Date), (ii) (to the extent not permitted by the Senior Secured Notes Indenture) the relevant Senior Secured Notes Representative(s) (if on or before the Senior Secured Notes Discharge Date), (iii) (to the extent not permitted by a Pari Passu Debt Document) the relevant Pari Passu Debt Representative(s) (if on or before the Pari Passu Debt Discharge Date), (iv) (to the extent not permitted by the Second Lien Loan Finance Documents) the Majority Second Lien Lenders (if on or before the Second Lien Loan Discharge Date), (v) (to the extent not permitted by the Second Lien Notes Finance Documents) the Second Lien Notes Trustee (if on or before the Second Lien Notes Discharge Date), (vi) (to the extent not permitted by the High Yield Loan Finance Documents) the Majority High Yield Lenders (if on or before the High Yield Loan Discharge Date) and (vii) (to the extent not permitted by the High Yield Notes Finance Documents) the High Yield Notes Trustee (if on or before the High Yield Notes Discharge Date).

11.2	Permitted Payments: Subordinated Liabilities

(a)
So long as no Acceleration Event has occurred and is continuing, any Debtor or any member of the Group may pay interest, principal or other amounts in respect of the Subordinated Liabilities if such payment is:

(i)	(if prior to the Senior Discharge Date), permitted by the Senior Facilities Agreement;

(ii)	(if prior to the Senior Secured Notes Discharge Date), permitted by the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding (as applicable);

(iii)	(if prior to the Pari Passu Debt Discharge Date), permitted by any Pari Passu Debt Document;

(iv)	(if prior to the Second Lien Discharge Date), permitted by any Second Lien Finance Document;

(v)	(if prior to the High Yield Discharge Date), permitted by any High Yield Finance Document; and

(vi)	(if prior to the Unsecured Discharge Date), permitted by any Unsecured Finance Document.

(b)
Nothing in this Agreement or any of the other Debt Documents shall prohibit or restrict any roll-up or capitalisation of any amount under any Subordinated Creditor Document or the issue of any payment-in-kind instruments in satisfaction of any amount under any Subordinated Creditor Document or any forgiveness, write-off or capitalization of any Subordinated Liabilities or the release or other discharge of any such Subordinated Liabilities, provided that, in any such case, there is no payment in cash or Cash Equivalent Investments (as defined in the Senior Facilities Agreement).

11.3	Restrictions on enforcement: Subordinated Creditor

(a)
Until after the Final Discharge Date, no Subordinated Creditor may take Enforcement Action in relation to any Subordinated Liabilities without the prior Consent of the Majority Senior Creditors (if on or before the Senior Discharge Date), the relevant Senior Secured Notes Representative(s) (if on or before the Senior Secured Notes Discharge Date), the Pari Passu Debt Representative (if on or before the Pari Passu Debt Discharge Date), the Second Lien Notes Trustee (if on or before the Second Lien Notes Discharge Date), the Majority Second Lien Lenders (if on or before the Second Lien Loan Discharge Date), the High Yield Notes Trustee (if on or before the High Yield Notes Discharge Date) and the Majority High Yield Lenders (if on or before the High Yield Loan Discharge Date).

(b)
After the occurrence of an Insolvency Event, each Subordinated Creditor may (unless otherwise directed by the Security Agent or unless the Security Agent has taken or has given notice that it intends to take, action on behalf of that Subordinated Creditor in accordance with Clause 13.5 (Filing of claims)) exercise any right they may otherwise have against that Debtor or member of the Group:

(i)	accelerate any of that Debtor or member of the Group’s Subordinated Liabilities or declare them prematurely due and payable or payable on demand;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that Debtor or member of the Group in respect of any Subordinated Liabilities;

(iii)	exercise any right of set–off or take or receive any Payment or claim in respect of any Subordinated Liabilities of that Debtor or member of the Group; or

(iv)	claim and prove in the liquidation of that Debtor or member of the Group for the Subordinated Liabilities owing to it.

11.4	Turnover of Subordinated Liabilities
If at any time on or before the Final Discharge Date:

(a)
any Subordinated Creditor receives or recovers a payment or distribution of any kind whatsoever (including by way of set-off or combination of accounts) in respect or on account of any of the Subordinated Liabilities which is not permitted by Clause 11.2 (Permitted Payments: Subordinated Liabilities);

(b)	any Subordinated Creditor receives or recovers proceeds pursuant to any Enforcement Action; or

(c)
any Debtor or member of the Group makes any payment or distribution of any kind whatsoever in respect or on account of the purchase or other acquisition of any of the Subordinated Liabilities where the payment would not be permitted under Clause 11.2 (Permitted Payments: Subordinated Liabilities),

the recipient or beneficiary of that payment, distribution, set-off or combination will promptly pay all amounts and distributions received to the Security Agent for application under Clause 18.1 (Order of Application of Group Recoveries) (as applicable) after deducting the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving that payment or distribution and, pending that payment, will hold, to the extent permitted by applicable law, those amounts and distributions on trust for the Security Agent.
It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Clause 11.4 (Turnover of Subordinated Liabilities), such amounts and distributions shall be held by such Subordinated Creditor in a separate account and the relationship between the Security Agent and that Subordinated Creditor in respect of such amounts and distributions shall be construed as one of principal and agent.

11.5	No Reduction or Discharge
As between the Debtors and the Subordinated Creditors, the Subordinated Liabilities will be deemed not to have been reduced or discharged to the extent of any payment or distribution to the Security Agent under Clause 11.4 (Turnover of Subordinated Liabilities) and no Debtor shall be released from the liability to make any payment or distribution of any kind whatsoever (including of default interest, which shall continue to accrue) with respect to or on account of any Subordinated Liabilities by the operation of Clause 11.1 (Restriction on Payment: Subordinated Liabilities) even if its obligation to make that payment or distribution is restricted at any time by the terms of Clause 11.1 (Restriction on Payment: Subordinated Liabilities).

11.6	Indemnity
Immediately after the Final Discharge Date, the Debtors will (to the extent permitted by law) fully indemnify each Subordinated Creditor upon demand for the amount of any payment or distribution to the Security Agent under Clause 11.4 (Turnover of Subordinated Liabilities).

11.7	No Subrogation of Subordinated Creditors
Without the prior Consent of the Majority Senior Creditors (until after the Senior Discharge Date), the relevant Senior Secured Notes Representative(s) (if on or before the Senior Secured Notes Discharge Date), the relevant Pari Passu Debt Representative(s) (if on or before the Pari Passu Debt Discharge Date), the Second Lien Notes Trustee (if on or before the Second Lien Notes Discharge Date), the Majority Second Lien Lenders (if on or before the Second Lien Loan Discharge Date), the High Yield Notes Trustee (if on or before the High Yield Notes Discharge Date) and the Majority High Yield Lenders (if on or before the High Yield Loan Discharge Date), until after the Final Discharge Date, the Subordinated Creditors may not in any circumstances exercise any subrogation rights relating to the rights of the Senior Lenders in respect of the Senior Lender Liabilities, the Pari Passu Creditors in respect of the Pari Passu Debt Liabilities, the Senior Secured Notes Creditors in respect of the Senior Secured Notes Liabilities, the Second Lien Notes Creditors in respect of the Second Lien Notes Liabilities, the Second Lien Lenders in respect of the Second Lien Loan Liabilities, the High Yield Noteholders and High Yield Notes Trustee in respect of the High Yield Notes Liabilities, the High Yield Lenders in respect of the High Yield Loan Liabilities or any Security or guarantee arising under the Senior Finance Documents, the Pari Passu Debt Documents, the Senior Secured Notes Finance Documents, the Second Lien Finance Documents and/or the High Yield Finance Documents (as applicable).

11.8	Amendments to Subordinated Creditor Documents

(a)	Until after the Final Discharge Date, no Debtor nor any Subordinated Creditor will amend any term of any Subordinated Creditor Document in a manner or to an extent which would result in:

(i)	any Debtor being subject to obligations which would conflict with any provisions of this Agreement; or

(ii)
the ranking or subordination provided for in this Agreement being affected in any way that is materially adverse to the interests of the Senior Finance Parties, the Pari Passu Creditors, the Senior Secured

Notes Finance Parties, the Hedge Counterparties, the Second Lien Finance Parties and/or the High Yield Finance Parties,
in each case without the prior Consent of the Majority Senior Creditors (if on or before the Senior Discharge Date), (to the extent not permitted by the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding) the relevant Senior Secured Notes Representative(s) (if on or before the Senior Secured Notes Discharge Date), the relevant Pari Passu Debt Representative(s) (if on or before the Pari Passu Debt Discharge Date), the relevant Second Lien Notes Trustee (if on or before the Second Lien Notes Discharge Date), the Majority Second Lien Lenders (if on or before the Second Lien Loan Discharge Date), the Majority High Yield Lenders (if on or before the High Yield Loan Discharge Date) and the High Yield Notes Trustee (if on or before the High Yield Notes Discharge Date).

(b)	Paragraph (a) above does not apply to any amendment:

(i)	which is necessary to give effect or implement the actions of payments permitted under Clause 11.2 (Permitted Payments: Subordinated Liabilities);

(ii)	which is not materially prejudicial to the interests of any Secured Party as determined by the Security Agent; or

(iii)	which is minor, technical or administrative or corrects a manifest error.

11.9	Subordinated Creditor Representations
Each Subordinated Creditor represents and warrants to the Primary Creditors, the Security Agent and the Agents on the date it becomes a Party that:

(a)	it is a company duly organised or a partnership duly formed, in either case, validly existing under the laws of its jurisdiction of incorporation or establishment;

(b)	subject to the Legal Reservations, the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations; and

(c)	subject to the Legal Reservations, the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not violate:

(i)	in any material respect, any law or regulation or official judgment or decree applicable to it;

(ii)	in any material respect, its constitutional documents; or

(iii)
any material agreement or instrument to which it is a party or binding on any of its assets, where such violation would or is reasonably likely to have a material adverse effect on the ability of that Subordinated Creditor to perform its payment obligations thereunder.

11.10	Obligation to accede as a Subordinated Creditor
No Debtor or member of the Group may incur any Subordinated Liabilities unless the relevant creditor is an Effective Date Subordinated Creditor or has executed and delivered to the Security Agent a Creditor Accession Undertaking as a Subordinated Creditor, agreeing to be bound by all the terms of this Agreement as if it had originally been a Party as a Subordinated Creditor.

12.	INTRA-GROUP LENDERS AND INTRA-GROUP LIABILITIES

12.1	Restriction on Payment: Intra-Group Liabilities
Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no member of the Group will, make any Payments of the Intra-Group Liabilities at any time unless:

(a)	that Payment is permitted under Clause 12.2 (Permitted Payments: Intra-Group Liabilities); or

(b)	the taking or receipt of that Payment is permitted under paragraph (c) of Clause 12.7 (Permitted Enforcement: Intra-Group Lenders).

12.2	Permitted Payments: Intra-Group Liabilities

(a)	Subject to paragraph (b) below, the Debtors may make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time.

(b)	Payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) above if, at the time of the Payment, an Acceleration Event has occurred unless:

(i)	prior to the Senior Secured Discharge Date, the Majority Senior Creditors, the Pari Passu Debt Representative(s) and the Senior Secured Notes Representative(s) Consent to that Payment being made;

(ii)	prior to the Second Lien Loan Discharge Date, the Majority Second Lien Lenders Consent to that Payment being made;

(iii)	prior to the Second Lien Notes Discharge Date, the Second Lien Notes Trustee Consents to that Payment being made;

(iv)	prior to the High Yield Discharge Date, the High Yield Notes Trustee Consents to that Payment being made; or

(v)
that Payment is made to facilitate Payment of the Senior Secured Liabilities, the Second Lien Liabilities, the Senior Agent Liabilities, the Second Lien Agent Liabilities, the High Yield Agent Liabilities, the Unsecured Agent Liabilities, the High Yield Liabilities, the Pari Passu Debt Representative Amounts, the Senior Secured Notes Trustee Amounts, the Second Lien Notes Trustee Amounts, the High Yield Notes Trustee Amounts or the Unsecured Notes Trustee Amounts.

12.3	Payment obligations continue
No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 12.1 (Restriction on Payment: Intra-Group Liabilities) and 12.2 (Permitted Payments: Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

12.4	Acquisition of Intra-Group Liabilities

(a)	Subject to paragraph (b) below, each Debtor may, and may permit any member of the Group to:

(i)	enter into any Liabilities Acquisition; or

(ii)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition, in respect of any Intra-Group Liabilities at any time.

(b)	Subject to paragraph (c) below, no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities if:

(i)
that action would result in a breach of (A) (prior to the Senior Discharge Date) the Senior Facilities Agreement, (B) (prior to the Senior Secured Notes Discharge Date) the Senior Secured Notes Indenture(s), (C) (prior to the Pari Passu Debt Discharge Date) the Pari Passu Debt Document(s), (D) (prior to the Second Lien Loan Discharge Date) the Second Lien Loan Finance Documents, (E) (prior to the Second Lien Notes Discharge Date) the Second Lien Notes Finance Documents, or (F) (prior to the High Yield Discharge Date) the High Yield Finance Documents; or

(ii)	at the time of that action, an Acceleration Event has occurred.

(c)	The restrictions in paragraph (b) above shall not apply if:

(i)	prior to the later of the Senior Secured Discharge Date and the Second Lien Discharge Date, the applicable Instructing Group Consents to that action; or

(ii)
that action is taken to facilitate Payment of the Senior Secured Liabilities, the Second Lien Liabilities, the Senior Agent Liabilities, the Second Lien Agent Liabilities, the High Yield Agent Liabilities, the Unsecured Agent Liabilities, the High Yield Liabilities, the Pari Passu Debt Representative Amounts, the Senior Secured Notes Trustee Amounts, the Second Lien Notes Trustee Amounts, the High Yield Notes Trustee Amounts or the Unsecured Notes Trustee Amounts.

12.5	Security: Intra-Group Lenders
Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless:

(a)	that Security, guarantee, indemnity or other assurance against loss is permitted under the terms of the Secured Debt Documents; or

(b)	prior to:

(i)	the Senior Secured Discharge Date:

(A)	the prior Consent of the Majority Senior Creditors;

(B)	to the extent not permitted by a Senior Secured Notes Indenture, the prior Consent of the Senior Secured Notes Representative(s); and

(C)	to the extent not permitted by the Pari Passu Debt Documents, the prior Consent of the Pari Passu Debt Representative(s);

(ii)	the Second Lien Notes Discharge Date:

(A)	to the extent not permitted by a Second Lien Notes Indenture, the prior Consent of the Second Lien Notes Trustee; and

(B)	to the extent not permitted by a Second Lien Loan Finance Document, the prior Consent of the Majority Second Lien Lenders; and

(iii)	the High Yield Notes Discharge Date:

(A)	to the extent not permitted by the High Yield Notes Finance Documents, the prior Consent of the High Yield Notes Trustee; and

(B)	to the extent not permitted by the High Yield Loan Finance Documents, the prior Consent of the Majority High Yield Lenders, is obtained.

12.6	Restriction on enforcement: Intra-Group Lenders
Subject to Clause 12.7 (Permitted Enforcement: Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date.

12.7	Permitted Enforcement: Intra-Group Lenders
After the occurrence of an Insolvency Event, each Intra-Group Lender may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Clause 13.5 (Filing of claims) or under the Transaction Security Documents creating Security over the relevant Intra-Group Liabilities), exercise any right it may otherwise have against that member of the Group to:

(a)	accelerate any of that member of the Group’s Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Intra-Group Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities of that member of the Group; or

(d)	claim and prove in the liquidation of that member of the Group for the Intra-Group Liabilities owing to it.

12.8	Representations: Intra-Group Lenders
Each Intra-Group Lender which is not a Debtor represents and warrants to the Primary Creditors, the Security Agent and the Agents on the date it becomes a Party that:

(a)	it is a company duly organised or a partnership duly formed, in either case, validly existing under the laws of its jurisdiction of incorporation or establishment;

(b)	subject to the Legal Reservations, the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations; and

(c)	subject to the Legal Reservations, the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not violate:

(i)	in any material respect, any law or regulation or official judgment or decree applicable to it;

(ii)	in any material respect, its constitutional documents; or

(iii)
any material agreement or instrument to which it is a party or binding on any of its assets, where such violation would or is reasonably likely to have a material adverse effect on the ability of that Intra-Group Lender to perform its payment obligations thereunder.

13.	EFFECT OF INSOLVENCY EVENT

13.1	SFA Cash Cover
This Clause 13 (Effect of Insolvency Event) is subject to Clause 18.3 (Treatment of SFA Cash Cover and Senior Lender Cash Collateral) and, in the case of Notes Trustee Amounts, to paragraphs (a) and (c) of Clause 30.2 (Liability).

13.2	Payment of distributions

(a)
After the occurrence of an Insolvency Event, any Party entitled to receive a distribution out of the assets of that Debtor, Security Grantor or member of the Group in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Debtor, Security Grantor or member of the Group to pay that distribution to the Security Agent until the Liabilities owing to the Secured Parties have been paid in full.

(b)	The Security Agent shall apply distributions paid to it under paragraph (a) above in accordance with Clause 18 (Application of Proceeds).

13.3	Set-Off

(a)
Subject to paragraph (b) below, to the extent that any Debtor’s, Security Grantor’s or member of the Group’s Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event, any Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Security Agent for application in accordance with Clause 18 (Application of Proceeds).

(b)	Paragraph (a) above shall not apply to:

(i)	any such discharge of the Multi-account Overdraft Liabilities to the extent that the relevant discharge represents a reduction from a Permitted Gross

Amount of a Multi-account Overdraft Facility to or towards its Designated Net Amount;

(ii)	any Close-Out Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(iii)	any Payment Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(iv)	any Inter-Hedging Agreement Netting by a Hedge Counterparty; and

(v)	any Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender.

13.4	Non-cash distributions
If the Security Agent or any other Secured Party receives a distribution in a form other than in cash in respect of any of the Liabilities (other than as contemplated in paragraph (e)(ii)(A) of Clause 17.2 (Distressed Disposals)), the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

13.5	Filing of claims
Without prejudice to any Ancillary Facility Lender’s right of netting or set-off relating to a Multi-account Overdraft Facility (to the extent that the netting or set-off represents a reduction from a Permitted Gross Amount of that Multi-account Overdraft Facility to or towards its Designated Net Amount), after the occurrence of an Insolvency Event, each Creditor irrevocably authorises the Security Agent (acting in accordance with Clause 13.7 (Security Agent instructions)), on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against that Debtor, Security Grantor or member of the Group;

(b)	demand, sue, prove and give receipt for any or all of that Debtor’s, Security Grantor’s or member of the Group’s Liabilities;

(c)	collect and receive all distributions on, or on account of, any or all of that Debtor’s, Security Grantor’s or member of the Group’s Liabilities; and

(d)	file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover that Debtor’s, Security Grantor’s or member of the Group’s Liabilities.

13.6	Creditors’ actions

Each Creditor will:

(a)
do all things that the Security Agent (acting in accordance with Clause 13.7 (Security Agent instructions)) reasonably requests in order to give effect to this Clause 13 (Effect of Insolvency Event); and

(b)
if the Security Agent is not entitled to take any of the actions contemplated by this Clause 13 (Effect of Insolvency Event) or if the Security Agent (acting in accordance with Clause 13.7 (Security Agent instructions)) requests that a Creditor take that action, undertake that action itself in accordance with the instructions of the Security Agent (acting in accordance with Clause 13.7 (Security Agent instructions)) or grant a power of attorney to the Security Agent (on such terms as the Security Agent (acting in accordance with Clause 13.7 (Security Agent instructions)) may reasonably require, although no Notes Trustee shall be under any obligation to grant such powers of attorney) to enable the Security Agent to take such action.

13.7	Security Agent instructions
For the purposes of Clause 13.5 (Filing of claims) and Clause 13.6 (Creditors’ actions) the Security Agent shall act:

(a)
(except in relation to the High Yield Liabilities of a HY Issuer or HY Borrower that is not a member of the Group) on the instructions of the group of Primary Creditors entitled, at that time, to give instructions under Clause 16.2 (Enforcement instructions) or Clause 16.3 (Manner of enforcement); or

(b)	in the absence of any such instructions, as the Security Agent sees fit (which may include taking no actions).

13.8	US Insolvency Proceedings: “subordination agreement”[6]
If any Debtor commences a US Insolvency Proceeding, then this Agreement, which the Parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the US Bankruptcy Code, shall be effective during the US Insolvency Proceeding of any such Debtor.

13.9	US Insolvency Proceedings: Reorganisation securities
If, in any US Insolvency Proceeding of any Debtor, debt obligations of the reorganised Debtor secured by liens upon any property of the reorganised Debtor are distributed, pursuant to a plan of reorganisation or similar dispositive restructuring plan, on account of the Second Lien Liabilities, then the provisions of this Agreement will survive the
_______________
6 Clauses 13.8 to 13.14 are subject to review by local counsel.

distribution of such debt obligations pursuant to such plan and will apply with like effect to the liens securing such debt obligations.

13.10	US Insolvency Proceedings: recoveries and turnover

(a)
If any Primary Creditor is required in a US Insolvency Proceeding of any US Group Member or otherwise to disgorge, turn over or otherwise pay the bankruptcy trustee or the bankruptcy estate in any such US Insolvency Proceedings, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise then the Liabilities owed to such Primary Creditor shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Discharge Date or the Second Lien Discharge Date (as the case may be), if it shall otherwise have occurred, shall be deemed not to have occurred.

(b)
If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parties hereto.

(c)
The Creditors and Debtors agree that none of them shall be entitled to benefit in any manner that is inconsistent with this Agreement from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

13.11	US Insolvency Proceedings: rights as to Transaction Security and proceeds
The relative rights as to the Transaction Security and proceeds thereof shall continue after the commencement of any US Insolvency Proceeding on the same basis as prior to the date of such commencement, provided that:

(a)	if, in a US Insolvency Proceeding of any US Group Member, the Senior Lenders (or a subset thereof) instruct the Security Agent to consent to:

(i)
any debtor-in-possession financing under section 364 of the US Bankruptcy Code that is secured by liens (the “DIP Financing Liens”) senior to or pari passu with the liens securing the Senior Lender Liabilities and the Hedging Liabilities (a “Bankruptcy Financing”); or

(ii)	the use of cash collateral under section 363 of the US Bankruptcy Code (“Section 363 Cash Collateral”),
then each Second Lien Finance Party:

(A)
will not object to, oppose or seek to challenge (or support or instruct the Security Agent or any other person in objecting to, opposing or seeking to challenge) such Bankruptcy Financing (provided it is a Qualifying Financing), the use of Section 363 Cash Collateral or any adequate protection granted to the Senior Creditors hereunder; and

(B)	shall not object to subordination of:

(1)	any liens securing the Second Lien Liabilities to such DIP Financing Liens; or

(2)
any replacement liens provided to such Second Lien Finance Parties as adequate protection to any replacement liens provided as adequate protection to the Senior Creditors on the same terms as the liens securing the Second Lien Liabilities are subordinated to the liens securing the Senior Lender Liabilities and the Hedging Liabilities; and

(b)	a Bankruptcy Financing shall be a “Qualifying Financing” only if:

(i)
the priorities in the Transaction Security (including proceeds thereof arising after the commencement of the applicable US Insolvency Proceeding) of the Security securing the Senior Liabilities and the Security securing the Second Lien Liabilities will be the same relative to one another as existed immediately prior to the commencement of the applicable US Insolvency Proceeding;

(ii)
such Bankruptcy Financing does not compel any Debtor to seek confirmation of a specific plan of reorganisation for which material terms are set forth in the documentation relating to such Bankruptcy Financing (other than specifying that the Bankruptcy Financing must be paid in full at consummation of such plan of reorganisation);

(iii)
such Bankruptcy Financing does not expressly require the sale, liquidation or disposition of all or any substantial part of the Transaction Security prior to a default under such Bankruptcy Financing (other than a sale pursuant to Section 363 of the Bankruptcy Code that meets the criteria set out in paragraph (c) of Clause 17.2 (Distressed Disposals)); and

(iv)
that to the extent that the Senior Liabilities are provided adequate protection in the form of replacement collateral, the Second Lien Liabilities shall, subject to the Agreed Security Principles, be provided the same replacement collateral on a junior basis to the Senior Liabilities; provided, that if the Second Lien Finance Parties are granted adequate protection in the form of claims under Section 507(b) of the Bankruptcy Code, such claims shall be subordinate in right of payment to any claim of the Senior Creditors (and to the claims of any lenders providing any Qualifying Financing), and the Second Lien Finance Parties hereby waive their rights under Section 1129(a)(9) of the Bankruptcy Code and agree that such claims may receive any treatment under a plan of reorganization which may be afforded the Second Lien Liabilities.

13.12	US Insolvency Proceedings: Common Transaction Security

(a)
Notwithstanding anything to the contrary contained in the Security Documents, it is the intent of the Parties that, solely for the purposes of the classification and allowance of claims in US Insolvency Proceedings, the liens granted pursuant to the Security Documents constitute two separate and distinct grants of liens on the Common Transaction Security, with the liens securing the Second Lien Liabilities being subordinate and junior to the liens securing the Senior Secured Liabilities on the terms set out in this Agreement.

(b)
The Parties hereto hereby further acknowledge and agree that because of, among other things, their differing rights in the Common Transaction Security, the Senior Secured Liabilities are fundamentally different from the Second Lien Liabilities and must be separately classified in any Chapter 11 plan proposed or adopted in a US Insolvency Proceeding of any Debtor.

(c)
To give effect to the intent of the Parties as provided in this Clause 13.12, if it is held that the claims of the Senior Secured Creditors and Second Lien Creditors in respect of the Common Transaction Security constitute only one class of secured claims (rather than separate classes of senior and second lien secured claims), then the Second Lien Creditors hereby acknowledge and agree in connection with any US Insolvency Proceedings:

(i)	that all distributions shall be made as if there were separate classes of senior and junior secured claims against members of the Group in respect of the Common Transaction Security;

(ii)
that to the extent that the aggregate value of the Common Transaction Security is sufficient (for this purpose ignoring all claims held by the Second Lien Creditors), the Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Lien Creditors;

(iii)
to turn over to the Security Agent amounts otherwise received or receivable by them to the extent necessary to give effect to the intent of this Clause 13.12, even if such turnover has the effect of reducing recovery of the Second Lien Creditors; and

(iv)	until turned over to the Senior Secured Creditors, such amounts will be held in trust for the Senior Secured Creditors.

13.13	US Insolvency Proceedings: rights of Second Lien Finance Parties and Senior Creditors
In connection with any US Insolvency Proceeding:

(a)
each of the Senior Secured Creditors and the Second Lien Creditors, notwithstanding anything to the contrary contained herein, shall retain all rights to vote to accept or reject any plan of reorganisation, composition, arrangement or liquidation, and, for the avoidance of doubt, nothing in this Agreement shall limit the ability of the Senior Secured Creditors or the Second Lien Creditors to make a proposal to the Group to provide debtor-in-possession financing (including any Bankruptcy Financing) in any US Insolvency Proceeding;

(b)
the Second Lien Creditors may, in accordance with applicable law, exercise any rights and remedies against any member of the Group which are available to unsecured creditors in US Insolvency Proceedings which have commenced in respect of that member of the Group solely to the extent that such exercise of rights and remedies is not in contravention of and does not have the effect of contravening the provisions and relevant priorities set forth in this Agreement; and

(c)
in the event that any Second Lien Creditor becomes a judgment lien creditor in respect of Charged Property, such judgment lien shall be subordinated to the Security securing the Senior Secured Liabilities on the same basis as the other Security securing the Second Lien Liabilities are so subordinated to such Security securing the Senior Secured Liabilities under this Agreement provided that any proceeds of any such lien shall be applied in the same way as any amounts received or recovered by the Secured Parties are required to be applied under the terms of this Agreement.

13.14	US Insolvency Proceedings: disposal of Transaction Security
Notwithstanding anything to the contrary contained herein, the Second Lien Creditors will not contest, protest, or object, and will be deemed to have consented pursuant to Section 363(f) of the US Bankruptcy Code, to a disposal of Transaction Security, or the process or procedures for obtaining bids for and effecting a disposal of Transaction Security (including the right of the Senior Secured Creditors to credit bid and the retention by the Obligors of professionals in connection with any potential disposal), or any motion or order in connection with any such disposal, process or procedures, under Section 363 of the US Bankruptcy Code (or any other provision of the US Bankruptcy Code or applicable US Bankruptcy Law), if the relevant Agent or Security Agent acting on behalf of the Senior Secured Creditors consents to such disposal, such process or procedures or such motion or order; provided that (a) either (i) pursuant to court order, the Security of the Second Lien Creditors attach to the net proceeds of the disposal with the same priority and validity as the Security held by the Second Lien Creditors on such Transaction Security, and the Security remains subject to the terms of this Agreement, or (ii) the net proceeds of a disposal of Transaction Security received by the Security Agent on behalf of the Senior Secured Creditors in excess of those necessary to achieve the full and final discharge of Senior Secured Liabilities are distributed in accordance with the UCC and applicable law, and (b) the net cash proceeds of any disposition under Section 363(b) of the Bankruptcy Code are permanently applied to the Bankruptcy Financing or to the Senior Secured Liabilities or are set aside for a wind-down, liquidation or similar fund. Nothing in this Agreement shall preclude the Second Lien Creditors from credit bidding all or any portion of the Second Lien Liabilities provided that any such bid contemplates the payment in full in cash of all Senior Secured Liabilities at closing of any such bid. Notwithstanding the foregoing, a Second Lien Agent, on behalf of itself and the other Second Lien Creditors it represents, may raise any objections to any such disposal that could be raised by any creditor of the Obligors whose claims were not secured by any Security on such Transaction Security, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Second Lien Agent or the Second Lien Creditors as secured creditors (without limiting the foregoing, the Second Lien Creditors may not raise any objections based on rights afforded by Sections 363(e) and (f) of the US Bankruptcy Code to secured creditors (or by any comparable provision of any US Bankruptcy Law)) with respect to the Security granted to the Second Lien Creditors.

13.15	Limitation by Applicable Laws

(a)	Each of the provisions of this Clause 13 (Effect of Insolvency Event) shall apply only to the extent permitted by applicable laws.

(b)	Nothing in this Clause 13 (Effect of Insolvency Event):

(i)
entitles any Party to exercise or require any other Party to exercise such power or voting or representation to waive, reduce, discharge, extend the due date for payment or reschedule any of the Senior Secured Creditor Liabilities or the Hedging Liabilities or the Second Lien Liabilities; or

(ii)
shall be deemed to require any Senior Secured Creditors, Second Lien Creditors, High Yield Creditors or Unsecured Creditors to hold a meeting of the relevant Creditors or pass any resolution at such meeting or give any consent pursuant to the terms of the relevant Secured Debt Documents, High Yield Finance Documents or Unsecured Creditors.

14.	TURNOVER OF RECEIPTS

14.1	SFA Cash Cover
This Clause 14 (Turnover of Receipts) is subject to Clause 18.3 (Treatment of SFA Cash Cover and Senior Lender Cash Collateral) and, in the case of Notes Trustee Amounts, to paragraphs (a) and (c) of Clause 30.2 (Liability).

14.2	Turnover by the Creditors
Subject to Clause 14.3 (Exclusions), Clause 14.4 (Permitted assurance and receipts) and Clause 20.1 (Senior Secured Creditor Liabilities Refinancing) and, in the case of Notes Trustee Amounts, to paragraphs (a) and (c) of Clause 30.2 (Liability), if at any time prior to the Final Discharge Date, any Creditor receives or recovers from any Debtor or any member of the Group:

(a)	any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is not either:

(i)	a Permitted Payment; or

(ii)	made in accordance with Clause 18 (Application of Proceeds);

(b)	other than where Clause 13.3 (Set-Off) applies, any amount by way of set-off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(c)	notwithstanding paragraphs (a) and (b) above, and other than where Clause 13.3 (Set-Off) applies, any amount:

(i)	on account of, or in relation to, any of the Liabilities:

(A)	after the occurrence of a Distress Event; or

(B)	as a result of any other litigation or proceedings against a Debtor, Security Grantor or a member of the Group (other than after the occurrence of an Insolvency Event); or

(ii)	by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event, other than, in each case, any amount received or recovered in accordance with Clause 18 (Application of Proceeds);

(d)	the proceeds of any enforcement of any Transaction Security except in accordance with Clause 18 (Application of Proceeds); or

(e)
other than where Clause 13.3 (Set-Off) or Clause 20.1 (Senior Secured Creditor Liabilities Refinancing) applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any Debtor, Security Grantor or member of the Group which is not in accordance with Clause 18 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event, that Creditor will:

(i)	in relation to receipts and recoveries not received or recovered by way of set-off:

(A)
hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(B)
promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)
in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Security Agent for application in accordance with the terms of this Agreement.

It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Clause, such receipts and recoveries shall be held by such Creditor in a separate account and the relationship between the Security Agent and that Creditor in respect of such receipt and recoveries shall be construed as one of principal and agent.

14.3	Exclusions
Clause 14.2 (Turnover by the Creditors) shall not apply to any receipt or recovery:

(a)	by way of:

(i)	Close-Out Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(ii)	Payment Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(iii)	Inter-Hedging Agreement Netting by a Hedge Counterparty; or

(iv)	Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender;

(b)
by an Ancillary Facility Lender by way of that Ancillary Facility Lender’s right of netting or set-off relating to a Multi-account Overdraft Facility (to the extent that that netting or set-off represents a reduction from a Permitted Gross Amount of that Multi-account Overdraft Facility to or towards its Designated Net Amount);

(c)	any refinancing subject to Clause 2.4 (Additional and/or Refinancing Debt) or Clause 20 (Refinancing of Primary Creditor Liabilities); or

(d)	made in accordance with Clause 19 (Equalisation).

14.4	Permitted assurance and receipts
Nothing in this Agreement shall restrict the ability of any Primary Creditor to:

(a)
arrange with any person which is not a Debtor, a Security Grantor or a member of the Group or a Holding Company of any Debtor, Security Grantor or member of the Group any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor or a Security Grantor (including assurance by way of credit based derivative or participation); or

(b)	make any assignment or transfer permitted by Clause 23 (Changes to the Parties), which:

(i)	is permitted by the Senior Facilities Agreement, any Second Lien Facilities Agreement, any High Yield Finance Documents and any Unsecured Finance Documents; and

(ii)
is not in breach of Clause 4.5 (No acquisition of Hedging Liabilities) or any provision of (if prior to the Senior Secured Discharge Date in respect of the Senior Secured Notes) the Senior Secured Notes Indenture(s) pursuant to which any Senior Secured Notes remain outstanding, (if prior to the Pari Passu Debt Discharge Date in respect of any Pari Passu Debt) the Pari Passu Debt Document(s) pursuant to which such Pari Passu Debt remains outstanding, (if prior to the Second Lien Notes Discharge Date in respect of the Second Lien Notes) the Second Lien Notes Indenture(s) pursuant to which any Second Lien Notes remain outstanding, (if prior to the High Yield Discharge Date) the High Yield Finance Documents and (if prior to the Unsecured Discharge Date) the Unsecured Finance Documents,

and that Primary Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

14.5	Sums received by Debtors or Security Grantors
If any of the Debtors or Security Grantors receives or recovers any sum which, under the terms of any of the Debt Documents, should have been paid to the Security Agent, that Debtor or Security Grantors will:

(a)
hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(b)
promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Clause, such receipts and recoveries shall be held by such Debtor or Security Grantor in a separate account and the relationship between the Security Agent and that Debtor or Security Grantor (as applicable) in respect of such receipt and recoveries shall be construed as one of principal and agent.

14.6	Saving provision
If, for any reason, any of the trusts expressed to be created in this Clause 14 (Turnover of Receipts) should fail or be unenforceable, the affected Creditor, Debtor or Security Grantors will promptly pay an amount equal to that receipt or recovery to the Security

Agent to the extent permitted by applicable law to be held on trust by the Security Agent for application in accordance with the terms of this Agreement.

15.	REDISTRIBUTION

15.1	Recovering Creditor’s rights

(a)
Any amount paid by a Creditor (a “Recovering Creditor”) to the Security Agent under Clause 13 (Effect of Insolvency Event) or Clause 14 (Turnover of Receipts) shall be treated as having been paid by the relevant Debtor or Security Grantor and distributed to the Security Agent, Agents, Arrangers and Primary Creditors (each a “Sharing Creditor”) in accordance with the terms of this Agreement.

(b)
On a distribution by the Security Agent under paragraph (a) above of a Payment received by a Recovering Creditor from a Debtor or Security Grantor, as between the relevant Debtor or Security Grantor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Security Agent (as the case may be) (the “Shared Amount”) will be treated as not having been paid by that Debtor or Security Grantor.

15.2	Reversal of redistribution

(a)
If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to a Debtor or Security Grantor and is repaid by that Recovering Creditor to that Debtor or Security Grantor, then:

(i)
each Sharing Creditor shall (subject, in the case of Notes Trustee Amounts, to paragraphs (a) and (c) of Clause 30.2 (Liability)), upon request of the Security Agent, pay to the Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii)
as between the relevant Debtor or Security Grantor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Debtor or Security Grantor.

(b)
The Security Agent shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor.

15.3	Deferral of Subrogation

No Creditor, Debtor or Security Grantor will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Debtor or Security Grantor, owing to each Creditor) have been irrevocably paid in full.

16.	ENFORCEMENT OF TRANSACTION SECURITY

16.1	SFA Cash Cover
This Clause 16 (Enforcement of Transaction Security) is subject to Clause 18.3 (Treatment of SFA Cash Cover and Senior Lender Cash Collateral).

16.2	Enforcement instructions

(a)	The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by:

(i)	the Instructing Group; or

(ii)	if required under paragraph (c) below, the Majority Second Lien Creditors.

(b)	Subject to the Transaction Security having become enforceable in accordance with its terms:

(i)	the Instructing Group; or

(ii)
to the extent permitted to enforce or to require the enforcement of the Transaction Security prior to the Senior Discharge Date under Clause 8.12 (Permitted Enforcement: Second Lien Creditors), the Majority Second Lien Creditors,

may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)	Prior to the Senior Secured Discharge Date:

(i)	if the Instructing Group has instructed the Security Agent not to enforce or to cease enforcing the Transaction Security; or

(ii)	in the absence of instructions from the Instructing Group,

and, in each case, the Instructing Group has not required any Debtor or Security Grantor to make a Distressed Disposal, the Security Agent shall give effect to any instructions to enforce the Transaction Security which the Majority Second Lien Creditors are then entitled to give to the Security Agent under Clause 8.12 (Permitted Enforcement: Second Lien Creditors).

(d)
Notwithstanding the preceding paragraph (c) if at any time the Majority Second Lien Creditors are then entitled to give the Security Agent instructions to enforce the Transaction Security pursuant to the preceding paragraph (c) and the Majority Second Lien Creditors either give such instructions or indicate any intention to give such instructions, then either the Senior Agent or the Senior Secured Notes Representative(s) may give instructions to the Security Agent to enforce the Transaction Security as such Senior Agent or the Senior Secured Notes Representative(s) sees fit in lieu of any instructions to enforce given by the Majority Second Lien Creditors under Clause 8.12 (Permitted Enforcement: Second Lien Creditors) and the Security Agent shall act on the first such instructions received from the Senior Agent or the Senior Secured Notes Representative(s).

(e)	The Security Agent is entitled to rely on and comply with instructions given, or deemed to be given, in accordance with this Clause 16.2 (Enforcement instructions).

(f)
No Secured Party shall have any independent power to enforce, or to have recourse to, any Transaction Security or to exercise any rights or powers arising under the Transaction Security Documents except through the Security Agent.

16.3	Manner of enforcement
If the Transaction Security is being enforced pursuant to Clause 16.2 (Enforcement instructions), the Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator of any Debtor or Security Grantor to be appointed by the Security Agent) as:

(a)	the relevant Instructing Group shall instruct; or

(b)	prior to the Senior Secured Discharge Date, if:

(i)
the Security Agent has, pursuant to paragraphs (a) and (c) of Clause 16.2 (Enforcement instructions), received instructions given by the Majority Second Lien Creditors to enforce the Transaction Security; and

(ii)	the Instructing Group has not given instructions as to the manner of enforcement of the Transaction Security,

the Majority Second Lien Creditors shall instruct or, in the absence of any such instructions, as the Security Agent sees fit (which may include taking no action).

16.4	Exercise of voting rights

(a)
Each Intra-Group Lender agrees (to the fullest extent permitted by law at the relevant time) with the Security Agent that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to any Debtor or member of the Group or any Security Grantor as instructed by the Security Agent.

(b)	The Security Agent shall give instructions for the purposes of paragraph (a) above as directed by an Instructing Group.

16.5	Waiver of rights
To the extent permitted under applicable law and subject to Clause 16.2 (Enforcement instructions), Clause 16.3 (Manner of enforcement), Clause 18 (Application of Proceeds) and paragraph (c) of Clause 17.2 (Distressed Disposals), each of the Secured Parties, the Debtors and Security Grantors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other Security, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

16.6	Duties owed
Each of the Secured Parties, Security Grantors and the Debtors acknowledges that, in the event that the Security Agent enforces or is instructed to enforce the Transaction Security prior to the Senior Secured Discharge Date, the duties of the Security Agent and of any Receiver or Delegate owed to any Second Lien Finance Party or High Yield Creditor in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Transaction Security shall, subject to paragraph (c) of Clause 17.2 (Distressed Disposals), be no different to or greater than the duty that is owed by the Security Agent, the Receiver or Delegate to the Debtors and Security Grantors under general law.

16.7	Security held by other Creditors
If any Transaction Security is held by a Creditor other than the Security Agent, then Creditors may only enforce that Transaction Security in accordance with instructions given by an Instructing Group in accordance with this Clause 16.7 (and for this purpose references to the Security Agent shall be construed as references to that Creditor).

16.8	Consultation Period

(a)
Subject to paragraph (b) below, before giving any instructions to the Security Agent to (i) enforce the Transaction Security or (ii) take any other Enforcement Action, the Agent(s) of the Creditors represented in the Instructing Group concerned shall consult with each other Agent and the Security Agent in good faith about the instructions to be given by the Instructing Group for a period of up to 10 days (or such shorter period as each other Agent and the Security Agent shall agree) (the “Consultation Period”), and only following the expiry of a Consultation Period, the Instructing Group shall be entitled to give any instructions to the Security Agent to (A) enforce the Transaction Security or (B) take any other Enforcement Action.

(b)
No Agent shall be obliged to consult in accordance with paragraph (a) above and the Instructing Group shall be entitled to give any instructions to the Security Agent to enforce the Transaction Security or take any other Enforcement Action prior to the end of a Consultation Period if:

(i)	the Transaction Security has become enforceable as a result of an Insolvency Event; or

(ii)
the Instructing Group or any Agent of the Creditors represented in the Instructing Group determines in good faith (and notifies each Agent and the Security Agent) that to enter into such consultations and thereby delay the commencement of enforcement of the Transaction Security could reasonably be expected to have a material adverse effect on:

(A)	the Security Agent’s ability to enforce any of the Transaction Security; or

(B)	the realisation proceeds of any enforcement of the Transaction Security.

17.	PROCEEDS OF DISPOSALS

17.1	Non-Distressed Disposals

(a)	In this Clause 17.1 (Non-Distressed Disposals):
“Disposal Proceeds” means the proceeds of a Non-Distressed Disposal (as defined in paragraph (b) below).

(b)	If:

(i)	in respect of a disposal of:

(A)	an asset by a Debtor; or

(B)	an asset which is subject to the Transaction Security,
made by a Debtor, a Security Grantor or a member of the Group to a person or persons outside the Group;

(ii)
a Debtor is resigning as a Borrower or Guarantor under (and as defined in) the Senior Facilities Agreement in accordance with the provisions of the Senior Facilities Agreement and the equivalent provisions (if any) of the other Debt Documents; or

(iii)
in respect of any transaction or election by the Company (x) an asset will cease to be held by or owned by a member of the Group or (y) an asset will no longer be required to be subject to the Transaction Security in accordance with the terms of the Debt Documents, where:

(A)
(prior to the Senior Lender Discharge Date) the Company confirms in writing to the Security Agent that that disposal, resignation, transaction or election is permitted under the Senior Finance Documents or the Senior Agent authorises the release in accordance with the terms of the Senior Finance Documents;

(B)
(prior to the Senior Secured Notes Discharge Date) the Company confirms in writing to the Security Agent that that disposal, resignation, transaction or election is permitted under the Senior Secured Notes Finance Documents or the relevant Senior Secured Notes Representative(s) authorises the release in accordance with the terms of the Senior Secured Notes Finance Documents;

(C)
(prior to the Pari Passu Debt Discharge Date) the Company confirms in writing to the Security Agent that that disposal, resignation, transaction or election is permitted under the Pari Passu Debt Documents or the relevant Pari Passu Debt Representative authorises the release in accordance with the terms of the Pari Passu Debt Documents;

(D)
(prior to the Second Lien Discharge Date) the Company confirms in writing to the Security Agent that that disposal, resignation, transaction or election is permitted under the Second Lien Finance Documents or the relevant Second Lien Representative(s)

authorises the release in accordance with the terms of the Second Lien Finance Documents;

(E)
(prior to the High Yield Discharge Date) the Company confirms in writing to the Security Agent that that disposal, resignation, transaction or election is permitted under the High Yield Finance Documents or the relevant High Yield Representative(s) authorises the release in accordance with the terms of the High Yield Finance Documents;

(F)
(prior to the Unsecured Discharge Date) the Company confirms in writing to the Security Agent that that disposal, resignation, transaction or election is permitted under the Unsecured Finance Documents or the relevant Unsecured Representative(s) authorises the release in accordance with the terms of the Unsecured Finance Documents; and

(G)	(in the case of a disposal, resignation, transaction or election) that disposal, resignation, transaction or election is not a Distressed Disposal,
(a “Non-Distressed Disposal,” which phrase shall include any resignation referred to above), the Security Agent (and any applicable Agent or Creditor) is irrevocably authorised and instructed to and hereby agrees, as soon as reasonably practicable (acting in good faith) following receipt of a written notice from the Company, a Debtor or a Security Grantor (at the reasonable cost of the relevant Debtor or the Company and without any Consent, sanction, authority or further confirmation from any Creditor or Debtor) but subject to paragraph (c) below:

(1)	to release the Transaction Security and any other claim (relating to a Debt Document) over that asset (or the assets of and shares in the resigning Borrower or Guarantor);

(2)
where that asset consists of shares in the capital of a Debtor, to release the Transaction Security and any other claim, including without limitation any Guarantee Liabilities or Other Liabilities (relating to a Debt Document) over that Debtor or its assets and (if any) the Subsidiaries of that Debtor and their respective assets; and

(3)	to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraphs

(1) and (2) above and issue any certificates of non-crystallisation of any floating charge or any Consent to dealing that may be reasonably requested by the Company.

(c)
If that Non-Distressed Disposal is not made, each release of Transaction Security or any claim described in paragraph (b) above shall have no effect and the Transaction Security or claim subject to that release shall continue in such force and effect as if that release had not been effected.

(d)
If any Disposal Proceeds are required to be applied in mandatory prepayment of the Senior Lender Liabilities, the Senior Secured Notes Liabilities, the Pari Passu Debt Liabilities, the Second Lien Liabilities, the High Yield Liabilities or the Unsecured Liabilities (as applicable) then the Disposal Proceeds shall be applied in or towards Payment of:

(i)
first, (to the extent applicable) pro-rata between the Senior Lender Liabilities, the Senior Secured Notes Liabilities and the Pari Passu Debt Liabilities, in accordance with the terms of the Senior Facilities Agreement, the Senior Secured Notes Indenture(s) and the applicable Pari Passu Debt Document, to the extent permitted by the Senior Facilities Agreement, the Senior Secured Notes Indenture(s) and the applicable Pari Passu Debt Documents (without any obligation to apply those amounts towards the Second Lien Liabilities, the High Yield Liabilities or the Unsecured Liabilities);

(ii)
second, the Second Lien Liabilities in accordance with the terms of the Second Lien Finance Documents (without any obligation to pay those amounts towards the High Yield Liabilities or the Unsecured Liabilities); and

(iii)
then, after the discharge in full of the Senior Lender Liabilities, the Senior Secured Notes Liabilities, the Pari Passu Debt Liabilities and the Second Lien Liabilities, pro-rata between the High Yield Liabilities and the Unsecured Liabilities in accordance with the terms of the High Yield Finance Documents and the Unsecured Finance Documents (as applicable), and the Consent of any other Party shall not be required for that application.

17.2	Distressed Disposals

(a)
Subject to paragraphs (c), (d) and (e) below, if a Distressed Disposal of any asset is being effected, the Security Agent is irrevocably authorised (at the cost of the relevant Debtor, Security Grantor or the Company and without any Consent, sanction, authority or further confirmation from any Creditor, Debtor or Security Grantor):

(i)
release of Security/non‑crystallisation certificates: to release the Transaction Security or any other claim over that asset and execute and deliver or enter into any release of that Transaction Security or claim and issue any letters of non-crystallisation of any floating charge or any Consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable;

(ii)	release of liabilities and Security on a share sale (Debtor): if the asset which is disposed of consists of shares in the capital of a Debtor to release:

(A)	that Debtor and any Subsidiary of that Debtor from all or any part of:

(1)	its Borrowing Liabilities;

(2)	its Guarantee Liabilities; and

(3)	its Other Liabilities;

(B)	any Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; and

(C)	any other claim of an Intra-Group Lender, a Subordinated Creditor, or another Debtor over that Debtor’s assets or over the assets of any Subsidiary of that Debtor, on behalf of the relevant Debtors, Security Grantors, Creditors, Senior Agent, Second Lien Representative(s), Senior Arrangers, Second Lien Arrangers, Pari Passu Debt Representative(s), Senior Secured Notes Representative(s), High Yield Representative(s) and Unsecured Representative(s);

(iii)	release of liabilities and Security on a share sale (Holding Company): if the asset which is disposed of consists of shares in the capital of any Holding Company of a Debtor to release:

(A)	that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(1)	its Borrowing Liabilities;

(2)	its Guarantee Liabilities; and

(3)	its Other Liabilities;

(B)	any Transaction Security granted by that Holding Company or any Subsidiary of that Holding Company over any of its assets; and

(C)	any other claim of an Intra-Group Lender, a Subordinated Creditor or another Debtor over the assets of that Holding Company and any Subsidiary of that Holding Company, on behalf of the relevant Debtors, Security Grantors, Creditors, Senior Agent, Second Lien Representatives, Senior Arrangers, Second Lien Arrangers, Pari Passu Debt Representative(s), Senior Secured Notes Representative(s), High Yield Representative(s) and Unsecured Representative(s);

(iv)
disposal of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Security Agent (acting in accordance with paragraph (f) below) decides to dispose of all or any part of:

(A)	the Liabilities; or

(B)	the Debtor Liabilities,
owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company:

(1)
(if the Security Agent (acting in accordance with paragraph (f) below) does not intend that any transferee of those Liabilities or Debtor Liabilities (the “Transferee”) will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Debtor Liabilities provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement; and

(2)	(if the Security Agent (acting in accordance with paragraph (f) below) does intend that any Transferee will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of:

(x)	all (and not part only) of the Liabilities owed to the Primary Creditors; and

(y)	all or part of any other Liabilities and the Debtor Liabilities, on behalf of, in each case, the relevant Creditors and Debtors;

(v)
transfer of obligations in respect of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding Company of a Debtor (the “Disposed Entity”) and the Security Agent (acting in accordance with paragraph (f) below) decides to transfer to another Debtor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(A)	the Intra-Group Liabilities; or

(B)	the Debtor Liabilities,
to execute and deliver or enter into any agreement to:

(1)
agree to the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the relevant Intra-Group Lenders and Debtors to which those obligations are owed and on behalf of the Debtors which owe those obligations; and

(2)
(provided the Receiving Entity is a Holding Company of the Disposed Entity which is also a guarantor of Senior Secured Liabilities) to accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities are to be transferred.

(b)
The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Liabilities or Debtor Liabilities pursuant to paragraph (a)(iv) above) shall be paid to the Security Agent (as the case may be) for application in accordance with Clause 18 (Application of Proceeds) as if those proceeds were the proceeds of an enforcement of the Transaction Security and, to the extent that any disposal of Liabilities or Debtor Liabilities has occurred pursuant to paragraph (a)(iv)(B) above, as if that disposal of Liabilities or Debtor Liabilities had not occurred.

(c)
In the case of a Distressed Disposal (or a disposal of Liabilities pursuant to paragraph (a)(iv)(B) above) effected by or at the request of the Security Agent (acting in accordance with paragraph (f)(ii) below), the Security Agent shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Security Agent shall not have any obligation to postpone any such Distressed Disposal or disposal of Liabilities in order to achieve a higher price).

(d)
Where Borrowing Liabilities in respect of any Senior Secured Liabilities or Second Lien Liabilities would otherwise be released pursuant to paragraph (a) above, the Creditor concerned may elect to have those Borrowing Liabilities transferred to a Security Grantor, in which case the Security Agent is irrevocably authorised (at the cost of the relevant Debtor or Security Grantor and without any Consent, sanction, authority or further confirmation from any Creditor, Debtor or Security Grantor) to execute such documents as are required to so transfer those Borrowing Liabilities by way of debt assumption by the relevant Security Grantor, as relevant.

(e)	If:

(i)	on or after the incurrence of Second Lien Liabilities but before the Second Lien Discharge Date (the “Second Lien Protection Period”); or

(ii)	on or after the incurrence of High Yield Liabilities but before the High Yield Discharge Date (the “High Yield Protection Period”),
a Distressed Disposal is being effected such that the Borrowing Liabilities or Guarantee Liabilities in respect of any Second Lien Liabilities, or any Transaction Security securing the Second Lien Liabilities, will be released (during the Second Lien Protection Period) or the Borrowing Liabilities or Guarantee Liabilities in respect of any High Yield Liabilities and Transaction Security over shares or assets of a High Yield Guarantor, a HY Issuer and/or a HY Borrower will be released (during the High Yield Protection Period) under this Clause 17.2 (Distressed Disposals), it is a further condition to the release that either:

(i)	(during the High Yield Protection Period) the High Yield Representatives and/or (during the Second Lien Protection Period) the Second Lien Representatives have approved the release; or

(ii)	where (during the High Yield Protection Period) shares or assets of a High Yield Guarantor, a HY Issuer or a HY Borrower or (during the Second

Lien Protection Period) shares or assets of a Second Lien Guarantor or subject to Transaction Security securing the Second Lien Liabilities or the High Yield Liabilities (as applicable) are sold:

(A)
the proceeds of such sale or disposal are in cash (or substantially in cash) and/or other marketable securities or, if the proceeds of such sale or disposal are not in cash (or substantially in cash) and/or other marketable securities, the requirements of paragraph (C)(3) below are satisfied;

(B)
all claims of the Senior Secured Creditors against the relevant Debtor(s) or a member(s) of the Group (if any) whose shares are pledged in favour of the Senior Secured Creditors and are sold or disposed of pursuant to such Enforcement Action, are unconditionally released and discharged or sold or disposed of concurrently with such sale (and are not assumed by the purchaser or one of its Affiliates), and all Security under the Security Documents in respect of the assets that are sold or disposed of is simultaneously and unconditionally released and discharged concurrently with such sale, provided that in the event of a sale or disposal of any such claim (instead of a release or discharge):

(1)
the Senior Agent, Senior Secured Notes Representative(s) and Pari Passu Debt Representatives determine acting reasonably and in good faith that the Senior Finance Parties, the Senior Secured Notes Finance Parties and the Pari Passu Creditors (respectively) will recover more than if such claim was released or discharged; and

(2)	the Senior Agent, Senior Secured Notes Representative(s) and Pari Passu Debt Representatives serve a notice on the Security Agent notifying the Security Agent of the same, in which case the Security Agent shall be entitled immediately to sell and transfer such claim to such purchaser (or an Affiliate of such purchaser); and

(C)	such sale or disposal (including any sale or disposal of any claim) is made:

(1)	pursuant to a Competitive Process;

(2)	pursuant to any process or proceedings approved or supervised by or on behalf of any court of law where there is a determination of value by or on behalf of the court; or

(3)
where a reputable, independent and internationally recognised investment bank, firm of accountants or third party professional firm which is regularly engaged in providing valuations in respect of the relevant type and size of the assets, in each case selected by the Security Agent has delivered an opinion (including an enterprise valuation, a copy of which has been provided on a non-reliance basis to the High Yield Representatives on behalf of the High Yield Creditors and the Second Lien Representatives on behalf of the Second Lien Creditors) in respect of such sale or disposal that the amount received in connection therewith is fair from a financial point of view taking into account all relevant circumstances including the method of enforcement and such opinion shall be conclusive evidence of the fairness of the amount received provided that the liability of such investment bank, firm of accountants or third party professional firm in giving such opinion may be limited to the amount of its fees in respect of such engagement.

(f)	For the purposes of paragraphs (a)(ii) to (a)(v), (c) and (e) above, the Security Agent shall act:

(i)	if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Clause 16.3 (Manner of enforcement); and

(ii)	in any other case:

(A)	on the instructions of the Instructing Group; or

(B)	in the absence of any such instructions, as the Security Agent sees fit (which may include taking no action).

17.3	Creditors’, Debtors’ and Security Grantors’ actions
Each Creditor, each Debtor and each Security Grantor will:

(a)
do all things that the Security Agent reasonably requests in order to give effect to this Clause 17 (Proceeds of Disposals) (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the

Security Agent may reasonably consider to be necessary to give effect to the releases or disposals contemplated by this Clause 17 (Proceeds of Disposals)); and

(b)
if the Security Agent is not entitled to take any of the actions contemplated by this Clause 17 (Proceeds of Disposals) or if the Security Agent requests that any Creditor, Debtor or Security Grantor take any such action, take that action itself in accordance with the reasonable instructions of the Security Agent, provided that the proceeds of those disposals are applied in accordance with Clause 17.1 (Non-Distressed Disposals) or Clause 17.2 (Distressed Disposals) as the case may be.

18.	APPLICATION OF PROCEEDS

18.1	Order of Application of Group Recoveries
Subject to Clause 18.2 (Prospective liabilities) and Clause 18.3 (Treatment of SFA Cash Cover and Senior Lender Cash Collateral), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Debt Document (excluding any recoveries from a HY Issuer that is not a member of the Group, or a HY Borrower that is not a member of the Group, in each case, other than pursuant to (1) the Transaction Security Documents or (2) Clause 14 (Turnover of Receipts)) or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 18 (Application of Proceeds), the “Group Recoveries”) shall be held by the Security Agent on trust as trustee or agent, to the extent legally permitted, to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 18 (Application of Proceeds)), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate on a pari passu basis;

(b)
in discharging any sums owing to the Senior Agent (in respect of the Senior Agent Liabilities), any sums owing to the Second Lien Agent (in respect of the Second Lien Agent Liabilities), any sums owing to a Pari Passu Debt Representative (in respect of its Pari Passu Debt Representative Amounts), any sums owing to a High Yield Agent (in respect of the High Yield Agent Liabilities), any sums owing to an Unsecured Agent (in respect of Unsecured Agent Liabilities) and any Senior Secured Notes Trustee Amounts, Second Lien Notes Trustee Amounts, High Yield Notes Trustee Amounts or Unsecured Notes Trustee Amounts on a pari passu basis;

(c)	in payment of all costs and expenses incurred by any Agent or Senior Secured Party in connection with any realisation or enforcement of the Transaction

Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Agent under Clause 13.6 (Creditors’ actions);

(d)	in payment to:

(i)	the Senior Agent on its own behalf and on behalf of the Senior Arrangers and Senior Lenders;

(ii)	each Pari Passu Debt Representative on its own behalf and on behalf of the Pari Passu Creditors;

(iii)	each Senior Secured Notes Representative on its own behalf and on behalf of the Senior Secured Notes Creditor; and

(iv)	the Hedge Counterparties,
for application towards the discharge of:

(A)	the Senior Arranger Liabilities and the Senior Lender Liabilities (in accordance with the terms of the Senior Finance Documents);

(B)	the Pari Passu Debt Liabilities (in accordance with the terms of the Pari Passu Debt Documents);

(C)	the Senior Secured Notes Liabilities (in accordance with the terms of the Senior Secured Notes Finance Documents); and

(D)
the Hedging Liabilities (on a pro rata basis between the Hedging Liabilities of each Hedge Counterparty) (provided that, any Group Recoveries from a Non-ECP Debtor shall not be applied towards the discharge of any Hedging Liability that constitutes an Excluded Swap Obligation), on a pro rata basis (excluding, for the purposes of calculating the pro rata distribution in accordance with this Clause 18 (Application of Proceeds), any amounts owed by a Debtor in respect of any Ancillary Facility or any Documentary Credit to the extent, and in the amount, that SFA Cash Cover has been provided by a Debtor in respect of that amount and is available to the relevant Lender (in respect of an Ancillary Facility) or the party it has been provided for (in respect of a Documentary Credit) pursuant to the relevant SFA Cash Cover Document) and ranking pari passu between paragraphs (A) to (D) above;

(e)	in payment to each Second Lien Representative on its own behalf and on behalf of the other Second Lien Finance Parties (other than the Security Agent) for application (in accordance with the terms of the Second Lien Finance Documents) towards the discharge of the Second Lien Liabilities on a pari passu basis;

(f)	in payment to:

(i)
each High Yield Representative on its own behalf and on behalf of the High Yield Finance Parties (other than the Security Agent) for application (in accordance with the terms of the High Yield Finance Documents) towards the discharge of the High Yield Liabilities; and

(ii)
each Unsecured Representative on its own behalf and on behalf of the Unsecured Finance Parties for application (in accordance with the terms of the Unsecured Finance Documents) towards the discharge of the Unsecured Liabilities, on a pro rata basis and ranking pari passu between paragraphs (i) and (ii) above; and

(g)	the balance, if any, in payment to the relevant Debtor or Security Grantor.
All amounts from time to time received or recovered by the Security Agent from a HY Issuer and a HY Borrower (to the extent that HY Issuer and/or that HY Borrower is not a member of the Group) pursuant to the terms of any Debt Document (other than pursuant to the Transaction Security Documents or Clause 14 (Turnover of Receipts)) will be applied by the Security Agent in accordance with this Clause 18.1 (Order of Application of Group Recoveries) save that, in this case, payments under paragraphs (d), (e) and (f) above will be made on a pro rata basis and will rank pari passu with each of the payments referred to in paragraph (d), (e) and (f) above.

18.2	Prospective liabilities
Following a Distress Event the Security Agent may, in its discretion, hold any amount of the Group Recoveries not in excess of the Expected Amount (as defined below) in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit until otherwise directed by an Instructing Group (provided that the Security Agent is not obliged to act on such instructions given by an Instructing Group with respect to an Expected Amount that the Security Agent reasonably believes might become owing to it) (the interest being credited to the relevant account) for later application under Clause 18.1 (Order of Application of Group Recoveries) in respect of:

(a)	any sum to any Security Agent, any Receiver or any Delegate; and

(b)	any part of the Liabilities, the Agent Liabilities or the Arranger Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future (the “Expected Amount”).

18.3	Treatment of SFA Cash Cover and Senior Lender Cash Collateral

(a)
Nothing in this Agreement shall prevent any Issuing Bank or Ancillary Facility Lender taking any Enforcement Action in respect of any SFA Cash Cover which has been provided for it in accordance with the Senior Facilities Agreement or any Pari Passu Debt Document.

(b)
To the extent that any SFA Cash Cover is not held with the Relevant Issuing Bank or Relevant Ancillary Lender, all amounts from time to time received or recovered in connection with the realisation or enforcement of that SFA Cash Cover shall be paid to the Security Agent and shall be held by the Security Agent on trust as trustee or as agent to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(i)	to the Relevant Issuing Bank or Relevant Ancillary Lender towards the discharge of the Senior Lender Liabilities for which that SFA Cash Cover was provided; and

(ii)	the balance, if any, in accordance with Clause 18.1 (Order of Application of Group Recoveries).

(c)
To the extent that any SFA Cash Cover is held with the Relevant Issuing Bank or Relevant Ancillary Lender, nothing in this Agreement shall prevent that Relevant Issuing Bank or Relevant Ancillary Lender receiving and retaining any amount in respect of that SFA Cash Cover.

(d)
Nothing in this Agreement shall prevent any Issuing Bank receiving and retaining any amount in respect of any Senior Lender Cash Collateral provided for it in accordance with the terms of the Senior Facilities Agreement.

18.4	Investment of proceeds
Prior to the application of the proceeds of the Security Property in accordance with Clause 18.1 (Order of Application of Group Recoveries) the Security Agent may, in its discretion, hold all or part of those proceeds (but not in excess of the amounts due or to become due and while so held the excess of the interest charged on the Liabilities shall not exceed the interest earned on such suspense or impersonal account(s)) in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit until otherwise directed by an Instructing Group (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 18 (Application of Proceeds).

18.5	Currency Conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by it from one currency to another, at the Security Agent’s Spot Rate of Exchange.

(b)	The obligations of any Debtor or Security Grantor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

18.6	Permitted Deductions
The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

18.7	Good Discharge

(a)	Any payment to be made in respect of the Secured Obligations by the Security Agent:

(i)	may be made to the relevant Agent on behalf of its Creditors;

(ii)	may be made to the Relevant Issuing Bank or Relevant Ancillary Lender in accordance with paragraph (b)(i) of Clause 18.3 (Treatment of SFA Cash Cover and Senior Lender Cash Collateral); or

(iii)	shall be made directly to the Hedge Counterparties,
and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is not under any obligation to make the payments to the Agents or the Hedge Counterparties under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Creditor are denominated.

18.8	Calculation of Amounts
For the purpose of calculating any person’s share of any sum payable to or by it, the Security Agent shall be entitled to:

(a)
notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made; and

(b)
assume that all moneys received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

19.	EQUALISATION

19.1	Equalisation definitions
For the purposes of this Clause 19 (Equalisation):
“Enforcement Date” means the first date (if any) on which a Senior Secured Creditor takes enforcement action of the type described in paragraphs (a)(i), (a)(iii), (a)(iv) or (c) of the definition of “Enforcement Action” in accordance with the terms of this Agreement.
“Exposure” means:

(a)
in relation to a Senior Lender, the aggregate amount of its participation (if any, and without double counting) in all Utilisations outstanding under the Senior Facilities Agreement at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims in respect of amounts outstanding under the Revolving Facility and each Ancillary Facility in accordance with the Senior Facilities Agreement which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the Senior Facilities Agreement and amounts owed to it by a Debtor in respect of any Ancillary Facility but excluding:

(i)	any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent that that amount would not be outstanding but for a breach by that Senior Lender of any provision of the Senior Facilities Agreement governing that Ancillary Facility;

(ii)
any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent (and in the amount) that SFA Cash Cover has been provided by a Debtor in respect of that amount and is available to that Senior Lender pursuant to the relevant SFA Cash Cover Document; and

(iii)
any amount outstanding in respect of a Documentary Credit to the extent (and in the amount) that SFA Cash Cover has been provided by a Debtor in respect of that amount and is available to the relevant Senior Finance Party (as applicable) pursuant to the relevant SFA Cash Cover Document;

(b)	in relation to a Senior Secured Notes Creditor, the Senior Secured Notes Liabilities owed by the Debtors and Security Grantors to that Senior Secured Notes Creditor;

(c)	in relation to a Hedge Counterparty:

(i)
if that Hedge Counterparty has terminated or closed out any hedging transaction under any Hedging Agreement in accordance with the terms of this Agreement on or prior to the Enforcement Date, the amount, if any, payable to it under that Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (taking into account any interest accrued on that amount) to the extent that amount is unpaid at the Enforcement Date (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement); and

(ii)	if that Hedge Counterparty has not terminated or closed out any hedging transaction under any Hedging Agreement on or prior to the Enforcement Date:

(A)
if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(B)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement; and

(d)	in relation to a Pari Passu Creditor:

(i)
in respect of any Pari Passu Debt in which it has a participation (other than Pari Passu Debt in the form of any notes), the aggregate amount of its participation (if any, and without double counting) in all utilisations outstanding under the relevant Pari Passu Debt Document at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date had become actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Pari Passu Creditors under that Pari Passu Debt Document pursuant to any loss-sharing arrangement in such Pari Passu Debt Document which has taken place since the Enforcement Date had taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under such Pari Passu Debt Document and amounts owed to it by a Debtor in respect of any Ancillary Facility entered into pursuant to such Pari Passu Debt Document but excluding:

(A)
any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent that that amount would not be outstanding but for a breach by that Pari Passu Creditor of any provision of that Pari Passu Debt Document governing that Ancillary Facility;

(B)
any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent (and in the amount) that SFA Cash Cover has been provided by a Debtor in respect of that amount and is available to that Pari Passu Creditor pursuant to the relevant SFA Cash Cover Document; and

(C)
any amount outstanding in respect of a Documentary Credit to the extent (and in the amount) that SFA Cash Cover has been provided by a Debtor in respect of that amount and is available to the party it has been provided for pursuant to the relevant SFA Cash Cover Document; and

(ii)
in respect of any Pari Passu Debt in the form of any notes held by such Pari Passu Creditor, the aggregate outstanding principal amount of all such Pari Passu Debt which are held by Pari Passu Creditors at the Enforcement Date.

“Utilisation” has the meaning given to that term in the Senior Facilities Agreement.

19.2	Implementation of equalisation
The provisions of this Clause 19 (Equalisation) shall be applied at such time or times after the Enforcement Date as the Security Agent shall consider appropriate. Without prejudice to the generality of the preceding sentence, if the provisions of this Clause 19 (Equalisation) have been applied before all the Liabilities have matured and/or been finally quantified, the Security Agent may elect to re-apply those provisions on the basis of revised Exposures and the Senior Secured Creditors shall make appropriate adjustment payments amongst themselves.

19.3	Equalisation
If, for any reason, any Senior Secured Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the Senior Secured Creditors in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures of all the Senior Secured Creditors at the Enforcement Date, the Senior Secured Creditors (subject, in the case of Notes Trustee Amounts, to paragraphs (a) and (c) of Clause 30.2 (Liability)) will make such payments amongst themselves as the Security Agent shall require to put the Senior Secured Creditors in such a position that (after taking into account such payments) those losses are borne in those proportions.

19.4	Turnover of enforcement proceeds
If:

(a)
the Security Agent, any Senior Agent, any Pari Passu Debt Representative, any Senior Secured Notes Representative or Second Lien Representative is not entitled, for reasons of applicable law, to pay amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Transaction Security to the Senior Secured Creditors and/or the Second Lien Creditors but is entitled to distribute those amounts to Creditors (such Creditors, the “Receiving Creditors”) who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the Senior Secured Creditors; and

(b)	the later of the Senior Secured Discharge Date and the Second Lien Discharge Date has not yet occurred (nor would occur after taking into account such payments), then the Receiving Creditors shall make such payments to the Senior Secured Creditors and/or the Second Lien Creditors as the Security Agent shall require to place the Senior Secured Creditors in the position they would have been in had such amounts been available for application against the Senior Secured Liabilities.

19.5	Notification of Exposure
Before each occasion on which it intends to implement the provisions of this Clause 19 (Equalisation), the Security Agent shall send notice to each Hedge Counterparty, the Senior Agent (on behalf of the Senior Lenders), each Senior Secured Notes Representative (on behalf of the Senior Secured Notes Creditors) and each Pari Passu Debt Representative (on behalf of the Pari Passu Creditors) requesting that it notify the Security Agent of, respectively, its Exposure, the Exposure of each Senior Secured Notes Creditor, the Exposure of each Pari Passu Creditor and the Exposure of each Senior Lender (if any).

19.6	Default in payment
If a Creditor fails to make a payment due from it under this Clause 19 (Equalisation), the Security Agent shall be entitled (but not obliged) to take action on behalf of the Senior Secured Creditor(s) to whom such payment was to be redistributed (subject to being indemnified to its satisfaction by such Senior Secured Creditor(s) in respect of costs) but shall have no liability or obligation towards such Senior Secured Creditor(s), any other Senior Secured Creditor or Creditor as regards such default in payment and any loss suffered as a result of such default shall lie where it falls.

20.	REFINANCING OF PRIMARY CREDITOR LIABILITIES

20.1	Senior Secured Creditor Liabilities Refinancing
It is hereby agreed that the Senior Secured Creditor Liabilities may be discharged, refinanced, replaced or exchanged in whole or in part on terms and in a manner that does not breach the terms of this Agreement, the Senior Facilities Agreement, any Senior Secured Notes Indenture, any Pari Passu Debt Document, any Second Lien Facilities Agreement, any Second Lien Notes Indenture, any High Yield Facilities Agreement or any High Yield Notes Indenture without the consent of any other Creditors and that:

(a)
any obligations incurred by any Debtor or other member of the Group pursuant to such refinancing or replacement of the Senior Lender Liabilities (“Senior Refinancing Lender Liabilities”), Pari Passu Debt Liabilities (“Pari Passu Debt Refinancing Liabilities”) or the Senior Secured Notes Liabilities (“Senior Secured Notes Refinancing Liabilities” and, together with any Senior Refinancing Lender Liabilities and Pari Passu Debt Refinancing Liabilities, the “Senior Secured Refinancing Liabilities”) will, to the extent so designated by the Company:

(i)	in the case of Senior Secured Refinancing Liabilities that are Senior Refinancing Loans, rank as Senior Lender Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(ii)	in the case of Senior Secured Refinancing Liabilities that are Senior Secured Notes, rank as Senior Secured Notes Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(iii)	in the case of Senior Secured Refinancing Liabilities that are Pari Passu Debt, rank as Pari Passu Debt Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(iv)	in the case of Senior Secured Refinancing Liabilities that are Second Lien Liabilities, rank as Second Lien Liabilities in the manner described in Clause 2.1 (Creditor Liabilities); and

(v)	in the case of Senior Secured Refinancing Liabilities that are High Yield Liabilities, rank as High Yield Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(b)
subject to Clause 20.6 (New Security), the Transaction Security Documents shall secure such Senior Secured Refinancing Liabilities (other than Senior Secured Refinancing Liabilities that are High Yield Liabilities) and in respect of such Transaction Security Documents and any new security granted by any Debtor, member of the Group or Security Grantor to secure such Senior Secured Refinancing Liabilities, such Senior Secured Refinancing Liabilities will:

(i)	in the case of Senior Secured Refinancing Liabilities that are Senior Refinancing Loans, rank as Senior Lender Liabilities in the manner described in Clause 2.2 (Transaction Security);

(ii)	in the case of Senior Secured Refinancing Liabilities that are Senior Secured Notes, rank as Senior Secured Notes Liabilities in the manner described in Clause 2.2 (Transaction Security);

(iii)	in the case of Senior Secured Refinancing Liabilities that are Pari Passu Debt, rank as Pari Passu Debt Liabilities in the manner described in Clause 2.2 (Transaction Security); and

(iv)	in the case of Senior Secured Refinancing Liabilities that are Second Lien Liabilities, rank as Second Lien Liabilities in the manner described in Clause 2.2 (Transaction Security); and

(c)	this Agreement shall be construed to permit the assumption of any Senior Secured Refinancing Liabilities and to give effect to the ranking set out in paragraphs (a) and (b) above, provided that:

(i)
any trustee or representative of the creditors of such Senior Secured Refinancing Liabilities (a “Senior Refinancing Agent”), accedes to this Agreement in accordance with Clause 23.13 (Creditor Accession Undertaking) on the same terms as a Senior Agent, Senior Secured Notes Representative, Pari Passu Debt Representative or Second Lien Representative (as applicable); and

(ii)
each creditor in relation to such Senior Secured Refinancing Liabilities (that is not a Senior Refinancing Agent) accedes to this Agreement in accordance with Clause 23.13 (Creditor Accession Undertaking) or is deemed to accede to this Agreement pursuant to the terms of its relevant finance documents, in each case on the same terms as a Senior Creditor, Pari Passu Creditor, Senior Secured Notes Creditor or Second Lien Creditor (as applicable).

20.2	Second Lien Liabilities Refinancing
It is hereby agreed that the Second Lien Liabilities may be discharged, refinanced, replaced or exchanged in whole or in part on terms and in a manner that does not breach the terms of this Agreement, the Senior Facilities Agreement, any Senior Secured Notes Indenture, any Pari Passu Debt Document, any Second Lien Facilities Agreement, any Second Lien Notes Indenture, any High Yield Facilities Agreement or any High Yield Notes Indenture without the consent of any other Creditors and that:

(a)
any obligations incurred by any Debtor or member of the Group pursuant to such refinancing or replacement of the Second Lien Liabilities (“Second Lien Refinancing Liabilities”) will, to the extent so designated by the Company:

(i)	in the case of Second Lien Refinancing Liabilities that are Senior Refinancing Loans, rank as Senior Lender Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(ii)	in the case of Second Lien Refinancing Liabilities that are Senior Secured Notes, rank as Senior Secured Notes Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(iii)	in the case of Second Lien Refinancing Liabilities that are Pari Passu Debt, rank as Pari Passu Debt Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(iv)	in the case of Second Lien Refinancing Liabilities that are Second Lien Liabilities, rank as Second Lien Liabilities in the manner described in Clause 2.1 (Creditor Liabilities); and

(v)	in the case of Second Lien Refinancing Liabilities that are High Yield Liabilities, rank as High Yield Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(b)
subject to Clause 20.6 (New Security), the Transaction Security Documents shall secure such Second Lien Refinancing Liabilities (other than Second Lien Refinancing Liabilities that are High Yield Liabilities) and in respect of such Transaction Security Documents and any new security granted by any Debtor, member of the Group or Security Grantor to secure such Second Lien Refinancing Liabilities, such Second Lien Refinancing Liabilities will:

(i)	in the case of Second Lien Refinancing Liabilities that are Senior Refinancing Loans, rank as Senior Lender Liabilities in the manner described in Clause 2.2 (Transaction Security);

(ii)	in the case of Second Lien Refinancing Liabilities that are Senior Secured Notes, rank as Senior Secured Notes Liabilities in the manner described in Clause 2.2 (Transaction Security);

(iii)	in the case of Second Lien Refinancing Liabilities that are Pari Passu Debt, rank as Pari Passu Debt Liabilities in the manner described in Clause 2.2 (Transaction Security); and

(iv)	in the case of Second Lien Refinancing Liabilities that are Second Lien Liabilities, rank as Second Lien Liabilities in the manner described in Clause 2.2 (Transaction Security); and

(c)	this Agreement shall be construed to permit the assumption of any Second Lien Refinancing Liabilities and to give effect to the ranking set out in paragraphs (a) and (b) above, provided that:

(i)
any trustee or representative of the creditors of such Second Lien Refinancing Liabilities (a “Senior Refinancing Agent”), accedes to this Agreement in accordance with Clause 23.13 (Creditor Accession Undertaking) on the same terms as a Senior Agent, Senior Secured Notes Representative, Pari Passu Debt Representative or Second Lien Representative (as applicable); and

(ii)
each creditor in relation to such Second Lien Refinancing Liabilities (that is not a Senior Refinancing Agent) accedes to this Agreement in accordance with Clause 23.13 (Creditor Accession Undertaking) or is deemed to accede to this Agreement pursuant to the terms of its relevant finance documents, in each case on the same terms as a Senior Creditor, Pari Passu Creditor, Senior Secured Notes Creditor or Second Lien Creditor (as applicable).

20.3	High Yield Liabilities Refinancing
It is agreed that the High Yield Liabilities may be discharged, refinanced, replaced or exchanged in whole or in part from:

(a)
to the extent permitted by the Debt Documents, the proceeds of issues of share capital by a HY Issuer or HY Borrower (as applicable) or, to the extent not secured by the assets of, or guaranteed by, any Debtor (other than the HY Issuer and the HY Borrower) or any member of the Group, subordinated loans or other extensions of credit made to a HY Issuer or a HY Borrower by its Subordinated Creditors;

(b)
with equity securities or, to the extent not secured by the assets of, or guaranteed by, any Debtor (other than the HY Issuer and the HY Borrower) or any member of the Group, debt securities of a HY Issuer or a HY Borrower; or

(c)
(if prior to the Senior Lender Discharge Date) in each case to the extent permitted by the Senior Facilities Agreement, (and if prior to the Senior Secured Notes Discharge Date) in each case to the extent permitted by the Senior Secured Notes Finance Documents, (and if prior to the Pari Passu Debt Discharge Date) in each case to the extent permitted by any Pari Passu Debt Documents, (and if prior to the Second Lien Loan Discharge Date) in each case to the extent permitted by any Second Lien Facilities Agreement and (if prior to the Second Lien Notes

Discharge Date) in each case to the extent permitted by the Second Lien Notes Finance Documents, from the proceeds of:

(i)	an issue by a HY Issuer of High Yield Notes;

(ii)	High Yield Refinancing Loans;

(iii)	Senior Refinancing Loans;

(iv)	Second Lien Refinancing Loans;

(v)	an issue by a Senior Secured Notes Issuer of Senior Secured Notes;

(vi)	an issue by a Second Lien Notes Issuer of Second Lien Notes; or

(vii)	the incurrence of Pari Passu Debt,
and in each case and for the avoidance of doubt:

(A)	any such High Yield Notes shall rank as High Yield Notes Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(B)	any such High Yield Refinancing Loans shall rank as High Yield Loan Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(C)	any such Senior Refinancing Loans shall rank as Senior Lender Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(D)	any such Pari Passu Debt shall rank as Pari Passu Debt Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(E)	any such Second Lien Refinancing Loans shall rank as Second Lien Loan Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(F)	any such Second Lien Notes shall rank as Second Lien Notes Liabilities in the manner described in Clause 2.1 (Creditor Liabilities);

(G)	any such Senior Secured Notes shall rank as Senior Secured Notes Liabilities in the manner described in Clause 2.1 (Creditor Liabilities); and

(H)
subject to Clause 20.6 (New Security), the Transaction Security Documents shall secure such Senior Secured Notes, Pari Passu Debt, Senior Refinancing Loans, Second Lien Notes and/or Second Lien Refinancing Loans and in respect of such Transaction Security Documents and any new security granted by any Debtor, Security Grantor or member of the Group to secure such Senior Secured Notes, Senior Refinancing Loans, Second Lien Notes, Second Lien Refinancing Loans and/or Pari Passu Debt, such Senior Secured Notes, Second Lien Notes, Senior Refinancing Loans, Second Lien Refinancing Loans and/or Pari Passu Debt will:

(1)	in the case of Pari Passu Debt, rank as Pari Passu Debt Liabilities in the manner described in Clause 2.2 (Transaction Security);

(2)	in the case of Senior Refinancing Loans, rank as Senior Lender Liabilities in the manner described in Clause 2.2 (Transaction Security);

(3)	in the case of Second Lien Refinancing Loans, rank as Second Lien Loan Liabilities in the manner described in Clause 2.2 (Transaction Security);

(4)	in the case of Second Lien Notes, rank as Second Lien Notes Liabilities in the manner described in Clause 2.2 (Transaction Security); and

(5)	in the case of Senior Secured Notes, rank as Senior Secured Notes Liabilities in the manner described in Clause 2.2 (Transaction Security).

20.4	Further assurance
Each High Yield Representative, each Senior Secured Notes Trustee, each Pari Passu Debt Representative, the Senior Agent, each Second Lien Representative and the Security Agent, will and is hereby authorised and instructed to enter into such agreement or agreements with the Debtors and/or the holders of the Liabilities pursuant to Clause 20.1 (Senior Secured Creditor Liabilities Refinancing) and/or Clause 20.2 (Second Lien Liabilities Refinancing) and/or Clause 20.3 (High Yield Liabilities Refinancing) and/or their agents and trustees, whether by way of supplement, amendment or restatement of the terms of this Agreement or by a separate deed, as may be necessary to give effect to the terms of Clause 20.1 (Senior Secured Creditor Liabilities Refinancing), Clause 20.2 (Second Lien Liabilities Refinancing) or Clause 20.3 (High Yield Liabilities Refinancing).

Any such amendment shall not require the consent of any Creditor save as provided for in such Clauses and shall be effective and binding on all Parties upon the execution thereof by the Debtors, each High Yield Representative, each Senior Secured Notes Trustee, each Pari Passu Debt Representative, the Senior Agent, each Second Lien Representative and the Security Agent (as applicable).

20.5	Release of Securities
Where the terms of a refinancing, restructuring, replacement or increase falling within Clause 20.1 (Senior Secured Creditor Liabilities Refinancing) or 20.2 (Second Lien Liabilities Refinancing) requires the release of any Security by the Security Agent and any consent required under the Senior Finance Documents, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents or the High Yield Finance Documents, as applicable, in respect of such release of Security has been obtained, the Security Agent shall release such Security which has been granted to it provided that such release occurs on the date of such refinancing, restructuring, replacement or increase and is within the terms of such consent (if any).

20.6	New Security

(a)	To the extent that:

(i)	any Senior Secured Refinancing Liabilities contemplated in Clause 20.1 (Senior Secured Creditor Liabilities Refinancing) that are Senior Refinancing Loans, Senior Secured Notes or Pari Passu Debt; or

(ii)	any Liabilities contemplated in clauses 2.2 (Increase) and 2.5 (Additional Facilities) of the Senior Facilities Agreement (“Additional Senior Secured Liabilities”),
cannot be secured pari passu with the then existing Senior Secured Liabilities under the existing Security Documents (the “Initial Security Documents”) without the Security under such Initial Security Documents first being released, the Parties agree that such Senior Secured Refinancing Liabilities or Additional Senior Secured Liabilities (as the case may be) will (to the extent permitted by applicable law) be secured pursuant to the execution of additional security documents (the “Additional Senior Security Documents”) on a second or lesser ranking basis.

(b)
Notwithstanding paragraph (a) above, to the extent permitted by applicable law (and, in the case of Additional Senior Secured Liabilities, the Senior Facilities Agreement), any Senior Secured Refinancing Liabilities that are Senior Refinancing Loans, Senior Secured Notes or Pari Passu Debt or Additional Senior Secured Liabilities (as the case may be) which do not benefit from the Initial

Security Documents on a pari passu basis will nonetheless be deemed and treated for the purpose of this Agreement and Clause 18 (Application of Proceeds) as secured by the Initial Security Documents and the Additional Senior Security Documents pari passu with other Liabilities which would otherwise have the same ranking as contemplated by Clause 20.1 (Senior Secured Creditor Liabilities Refinancing) or clauses 2.2 (Increase) and 2.5 (Additional Facilities) of the Senior Facilities Agreement (as the context requires).

(c)	To the extent that:

(i)	any Second Lien Refinancing Liabilities contemplated in Clause 20.2 (Second Lien Liabilities Refinancing) that are Second Lien Liabilities; or

(ii)	any Liabilities contemplated in the “Increase” and “Additional Facilities” provisions of any Second Lien Facilities Agreement (“Additional Second Lien Liabilities”),
cannot be secured pari passu with the then existing Second Lien Liabilities under the existing Security Documents that secure Second Lien Liabilities (the “Initial Second Lien Security Documents”) without the Security under such Initial Second Lien Security Documents first being released, the Parties agree that such Second Lien Liabilities or Additional Second Lien Liabilities (as the case may be) will (to the extent permitted by applicable law) be secured pursuant to the execution of additional security documents (the “Additional Second Lien Security Documents”) on a second or lesser ranking basis.

(d)
Notwithstanding paragraph (c) above, to the extent permitted by applicable law (and, in the case of Additional Second Lien Liabilities, any Second Lien Finance Documents), any Second Lien Refinancing Liabilities that are Second Lien Liabilities or Additional Second Lien Liabilities (as the case may be) which do not benefit from the Initial Second Lien Security Documents on a pari passu basis will nonetheless be deemed and treated for the purpose of this Agreement and Clause 18 (Application of Proceeds) as secured by the Initial Second Lien Security Documents and the Additional Second Lien Security Documents pari passu with other Liabilities which would otherwise have the same ranking as contemplated by Clause 20.2 (Second Lien Liabilities Refinancing) or the “Increase” and “Additional Facilities” provisions of any Second Lien Facilities Agreement (as the context requires).

21.	THE SECURITY AGENT

21.1	Appointment by Secured Parties

(a)
Each Secured Party (other than the Security Agent) irrevocably appoints the Security Agent in accordance with the following provisions of this Clause 21 (The Security Agent), to act as its agent, trustee, joint and several creditor or beneficiary of a parallel debt (as the case may be) under this Agreement and with respect to the Security Documents, and irrevocably authorises the Security Agent on its behalf to:

(i)	execute each Security Document expressed to be executed by the Security Agent on its behalf; and

(ii)
perform such duties and exercise such rights and powers under this Agreement and the Security Documents as are specifically delegated to the Security Agent by the terms hereof or thereof, together with such rights, powers and discretions as are reasonably incidental hereto or thereto including enforcing the Transaction Security in accordance with the terms of this Agreement and the relevant Transaction Security Document.

(b)	Each Secured Party confirms that:

(i)
the Security Agent has authority to accept on its behalf the terms of any reliance letter or engagement letter relating to any reports or letters provided in connection with the Secured Debt Documents or the transactions contemplated by the Secured Debt Documents, to bind it in respect of those reports or letters and to sign that reliance letter or engagement letter on its behalf and to the extent that reliance letter or engagement letter has already been entered into ratifies those actions; and

(ii)	it accepts the terms and qualifications set out in that reliance letter or engagement letter.

(c)
The Security Agent shall have only those duties, obligations and responsibilities which are expressly specified in this Agreement and/or the Security Documents to which it is a party (and no others shall be implied). The Security Agent’s duties under this Agreement and/or the Security Documents to which it is a party are solely of a mechanical and administrative nature.

(d)	The Security Agent is released from any applicable restrictions on entering into any transaction as a representative of:

(i)	two or more principals contracting with each other; and

(ii)	one or more principals with whom it is contracting in its own name.

21.2	Trust

(a)	The Security Agent declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement.

(b)
Each Party agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which it is expressed to be a party (and no others shall be implied).

21.3	Parallel Debt (Covenant to pay the Security Agent)

(a)	In this Clause 21.3 (Parallel Debt (Covenant to pay the Security Agent)):
“Secured Party Claim” means any amount which a Debtor owes to a Secured Party under or in connection with the Secured Debt Documents.
“Security Agent Claim” has the meaning given to it in paragraph (b) below.

(b)
Each Debtor irrevocably and unconditionally undertakes to pay to the Security Agent, as an independent and separate creditor, an amount equal to each Secured Party Claim owed by such Debtor on the due date of such Secured Party Claim (the “Security Agent Claims”).

(c)	Each Security Agent Claim is created on the understanding that the Security Agent must:

(i)	share the proceeds of each Security Agent Claim with the other Secured Parties; and

(ii)	pay those proceeds to the Secured Parties in accordance with Clause 18 (Application of Proceeds).

(d)
The Security Agent may enforce performance of any Security Agent Claim in its own name as an independent and separate right. This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

(e)
Each Secured Party must, at the request of the Security Agent, (i) enforce its Secured Party Claim and (ii) perform any act required in connection with the enforcement of any Security Agent Claim. This includes joining in any proceedings as co-claimant with the Security Agent.

(f)
Unless the Security Agent fails to enforce a Security Agent Claim within a reasonable time after its due date, a Secured Party may not take any action to enforce the corresponding Secured Party Claim unless it is requested to do so by the Security Agent.

(g)
Each Debtor irrevocably and unconditionally waives any right it may have to require a Secured Party to join in any proceedings as co-claimant with the Security Agent in respect of any Security Agent Claim.

(h)	Discharge by a Debtor of a Secured Party Claim will discharge the corresponding Security Agent Claim in the same amount.

(i)	Discharge by a Debtor of a Security Agent Claim will discharge the corresponding Secured Party Claim in the same amount.

(j)	The aggregate amount of the Security Agent Claims will never exceed the aggregate amount of Secured Party Claims.

(k)	A defect affecting a Security Agent Claim against a debtor will not affect any Secured Party Claim.

(l)	A defect affecting a Secured Party Claim against a debtor will not affect any Security Agent Claim.

(m)
If the Security Agent returns to any Debtor, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Secured Party, that Secured Party must repay an amount equal to that recovery to the Security Agent.

(n)
Without limiting or affecting the Security Agent’s rights against any Debtor (whether under this Clause 21.3 (Parallel Debt (Covenant to pay the Security Agent)) or under any other provision of the Secured Debt Documents or High Yield Finance Documents), the Security Agent agrees with each other Secured Party (on a several and divided basis) that it will not exercise its rights in respect of the Security Agent Claims except with the consent of the Instructing Group. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent’s right to act in the protection or preservation of rights under any Transaction Security Document or to enforce any Transaction Security as contemplated by this Agreement, the relevant Transaction Security Document or any other Secured Debt Documents or High Yield Finance Documents (or to do any act reasonably incidental to the foregoing).

21.4	No independent power
Subject to Clause 18.3 (Treatment of SFA Cash Cover and Senior Lender Cash Collateral), the Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents (other than the Senior Facilities Agreement and/or any Second Lien Facilities Agreement) except through the Security Agent.

21.5	Instructions to Security Agent and exercise of discretion

(a)
Subject to paragraphs (e) and (f) below, the Security Agent shall act in accordance with any instructions given to it by an Instructing Group or, if so instructed by an Instructing Group, refrain from exercising any right, power, authority or discretion vested in it as Security Agent or as holder of a Security Agent Claim and shall be entitled to assume that (i) any instructions received by it from an Agent, the Creditors or a group of Creditors are duly given in accordance with the terms of the Debt Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)
The Security Agent shall be entitled to request instructions, or clarification of any direction, from an Instructing Group (or from the Majority Second Lien Creditors (to the extent it is entitled to give instructions to the Security Agent pursuant to Clause 16 (Enforcement of Transaction Security)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)
Save in the case of decisions stipulated to be a matter for any other Creditor or group of Creditors under this Agreement (including Clause 16 (Enforcement of Transaction Security)) and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by an Instructing Group shall override any conflicting instructions given by any other Parties.

(d)
Any instructions or votes given or to be given to the Security Agent by any Creditor shall be provided by that Creditor’s Agent in relation to the relevant Liabilities or, in the case of Hedging Liabilities, by the relevant Hedge Counterparty and the Security Agent shall be entitled to communicate with any Creditor or Creditors through such Agent and shall have no obligation to communicate with any Creditor or Creditors (other than Hedge Counterparties) other than through such Creditor(s’) Agent.

(e)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)
in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 21.7 (Security Agent’s discretions) to 21.22 (Disapplication); and

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 17.1 (Non-Distressed Disposals);

(B)	Clause 18.1 (Order of Application of Group Recoveries);

(C)	Clause 18.2 (Prospective liabilities);

(D)	Clause 18.3 (Treatment of SFA Cash Cover and Senior Lender Cash Collateral); and

(E)	Clause 18.6 (Permitted Deductions).

(f)
If giving effect to instructions given by an Instructing Group would (in the Security Agent’s good faith opinion) have an effect equivalent to an Intercreditor Amendment, the Security Agent shall not act in accordance with those instructions unless Consent to it so acting is obtained from each Party (other than the Security Agent) whose Consent would have been required in respect of that Intercreditor Amendment.

(g)	In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)	it has not received any instructions from an Instructing Group as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (e)(iv) above, the Security Agent shall:

(A)	other than where paragraph (B) below applies, do so having regard to the interests of all the Secured Parties; or

(B)	if (in its opinion) there is a Creditor Conflict in relation to the matter in respect of which the discretion is to be exercised:

(1)	prior to the Senior Secured Discharge Date, do so having regard only to the interests of all the Senior Secured Creditors;

(2)	prior to the Second Lien Discharge Date but after the Senior Secured Discharge Date, do so having regard only to the interests of the Second Lien Creditors; or

(3)	prior to the High Yield Discharge Date but after the Second Lien Discharge Date and Senior Secured Discharge Date, do so having regard only to the interests of the High Yield Creditors.

21.6	Security Agent’s Actions
Without prejudice to the provisions of Clause 16 (Enforcement of Transaction Security) and Clause 21.5 (Instructions to Security Agent and exercise of discretion), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Debt Documents as it considers in its good faith discretion to be appropriate.

21.7	Security Agent’s discretions
The Security Agent may:

(a)
assume (unless it has received actual notice to the contrary from a Hedge Counterparty or from one of the Agents) that (i) no Default has occurred and no Debtor or Security Grantor is in breach of or default under its obligations under any of the Debt Documents and (ii) any right, power, authority or discretion vested by any Debt Document in any person has not been exercised;

(b)
if it receives any instructions or directions under Clause 16 (Enforcement of Transaction Security) to take any action in relation to the Transaction Security, assume that all applicable conditions under the Debt Documents for taking that action have been satisfied;

(c)
engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)	act under the Debt Documents through its personnel and agents;

(e)
rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor, a Debtor or Security Grantor, upon a certificate signed by or on behalf of that person; and

(f)
refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Debt Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

21.8	Security Agent’s obligations
The Security Agent shall promptly:

(a)	forward to (i) each Agent and (ii) each Hedge Counterparty the contents of any notice or document received by it from any Debtor or any Security Grantor under any Debt Document;

(b)
forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Debt Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(c)
inform (i) each Agent and (ii) each Hedge Counterparty of the occurrence of any Default or any default by a Debtor or a Security Grantor in the due performance of or compliance with its obligations under any Debt Document of which the Security Agent has received notice from any other Party; and

(d)
to the extent that a Party (other than the Security Agent) is required to calculate a Common Currency Amount, and upon a request by that Party, notify that Party of the relevant Security Agent’s Spot Rate of Exchange.

21.9	Excluded obligations
Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent shall not:

(a)
be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by a Debtor or a Security Grantor of its obligations under any of the Debt Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; and

(d)	have or be deemed to have any relationship of trust or agency with, any Debtor.

21.10	Exclusion of liability
None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)
any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Debt Documents, the Security Property or otherwise, whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)
the exercise of, or the failure to exercise, any judgement, discretion or power given to it by or in connection with any of the Debt Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Debt Documents or the Security Property unless directly caused by its gross negligence or wilful misconduct; or

(e)	any shortfall which arises on the enforcement or realisation of the Security Property.

21.11	No proceedings
No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent , a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause 21.11 (No proceedings) subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Rights Act.

21.12	Own responsibility

Without affecting the responsibility of any Debtor or any Security Grantor for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a)	the financial condition, status and nature of each Debtor, each member of the Group and each Security Grantor;

(b)
the legality, validity, effectiveness, adequacy and enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

21.13	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor or any Security Grantor to any of the Charged Property;

(b)	obtain any licence, Consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Debt Documents or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Debt Documents or of the Transaction Security;

(d)
take, or to require any of the Debtors or the Security Grantor to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Security Documents.

21.14	Insurance by Security Agent

(a)
The Security Agent shall be under no obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Debt Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party and/or loss payee, the Security Agent shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 Business Days after receipt of that request.

21.15	Custodians and nominees
The Security Agent may (to the extent legally permitted) appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

21.16	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors or Security Grantors may have to any of the Charged Property and shall not be liable for or bound to require any Debtor or any Security Grantor, as applicable to remedy any defect in its right or title.

21.17	Refrain from illegality
Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. The Security Agent shall be entitled to seek out and rely upon the advice of any legal advisers or other experts in order to determine whether any instruction received by it from an Instructing Group may conflict with any relevant law, directive or regulation of any jurisdiction.

21.18	Business with the Debtors or Security Grantor
The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Debtors or Security Grantors.

21.19	Winding up of trust
If the Security Agent, with the approval of each of the Agents and each Hedge Counterparty, determines that (1) all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged and (2) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents:

(a)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(b)	any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Security Documents.

21.20	Powers supplemental
The rights, powers, authorities and discretions conferred upon the Security Agent by this Agreement and the other Debt Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

21.21	Trustee division separate

(a)
In acting as trustee or agent for the Secured Parties, the Security Agent shall be regarded as acting through its trustee or agency division (as applicable) which shall be treated as a separate entity from any of its other divisions or departments.

(b)
If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

21.22	Disapplication
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

21.23	Intra-Group Lenders, Subordinated Creditors, Debtors and Security Grantors: Power of Attorney
Each Intra-Group Lender, Subordinated Creditor, Debtor and Security Grantor by way of security for its obligations under this Agreement irrevocably appoints the Security Agent to be its attorney to do anything which that Intra-Group Lender, Subordinated Creditor, Debtor or Security Grantor has authorised the Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Agent may delegate that power on such terms as it sees fit).

22.	CHANGE OF SECURITY AGENT

22.1	Resignation of the Security Agent

(a)
The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Company, the Senior Secured Creditors, the Second Lien Creditors, the High Yield Representative(s) and the Unsecured Representative(s).

(b)
Alternatively the Security Agent may resign by giving notice to the other Parties in which case the Majority Senior Lenders, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s) and the Majority Second Lien Creditors may, with the approval of the Company (acting reasonably), appoint a successor Security Agent.

(c)
If the Majority Senior Lenders, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s) and the Majority Second Lien Creditors have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the other Agents) may, with the approval of the Company (acting reasonably), appoint a successor Security Agent.

(d)	The retiring Security Agent (the “Retiring Security Agent”) shall, at its own cost:

(i)
make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Debt Documents; and

(ii)
enter into and deliver to the successor Security Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Debt Documents to the successor Security Agent.

(e)
A Debtor must, at its own reasonable cost, take any action and enter into and deliver any document which is reasonably required by the Retiring Security Agent to ensure that a Security Document provides for effective and perfected Security in favour of any successor Security Agent (including any documents or evidence reasonably required to ensure that the security position of the Secured Parties is not materially adversely affected by such resignation).

(f)	The Security Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Security Property to that successor.

(g)
Upon the appointment of a successor, the Retiring Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (b) of Clause 21.19 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clauses 21 (The Security Agent), 25.1 (Debtors’ indemnity) and 25.3 (Primary Creditors’ indemnity). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(h)
The Majority Senior Lenders, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s) and the Majority Second Lien Creditors (or, after the Second Lien Discharge Date, the High Yield Representative(s)) may, with the approval of the Company (acting reasonably), by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of each group of Creditors which required such resignation.

(i)
Provided no Default is continuing, the Company may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above and the Company shall appoint a successor Security Agent but the cost referred to in paragraph (d) above shall be for the account of the Company or any other Debtor.

22.2	Delegation

(a)
The Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Debt Documents.

(b)
That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

22.3	Additional Security Agents

(a)
The Security Agent may, with the approval of the Company (acting reasonably), at any time appoint (and subsequently remove), to the extent legally permitted, any person to act as a separate trustee or agent or as a co-trustee or co-agent jointly with it (i) if it in good faith considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant (acting reasonably) or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Company and each of the Agents and each Hedge Counterparty of that appointment.

(b)
Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

23.	CHANGES TO THE PARTIES

23.1	Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities except as permitted by this Clause 23 (Changes to the Parties).

23.2	Change of Subordinated Creditor

(a)
Subject to Clause 11.1 (Restriction on Payment: Subordinated Liabilities) and paragraph (b) below, a Subordinated Creditor may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of Subordinated Liabilities if any assignee or transferee (if not already a Party as a Subordinated Creditor) has executed and delivered to the Security Agent a Creditor Accession Undertaking agreeing to be bound by all the terms of this Agreement as if it had originally been a Party as a Subordinated Creditor (or has otherwise subordinated the indebtedness owing to it by any Debtor (which would constitute Subordinated Liabilities) to the Liabilities owing to the Primary Creditors in a manner satisfactory to the Primary Creditors).

(b)
Despite paragraph (a) above, on and from the first High Yield Notes Issue Date, the HY Issuer may not assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of Subordinated Liabilities to the extent relating to any Proceeds Loan Agreement until after the High Yield Discharge Date or other than with the Consent of (prior to the Senior Lender Discharge Date) the Senior Agent, (after any Second Lien Debt has been incurred and before the Second Lien Discharge Date) the Second Lien Representative(s), (after any Pari Passu Debt has been incurred and before the Pari Passu Debt Discharge Date) the Pari Passu Debt Representative(s), (after the Senior Secured Notes Issue Date and prior to the Senior Secured Notes Discharge Date) the Senior Secured Notes Indenture(s) and as contemplated in the High Yield Notes Indenture.

23.3	Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders

(a)
A Senior Lender or Pari Passu Creditor (other than a Pari Passu Debt Representative) may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the Senior Facilities Agreement or the Pari Passu Debt Documents (as applicable); and

(ii)	any assignee or transferee has (if not already a Party as a Senior Lender or Pari Passu Creditor (as applicable)) acceded to this Agreement as a

Senior Lender or a Pari Passu Creditor (as applicable) pursuant to Clause 23.13 (Creditor Accession Undertaking) unless (in the case of Pari Passu Debt in the form of debt securities) a Pari Passu Debt Representative is, or has acceded as, a Party on behalf of each relevant assignee or transferee of that Pari Passu Creditor.

(b)	A Second Lien Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the relevant Second Lien Facilities Agreement; and

(ii)	any assignee or transferee has (if not already a Party as a Second Lien Lender) acceded to this Agreement as a Second Lien Lender pursuant to Clause 23.13 (Creditor Accession Undertaking).

(c)	A High Yield Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the relevant High Yield Facilities Agreement; and

(ii)	any assignee or transferee has (if not already a Party as a High Yield Lender) acceded to this Agreement as a High Yield Lender pursuant to Clause 23.13 (Creditor Accession Undertaking).

(d)	An Unsecured Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the relevant Unsecured Facilities Agreement; and

(ii)	any assignee or transferee has (if not already a Party as a High Yield Lender) acceded to this Agreement as an Unsecured Lender pursuant to Clause 23.13 (Creditor Accession Undertaking).

(e)
Any Senior Secured Noteholder, Second Lien Noteholder, High Yield Noteholder or Unsecured Noteholder may assign, transfer or novate any of its rights and obligations to any person without the need for such person to execute and deliver to the Security Agent a duly completed Creditor Accession Undertaking, provided that such person is subject to the terms and conditions of this Agreement as provided under the terms of the relevant Notes Indenture.

23.4	Change of Hedge Counterparty
A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under that Hedging Agreement) transfer any of its rights and benefits and corresponding obligations in respect of the Hedging Agreements to which it is a party if any transferee has (if not already Party as a Hedge Counterparty) acceded to this Agreement as a Hedge Counterparty pursuant to Clause 23.13 (Creditor Accession Undertaking).

23.5	Change of Agent
No person shall become a Senior Agent, Second Lien Agent, Senior Secured Notes Trustee, Pari Passu Debt Representative, Second Lien Notes Trustee, High Yield Agent, High Yield Notes Trustee, Unsecured Agent or Unsecured Notes Trustee unless at the same time, it accedes to this Agreement in such capacity pursuant to Clause 23.13 (Creditor Accession Undertaking).

23.6	New Pari Passu Creditors and Pari Passu Debt Representatives

(a)
In order for indebtedness in respect of any issuance of public debt securities to constitute “Pari Passu Debt” for the purposes of this Agreement, (i) the trustee in respect of those debt securities shall accede to this Agreement as the Pari Passu Debt Representative in relation to that Pari Passu Debt pursuant to Clause 23.13 (Creditor Accession Undertaking) and (ii) the instrument constituting or evidencing such Pari Passu Debt must be governed by English or New York law and state that the document and the Pari Passu Debt constituted or evidenced thereby is subject to the terms of this Agreement, and the Senior Secured Creditors in respect of the Senior Secured Liabilities must be given (or have as a matter of law) third party beneficiary rights in respect of such statement.

(b)	In order for indebtedness under any other loan or credit or debt facility to constitute “Pari Passu Debt” for the purposes of this Agreement:

(i)	each creditor (or its Pari Passu Debt Representative on its behalf) in respect of that loan or credit or debt facility shall accede to this Agreement as a Pari Passu Creditor; and

(ii)
the facility agent in respect of that loan or credit or debt facility shall accede to this Agreement as the Pari Passu Debt Representative in relation to that loan or credit or debt facility pursuant to Clause 23.13 (Creditor Accession Undertaking).

(c)	No creditor shall be entitled to share in any of the Transaction Security or in the benefit of any provisions of this Agreement as a Pari Passu Creditor unless such creditor (or, as the case may be, the trustee or agent in relation to the indebtedness held by such creditor) has acceded to this Agreement in accordance with paragraphs (a) or (b) above.

23.7	New Second Lien Lenders

(a)	In order for indebtedness under any other loan or credit or debt facility (other than any Second Lien Notes) to constitute “Second Lien Loan Liabilities” for the purposes of this Agreement:

(i)	each creditor (or its Second Lien Agent on its behalf) in respect of that loan or credit or debt facility shall accede to this Agreement as a Second Lien Lender; and

(ii)
the facility agent in respect of that loan or credit or debt facility shall accede to this Agreement as the Second Lien Agent in relation to that loan or credit or debt facility pursuant to Clause 23.13 (Creditor Accession Undertaking).

(b)
No creditor shall be entitled to share in any of the Transaction Security or in the benefit of any provisions of this Agreement as a Second Lien Lender unless such creditor (or, as the case may be, the agent in relation to the indebtedness held by such creditor) has acceded to this Agreement in accordance with paragraph (a) above.

23.8	New High Yield Lenders

(a)	In order for indebtedness under any loan or credit or debt facility (other than any High Yield Notes) to constitute “High Yield Loan Liabilities” for the purposes of this Agreement:

(i)	each creditor (or its High Yield Agent on its behalf) in respect of that loan or credit or debt facility shall accede to this Agreement as a High Yield Lender; and

(ii)
the facility agent in respect of that loan or credit or debt facility shall accede to this Agreement as the High Yield Agent in relation to that loan or credit or debt facility pursuant to Clause 23.13 (Creditor Accession Undertaking).

(b)
No creditor shall be entitled to share in the benefit of any provisions of this Agreement as a High Yield Lender unless such creditor (or, as the case may be, the agent in relation to the indebtedness held by such creditor) has acceded to this Agreement in accordance with paragraph (a) above.

23.9	New Unsecured Lenders

(a)	In order for indebtedness under any other loan or credit or debt facility (other than any Unsecured Notes) to constitute “Unsecured Loan Liabilities” for the purposes of this Agreement:

(i)	each creditor (or its Unsecured Agent on its behalf) in respect of that loan or credit or debt facility shall accede to this Agreement as an Unsecured Lender; and

(ii)
the facility agent in respect of that loan or credit or debt facility shall accede to this Agreement as the Unsecured Agent in relation to that loan or credit or debt facility pursuant to Clause 23.13 (Creditor Accession Undertaking).

(b)
No creditor shall be entitled to share in the benefit of any provisions of this Agreement as an Unsecured Lender unless such creditor (or, as the case may be, the agent in relation to the indebtedness held by such creditor) has acceded to this Agreement in accordance with paragraph (a) above.

23.10	Change of Intra‑Group Lender
Subject to Clause 12.4 (Acquisition of Intra-Group Liabilities) and to the terms of the other Debt Documents, any Intra-Group Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Intra-Group Liabilities to another member of the Group if that member of the Group has (if not already a Party as an Intra-Group Lender) acceded to this Agreement as an Intra-Group Lender, pursuant to Clause 23.13 (Creditor Accession Undertaking) (provided that such member of the Group will not be required to accede to this Agreement as an Intra-Group Lender under this Clause 23.10 (Change of Intra-Group Lender) if it would otherwise not have been required to do so under the terms of Clause 23.11 (New Intra‑Group Lender) if it had been the original creditor of such Intra-Group Liability).

23.11	New Intra‑Group Lender
If any Intra-Group Lender or any member of the Group makes any loan to or grants any credit to or makes any other financial arrangement having similar effect (but excluding any trade credit in the ordinary course of trading) with any Debtor, and the aggregate amount of all such loans, credits and financial arrangements from such Intra-Group Lender or member of the Group to that Debtor and/or any other Debtor at any time equals or exceeds an amount equal to the greater of £10,000,000 (or its equivalent in other currencies) and one per cent. of Total Assets, the Company may procure that the person giving that loan, granting that credit or making that other financial arrangement (if not already a Party as an Intra-Group Lender) accedes to this Agreement, as an Intra-Group Lender pursuant to Clause 23.13 (Creditor Accession Undertaking).

23.12	New Ancillary Facility Lender
If any Affiliate of a Senior Lender or a Pari Passu Creditor becomes an Ancillary Facility Lender in accordance with the Senior Facilities Agreement or any Pari Passu Debt Document (as applicable), it shall not be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to its Ancillary Facilities unless it has (if not already a Party as a Senior Lender or Pari Passu Creditor (as applicable)) acceded to this Agreement as a Senior Lender or Pari Passu Creditor (as the case may be) and to the Senior Facilities Agreement or that Pari Passu Debt Document (as the case may be) as an Ancillary Facility Lender pursuant to Clause 23.13 (Creditor Accession Undertaking).

23.13	Creditor Accession Undertaking
With effect from the date of acceptance by the Security Agent of a Creditor Accession Undertaking duly executed and delivered to the Security Agent by the relevant acceding party or, if later, the date specified in that Creditor Accession Undertaking:

(a)
any Party ceasing entirely to be a Creditor shall be discharged from further obligations towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date);

(b)
as from that date, the replacement or new Creditor shall assume the same obligations and become entitled to the same rights, as if it had been an original Party in the capacity specified in the Creditor Accession Undertaking; and

(c)
any new Ancillary Facility Lender (which is an Affiliate of a Senior Lender or a Pari Passu Creditor) shall also become party to the Senior Facilities Agreement or relevant Pari Passu Debt Document as an Ancillary Facility Lender and shall assume the same obligations and become entitled to the same rights as if it had been an original party to the Senior Facilities Agreement or relevant Pari Passu Debt Document as an Ancillary Facility Lender.

23.14	Accession of Unsecured Notes Trustee

(a)
The Company shall procure that, on or prior to any Unsecured Notes Issue Date relating to Unsecured Notes, the relevant Unsecured Notes Trustee (and, if such entity ceases to act as trustee in relation to the Unsecured Notes for any reason, any successor or other person which is appointed or acts as trustee under the relevant Unsecured Notes Indenture) shall promptly complete, sign and deliver to the Security Agent a Creditor Accession Undertaking under which such Unsecured Notes Trustee agrees to be bound by this Agreement as an Unsecured Notes Trustee as if it had originally been a Party in such capacity. In connection with the foregoing, the Security Agent shall make such changes to the terms hereof relating to the rights and duties of such Unsecured Notes Trustee and any other Party as are required by such Unsecured Notes Trustee without the Consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

(b)
Each Party (other than the relevant proposed trustee under paragraph (a) above irrevocably authorises the Security Agent to execute on its behalf any Creditor Accession Undertaking which has been duly completed and signed on behalf of that person.

23.15	Accession of High Yield Notes Trustee

(a)
The Company shall procure that, on or prior to any High Yield Notes Issue Date, the relevant High Yield Notes Trustee (and, if such entity ceases to act as trustee in relation to the High Yield Notes for any reason, any successor or other person which is appointed or acts as trustee under the relevant High Yield Notes Indenture) shall promptly complete, sign and deliver to the Security Agent a Creditor Accession Undertaking under which such High Yield Notes Trustee agrees to be bound by this Agreement as a High Yield Notes Trustee as if it had originally been a Party in such capacity. In connection with the foregoing, the Security Agent shall make such changes to the terms hereof relating to the rights and duties of such High Yield Notes Trustee and any other Party as are required by such High Yield Notes Trustee without the Consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

(b)
Each Party (other than the relevant proposed trustee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Creditor Accession Undertaking which has been duly completed and signed on behalf of that person.

23.16	Accession of Second Lien Notes Trustee

(a)
The Company shall procure that, on or prior to any Second Lien Notes Issue Date, the relevant Second Lien Notes Trustee (and, if such entity ceases to act as trustee in relation to the Second Lien Notes for any reason, any successor or other person which is appointed or acts as trustee under the relevant Second Lien Notes Indenture) shall promptly complete, sign and deliver to the Security Agent a Creditor Accession Undertaking under which such Second Lien Notes Trustee agrees to be bound by this Agreement as a Second Lien Notes Trustee as if it had originally been a Party in such capacity. In connection with the foregoing, the

Security Agent shall make such changes to the terms hereof relating to the rights and duties of such Second Lien Notes Trustee and any other Party as are required by such Second Lien Notes Trustee without the Consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

(b)
Each Party (other than the relevant proposed trustee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Creditor Accession Undertaking which has been duly completed and signed on behalf of that person.

23.17	Accession of Senior Secured Notes Trustee

(a)
The Company shall procure that, on or prior to any Senior Secured Notes Issue Date, the relevant Senior Secured Notes Trustee (and, if such entity ceases to act as trustee in relation to the Senior Secured Notes for any reason, any successor or other person which is appointed or acts as trustee under the relevant Senior Secured Notes Indenture) shall promptly complete, sign and deliver to the Security Agent a Creditor Accession Undertaking under which such Senior Secured Notes Trustee agrees to be bound by this Agreement as a Senior Secured Notes Trustee as if it had originally been a Party in such capacity. In connection with the foregoing, the Security Agent shall make such changes to the terms hereof relating to the rights and duties of such Senior Secured Notes Trustee and any other Party as are required by such Senior Secured Notes Trustee without the Consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

(b)
Each Party (other than the relevant proposed trustee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Creditor Accession Undertaking which has been duly completed and signed on behalf of that person.

23.18	New Debtor or Security Grantor

(a)
If any member of the Group, Senior Borrower, Second Lien Borrower, borrower or issuer of Pari Passu Debt, Senior Secured Notes Issuer, Second Lien Notes Issuer, Permitted Affiliate Parent, Subordinated Creditor (in its capacity as grantor of Security over any Subordinated Funding, HY Issuer, HY Borrower, Unsecured Issuer or Unsecured Borrower:

(i)	incurs any Liabilities (other than Intra-Group Liabilities); or

(ii)	gives any Security, guarantee, indemnity or other assurance against loss in respect of any of such Liabilities,

the Debtors will procure that the person incurring those Liabilities or giving that assurance accedes to this Agreement as a Debtor or (if the person is not a Senior Guarantor, a HY Issuer, a HY Borrower, an Unsecured Issuer, an Unsecured Borrower or a member of the Group) a Security Grantor, in accordance with paragraph (d) below and, in each case no later than contemporaneously with the incurrence of those Liabilities or the giving of that assurance, unless the Liability incurred or security, guarantee, indemnity or other assurance against loss given in respect of any of the Liabilities does not meet or exceed an amount equal to the greater of £10,000,000 (or its equivalent in other currencies) and one per cent. of Total Assets in aggregate.

(b)
If any Affiliate of a Debtor becomes a borrower of an Ancillary Facility in accordance with the Senior Facilities Agreement or any Pari Passu Debt Document, the relevant Debtor shall procure that its Affiliate accedes to this Agreement as a Debtor no later than contemporaneously with the date on which it becomes a borrower.

(c)
If any Affiliate of the Company guarantees any Senior Lender Liabilities, Senior Secured Notes Liabilities, Pari Passu Debt Liabilities or Second Lien Liabilities, the Company shall procure that such Affiliate accedes to this Agreement as a Debtor no later than contemporaneously with the date on which it provides such guarantee.

(d)
With effect from the date of acceptance by the Security Agent of a Debtor/Security Grantor Accession Deed duly executed and delivered to the Security Agent by the new Debtor or new Security Grantor (together with any board resolutions, opinions or other documents or evidence that the Security Agent may require) or, if later, the date specified in the Debtor/Security Grantor Accession Deed, the new Debtor or new Security Grantor, as applicable shall assume the same obligations and become entitled to the same rights as if it had been an original Party as a Debtor or Security Grantor.

23.19	Additional parties

(a)
Each of the Parties appoints the Security Agent to receive and execute on its behalf each Debtor/Security Grantor Accession Deed and Creditor Accession Undertaking delivered to the Security Agent and the Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the Senior Facilities Agreement or any Second Lien Facilities Agreement.

(b)
In the case of a Creditor Accession Undertaking delivered to the Security Agent by any new Ancillary Facility Lender (which is an Affiliate of a Senior Lender or Pari Passu Creditor (as applicable)) or Pari Passu Creditor (as applicable):

(i)
the Security Agent shall, as soon as practicable after signing and accepting that Creditor Accession Undertaking in accordance with paragraph (a) above, deliver that Creditor Accession Undertaking to the Senior Agent or Pari Passu Debt Representative; and

(ii)
the Senior Agent or Pari Passu Debt Representative (as applicable) shall, as soon as practicable after receipt by it, sign and accept that Creditor Accession Undertaking if it appears on its face to have been completed, executed and delivered in the form contemplated by this Agreement.

23.20	Resignation of a Debtor

(a)	The Company may request that a Debtor ceases to be a Debtor by delivering to the Security Agent a Debtor Resignation Request.

(b)	The Security Agent shall accept a Debtor Resignation Request and notify the Company and each other Party of its acceptance if:

(i)	the Company has confirmed that no Event of Default is continuing or would result from the acceptance of the Debtor Resignation Request;

(ii)
to the extent that the Senior Lender Discharge Date has not occurred, the Senior Agent notifies the Security Agent that that Debtor is not, or has ceased to be, or will cease to be concurrently with such resignation, a Senior Borrower or a Senior Guarantor;

(iii)
to the extent that the Pari Passu Debt Discharge Date has not occurred, the Pari Passu Debt Representative(s) notifies the Security Agent that that Debtor is not, or has ceased to be, or will cease to be concurrently with such resignation, a borrower or an issuer of Pari Passu Debt or a Pari Passu Debt Guarantor;

(iv)
each Hedge Counterparty notifies the Security Agent that that Debtor is not or will cease to be concurrently with such resignation under actual or contingent obligations to that Hedge Counterparty in respect of the Hedging Liabilities;

(v)
to the extent that the Senior Secured Notes Discharge Date has not occurred, the Senior Secured Notes Representative(s) notifies the Security Agent that that Debtor is not, or has ceased to be, or will cease to be concurrently with such resignation, a Senior Secured Notes Issuer or Senior Secured Notes Guarantor;

(vi)	to the extent that the Second Lien Loan Discharge Date has not occurred, the Second Lien Agent notifies the Security Agent that that Debtor is not,

or has ceased to be, or will cease to be concurrently with such resignation, a Second Lien Borrower or a Second Lien Guarantor;

(vii)
to the extent that the Second Lien Notes Discharge Date has not occurred, the Second Lien Notes Trustee notifies the Security Agent that the Debtor is not, or has ceased to be, or will cease to be concurrently with such resignation, a Second Lien Notes Issuer or a Second Lien Guarantor;

(viii)
to the extent the High Yield Discharge Date has not occurred, the High Yield Representative(s) notifies the Security Agent that the Debtor is not, or has ceased to be, or will cease to be concurrently with such resignation, a borrower or an issuer or a High Yield Guarantor;

(ix)
to the extent the Unsecured Discharge Date has not occurred, the Unsecured Representative(s) notifies the Security Agent that the Debtor is not, or has ceased to be, or will cease to be concurrently with such resignation, a borrower or an issuer or an Unsecured Guarantor; and

(x)	the Company confirms that Debtor is under no actual or contingent obligations in respect of the Intra-Group Liabilities.

(c)
Upon notification by the Security Agent to the Company of its acceptance of the resignation of a Debtor, that person shall cease to be a Debtor and shall have no further rights or obligations under this Agreement as a Debtor.

23.21	Resignation of Creditors
The Parties agree that:

(a)
with respect to a Senior Lender, on the first date on which all Senior Lender Liabilities owed to that Senior Lender have been fully and finally discharged to the satisfaction of the Senior Agent (acting reasonably), whether or not as a result of an enforcement, and that Senior Lender (in that capacity) is under no further obligation to provide financial accommodation to any of the Debtors under the Senior Finance Documents, that Senior Lender shall cease automatically to be a Party as a Senior Lender;

(b)
with respect to a Senior Secured Notes Creditor, on the first date on which all Senior Secured Notes Liabilities owed to that Senior Secured Notes Creditor have been fully and finally discharged to the satisfaction of the relevant Senior Secured Notes Representative (acting reasonably), that Senior Secured Notes Creditor shall cease automatically to be a Party as a Senior Secured Notes Creditor;

(c)
with respect to a Pari Passu Creditor, on the first date on which all Pari Passu Debt owed to that Pari Passu Creditor has been fully and finally discharged in cash to the satisfaction of the relevant Pari Passu Debt Representative (acting reasonably), whether or not as a result of an enforcement, and that Pari Passu Creditor is under no further obligation to provide financial accommodation to any of the Debtors under the Pari Passu Debt Documents, that Pari Passu Creditor shall cease automatically to be a Party as a Pari Passu Creditor;

(d)
with respect to a Second Lien Creditor, on the first date on which all Second Lien Liabilities owed to that Second Lien Creditor have been fully and finally discharged in cash to the satisfaction of the relevant Second Lien Representative (acting reasonably), whether or not as a result of an enforcement, and (to the extent such Second Lien Creditor is a Second Lien Lender) that such Second Lien Creditor is under no further obligation to provide financial accommodation to any of the Debtors under the Second Lien Finance Documents, that Second Lien Creditor shall cease automatically to be a Party as a Second Lien Creditor;

(e)
with respect to a High Yield Creditor, on the first date on which all High Yield Liabilities owed to that High Yield Creditor have been fully and finally discharged in cash to the satisfaction of the relevant High Yield Representative (acting reasonably), whether or not as a result of an enforcement, and that High Yield Creditor is under no further obligation to provide financial accommodation to any of the Debtors under the High Yield Finance Documents, that High Yield Creditor shall cease automatically to be a Party as a High Yield Creditor;

(f)
with respect to an Unsecured Creditor, on the first date on which all Unsecured Liabilities owed to that Unsecured Creditor have been fully and finally discharged in cash to the satisfaction of the relevant Unsecured Representative (acting reasonably), whether or not as a result of an enforcement, and that Unsecured Creditor is under no further obligation to provide financial accommodation to any of the Debtors under the Unsecured Finance Documents, that Unsecured Creditor shall cease automatically to be a Party as an Unsecured Creditor; and

(g)
with respect to a Subordinated Creditor, on the first date on which all Subordinated Liabilities owed to that Subordinated Creditor have been fully and finally discharged in cash (as certified by the Company to the Security Agent in writing) and the Company has given notice that it wishes for such Subordinated Creditor to cease to be a Party, that Subordinated Creditor shall cease automatically to be a Party as a Subordinated Creditor.

23.22	New Subordinated Creditor
If the Company or any other member of the Group becomes a borrower in respect of any Subordinated Funding (as defined in the Senior Facilities Agreement), the Company may procure that the entity giving that loan, granting that credit or making available any other financial accommodation (if not already a Party as a Subordinated Creditor) accedes to this Agreement as a Subordinated Creditor in accordance with Clause 23.13 (Creditor Accession Undertaking) contemporaneously with the incurrence of such indebtedness (or has otherwise subordinated that indebtedness to the Liabilities owing to the Primary Creditors in a manner satisfactory to the Primary Creditors).

23.23	Cessation of a Security Grantor
Following the release of all Transaction Security granted by a Security Grantor (in accordance with the terms of the Debt Documents and this Agreement), such Security Grantor shall cease to be a Security Grantor and shall have no further rights or obligations under this Agreement as a Security Grantor.

24.	COSTS AND EXPENSES

24.1	Security Agent’s ongoing costs
In the event of:

(a)	an Event of Default (other than in relation to a Debt Document evidencing Intra-Group Liabilities or Subordinated Liabilities); or

(b)
the Security Agent being requested by a Debtor or an Instructing Group to undertake duties which the Security Agent and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Debt Documents, the Company shall (or another Debtor or Security Grantor so elected shall) pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them.

24.2	Transaction expenses
The Company shall (or another Debtor so elected shall), within 10 Business Days of demand, pay to the Security Agent the amount of all reasonable costs and expenses (including legal fees subject to any agreed arrangements) (together with any applicable VAT) reasonably incurred by the Security Agent and any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Debt Documents executed after the Effective Date.

24.3	Stamp taxes

The Company shall (or another Debtor so elected shall) pay and, within 10 Business Days of demand, indemnify the Security Agent against any cost, loss or liability that the Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document except for:

(a)
any such Tax payable in respect of a transfer certificate or assignment agreement or other document relating to a transfer or assignment by any Senior Secured Creditor and/or any Second Lien Creditor and/or any High Yield Creditor and/or any Unsecured Creditor of any of its rights and/or obligations under any Debt Document to which it is a party); and

(b)
any registration duties and any Tax payable due to a registration, submission or filing by a Secured Party of any Debt Document where such registration, submission or filing is or was not required to maintain or preserve the rights of that Secured Party under the applicable Debt Documents.

24.4	Interest on demand
Without duplication of any default interest payable under any Debt Document, if any Creditor or Debtor or Security Grantor fails to pay any amount payable by it under this Agreement on its due date, interest shall (to the extent such accrual does not result in any double counting under the provisions of this Agreement and the provisions of the other Secured Debt Documents) accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is 1% per annum over the rate at which the Security Agent was being offered, by leading banks in the London interbank market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Agent may from time to time select.

24.5	Enforcement and preservation costs
The Company shall (or another Debtor or Security Grantor so elected shall), within ten Business Days of demand, pay to the Security Agent the amount of all costs and expenses (including legal fees) (together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document, the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights (but excluding any costs and expenses arising as a result of the Security Agent’s gross negligence or wilful default).

24.6	Amendment costs

If a Debtor requests an amendment, waiver or consent, the Company shall, within ten Business Days of demand, reimburse the Security Agent for the amount of all reasonable costs and expenses (including legal fees subject to any agreed arrangements) (together with any applicable VAT) reasonably incurred by the Security Agent (and by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

25.	INDEMNITIES

25.1	Debtors’ indemnity

(a)
Subject to any limitations applicable to any guarantee and indemnity obligations of any Debtor under the Secured Debt Documents, each Debtor shall within 10 Business Days of demand indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred (but excluding any costs and expenses arising as a result of the Security Agent’s negligence or wilful default) by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Company to comply with its obligations under Clause 24 (Costs and Expenses);

(B)	the taking, holding, protection or enforcement of the Transaction Security;

(C)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, each Receiver and each Delegate by the Debt Documents or by law; or

(D)	any default by any Debtor or Security Grantor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents; or

(ii)	which otherwise relates to any of the Security Property or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

(b)
Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 25.1 (Debtors’ indemnity) will not be prejudiced by any release or disposal under Clause 17.2 (Distressed Disposals) taking into account the operation of that Clause 17.2 (Distressed Disposals).

25.2	Priority of indemnity

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 25.1 (Debtors’ indemnity) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it, in each case in accordance with Clause 18.1 (Order of Application of Group Recoveries).

25.3	Primary Creditors’ indemnity

(a)
Each Primary Creditor (other than the Notes Trustees) shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Primary Creditors for the time being (or, if the Liabilities due to each of those Primary Creditors is zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Debtor or Security Grantor pursuant to a Debt Document) and the Debtors or the Security Grantors shall jointly and severally indemnify each Senior Secured Creditor against any payment made by it under this Clause 25.3 (Primary Creditors’ indemnity).

(b)
For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed-out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i)
if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); and

(ii)
if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

25.4	The Company’s indemnity to Senior Secured Creditors
The Company shall within ten Business Days of demand and as principal obligor indemnify each Primary Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, reasonably incurred by any of them in relation to or arising out of the operation of Clause 17.2 (Distressed Disposals).

26.	INFORMATION

26.1	Information and dealing

(a)
The Creditors shall provide to the Security Agent from time to time (through their respective Agents in the case of a Senior Lender, a Second Lien Creditor, a Senior Secured Notes Creditor, a Pari Passu Creditor, a High Yield Creditor or an Unsecured Creditor) any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as trustee.

(b)
Subject to clause 40.7 (Communication when Facility Agent is Impaired Agent) of the Senior Facilities Agreement and any equivalent clause in any Second Lien Facilities Agreement, any High Yield Facilities Agreement and any Unsecured Facilities Agreement (as relevant) each Senior Lender, each Second Lien Lender, each High Yield Lender and each Unsecured Lender shall deal with the Security Agent exclusively through its Agent, and the Hedge Counterparties shall deal directly with the Security Agent and shall not deal through any Agent.

(c)	No Agent shall be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty except as expressly provided for in, and for the purposes of, this Agreement.

26.2	Disclosure

(a)
Notwithstanding any agreement to the contrary and subject to paragraph (b) below, each of the Debtors and Security Grantors Consents, until the Final Discharge Date, to the disclosure by any of the Primary Creditors, the Agents, the Arrangers and the Security Agent to each other (whether or not through an Agent and/or the Security Agent) of such information concerning the Debtors and/or the Security Grantors as any Primary Creditor, any Agent, any Arranger

or the Security Agent shall see fit and (i) which does not breach any applicable law, and (ii) prior to the taking of any Enforcement Action, would not result in any Unsecured Noteholder, High Yield Noteholder, Second Lien Noteholder or Senior Secured Noteholder receiving any material non-public information.

(b)
Prior to the occurrence of an Acceleration Event, a Debtor shall have the right under or in connection with any Debt Document to provide any notice, request or information to the Security Agent or any Secured Creditor or an Agent on a confidential basis and if marked as such, the Security Agent, such Secured Creditor or an Agent shall keep such information confidential and shall not have the right to disclose such information to any other Secured Creditor or person.

26.3	Notification of prescribed events

(a)
If a Senior Default or a Senior Secured Notes Default or a Pari Passu Debt Default either occurs or ceases to be continuing the Senior Agent, Senior Secured Notes Representative(s) or Pari Passu Debt Representative(s) (as applicable) shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Second Lien Representative(s), the High Yield Representative(s), the Unsecured Representative(s), any other Senior Secured Representative and each Hedge Counterparty.

(b)	If a Senior Acceleration Event occurs, the Senior Agent shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(c)
If a Senior Secured Notes Acceleration Event occurs the relevant Senior Secured Notes Representative(s) shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(d)
If a Pari Passu Debt Acceleration Event occurs the relevant Pari Passu Debt Representative(s) shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(e)
If a Second Lien Default either occurs or ceases to be continuing the relevant Second Lien Representative(s) shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the High Yield Representative(s), any other Second Lien Representative(s), the Unsecured Representative(s) and each Hedge Counterparty.

(f)
If a High Yield Default either occurs or ceases to be continuing the relevant High Yield Representative(s) shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), any other High Yield Representative(s), the Second Lien Representative(s), the Unsecured Representative(s) and each Hedge Counterparty.

(g)
If an Unsecured Default either occurs or ceases to be continuing the relevant Unsecured Representative(s) shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the High Yield Representative(s), the Second Lien Representative(s), any other Unsecured Representative(s) and each Hedge Counterparty.

(h)
If a Second Lien Acceleration Event occurs the relevant Second Lien Representative(s) shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(i)
If a High Yield Acceleration Event occurs the relevant High Yield Representative(s) shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(j)
If an Unsecured Acceleration Event occurs the relevant Unsecured Representative(s) shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(k)
If the Security Agent receives a Second Lien Enforcement Notice under paragraph (a) of Clause 8.12 (Permitted Enforcement: Second Lien Creditors) it shall, upon receiving that notice, notify, and send a copy of that notice to, the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), any other Second Lien Representative(s), each Hedge Counterparty, the High Yield Representative(s) and the Unsecured Representative(s).

(l)
If the Security Agent receives a High Yield Enforcement Notice under paragraph (b) of Clause 9.11 (Permitted Enforcement: High Yield Finance Parties) it shall, upon receiving that notice, notify, and send a copy of that notice to, the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Second Lien Representative(s), any other High Yield Representative, each Hedge Counterparty and the Unsecured Representative(s).

(m)	If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of that action.

(n)
If any Primary Creditor exercises any right it may have to enforce, or take any action to enforce, any of the Transaction Security, it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party of that action.

(o)
If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty which is party to that Hedging Agreement shall, upon becoming aware of that default, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Senior Agent, the Second Lien Representative(s), the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), each other Hedge Counterparty, the High Yield Representative(s) and the Unsecured Representative(s).

(p)
If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement under Clause 4.9 (Permitted Enforcement: Hedge Counterparties) it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Agent and each other Hedge Counterparty.

(q)
If the Security Agent receives a notice under paragraph (a)(iii) of Clause 3.8 (Option to purchase: Senior Secured Notes Creditors and Pari Passu Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, the Senior Agent.

(r)
If the Security Agent receives a notice under paragraph (a) of Clause 3.9 (Hedge Transfer: Purchasing Senior Secured Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, each Hedge Counterparty.

(s)
If the Security Agent receives a notice under paragraph (a) of Clause 8.13 (Option to Purchase: Second Lien Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, the Senior Agent, the Pari Passu Debt Representative(s) and the Senior Secured Notes Representative(s).

(t)
If the Security Agent receives a notice under paragraph (a) of Clause 8.14 (Hedge Transfer: Purchasing Second Lien Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, each Hedge Counterparty.

(u)
If the Security Agent receives a notice under paragraph (a) of Clause 9.15 (Option to purchase: High Yield Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, the Senior Agent, the Pari Passu Debt

Representative(s), the Senior Secured Notes Representative(s) and the Second Lien Representative(s).

(v)
If the Security Agent receives a notice under paragraph (a) of Clause 9.16 (Hedge Transfer: High Yield Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, each Hedge Counterparty.

(w)
Each of the Hedge Counterparties, Senior Secured Notes Trustee, Senior Agent, Second Lien Representatives, Pari Passu Debt Representative, High Yield Representative(s) and Unsecured Representative(s) will on the request of the Security Agent notify the Security Agent in writing of details of the outstanding amount of the Hedging Liabilities, Senior Secured Notes Liabilities, Senior Lender Liabilities, Second Lien Liabilities, Pari Passu Debt Liabilities, High Yield Liabilities or Unsecured Liabilities (as applicable).

27.	NOTICES

27.1	Communications in writing
Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by electronic mail or by letter.

27.2	Security Agent’s communications with Primary Creditors
The Security Agent shall be entitled to carry out all dealings:

(a)
with the Senior Lenders, the Second Lien Creditors, the Arrangers, the Senior Secured Notes Creditors, the Pari Passu Creditors, the High Yield Creditors and the Unsecured Creditors through their respective Agents and may give to the Agents, as applicable, any notice or other communication required to be given by the Security Agent to a Senior Lender, a Second Lien Creditor, an Arranger, the Senior Secured Notes Creditors, the Pari Passu Creditors, the High Yield Creditors or the Unsecured Creditors; and

(b)	with each Hedge Counterparty directly with that Hedge Counterparty.

27.3	Addresses
The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is that identified with its name on the signature page to this Agreement or that notified in writing to the Security Agent on or prior to the date on which it becomes a Party or any substitute address, electronic mail address or department or officer which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice.

27.4	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of electronic mail, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 27.3 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)
Any communication or document made or delivered to the Company in accordance with this Clause 27.4 (Delivery) will be deemed to have been made or delivered to each of the Security Grantors, each of the Debtors and each of the Creditors (other than a Primary Creditor).

(d)	Any communication which becomes effective, in accordance with paragraph (b) above, after 5 pm in the place of receipt shall be deemed to become effective on the following day.

27.5	Notification of address and electronic mail address
Promptly upon receipt of notification of an address and electronic mail address or change of address or electronic mail address pursuant to Clause 27.3 (Addresses) or changing its own address or electronic mail address, the Security Agent shall notify the other Parties.

27.6	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with this Agreement may be made by electronic mail or other electronic means, if those two Parties:

(i)
agree that, unless and until notified to the contrary, this is to be an accepted form of communication (with such agreement to be deemed to be given by each Party unless notified to the contrary to the Security Agent and the Company);

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made under or in connection with this Agreement will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5 pm in the place of receipt shall be deemed to become effective on the following day.

27.7	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

27.8	Notices to all Creditors

(a)
Where any request for a Consent, amendment or waiver which requires the Consent of all the Parties or any class of Creditors (or percentage thereof) (as the case may be) is received by an Agent from a Debtor, the relevant Agent shall provide notice of such request to such Parties or the relevant class of Creditors at the same time.

(b)	Where an instruction is required by an Agent from a class of Creditors (or a percentage thereof), notice of such instruction shall be provided to each Creditor in the relevant class at the same time.

28.	PRESERVATION

28.1	Partial invalidity
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

28.2	No impairment
If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

28.3	Remedies and waivers
No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

28.4	Waiver of defences
The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 28.4 (Waiver of defences), would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)	any time, waiver or Consent granted to, or composition with, any Debtor, any Security Grantor or other person;

(b)	the release of any Debtor, any Security Grantor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group or any Security Grantor;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor, any Security Grantor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor, Security Grantor or other person;

(e)
any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

28.5	Priorities not affected
Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)
not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)
secure the Liabilities owing to the Primary Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

29.	CONSENTS, AMENDMENTS AND OVERRIDE

29.1	Required Consents

(a)
Subject to paragraphs (b) to (f) (inclusive) below, Clause 2.4 (Additional and/or Refinancing Debt), Clause 17 (Proceeds of Disposals), Clause 20 (Refinancing of Primary Creditor Liabilities), Clause 29.2 (Amendments and Waivers: Transaction Security Documents), Clause 29.4 (Exceptions), Clause 29.5 (Snooze/Lose), Clause 29.9 (Disenfranchisement of Defaulting Lenders) and Clause 29.7 (Deemed Consent), this Agreement and/or a Security Document may be amended or waived only with the Consent of the Agents, the Security Agent, the Company and the Security Grantor (as the case may be), provided that, if an amendment or waiver only affects one class of Creditors and such amendment or waiver could not reasonably be expected to materially or adversely affect the interests of the other classes of Creditors, only the written agreement of the Agent acting on behalf of such affected class shall be required.

(b)
Subject to paragraphs (c) to (f) (inclusive) below, Clause 2.4 (Additional and/or Refinancing Debt), Clause 17 (Proceeds of Disposals), Clause 20 (Refinancing of Primary Creditor Liabilities), Clause 29.4 (Exceptions), Clause 29.5 (Snooze/Lose), Clause 29.9 (Disenfranchisement of Defaulting Lenders) and Clause 29.7 (Deemed Consent), an amendment or waiver of this Agreement that has the effect of changing or which relates to:

(i)
the definition of “Instructing Group”, Clause 14 (Turnover of Receipts), Clause 15 (Redistribution), Clause 18 (Application of Proceeds), Clause 19 (Equalisation) or this Clause 29 (Consents, Amendments and Override);

(ii)	paragraphs (e)(iii), (f) and (g) of Clause 21.5 (Instructions to Security Agent and exercise of discretion); and

(iii)	the order of priority or subordination under this Agreement, shall not be made without the Consent of:

(A)	the Agents;

(B)	the Senior Lenders;

(C)	the Second Lien Lenders;

(D)	the High Yield Lenders;

(E)	the Unsecured Lenders;

(F)	the Pari Passu Debt Representatives (acting on behalf of the relevant Pari Passu Creditors);

(G)	the Senior Secured Notes Trustees (acting on behalf of the relevant Senior Secured Notes Creditors);

(H)	the Second Lien Notes Trustees (acting on behalf of the relevant Second Lien Notes Creditors);

(I)	the High Yield Notes Trustees (acting on behalf of the relevant High Yield Notes Creditors);

(J)	the Unsecured Notes Trustees (acting on behalf of the relevant Unsecured Notes Creditors);

(K)	the Company;

(L)	each Hedge Counterparty (to the extent that the amendment or waiver would adversely affect the Hedge Counterparty); and

(M)	the Security Agent.

(c)
This Agreement and/or a Security Document may be amended by the Company, the Agents and the Security Agent without the Consent of any other Party to cure defects, omissions or manifest errors or resolve ambiguities or reflect changes in each case of a minor technical or administrative nature or as otherwise prescribed by the relevant Debt Documents.

(d)
Each Agent shall, to the extent consented to by the requisite percentage of Creditors it represents or it is otherwise authorised by the Debt Documents to which it is a party, act on such instructions in accordance therewith unless to the extent any amendments so consented to or authorised relate to any provision affecting the rights and obligations of that Agent in its capacity as such.

(e)
Where the Security Agent’s consent is required for any amendment or waiver in this Clause 29, the Security Agent shall act on the instructions of the applicable Instructing Group, provided that in all cases such consent of the Security Agent shall be deemed to have been given without such instruction or consent where either (i) an Instructing Group is not expressly required to instruct the Security Agent in relation to such amendment or waiver in accordance with the terms of this Agreement or (ii) the Agents have given their consent on behalf of Creditors which in aggregate comprise an Instructing Group.

(f)
Notwithstanding anything to the contrary in the Debt Documents, a Creditor may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Debt Document with the consent of the Company.

29.2	Amendments and Waivers: Transaction Security Documents

Save as otherwise permitted under Clause 2.4 (Additional and/or Refinancing Debt), Clause 17 (Proceeds of Disposals), Clause 20 (Refinancing of Primary Creditor Liabilities), Clause 29.1 (Required Consents), Clause 29.4 (Exceptions), Clause 29.5 (Snooze/Lose), Clause 29.9 (Disenfranchisement of Defaulting Lenders) and Clause 29.7 (Deemed Consent) and subject to paragraph (a) and (b) below and unless the provisions of any Debt Document expressly provide otherwise:

(a)
the Security Agent may, and if the Company and / or the relevant Security Grantor Consents, amend the terms of, waive any of the requirements of or grant Consents under, any of the Transaction Security Documents which shall be binding on each Party; and

(b)
the prior consent of the Primary Creditors is required to authorise in case of any amendment or waiver of, or Consent under, any Transaction Security Document which would adversely affect the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed.

29.3	Effectiveness
Any amendment, waiver or Consent given in accordance with this Clause 29 (Consents, Amendments and Override) will be binding on all Parties and the Security Agent may effect, on behalf of any Creditor, any amendment, waiver or Consent permitted by this Clause 29 (Consents, Amendments and Override).

29.4	Exceptions

(a)	Subject to paragraphs (c) and (d) below, if the amendment, waiver or Consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)	in the case of a Primary Creditor, in a way which affects or would affect Primary Creditors of that Party’s class generally; or

(ii)	in the case of a Debtor or Security Grantor, to the extent Consented to by the Company under paragraph (a) of Clause 29.2 (Amendments and Waivers: Transaction Security Documents),
the Consent of that Party is required.

(b)
Subject to paragraphs (c) and (d) below, an amendment, waiver or Consent which relates to the rights or obligations of an Agent, an Arranger or the Security Agent in its capacity as such (including, without limitation, any ability of the Security Agent to act in its discretion under this Agreement) may not be effected without the Consent of that Agent or, as the case may be, that Arranger or the Security Agent.

(c)	Neither paragraph (a) nor (b) above or paragraph (b) of Clause 29.2 (Amendments and Waivers: Transaction Security Documents) shall apply:

(i)	to any release of Transaction Security, claim or Liabilities; or

(ii)	to any Consent,
which, in each case, the Security Agent gives in accordance with Clause 2.4 (Additional and/or Refinancing Debt), Clause 17 (Proceeds of Disposals), Clause 20 (Refinancing of Primary Creditor Liabilities).

(d)	Paragraphs (a) and (b) above shall apply to an Arranger only to the extent that Arranger Liabilities are then owed to that Arranger.

29.5	Snooze/Lose
If in relation to:

(a)	a request for a Consent in relation to any of the terms of this Agreement;

(b)	a request to participate in any other vote of Senior Secured Creditors, Second Lien Creditors, High Yield Creditors or Unsecured Creditors under the terms of this Agreement;

(c)	a request to approve any other action under this Agreement; or

(d)	a request to provide any confirmation or notification under this Agreement, in each case, any Senior Secured Creditor, any Second Lien Creditor, any High Yield Creditor or any Unsecured Creditor:

(i)	fails to respond to that request within ten (10) Business Days (or within such other period as the relevant Agent and the Company shall specify) of that request being made; or

(ii)
fails to provide details of its Senior Secured Credit Participation, Second Lien Credit Participation, High Yield Credit Participation or Unsecured Credit Participation to the Security Agent within the timescale specified by the Security Agent, then:

(A)
in the case of paragraphs (a) to (c) above, that Senior Secured Credit Participation, that Second Lien Credit Participation, that High Yield Credit Participation or that Unsecured Credit Participation (as the case may be) shall be deemed to be zero for the purpose of calculating the Senior Secured Credit Participation, the Second Lien Credit Participation, the High Yield Credit Participation or the Unsecured Credit Paricipation when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Senior Secured Credit Participations, Second Lien Credit Participations, High Yield Participations or Unsecured Credit Participations has been obtained to give that Consent, carry that vote or approve that action;

(B)
in the case of paragraphs (a) to (c) above, that Primary Creditor’s status as a Second Lien Creditor, a Senior Secured Creditor, a High Yield Creditor and an Unsecured Creditor shall be disregarded for the purposes of ascertaining whether the agreement of any specified group of Primary Creditors has been obtained to give that Consent, carry that vote or approve that action; and

(C)	in the case of paragraph (d) above, that confirmation or notification shall be deemed to have been given.

29.6	Calculation credit participations

(a)
For the purpose of ascertaining whether any relevant percentage of Senior Secured Credit Participations, Second Lien Credit Participations, High Yield Credit Participations and Unsecured Credit Participations has been obtained under this Agreement, the Security Agent may notionally convert the Senior Secured Credit Participations, the Second Lien Credit Participations, the High Yield Credit Participations and the Unsecured Credit Participations into their Common Currency Amounts.

(b)
Each Senior Agent, each Senior Secured Notes Representative and each Pari Passu Debt Representative will, upon the request of the Security Agent, promptly provide the Security Agent with details of the Senior Secured Credit Participations of the Senior Secured Creditors whom it represents and (if applicable) details of the extent to which such Senior Secured Credit Participations have been voted for or against any request.

(c)	Each Second Lien Representative will, upon the request of the Security Agent, promptly provide the Security Agent with details of the Second Lien Outstandings of the Second Lien Creditors whom its represents and (if applicable) details of the extent to which such Second Lien Outstandings have been voted for or against any request.

(d)
Each High Yield Representative will, upon the request of the Security Agent, promptly provide the Security Agent with details of the High Yield Outstandings of the High Yield Creditors whom its represents and (if applicable) details of the extent to which such High Yield Outstandings have been voted for or against any request.

(e)
Each Unsecured Representative will, upon the request of the Security Agent, promptly provide the Security Agent with details of the Unsecured Outstandings of the Unsecured Creditors whom its represents and (if applicable) details of the extent to which such Unsecured Outstandings have been voted for or against any request.

(f)
Each Hedge Counterparty will, upon the request of the Security Agent, promptly provide the Security Agent with details of the Hedging Liabilities and (if applicable) details of the extent to which such Hedging Liabilities have been voted for or against any request.

29.7	Deemed Consent

(a)
If, at any time prior to the Senior Lender Discharge Date, the Senior Lenders and the Company give a Consent in respect of the Senior Finance Documents then, if that action was permitted by the terms of this Agreement, the Intra‑Group Lenders, Security Grantors and the Subordinated Creditors will (or will be deemed to):

(i)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)	do anything (including executing any document) that the Senior Lenders may reasonably require to give effect to this paragraph (a).

(b)
If, at any time on or after the Senior Lender Discharge Date and before the Senior Secured Notes Discharge Date, the Senior Secured Notes Creditors and the Company give a Consent in respect of the Senior Secured Notes Finance Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders, Security Grantors and the Subordinated Creditors will (or will be deemed to):

(i)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)	do anything (including executing any document) that the Senior Secured Notes Creditors and the Company may reasonably require to give effect to this paragraph (b).

(c)
If, at any time on or after the Senior Lender Discharge Date and before the Pari Passu Debt Discharge Date, the Pari Passu Creditors and the Company give a Consent in respect of the Pari Passu Debt Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders, Security Grantors and the Subordinated Creditors will (or will be deemed to):

(i)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)	do anything (including executing any document) that the Pari Passu Creditors and the Company may reasonably require to give effect to this paragraph (c).

(d)
If, at any time prior to the Second Lien Discharge Date, the Second Lien Creditors and the Company give a Consent in respect of any Second Lien Finance Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders, Security Grantors and the Subordinated Creditors will (or will be deemed to):

(i)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)	do anything (including executing any document) that the Second Lien Creditors and the Company may reasonably require to give effect to this paragraph (d).

(e)
If, at any time on or after the Second Lien Discharge Date, but before the High Yield Discharge Date, the High Yield Creditors and the Company, HY Issuer or HY Borrower give a Consent in respect of the High Yield Finance Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders, Security Grantors and the Subordinated Creditors will (or will be deemed to):

(i)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)	do anything (including executing any document) that the High Yield Creditors and the Company may reasonably require to give effect to this paragraph (e).

(f)
If, at any time on or after the Second Lien Discharge Date, but before the Unsecured Discharge Date, the Unsecured Creditors and the Company, Unsecured Issuer or Unsecured Borrower give a Consent in respect of the Unsecured Finance Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders, Security Grantors and the Subordinated Creditors will (or will be deemed to):

(i)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)	do anything (including executing any document) that the Unsecured Creditors and the Company may reasonably require to give effect to this paragraph (f).

29.8	Excluded Consents
Clause 29.7 (Deemed Consent) does not apply to any Consent which has the effect of:

(a)	increasing or decreasing the Liabilities;

(b)	changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Payments); or

(c)	changing the terms of this Agreement or of any Security Document.

29.9	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Senior Creditors;

(ii)	the Majority Senior Secured Creditors;

(iii)	the Majority Senior Lenders;

(iv)	the Majority Second Lien Creditors;

(v)	the Majority Second Lien Lenders;

(vi)	the Majority High Yield Creditors;

(vii)	the Majority High Yield Lenders;

(viii)	the Majority Unsecured Creditors;

(ix)	the Majority Unsecured Lenders; and/or

(x)	whether:

(A)	any relevant percentage (including, for the avoidance of doubt, unanimity) of credit participations; or

(B)	the agreement of any specified group of Primary Creditors,
has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement, that Defaulting Lender’s Available Commitments shall be reduced to zero.

(b)	For the purposes of this Clause 29.9, the relevant Agent and the Security Agent may assume that the following Creditors are Defaulting Lenders:

(i)	any Senior Lender, Pari Passu Creditor, Second Lien Lender, High Yield Lender or Unsecured Lender which has notified the Security Agent that it has become a Defaulting Lender;

(ii)	any Senior Lender, Pari Passu Creditor, Second Lien Lender, High Yield Lender or Unsecured Lender if the relevant Agent has notified the Security Agent that that Creditor is a Defaulting Lender;

(iii)	any Senior Lender, Pari Passu Creditor, Second Lien Lender, High Yield Lender or Unsecured Lender if the Company has notified the Security Agent that that Creditor is a Defaulting Lender; and

(iv)
any Senior Lender, Pari Passu Creditor, Second Lien Lender, High Yield Lender or Unsecured Lender in relation to which it is aware that any of the events or circumstances referred to in the definition of Defaulting Lender in the Senior Facilities Agreement, any Pari Passu Debt Document, any Second Lien Facilities Agreement, any High Yield Facilities Agreement or any Unsecured Facilities Agreement (as applicable) has occurred, unless it has received notice to the contrary from the Creditor concerned (together with any supporting evidence reasonably requested by the Security Agent) or the Security Agent is otherwise aware that the Creditor concerned has ceased to be a Defaulting Lender.

29.10	High Yield Creditor administrative Consents
If the Senior Agent (or Majority Senior Lenders), or Senior Secured Notes Representative(s), or Pari Passu Debt Representative(s), or the Second Lien Agent(s) (or the Majority Second Lien Lenders), or the Second Lien Notes Trustee at any time in respect of the Senior Finance Documents and/or the Senior Secured Notes Finance Documents and/or the Second Lien Finance Documents and/or the Pari Passu Debt Documents (as applicable) gives or give any Consent of a minor technical or administrative nature which does not adversely affect the interests of the High Yield Creditors or change the commercial terms contained in the High Yield Finance Documents then, if that action was permitted by the terms of this Agreement, the High Yield Creditors will (or will be deemed to):

(a)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(b)	do anything (including executing any document) that the relevant Creditors and the Company may reasonably require to give effect to this Clause 29.10 (High Yield Creditor administrative Consents).

29.11	Unsecured Creditor administrative Consents
If the Senior Agent (or Majority Senior Lenders), or Senior Secured Notes Representative(s), or Pari Passu Debt Representative(s), or the Second Lien Agent(s) (or the Majority Second Lien Lenders), or the Second Lien Notes Trustee at any time in respect of the Senior Finance Documents and/or the Senior Secured Notes Finance Documents and/or the Second Lien Finance Documents and/or the Pari Passu Debt Documents (as applicable) gives or give any Consent of a minor technical or administrative nature which does not adversely affect the interests of the Unsecured Creditors or change the commercial terms contained in the Unsecured Finance Documents then, if that action was permitted by the terms of this Agreement, the Unsecured Creditors will (or will be deemed to):

(a)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(b)	do anything (including executing any document) that the relevant Creditors and the Company may reasonably require to give effect to this Clause 29.11 (Unsecured Creditor administrative Consents).

29.12	No liability
None of the Senior Lenders, the Pari Passu Creditors, the Pari Passu Debt Representative(s), the Senior Agent, the Senior Secured Notes Creditors, the Senior Secured Notes Representative(s), the Second Lien Creditors, the Second Lien Representative(s), the High Yield Creditors, the High Yield Representative(s), the Unsecured Creditors, the Unsecured Representative(s) or the Hedge Counterparties will be liable to any other Creditor, Agent, Debtor or Security Grantor for any Consent given or deemed to be given under this Clause 29 (Consents, Amendments and Override).

29.13	Agreement to override

(a)	Subject to paragraph (b) below, unless expressly stated otherwise in this Agreement or the Supplemental Deed, this Agreement overrides anything in the Debt Documents to the contrary.

(b)
Notwithstanding anything to the contrary in this Agreement, but subject to Clause 1.2(w) (Construction) the preceding paragraph (a) as between any Creditor and any Debtor or any member of the Group or Security Grantor will not cure, postpone, waive or negate any breach, Default or Event of Default under any Debt Document (or any event that would but for paragraph (a) above constitute a breach, Default or Event of Default) as provided in the relevant Debt Document.

30.	NOTES TRUSTEE

30.1	General
In this Clause 30 (Notes Trustee), a reference to a Senior Secured Notes Trustee includes:

(a)
a Pari Passu Debt Representative in respect of Pari Passu Debt in the form of debt securities and references to Noteholders, Notes Finance Documents or Senior Secured Notes Liabilities shall be construed as references to the relevant Pari Passu Creditors, Pari Passu Debt Documents and Pari Passu Debt Liabilities in respect of such Pari Passu Debt;

(b)
a Second Lien Notes Trustee in respect of Second Lien Notes and references to Noteholders, Notes Finance Documents or Senior Secured Notes Liabilities shall be construed as references to the relevant Second Lien Notes Creditors, Second Lien Notes Finance Documents and Second Lien Notes Liabilities;

(c)
a High Yield Notes Trustee in respect of High Yield Notes and references to Noteholders, Notes Finance Documents or Senior Secured Notes Liabilities shall be construed as references to the relevant High Yield Notes Creditors, High Yield Notes Finance Documents and High Yield Notes Liabilities; and

(d)
an Unsecured Notes Trustee in respect of Unsecured Notes and references to Noteholders, Notes Finance Documents or Senior Secured Notes Liabilities shall be construed as references to the relevant Unsecured Notes Creditors, Unsecured Notes Finance Documents and Unsecured Notes Liabilities.

30.2	Liability

(a)
It is expressly understood and agreed by the Parties that this Agreement is executed and delivered by each Notes Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the relevant Notes Finance Documents for and on behalf of the Noteholders only for which the Notes Trustee acts as trustee and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Agreement shall impose on it any obligation to pay any amount out of its personal assets. Notwithstanding any other provision of this Agreement, its obligations hereunder (if any) to make any payment of any amount or to hold any amount on trust shall be only to make payment of such amount to or hold any such amount on trust to the extent that (i) it has actual knowledge that such obligation has arisen and (ii) it has received and, on the date on which it acquires such actual knowledge, has not distributed to the Noteholders for which it acts as trustee in accordance with the relevant Notes Indenture (in relation to which it is trustee) any such amount.

(b)
It is further understood and agreed by the Parties that in no case shall any Notes Trustee be (i) personally responsible or accountable in damages or otherwise to any other party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by that Notes Trustee in good faith in accordance with this Agreement or any of the Notes Finance Documents in a manner that such Notes Trustee believed to be within the scope of the authority conferred on it by this Agreement or any of the Notes Finance Documents or by law, or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Party, all such liability, if any, being expressly waived by the Parties and any person claiming by, through or under such Party; provided however, that each Notes Trustee shall be personally liable under this Agreement for its own gross negligence or wilful misconduct. It is also acknowledged and agreed that no Notes Trustee shall have any responsibility for the actions of any individual Creditor or Noteholder (save in respect of its own actions).

(c)
The Parties acknowledge and agree that the Notes Trustee shall not be charged with knowledge or existence of facts that would impose an obligation on it hereunder to make any payment or prohibit it from making any payment unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Notes Trustee receives written notice satisfactory to it that such payments are required or prohibited by this Agreement.

(d)
Notwithstanding anything contained herein, no provision of this Agreement shall alter or otherwise affect the rights and obligations of the Notes Issuer or any Debtor to make payments in respect of Notes Trustee Amounts as and when the same are due and payable pursuant to the applicable Notes Finance Documents or the receipt and retention by the Notes Trustee of the same or the taking of any step or action by the Notes Trustee in respect of its rights under the Notes Finance Documents to the same.

(e)	The Notes Trustee is not responsible for the appointment or for monitoring the performance of the Security Agent.

(f)
The Security Agent agrees and acknowledges that it shall have no claim against the Notes Trustee in respect of any fees, costs, expenses and liabilities due and payable to, or incurred by, the Security Agent.

(g)
The Notes Trustee shall be under no obligation to instruct or direct the Security Agent to take any Enforcement Action unless it shall have been instructed to do so by the Noteholders and if it shall have been indemnified and/or secured to its satisfaction.

30.3	No action

(a)
Notwithstanding any other provision of this Agreement, no Notes Trustee shall have any obligation to take any action under this Agreement unless it is indemnified and/or secured and/or prefunded by the Noteholders to its satisfaction in respect of all costs, expenses and liabilities which it would in its opinion thereby incur (together with any associated VAT). No Notes Trustee shall have an obligation to indemnify (out of its personal assets) any other person, whether or not a Party, in respect of any of the transactions contemplated by this Agreement. In no event shall the permissive rights of a Notes Trustee to take action under this Agreement be construed as an obligation to do so.

(b)
Prior to taking any action under this Agreement any Notes Trustee may request and rely upon an opinion of counsel or opinion of another qualified expert, at the expense of the Company or another Debtor.

(c)
Notwithstanding any other provisions of this Agreement or any other Notes Finance Document to which a Notes Trustee is a party to, in no event shall a Notes Trustee be liable for special, indirect, punitive or consequential loss or damages of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits) whether or not foreseeable even if such Notes Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

30.4	Reliance on certificates
The Notes Trustee shall at all times be entitled to and may rely on any notice, Consent or certificate given or granted by any Party without being under any obligation to enquire or otherwise determine whether any such notice, Consent or certificate has been given or granted by such Party properly acting in accordance with the provisions of this Agreement.

30.5	No fiduciary duty
No Notes Trustee shall be deemed to owe any fiduciary duty to any Creditor (save in respect of such persons for whom it acts as trustee) and shall not be personally liable to any Creditor if it shall in good faith mistakenly pay over or distribute to any Creditor or to any other person cash, property or securities to which any other Creditor shall be entitled by virtue of this Agreement or otherwise. With respect to the Creditors, each Notes Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Notes Finance Documents pursuant to which it acts as trustee and this Agreement and no implied agreement, covenants or obligations with respect to the other Creditors shall be read into this Agreement against the Notes Trustee.

30.6	Debt assumptions

(a)	Each Senior Secured Notes Trustee is entitled to assume that:

(i)	no Senior Secured Payment Default, Second Lien Payment Default, Pari Passu Debt Payment Default, High Yield Payment Default or Unsecured Payment Default has occurred;

(ii)	no Senior Default, Second Lien Default, Pari Passu Debt Default, High Yield Default or Unsecured Default has occurred;

(iii)	none of the Senior Liabilities, Second Lien Liabilities, Pari Passu Debt Liabilities, High Yield Liabilities or Unsecured Liabilities have been accelerated;

(iv)	no Default, Event of Default or termination event (however described) has occurred; and

(v)	none of the Senior Discharge Date, the Second Lien Discharge Date, the Pari Passu Debt Discharge Date, the High Yield Discharge Date or the Unsecured Discharge Date has occurred, unless a Responsible Officer of that Senior Secured Notes Trustee has actual knowledge to the contrary.

(b)	Each Second Lien Notes Trustee is entitled to assume that in respect of the Secured Obligations:

(i)	no Senior Secured Payment Default or High Yield Payment Default or Unsecured Payment Default has occurred;

(ii)	no Senior Default, Senior Secured Notes Default, Pari Passu Debt Default, High Yield Default or Unsecured Default has occurred;

(iii)	none of the Senior Liabilities, Senior Secured Notes Liabilities, Pari Passu Debt Liabilities, High Yield Liabilities or Unsecured Liabilities have been accelerated;

(iv)	no Default, Event of Default or termination event (however described) has occurred; and

(v)	none of the Senior Discharge Date, the Senior Secured Notes Discharge Date, the Pari Passu Debt Discharge Date, the High Yield Discharge Date or the Unsecured Discharge Date has occurred, unless a Responsible Officer of that Second Lien Notes Trustee has actual knowledge to the contrary.

(c)	Each High Yield Notes Trustee is entitled to assume that in respect of the Secured Obligations:

(i)	no Senior Secured Payment Default, Second Lien Payment Default or Unsecured Payment Default has occurred;

(ii)	no Senior Default, Second Lien Default, Pari Passu Debt Default, Senior Secured Notes Default or Unsecured Default has occurred;

(iii)	none of the Senior Secured Liabilities, Second Lien Liabilities or Unsecured Liabilities have been accelerated;

(iv)	no Default, Event of Default or termination event (however described) has occurred; and

(v)	none of the Senior Discharge Date, the Second Lien Discharge Date, the Pari Passu Debt Discharge Date, the Senior Secured Notes Discharge Date or the Unsecured Discharge Date has occurred, unless a Responsible Officer of that High Yield Notes Trustee has actual knowledge to the contrary.

(d)	Each Unsecured Notes Trustee is entitled to assume that in respect of the Secured Obligations:

(i)	no Senior Secured Payment Default, Second Lien Payment Default or High Yield Payment Default has occurred;

(ii)	no Senior Default, Second Lien Default, Pari Passu Debt Default, Senior Secured Notes Default or High Yield Default has occurred;

(iii)	none of the Senior Secured Liabilities, Second Lien Liabilities or High Yield Liabilities have been accelerated;

(iv)	no Default, Event of Default or termination event (however described) has occurred; and

(v)	none of the Senior Discharge Date, the Second Lien Discharge Date, Pari Passu Debt Discharge Date, the Senior Secured Notes Discharge Date or the High Yield Discharge Date has occurred, unless a Responsible Officer of that Unsecured Notes Trustee has actual knowledge to the contrary.

(e)	The Notes Trustee is not obliged to monitor or enquire whether any Event of Default has occurred.

30.7	Senior Lenders, Hedge Counterparties, Senior Secured Notes Creditors, Pari Passu Creditors, Second Lien Creditors, High Yield Creditors and Unsecured Creditors
In acting pursuant to this Agreement and the Notes Indenture, no Notes Trustee is required to have any regard to the interests of any Creditor other than the Noteholders for which it is the Notes Trustee.

30.8	Claims of Security Agent
The Security Agent agrees and acknowledges that it shall have no rights of indemnification or claim against the Notes Trustee in respect of any fees, costs, expenses and liabilities due and payable to, or incurred by, (including in each case by another Party) the Security Agent.

30.9	Reliance and advice
Each Notes Trustee may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may be assumed to be within its knowledge or within its powers to verify; and

(c)	engage, pay for and rely on professional advisers selected by it (including those representing a person other than the Notes Trustee).

30.10	Provisions survive termination
The provisions of this Clause 30 (Notes Trustee) shall survive any termination of this Agreement.

30.11	Other Parties not affected
No provision of this Clause 30 (Notes Trustee) shall alter or change the rights and obligations as between the other Parties in respect of each other. This Clause is intended to afford protection to the Notes Trustees only.

30.12	Instructions
In acting under this Agreement, a Notes Trustee is entitled to seek instructions from (or clarifications to instructions from) the Noteholders for which it acts as trustee at any time and, where it acts on the instructions of such Noteholders, that Notes Trustee shall not incur any liability to any person for so acting. No Notes Trustee is liable to any person for any loss suffered as a result of any delay caused as a result of it seeking instructions from the Noteholders for which it acts as trustee.

30.13	Responsibility of Notes Trustee

(a)
No Notes Trustee shall be responsible to any other Senior Finance Party, Pari Passu Creditor, Second Lien Finance Parties, Hedge Counterparty, Senior Secured Notes Finance Party, High Yield Finance Party or Unsecured Finance Party for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(i)
any Senior Finance Document, Senior Secured Notes Finance Document, Pari Passu Debt Document, Second Lien Finance Documents, Hedging Agreement, High Yield Finance Document, Unsecured Finance Document or any other document;

(ii)
any statement or information (whether written or oral) made in or supplied in connection with any Senior Finance Document, Senior Secured Notes Finance Document, Pari Passu Debt Document, Second Lien Finance Document, Hedging Agreement, High Yield Finance Document, Unsecured Finance Document or any other document; or

(iii)	any observance by any Debtor of its obligations under any Debt Document or any other documents.

(b)	Each Notes Trustee may rely and shall be fully protected in acting or refraining from acting upon any notice, certificate or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person.

30.14	Confirmation
Without affecting the responsibility of any Debtor or the Company for information supplied by it or on its behalf in connection with any Debt Document, each Senior Finance Party, Second Lien Finance Party, Hedge Counterparty, Pari Passu Creditor, Senior Secured Notes Finance Party, High Yield Finance Party and Unsecured Finance Party (other than, in each case, any Notes Trustee (in its personal capacity) and the Security Agent) confirms that it:

(a)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Senior Finance Documents, the Senior Secured Notes Finance Documents, the Pari Passu Debt Documents, the Second Lien Finance Documents, the High Yield Finance Documents, the Unsecured Finance Documents or the Hedging Agreement (including the financial condition and affairs of each Debtor, HY Issuer, HY Borrower or their related entities and the nature and extent of any recourse against any Party or its assets); and

(b)
has not relied on any information provided to it by the Notes Trustee in connection with any Senior Finance Document, Senior Secured Notes Finance Document, Pari Passu Debt Document, Second Lien Finance Document, High Yield Finance Document, Unsecured Finance Document or Hedging Agreement.

30.15	Provision of information
No Notes Trustee is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. No Notes Trustee is responsible for:

(a)
providing any Senior Lender, Pari Passu Creditor, Senior Secured Notes Creditor, Second Lien Creditor, Hedge Counterparty, High Yield Creditor or Unsecured Creditor with any credit or other information concerning the risks arising under or in connection with the Debt Documents (including any information relating to the financial condition or affairs of any Debtor or Security Grantor or their related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the Effective Date; or

(b)	obtaining any certificate or other document from any Debtor or the Company.

30.16	Departmentalism
In acting as a Notes Trustee, each Notes Trustee shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by a Notes Trustee which, in its opinion, is received or acquired by some other division or department or otherwise than in its capacity as a Notes Trustee may be treated as confidential by that Notes Trustee and will not be treated as information possessed by that Notes Trustee in its capacity as such.

30.17	Disclosure of information
Each Debtor irrevocably authorises any Notes Trustee to disclose to any Senior Finance Party, Hedge Counterparty, Senior Secured Notes Finance Party, Pari Passu Creditor, Second Lien Finance Party, High Yield Finance Party and Unsecured Finance Party any information that is received by the Notes Trustee in its capacity as the Notes Trustee.

30.18	Illegality

(a)
Each Notes Trustee may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

(b)
Furthermore, each Notes Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

30.19	Resignation of Notes Trustee
Each Notes Trustee may resign or be removed in accordance with the terms of the applicable Notes Indenture, provided that a replacement Notes Trustee agrees with the Parties to become the replacement trustee under this Agreement by the execution of a Creditor Accession Undertaking.

30.20	Notes Trustee assumptions

(a)	Each Notes Trustee is entitled to assume that:

(i)
any payment or other distribution made pursuant to this Agreement in respect of the Unsecured Notes Liabilities, High Yield Notes Liabilities, the Second Lien Notes Liabilities or the Senior Secured Notes Liabilities (as the case may be) has been made in accordance with the ranking in Clause 2 (Ranking and Priority) and is permitted by any provision of this Agreement and is made in accordance with these provisions;

(ii)	the proceeds of enforcement of any Security conferred by the Transaction Security Documents have been applied in the order set out in Clause 18 (Application of Proceeds);

(iii)
any Security, collateral, guarantee or indemnity or other assurance granted to it has been done so in compliance with Clauses 3.3 (Security and guarantees: Senior Secured Creditors), 8.10 (Security and guarantees: Second Lien Creditors) and 9.2 (Restriction on Payment and dealings: High Yield Liabilities); and

(iv)
any Senior Secured Notes, Second Lien Notes, High Yield Notes or Unsecured Notes issued comply with the provisions of this Agreement including, without limitation, Clauses 6 (Issue of Senior Secured Notes), 8 (Second Lien Creditors and Second Lien Liabilities), 9 (High Yield Creditors and High Yield Liabilities) and 10 (Unsecured Creditors and Unsecured Liabilities).

(b)
Each Notes Trustee is entitled to assume that any payment or distribution made in respect of the High Yield Notes Liabilities, Second Lien Notes Liabilities, Unsecured Notes Liabilities or Senior Secured Notes Liabilities (as the case may be) is permitted by this Agreement, unless it has actual knowledge to the contrary provided, however, that a Notes Trustee shall be liable under this Agreement for its own gross negligence or wilful misconduct.

(c)
A Notes Trustee shall not have any obligation under Clause 13 (Effect of Insolvency Event) or Clause 15 (Redistribution) in respect of amounts received or recovered by it unless (i) it has actual knowledge that the receipt or recovery falls within paragraphs (a) or (b) above, and (ii) it has not distributed to the relevant Noteholders in accordance with the Notes Indenture any amount so received or recovered.

(d)
A Notes Trustee shall not be obliged to monitor performance by the Debtors, the Security Agent or any other Party or the Noteholders of their respective obligations under, or compliance by them with, the terms of this Agreement.

30.21	Agents
Each Notes Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

30.22	No Requirement for bond or surety

No Notes Trustee shall be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Agreement.

30.23	Notes Trustee Liabilities and payments
No provision of this Agreement shall alter or otherwise affect the rights and obligations of any Debtor to make payments in respect of the Liabilities it owes to any Notes Trustee as and when the same are due and payable and demand, receipt and retention by any Notes Trustee of the same or taking of any step or action by any Notes Trustee in respect of its rights under the Notes Finance Documents to the same.

31.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.	BAIL-IN
Notwithstanding any other term of any Debt Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Debt Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including:

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Secured Debt Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

33.	QFC CREDIT SUPPORT
To the extent that the Secured Debt Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Secured Debt Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Secured Debt Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Secured Debt Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	For the purposes of this Clause 33, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

34.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

35.	ENFORCEMENT

35.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 35.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

35.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law each Debtor, each Security Grantor and each Subordinated Creditor (unless incorporated in England and Wales):

(i)	irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(ii)	agrees that failure by a process agent to notify the relevant Debtor, Security Grantor or Subordinated Creditor, as applicable, of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Debtors, Security Grantors and Subordinated Creditors) must immediately (and in any event within five Business Days of becoming aware of such event taking place)

appoint another agent as process agent on terms acceptable to the Senior Agent or, after the Senior Discharge Date, Senior Secured Notes Representative(s) and Pari Passu Debt Representative(s) or, after the Senior Secured Discharge Date, the Second Lien Representative(s), or after the Second Lien Discharge Date, the High Yield Representative(s) or, after the High Yield Discharge Date, the Unsecured Representative(s). Failing this, the Senior Agent, the Senior Secured Notes Representative(s), the Pari Passu Debt Representative(s), the Second Lien Representative(s), the High Yield Representative(s) or the Unsecured Representative(s) (as the case may be) may appoint another agent for this purpose.

(c)	Each Debtor and Subordinated Creditor expressly agrees and Consents to the provisions of this Clause 35 (Enforcement) and Clause 34 (Governing Law).
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Intra‑Group Lenders, the Subordinated Creditor and the Debtors and is intended to be and is delivered by them as a deed on the date specified above. The Parties intend that this Agreement takes effect as a deed, notwithstanding that certain Parties may execute this Agreement under hand.

SCHEDULE 1
FORM OF DEBTOR/SECURITY GRANTOR ACCESSION DEED

THIS AGREEMENT is made on [●] and made
BETWEEN:

(1)	[Insert full name of New Debtor] (the Acceding [Debtor]/[Security Grantor]); and

(2)	[Insert full name of current Security Agent] (the Security Agent), for itself and each of the other parties to the intercreditor agreement referred to below.
This agreement is made on [date] by the Acceding [Debtor]/[Security Grantor] in relation to an intercreditor agreement (the “Intercreditor Agreement”) dated [●] (as amended and/or amended and restated from time to time) between, amongst others, Virgin Media Investment Holdings Limited, [●] as security agent and as senior agent, the other Creditors and the other Debtors and Security Grantors (each as defined in the Intercreditor Agreement).
The Acceding [Debtor]/[Security Grantor] intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]/[give third party security in respect of Liabilities under the following documents]:
[Insert details (date, parties and description) of relevant documents]
the “Relevant Documents”.
IT IS AGREED as follows:

1.	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2.	The Acceding [Debtor]/[Security Grantor] and the Security Agent agree that the Security Agent shall hold:

(a)	any Security in respect of Liabilities (including any Security Agent Claim) created or expressed to be created pursuant to the Relevant Documents;

(b)	all proceeds of that Security; and

(c)
all obligations expressed to be undertaken by the Acceding [Debtor]/[Security Grantor] to pay amounts in respect of the Liabilities (including any Security Agent Claim) to the Security Agent as trustee or as agent or otherwise for the benefit of the Secured Parties (in the Relevant Documents or otherwise and including any Security Agent Claim) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding [Debtor]/[Security Grantor] (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee or agent or otherwise for the benefit of the Secured Parties, to the extent permitted by applicable law on trust or as agent or otherwise for the benefit of the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

3.
The Acceding [Debtor]/[Security Grantor] confirms that it intends to be party to the Intercreditor Agreement as a [Debtor]/[Security Grantor], undertakes to perform all the obligations expressed to be assumed by a [Debtor]/[Security Grantor] under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

4.
[In consideration of the Acceding [Debtor]/[Security Grantor] being accepted as an Intra‑Group Lender for the purposes of the Intercreditor Agreement, the Acceding [Debtor]/[Security Grantor] also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].[7]

[4]/[5] This Agreement and any non-contractual obligations arising out of or in connection with it are is governed by, English law.
THIS AGREEMENT has been signed on behalf of the Security Agent and executed as a deed by the Acceding [Debtor]/[Security Grantor] and is delivered on the date stated above.
The Acceding [Debtor]/[Security Grantor]

_______________
7 Include this paragraph in the relevant Debtor Accession Deed if the Acceding Debtor is also to accede as an Intra-Group Lender to the Intercreditor Agreement.

[EXECUTED AS A DEED	)
By: [Full name of Acceding [Debtor]/[Security Grantor]]	)
Director
Director/Secretary
OR
[EXECUTED AS A DEED
By: [Full name of Acceding [Debtor]/[Security Grantor]]
Signature of Director
Name of Director
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness]
Address for notices:
Address:
Email:

The Security Agent
[Full name of current Security Agent]
By:
Date:

SCHEDULE 2
FORM OF CREDITOR ACCESSION UNDERTAKING

To:	[Insert full name of current Security Agent] (the “Security Agent”) for itself and each of the other parties to the Intercreditor Agreement referred to below.
[To:    [Insert full name of current Senior Agent] as Senior Agent.]8
From:    [Acceding Creditor]
THIS UNDERTAKING is made on [date] by [insert full name of new Senior Lender / Hedge Counterparty / Senior Agent / Intra-Group Lender / Pari Passu Creditor / Subordinated Creditor / Senior Secured Notes Trustee / High Yield Notes Trustee / High Yield Lender / High Yield Agent / Unsecured Notes Trustee / Unsecured Lender / Unsecured Agent / Second Lien Notes Trustee / Second Lien Agent / Second Lien Lender / Second Lien Arranger] (the “Acceding [Senior Lender / Hedge Counterparty / Senior Agent / Intra-Group Lender / Pari Passu Creditor / Pari Passu Debt Representative / Subordinated Creditor / Senior Secured Notes Trustee / High Yield Notes Trustee / High Yield Lender / High Yield Agent / Unsecured Notes Trustee / Unsecured Lender / Unsecured Agent / Second Lien Notes Trustee / Second Lien Agent / Second Lien Lender / Second Lien Arranger]”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated [●] (as amended and/or amended and restated from time to time) between, amongst others, Virgin Media Investment Holdings Limited, [●] as security agent and as senior agent, the other Creditors and the other Debtors and Security Grantors (each as defined in the Intercreditor Agreement). Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.
In consideration of the Acceding [Senior Lender / Hedge Counterparty / Senior Agent / Intra-Group Lender / Pari Passu Creditor / Subordinated Creditor / Senior Secured Notes Trustee / High Yield Notes Trustee / High Yield Lender / High Yield Agent / Unsecured Notes Trustee / Unsecured Lender / Unsecured Agent / Second Lien Notes Trustee / Second Lien Agent / Second Lien Lender / Second Lien Arranger] being accepted as a [Senior Lender / Hedge Counterparty / Senior Agent / Intra-Group Lender / Pari Passu Creditor / Subordinated Creditor / Senior Secured Notes Trustee / High Yield Notes Trustee / High Yield Lender / High Yield Agent / Unsecured Notes Trustee / Unsecured Lender / Unsecured Agent / Second Lien Notes Trustee / Second Lien Agent / Second Lien Lender / Second Lien Arranger] for the purposes of the Intercreditor Agreement, the Acceding [Senior Lender / Hedge Counterparty / Senior Agent / Intra-Group Lender / Pari Passu Creditor / Subordinated Creditor / Senior Secured Notes Trustee / High Yield Notes Trustee / High Yield Lender / High Yield Agent / Unsecured Notes Trustee / Unsecured Lender / Unsecured Agent / Second Lien Notes Trustee / Second Lien Agent / Second
_______________
8 Include only in the case of (i) a Hedge Counterparty or (ii) an Ancillary Facility Lender which is an Affiliate of a Senior Lender.

Lien Lender / Second Lien Arranger] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Senior Lender / Hedge Counterparty / Senior Agent / Intra-Group Lender / Pari Passu Creditor / Subordinated Creditor / Senior Secured Notes Trustee / High Yield Notes Trustee / High Yield Lender / High Yield Agent / Unsecured Notes Trustee /
Unsecured Lender / Unsecured Agent Arranger / Second Lien Notes Trustee / Second Lien Agent / Second Lien Lender / Second Lien Arranger] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Senior Lender / Hedge Counterparty / Senior Agent / Intra-Group Lender / Pari Passu Creditor / Subordinated Creditor / Senior Secured Notes Trustee / High Yield Notes Trustee / High Yield Lender / High Yield Agent / Unsecured Notes Trustee / Unsecured Lender / Unsecured Agent / Second Lien Notes Trustee / Second Lien Agent / Second Lien Lender / Second Lien Arranger] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.
[The Acceding Senior Lender is an Affiliate of a [Senior Lender]/[lender under a Pari Passu Debt Document] and has become a provider of an Ancillary Facility. In consideration of the Acceding Senior Lender being accepted as an Ancillary Facility Lender for the purposes of the [Senior Facilities Agreement]/[Pari Passu Debt Document], the Acceding Senior Lender confirms, for the benefit of the parties to the [Senior Facilities Agreement]/[Pari Passu Debt Document], that, as from [date], it intends to be party to the [Senior Facilities Agreement]/[Pari Passu Debt Document] as an Ancillary Facility Lender, and undertakes to perform all the obligations expressed in the [Senior Facilities Agreement]/[Pari Passu Debt Document] to be assumed by a [Senior Finance Party]/[Pari Passu Debt Creditor] and agrees that it shall be bound by all the provisions of the [Senior Facilities Agreement]/[Pari Passu Debt Document], as if it had been an original party to the [Senior Facilities Agreement]/[Pari Passu Debt Document] as an Ancillary Facility Lender.]
[The Acceding Hedge Counterparty has become a provider of hedging arrangements to [the Company/[name of Debtor]].
This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.
THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding [Pari Passu]/[Subordinated] Creditor, if it is acceding as an Intra-Group Lender and is delivered on the date stated above].

Acceding [Creditor]

[EXECUTED as a DEED]
[insert full name of Acceding
Creditor]
By:
Address:
Email:

Accepted by the Security Agent	[Accepted by the Senior Agent]

for and on behalf of	for and on behalf of
[Insert full name of current Security Agent]	[Insert full name of current Senior Agent]
Date:	Date:][9]

_______________
9 Include only in the case of (i) a Hedge Counterparty or (ii) an Ancillary Facility Lender which is an Affiliate of a Senior Lender.

SCHEDULE 3
FORM OF DEBTOR RESIGNATION REQUEST
To:    [●] as Security Agent
From:    [resigning Debtor] and [the Company]
Dated:
Dear Sirs
Intercreditor Agreement originally dated [●] (as amended and/or amended and restated from time to time) (the “Intercreditor Agreement”)

1.
We refer to the Intercreditor Agreement. This is a Debtor Resignation Request. Terms defined in the Intercreditor Agreement have the same meaning in this Debtor Resignation Request unless given a different meaning in this Debtor Resignation Request.

2.	Pursuant to Clause 23.20 (Resignation of a Debtor) of the Intercreditor Agreement we request that [resigning Debtor] be released from its obligations as a Debtor under the Intercreditor Agreement.

3.	We confirm that:

(a)	no Event of Default is continuing or would result from the acceptance of this request; and

(b)	[resigning Debtor] is under no actual or contingent obligations in respect of the Intra-Group Liabilities.

4.	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[The Company]	[resigning Debtor]
By:	By:

SCHEDULE 4
SECOND LIEN MAJOR TERMS

1.	Second Lien Finance Documents

(a)	The Second Lien Finance Documents permit each document evidencing Senior Secured Liabilities to be refinanced, amended, restated, extended, supplemented or modified.

(b)	The Second Lien Finance Documents permit the guarantees and security taken in respect of the Senior Secured Liabilities in accordance with this Agreement.

2.	Subject to Intercreditor Agreement
Any Second Lien Facilities Agreement, the Second Lien Notes and/or and Second Lien Notes Indenture (as applicable) states that the document is, and each Second Lien Finance Document is, subject to the terms of this Agreement; the rights and benefits of the Second Lien Finance Parties are subject to the terms of this Agreement; any Second Lien Facilities Agreement is governed by the laws of England or the State of New York; the Second Lien Notes Indenture is governed by the laws of England or the State of New York; and the Senior Finance Parties, the Senior Secured Notes Finance Parties, the Pari Passu Creditors and Hedge Counterparties, acting through agents or trustees, are granted (or have as a matter of law) third party beneficiary right in respect of such statements.

3.	Trust Indenture Act
If any Second Lien Notes Finance Documents are registered under the Securities Act of 1933 of the United States of America or required to be qualified under the Trust Indenture Act of 1939 of the United States of America, those Second Lien Notes Finance Documents comply with that Trust Indenture Act having regard to, and in a manner consistent with, this Agreement.

SCHEDULE 5
HIGH YIELD MAJOR TERMS

1.	High Yield Finance Documents

(a)	The High Yield Finance Documents permit the Secured Debt Documents to be refinanced, amended, restated, extended, supplemented or modified.

(b)	The High Yield Finance Documents permit the guarantees and security taken in respect of the Secured Obligations in accordance with this Agreement.

2.	Subject to Intercreditor Agreement
The High Yield Facilities Agreement, the High Yield Notes and/or the High Yield Notes Indenture (as applicable) states that the document is, and each High Yield Finance Document is, subject to the terms of this Agreement; the rights and benefits of the High Yield Finance Parties are subject to the terms of this Agreement; the High Yield Facilities Agreement is governed by the laws of England or the State of New York; the High Yield Notes Indenture is governed by the laws of England or the State of New York; and the Senior Finance Parties, the Senior Secured Notes Finance Parties, the Pari Passu Creditors, the Second Lien Finance Parties and the Hedge Counterparties, acting through agents or trustees, are granted (or have as a matter of law) third party beneficiary right in respect of such statements.

3.	Trust Indenture Act
If any High Yield Notes Finance Documents are registered under the Securities Act of 1933 of the United States of America or required to be qualified under the Trust Indenture Act of 1939 of the United States of America, those High Yield Notes Finance Documents comply with that Trust Indenture Act having regard to, and in a manner consistent with, this Agreement, which may include such High Yield Notes Finance Documents providing that no payment obligations of any Debtor or member of the Group under those High Yield Notes Finance Documents will become due unless and until payment of the High Yield Guarantee Liabilities may be demanded in accordance with Clause 9.11 (Permitted Enforcement: High Yield Finance Parties) or until the later of the Senior Secured Discharge Date and the Second Lien Discharge Date has occurred or unless an Instructing Group otherwise agrees.

SCHEDULE 6
UNSECURED MAJOR TERMS

1.	Unsecured Finance Documents

(a)	The Unsecured Finance Documents permit the Secured Debt Documents and the High Yield Finance Documents to be refinanced, amended, restated, extended, supplemented or modified.

(b)	The Unsecured Finance Documents permit the guarantees and security taken in respect of the Secured Obligations in accordance with this Agreement.

2.	Subject to Intercreditor Agreement
The Unsecured Facilities Agreement, the Unsecured Notes and/or the Unsecured Notes Indenture (as applicable) states that the document is, and each Unsecured Finance Document is, subject to the terms of this Agreement; the rights and benefits of the Unsecured Finance Parties are subject to the terms of this Agreement; the Unsecured Facilities Agreement is governed by the laws of England or the State of New York; the Unsecured Notes Indenture is governed by the laws of England or the State of New York; and the Senior Finance Parties, the Senior Secured Notes Finance Parties, the Pari Passu Creditors, the Second Lien Finance Parties, the High Yield Finance Parties and Hedge Counterparties, acting through agents or trustees, are granted (or have as a matter of law) third party beneficiary right in respect of such statements.

3.	Trust Indenture Act
If any Unsecured Notes Finance Documents are registered under the Securities Act of 1933 of the United States of America or required to be qualified under the Trust Indenture Act of 1939 of the United States of America, those Unsecured Notes Finance Documents comply with that Trust Indenture Act having regard to, and in a manner consistent with, this Agreement, which may include such Unsecured Notes Finance Documents providing that no payment obligations of any Debtor or member of the Group under those Unsecured Notes Finance Documents will become due unless and until payment of the Unsecured Guarantee Liabilities may be demanded in accordance with Clause 10.7 (Permitted Enforcement: Unsecured Finance Parties) or until the later of the Senior Secured Discharge Date and the Second Lien Discharge Date has occurred or unless an Instructing Group otherwise agrees.

SCHEDULE 7
EFFECTIVE DATE SUBORDINATED CREDITORS

Name	Jurisdiction of incorporation	Registration number
[Virgin Media Finance plc	England and Wales	05061787]
[VMED O2 UK Holdco 3 Limited	England and Wales	12807077]

SCHEDULE 8
EFFECTIVE DATE DEBTORS

Debtor	Jurisdiction of incorporation	Registration number (or equivalent)
[General Cable Limited	England and Wales	04925679]
[Virgin Media Bristol LLC	Delaware	N/A]
[Virgin Media Business Limited	England and Wales	01785381]
[Virgin Media Finance plc	England and Wales	05061787]
[Virgin Media Investment Holdings Limited	England and Wales	03173552]
[Virgin Media Investments Limited	England and Wales	07108297]
[Virgin Media Limited	England and Wales	02591237]
[Virgin Media Operations Limited	England and Wales	11118162]
[Virgin Media Payments Limited	England and Wales	06024812
[Virgin Media Secured Finance Plc	England and Wales	07108352]
[Virgin Media Senior Investments Limited	England and Wales	10362628
[Virgin Media SFA Finance Limited	England and Wales	07176280
[Virgin Media Wholesale Limited	England and Wales	02514287]
[Virgin Mobile Telecoms Limited	England and Wales	03707664]
[VMED O2 UK Holdco 4 Limited	England and Wales	12809596]
52.

SCHEDULE 9
EFFECTIVE DATE INTRA-GROUP LENDERS
53.

Intra-Group Lender	Jurisdiction of incorporation	Registration number (or equivalent)
[General Cable Limited	England and Wales	04925679]
[Virgin Media Bristol LLC	Delaware	N/A]
[Virgin Media Business Limited	England and Wales	01785381]
[Virgin Media Investment Holdings Limited	England and Wales	03173552]
[Virgin Media Investments Limited	England and Wales	07108297]
[Virgin Media Limited	England and Wales	02591237]
[Virgin Media Operations Limited	England and Wales	11118162]
[Virgin Media Payments Limited	England and Wales	06024812
[Virgin Media Secured Finance Plc	England and Wales	07108352]
[Virgin Media Senior Investments Limited	England and Wales	10362628
[Virgin Media SFA Finance Limited	England and Wales	07176280
[Virgin Media Wholesale Limited	England and Wales	02514287]
[Virgin Mobile Telecoms Limited	England and Wales	03707664]
[VMED O2 UK Holdco 4 Limited	England and Wales	12809596]

SCHEDULE 10
EFFECTIVE DATE HEDGE COUNTERPARTIES10
[●]

_______________
10 To be populated.

SCHEDULE 11
ORIGINAL SECURITY GRANTORS

Name	Jurisdiction of incorporation	Registration number
[VMED O2 UK Holdco 3 Limited	England and Wales	12807077]

INTERCREDITOR AGREEMENT EXECUTION PAGES

[Original signature pages not restated]

IN WITNESS WHEREOF this Additional Facility U Accession Deed has been executed as a deed by the parties hereto and is delivered on the date written above.
THE COMPANY
EXECUTED as a DEED for and on behalf of
VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED acting by:

[AUTHORIZED SIGNATORY]

Name:	[AUTHORIZED SIGNATORY]
Title:	Director

[AUTHORIZED SIGNATORY]

Name:	[AUTHORIZED SIGNATORY]
Title:	Director

THE BORROWER
EXECUTED as a DEED for and on behalf of
VMED O2 UK HOLDCO 4 LIMITED acting by:

[AUTHORIZED SIGNATORY]

Name:	[AUTHORIZED SIGNATORY]
Title:	Director

[AUTHORIZED SIGNATORY]

Name:	[AUTHORIZED SIGNATORY]
Title:	Chief Finance Officer

(Signature Page to Additional U Facility Accession Deed)

THE FACILITY AGENT
EXECUTED as a DEED for and on behalf of
THE BANK OF NOVA SCOTIA

[AUTHORIZED SIGNATORY]		[AUTHORIZED SIGNATORY]

By:	[AUTHORIZED SIGNATORY]	By:	[AUTHORIZED SIGNATORY]

(Signature Page to Additional U Facility Accession Deed)

ADDITIONAL FACILITY U LENDER
EXECUTED as a DEED for and on behalf of
VMED O2 UK FINANCING I PLC

[AUTHORIZED SIGNATORY]

Name:	[AUTHORIZED SIGNATORY]
Title:	Director

[AUTHORIZED SIGNATORY]

Name:	[AUTHORIZED SIGNATORY]
Title:	Chief Finance Officer

(Signature Page to Additional U Facility Accession Deed)

(Signature Page to Additional U Facility Accession Deed)